SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

                           Check the appropriate box:
                      |X| Preliminary Information Statement
     |_| Confidential, for Use of the Commission Only (as permitted by Rule
                                  14c-5(d)(2))


                      |_| Definitive Information Statement


                               theglobe.com, inc.

                (Name of Registrant As Specified In Its Charter)

               Payment of Filing Fee (Check the appropriate box):
                               |_| No fee required


    |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11


(1)   Title of each class of securities to which
      transaction applies:                                              N/A

--------------------------------------------------------------------------------
(2)   Aggregate number of securities to which
      transaction applies:                                              N/A

--------------------------------------------------------------------------------

(3)   Per unit price or other underlying value of transaction
      computed pursuant to Exchange Act Rule 0-11 (set forth
      the amount on which the filing fee is calculated and
      state how it was determined):
                                                                        N/A
--------------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:            $37,500.000.00

--------------------------------------------------------------------------------

(5)   Total fee paid:                                             $4,413.75



               |X| Fee paid previously with preliminary materials.


      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
                                     N/A

(2) Form, Schedule or Registration Statement No.:

                                     N/A

(3) Filing Party:

                                     N/A

(4) Date Filed:

                                     N/A

theglobe.com, inc. 110 E. Broward Boulevard Suite 1400 Fort Lauderdale, FL 33301
(954) 769-5900

                    NOTICE OF ADOPTION OF PURCHASE AGREEMENT
                       AND APPROVAL OF SALE OF SUBSIDIARY

                                       BY

                         WRITTEN CONSENT OF STOCKHOLDERS

                               September __, 2005


NOTICE IS HEREBY GIVEN, pursuant to Section 228 of the General Corporation Law of the State of Delaware ("Delaware Law") that on August 18, 2005, and September 1, 2005, the holders of more than a majority of the outstanding shares of common stock of theglobe.com, inc., a Delaware corporation ("theglobe"), acted by written consent, without a meeting of stockholders, to adopt the Purchase Agreement by and between theglobe, SendTec, Inc. ("SendTec") a Florida corporation, and RelationServe Media, Inc., a Nevada corporation ("RelationServe") (the "Purchase Agreement"), and approve the transactions contemplated thereby. Under the Purchase Agreement, theglobe will sell the business of its subsidiary, SendTec, Inc. to RelationServe for $37.5 million in cash. In connection with the Purchase Agreement, theglobe also entered into, or will enter into prior to closing, several ancillary agreements to the Purchase Agreement. These agreements include, or will include, a Redemption Agreement (the "Redemption Agreement") and a Termination Agreement (the "Termination Agreement"). Pursuant to the ancillary agreements theglobe will redeem approximately 28.9 million shares of its common stock from the management of SendTec and will terminate certain options, warrants and other rights of SendTec management and certain other employees for amounts totaling approximately $12.6 million in cash. The sale of our SendTec assets may constitute the sale of "substantially all" of our assets within the meaning of Delaware Law and requires the consent of the holders a majority of the outstanding shares held by our stockholders.


As permitted by Delaware Law, no meeting of stockholders of theglobe is being held to vote on the adoption of the Purchase Agreement or approval of the sale of SendTec because such transactions have been approved by the requisite majority of stockholders in an action by written consent of the stockholders of theglobe. The terms and conditions of the Purchase Agreement and the various transactions contemplated thereby are described in detail in the enclosed Information Statement, which is incorporated by reference and made part of this notice.


                                     /s/ Robin Segaul Lebowitz
                                     -----------------------------------
                                     Robin Segaul Lebowitz
                                     Secretary Fort Lauderdale, Florida

                              INFORMATION STATEMENT


                                  INTRODUCTION


After careful consideration, the Board of Directors of theglobe has unanimously adopted the Asset Purchase Agreement dated as of August 10, 2005, and as amended on August 23, 2005 (the "Purchase Agreement"), by and between theglobe.com, inc., a Delaware corporation ("theglobe"), SendTec, Inc., a Florida corporation ("SendTec") and RelationServe Media, Inc., a Nevada corporation ("RelationServe"), whereby theglobe will sell the business and substantially all of the net assets of its subsidiary, SendTec, Inc., to RelationServe for $37.5 million in cash subject to certain adjustments. In addition to approving the Purchase Agreement, the Board of Directors has approved several ancillary agreements and transactions as contemplated by the Purchase Agreement. These agreements include, or will include, the Redemption Agreement (the "Redemption Agreement") pursuant to which theglobe will redeem 28,879,097 shares of its common stock held by the management of SendTec and a Termination Agreement (the "Termination Agreement") pursuant to which certain options, warrants and other rights owned by SendTec management and a few other employees will be terminated. Such ancillary agreements will result in theglobe making payments totaling approximately $12.6 million in cash. The Board of Directors has determined that the asset sale is advisable and in the best interests of theglobe and its stockholders. The asset sale involves risks, including the existence of conditions to the obligation of RelationServe to complete the asset sale, all of which must either be satisfied or waived prior to the completion of the asset sale. The Purchase Agreement and related agreements and transactions are more fully described in the section entitled "The Purchase Agreement."

Mr. Michael Egan, the Chairman and CEO of theglobe, together with certain of his affiliates, and a few other stockholders whom collectively are the beneficial owners of approximately 51% of the issued and outstanding shares of theglobe common stock, the sole class of voting securities of theglobe, have executed written consents adopting the Purchase Agreement and approving the transactions contemplated thereby in accordance with Section 228 of Delaware Law. The actions by written consent are sufficient to approve the asset sale and the other transactions contemplated by the Purchase Agreement without any further action or vote of the stockholders of theglobe. Accordingly, no other actions are necessary to approve the asset sale, and no such actions are being requested. The stockholders of RelationServe are not required to approve the asset sale.


THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS DESIGNED TO INFORM YOU OF THE ASSET SALE AND TO PROVIDE YOU WITH INFORMATION ABOUT THE ASSET SALE AND THE BACKGROUND TO THE ASSET SALE.

NEITHER THE ASSET SALE NOR THE PURCHASE AGREEMENT HAS BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE ASSET SALE OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OR STATEMENTS (OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT) REGARDING THE ASSET SALE OR THE OTHER MATTERS DISCUSSED HEREIN AND, IF GIVEN OR MADE, ANY SUCH REPRESENTATIONS OR INFORMATION PROVIDED MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED OR SANCTIONED BY THEGLOBE OR ANY OTHER PERSON.

This Information Statement is being furnished to stockholders of theglobe beginning September __, 2005 in connection with the proposed asset sale to RelationServe. It is being furnished to theglobe stockholders of record as of September 2, 2005. You should not assume that the information contained herein is accurate as of any date other than the date hereof. All information in this Information Statement concerning theglobe has been supplied by theglobe. All information contained in this Information Statement concerning RelationServe has been supplied by RelationServe. A copy of the Purchase Agreement is attached to this Information Statement as Annex A.

         The date of the Information Statement is September _____, 2005

          SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains "forward-looking statements" regarding our assumptions, projections, expectations, intentions or beliefs about future events. We caution you that these statements may and often do vary from actual results, and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. These forward-looking statements include, among others, statements concerning our financial position and results, ability to consummate the asset sale, and the business strategy, plans and objectives of management for future operations, including development plans and objectives relating to our business.

Forward-looking statements speak only as of the date of this Information Statement. We expressly disclaim any obligation or undertaking to release, publicly or otherwise, any updates or revisions to any forward-looking statement contained in this Information Statement to reflect any change in our expectations or any change in events, conditions, assumptions or circumstances on which any such statement is based unless so required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC.

                                    CONTENTS


Clause                                                                    Page
--------------------------------------------------------------          -------
SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS               iv

SUMMARY                                                                     1

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE                                  3

INFORMATION REGARDING THE PARTIES                                           5

BACKGROUND OF THE ASSET SALE                                                6

REASONS FOR THE ASSET SALE                                                  7

OUR FUTURE PLANS                                                            8

ABSENCE OF DISSENTERS' RIGHTS                                               8

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON                     8

THE PURCHASE AGREEMENT                                                      8

ANCILLARY AGREEMENTS TO THE PURCHASE AGREEMENT                             16

THE FAIRNESS OPINION                                                       19

GOVERNMENTAL AND REGULATORY MATTERS                                        20

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS                    20

STOCKHOLDER CONSENT TO THE ASSET SALE                                      21

FINANCING OF THE ASSET SALE                                                23

CERTAIN PRO FORMA FINANCIAL INFORMATION AND RELATED DATA                   24

INFORMATION ABOUT THEGLOBE                                                 30

DESCRIPTION OF BUSINESS                                                    30

DESCRIPTION OF PROPERTY                                                    42

LEGAL PROCEEDINGS                                                          42

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   44

SELECTED CONSOLIDATED FINANCIAL DATA                                       46

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
   RESULTS OF OPERATIONS                                                   47

CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA                   91

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
   FINANCIAL DISCLOSURE                                                   137

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK                137

WHERE YOU CAN FIND MORE INFORMATION ABOUT THEGLOBE                        137

INFORMATION ABOUT SENDTEC, INC.                                           138

SENDTEC BUSINESS                                                          138

SELECTED SENDTEC, INC. FINANCIAL DATA                                     138

MANAGEMENT'S DISCUSSION AND ANALYSIS OF SENDTEC'S FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS                                    139

SENDTEC, INC. UNAUDITED FINANCIAL STATEMENTS                              147


Annex A--Purchase Agreement, as Amended                                    A-1

Annex B--Redemption Agreement                                              B-1

Annex C--Fairness Opinion                                                  C-1
--------------------------------------------------------------------------------

                                     SUMMARY

The following is a summary of information contained elsewhere in this Information Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Information Statement and the exhibits attached hereto. We urge you to read this Information Statement and the Purchase Agreement and Redemption Agreement set forth on Annex A and Annex B, respectively, in their entirety. They contain important information relating to theglobe and the asset sale.

The Parties Involved in the Asset Sale

o The parties involved in the asset sale are theglobe, its wholly-owned subsidiary, SendTec, and RelationServe. Six members of management of SendTec ("SendTec Management") are also parties to the Redemption and Termination Agreements. For additional information regarding theglobe, SendTec and RelationServe, see "Information Regarding the Parties" and "Information about theglobe."

Purchase Price

o Under the Purchase Agreement, theglobe will sell to RelationServe all the assets, properties, licenses and agreements necessary to conduct theglobe's SendTec business in exchange for $37,500,000, of which $1,000,000 (together with shares of our common stock valued at $750,000) will be placed in escrow, as described below. RelationServe will also assume certain existing ordinary course SendTec liabilities. In addition, before closing theglobe is entitled to cause SendTec to distribute working capital to theglobe. theglobe distributed approximately $2 million from SendTec to itself on August 11, 2005. SendTec's remaining working capital as of the date of closing is payable to theglobe by RelationServe and is anticipated to range between $1.5 to $2 million assuming the asset sale closes within the next 45 days and no further working capital distributions are made prior to the closing date. The asset sale will become effective following the satisfaction or waiver of all conditions precedent by the parties as contemplated by the Purchase Agreement. For additional information, see the section in this information statement entitled "The Purchase Agreement--Purchase and Sale of Assets."

Redemption and Termination Agreements

o Immediately after the closing of the asset sale, theglobe will pursuant to a Redemption Agreement dated August 23, 2005, redeem 28,879,097 shares of its common stock from the six members of SendTec Management and will also terminate certain options, warrants and other rights held by the SendTec management team and a few other employees pursuant to the Termination Agreement for amounts totaling approximately $12.6 million in cash. These shares, warrants and other rights were issued to SendTec management in connection with theglobe's acquisition of SendTec on September 1, 2004.

For additional information regarding the redemption, see the section in this Information Statement entitled "Ancillary Agreements to the Purchase Agreement"
- "The Redemption Agreement" and "The Termination Agreement."

Use of Proceeds

o theglobe will use the proceeds of the asset sale, after payment of approximately $12.6 million pursuant to the Redemption Agreement and Termination Agreement, for expenses incurred in connection with the asset sale (which, including investment banking fees, are not anticipated to exceed $1.3 million), and for its remaining business operations, including working capital. For additional information, see the section in this Information Statement entitled "Our Future Plans".

Indemnity

o The Purchase Agreement requires theglobe to indemnify RelationServe for damages arising from any of the following:

o any inaccuracy or breach of any of the representations or warranties made by theglobe in the Purchase Agreement; provided, however, that as to certain representations and warranties which relate to the operation of SendTec's business, theglobe is only responsible for a breach of such representations and warranties if:

o corresponding representations and warranties which theglobe is receiving from SendTec management pursuant to the Redemption Agreement are also not breached; or


o if the damages suffered by RelationServe exceed the amount which RelationServe is able to recover from SendTec management.


o the failure of theglobe to observe any covenant, agreement or provision of the Purchase Agreement; and

o certain other matters.

The obligation of theglobe to indemnify RelationServe is generally limited to the amounts held in the Hold Back Escrow described below. theglobe has no obligation to indemnify for the first $175 thousand of losses incurred by RelationServe, and then only for amounts in excess of $75 thousand.

Hold Back Escrow Agreement

o Prior to the closing, the parties will enter into an escrow agreement with the law firm of Olshan Grundman Frome Rosenzweig & Wolosky, LLP, as escrow agent, to place $1 million in cash, together with a number of shares of our restricted common stock having an aggregate value of Seven Hundred and Fifty Thousand Dollars ($750,000) (valued at the average closing price of theglobe's common stock over a trailing ten (10) day period prior to the Closing), in escrow to secure theglobe's indemnification obligations under the Purchase Agreement. Funds will be released to theglobe in accordance with the following schedule:
$750,000 in cash after the sooner of 6 months from the date of closing or completion by RelationServe of the audit of SendTec's operations for the period ending December 31, 2005, with the cash and shares constituting the balance of the escrow fund being released after one year and 45 days from the closing date, in each case assuming no claims against the escrow. For further information regarding these matters, see "The Purchase Agreement--Indemnification and Escrow" and "Ancillary Agreements to the Purchase Agreement--Hold Back Escrow Agreement."

Representations and Warranties of theglobe

o The representations and warranties of theglobe contained in the Purchase Agreement include customary representations regarding the assets to be conveyed to RelationServe. However, as to many of the representations and warranties in the Purchase Agreement which relate to the operations of SendTec, theglobe is only responsible for a breach of such operational representations if:

o SendTec management did not breach corresponding representations and warranties given by them (which are limited to their knowledge) to theglobe in the Redemption Agreement; or

o if the damages suffered by RelationServe exceed the amount which RelationServe is able to recover from SendTec management.

See "The Purchase Agreement--Representations, Warranties and Covenants" and "Ancillary Agreements to the Purchase Agreement" - "The Redemption Agreement - Representations and Warranties."

Conditions to Closing

o Before the asset sale can be consummated, certain closing conditions must be satisfied or waived. These conditions are described in this Information Statement in the section entitled "The Purchase Agreement--Conditions Precedent to the Closing of the Asset Sale."

Closing


o The asset sale is expected to close approximately 20 days following the mailing of this Information Statement and upon the satisfaction or waiver of the closing conditions under the Purchase Agreement. We anticipate that the asset sale will close in mid-October 2005.


Termination

o RelationServe and theglobe have the option to terminate the Purchase Agreement under certain circumstances, including the ability to terminate the agreement if the asset sale has not been completed by October 31, 2005. See "The Purchase Agreement--Termination."

Vote Required

o Since the asset sale may constitute "all or substantially all" of the assets of theglobe as defined under Section 271 of Delaware Law, theglobe has elected to obtain stockholder approval of the asset sale. Section 271 of Delaware Law requires the approval of the holders of a majority of the outstanding shares of the Company. On August 18, 2005, certain stockholders collectively representing 51% of theglobe's issued and outstanding voting stock approved the asset sale by written consent. On September 1, 2005, such stockholders executed a second consent which ratified and approved of the Purchase Agreement, as amended by the 1st Amendment to the Asset Purchase Agreement dated August 23, 2005. See "Stockholder Consent to the Asset Sale."

Tax Consequences

o The asset sale does not generate any US federal income tax consequences to the stockholders of theglobe. See "Certain United States Federal Income Tax Considerations" for a summary of the tax consequences to theglobe.

                   QUESTIONS AND ANSWERS ABOUT THE ASSET SALE

The following questions and answers are presented for your convenience only and briefly address some questions you may have about the asset sale. They may not contain all of the information that is important to you. We urge you to read carefully the entire Information Statement, including the annexes.

Q: Why am I receiving this Information Statement?

A: This Information Statement describes the asset sale of our SendTec business to RelationServe and the approval of the asset sale by written consent. Our board of directors is providing this Information Statement to you pursuant to
Section 14(c) of the Securities Exchange Act of 1934, as amended, solely to inform you of, and provide you with information about, the asset sale before it is consummated.

Q: Who is entitled to receive this Information Statement?


A: Stockholders of record as of the record date, September 2, 2005, are entitled to receive this Information Statement and the accompanying notice of shareholder action by written consent, which describes the corporate action that has been approved by the written consent of stockholders who collectively represent 51% of theglobe's issued and outstanding voting stock.


Q: Am I being asked to vote on the asset sale?


A: No, we are not asking you to vote for approval of the asset sale or to provide your written consent to the asset sale. Your vote or written consent is not required for approval of the asset sale, because the asset sale has been approved by written consent.


Q: Will there be a stockholder meeting to consider and approve the asset sale?

A: No, a stockholder meeting will not be held to consider and approve the asset sale. The asset sale has already been approved by written consent.

Q: Will any of the proceeds from the asset sale be distributed to me as a shareholder?

A: No. We intend to use the proceeds from the asset sale to (i) pay approximately $12.6 million pursuant to the Redemption Agreement and Termination Agreement (ii) pay the expenses related to the asset sale, which are estimated to be not more than $1.3 million, and (iii) for use in connection with our remaining businesses, including for general corporate purposes and working capital.

Q: Is the asset sale subject to the satisfaction of any conditions?

A: Yes. Before the asset sale can be consummated, certain closing conditions must be satisfied or waived. These conditions are described in this Information Statement in the section entitled "The Purchase Agreement--Conditions Precedent to the Closing of the Asset Sale." If these conditions are not satisfied or waived, then the asset sale will not be consummated even though it has been approved by written consent.

Q: When do you expect the asset sale to be consummated?


A: We intend to consummate the asset sale on the date on which all of the closing conditions specified in the Purchase Agreement are satisfied or waived. Assuming the closing conditions are satisfied or waived by such date, we expect to consummate the asset sale in mid-October 2005.


Q: Will you continue to operate the company if the asset sale is consummated?

A: Yes, we intend to continue to operate theglobe's remaining businesses following the consummation of the asset sale. theglobe's remaining businesses consist primarily of our Voice over the Internet Telephony, Computer Games and Internet Services businesses. None of these other businesses is presently profitable.

Q: What are the U.S. federal income tax consequences of the asset sale?

A: The net proceeds from the asset sale will consist solely of cash. The sale of the SendTec assets will generate a capital gain or loss to us depending on whether the net proceeds are greater or less than our adjusted tax basis in the assets constituting the SendTec business. We believe that we have net operating losses available that will substantially offset any gains realized upon consummation of the asset sale.

Our stockholders will not directly experience any U.S. federal income tax consequences as a result of the consummation of the asset sale.

For additional information on the U.S. federal income tax consequences of the asset sale, see the section in this information statement entitled "Certain U.S. Federal Income Tax Considerations".

Q: What should I do now?

A: No action by you is required.

Q: Who can help answer my questions?


A: If you would like additional copies, without charge, of this Information Statement or if you have questions about the asset sale, then you should contact us as follows:


theglobe, inc.
Attn: Edward Cespedes, President
110 East Broward Boulevard
Suite 1400
Fort Lauderdale, FL 33301
(954) 769-5900

                        INFORMATION REGARDING THE PARTIES

                      theglobe.com, inc. and SendTec, Inc.

Founded in 1995, theglobe.com, inc. ("theglobe" or the "Company") currently manages four primary lines of business. One line of business, Voice over Internet Protocol ("VoIP") telephony services, includes voiceglo Holdings, Inc., a wholly-owned subsidiary of theglobe that offers VoIP-based phone services and features. The term VoIP refers to a category of hardware and software that enables people to use the Internet to make phone calls. The second line of business consists of our historical network of three wholly-owned businesses, each of which specializes in the games business by delivering games information and selling games in the United States and abroad. These businesses are: our print publication business, which consists of Computer Games and Now Playing magazines; our online website business, which consists of our Computer Games Online website (www.cgonline.com) and our Now Playing Online website (www.nowplayingmag.com), which are the online counterparts to our magazine publications; and our Chips & Bits, Inc. ("Chips & Bits") games distribution company (www.chipsbits.com). We entered into a third line of business, marketing services, on September 1, 2004, with our acquisition of SendTec, Inc. ("SendTec"), a direct response marketing services and technology company. On May 9, 2005, the Company entered into a fourth line of business when it exercised its option to acquire Tralliance Corporation ("Tralliance"), a company which had recently entered into an agreement to become the registry for the ".travel" top-level Internet domain.

theglobe's principal executive office is located at: 110 E. Broward Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, and its telephone number is: (954) 769-5900.

                            RelationServe Media, Inc.

Headquartered in Fort Lauderdale, Florida, RelationServe Media, Inc. ("RelationServe") develops and executes client-tailored online and offline marketing programs. As part of its full suite of marketing solutions, RelationServe owns and manages one of the industry's largest security-compliant email databases with over 175 million security-complaint email addresses and a total postal database of 180 million records for its client's direct marketing initiatives. RelationServe believes that it has the industry's largest and most accurate database for appending and enhancing customer database records with information on more than 85 million opt-in consumers. In addition, RelationServe owns a collection of over 60 web-mining properties that generate over 10 million online registration page views per month for client lead generation initiatives. For more information, visit http://www.relationserve.com.

RelationServe's principal executive office is located at: 6700 North Andrews Avenue, Fort Lauderdale, Florida 33309 and its telephone number is: (954) 202-6000.

                          BACKGROUND OF THE ASSET SALE

In February 2005, theglobe engaged Thomas Weisel Partners, LLC ("Thomas Weisel Partners") to evaluate and assist with potential capital raising alternatives. theglobe was reviewing several strategies, including:

o a private placement of securities in either theglobe or its wholly-owned subsidiary, SendTec;

o the sale of its SendTec business; or

o the sale of all or part of theglobe's businesses or assets.

In early March 2005, after numerous discussions, theglobe and Thomas Weisel Partners concluded that the best alternative for theglobe was to pursue a sale of the SendTec business and agreed to approach a limited set of potential buyers. Between March 11 and March 18, Thomas Weisel Partners contacted a total of seventeen potential buyers. On March 18, 2005, the management of SendTec, in partnership with a private equity firm, submitted a proposal to acquire SendTec. Only one other party put forth a proposal which it withdrew shortly thereafter in April. On May 10, 2005, after extensive negotiations, theglobe entered into a non-binding letter of intent with the SendTec management and its private equity partner and allowed SendTec management's private equity partner to conduct due diligence of the SendTec business. On June 10, 2005, the proposal submitted by the SendTec management and its private equity partner was withdrawn.

During the following couple of weeks, SendTec management and theglobe negotiated a memorandum of understanding to agree on distribution of any proceeds from a sale. At this point, theglobe and Thomas Weisel Partners agreed to approach a larger set of potential buyers. Beginning in late June, Thomas Weisel Partners initiated a full marketing process and made initial contact with over 55 parties and held discussions with over 15 parties.

In early July 2005, RelationServe contacted theglobe regarding the potential acquisition of theglobe's subsidiary, SendTec.

On July 11, Scott Hirsch, a RelationServe shareholder and founder, met with Thomas Weisel Partners and SendTec management at SendTec's offices in St. Petersburg, Florida.

On July 14, 2005, a meeting was held between Edward Cespedes, theglobe's President, and Michael Brauser, a shareholder and representative of RelationServe. At that meeting, Mr. Brauser presented an offer to acquire our SendTec business for $40 million. The offer consisted of $20 million in cash and $20 million in RelationServe common stock. Mr. Cespedes indicated that the offer was insufficient and encouraged Mr. Brauser to take a closer look at the SendTec business, meet the management team personally and consider presenting an improved offer. Mr. Cespedes also indicated that any revised offer would need to consist of a greater percentage of cash consideration.

On July 19, 2005, Mr. Cespedes and Mr. Brauser traveled to SendTec's headquarters in St. Petersburg, Florida where a meeting was held with SendTec's senior management team and a representative of Thomas Weisel Partners. Mr. Scott Hirsch, also attended the meeting. During that meeting, the parties, led by Mr. Cespedes and Mr. Brauser, engaged in various rounds of presentations and negotiations. At the conclusion of the meeting, the parties tentatively agreed to an increased offer of approximately $37.5 million in cash to theglobe in exchange for the SendTec business. In addition, the SendTec management team tentatively agreed to separate consideration of $15 million in RelationServe common stock. On July 21, 2005, another party submitted a preliminary proposal to acquire the SendTec business. On July 27, 2005, theglobe and RelationServe entered into a letter of intent regarding the proposed transaction.

During the weeks of July 25 and August 1, 2005, both parties commenced and completed satisfactory due diligence. During this time, the parties also began circulating a draft Asset Purchase Agreement and other documents related to the transaction.

On August 9, 2005, Mr. Cespedes and Mr. Brauser met at the offices of Proskauer Rose LLP, theglobe's outside legal counsel to conclude the final points related to the Asset Purchase Agreement. That evening, theglobe held a telephonic board meeting to approve the terms of the transaction.

Following the Board's approval, theglobe and SendTec executed the Asset Purchase Agreement effective as of August 10, 2005.

                           REASONS FOR THE ASSET SALE

theglobe's Reasons for the Asset Sale

SendTec was originally acquired by us on September 1, 2004 in exchange for consideration consisting of:

o $6,000,000 in cash,

o the issuance of an aggregate of approximately 35,000,000 shares of theglobe's common stock,

o a subordinated promissory note in the amount of $1 million due September 1, 2005; and

o an undertaking to issue warrants to acquire an additional 2,500,000 shares of common stock to the SendTec shareholders when and if SendTec achieves certain earnings before income taxes, depreciation and amortization ("EBITDA") targets for the year ending December 31, 2005.

We also issued various replacement options and earn-out options to employees of SendTec in connection with the acquisition.

During the first quarter of 2005, management began actively re-evaluating theglobe's primary business lines, particularly in view of theglobe's critical need for cash and the overall net losses of theglobe. Since that time, management with the assistance of Thomas Weisel Partners, its financial advisors, has explored a number of strategic alternatives for theglobe and/or its component businesses, including continuing to operate the businesses, selling certain businesses or assets, or entering into new businesses.

As part of the re-evaluation process, theglobe, during the first quarter of 2005, made the decision to discontinue using its SendTec business to perform marketing services for its VoIP telephony business, and to instead dedicate 100% of SendTec's marketing resources to support and grow SendTec's own third party revenue producing customer base. A significant part of the rationale for theglobe's acquisition of SendTec in September 2004 related to the perceived synergies initially thought to be obtainable by having SendTec effectively function as the marketing department for theglobe's VoIP telephony business. By the first quarter of 2005, it became apparent that this marketing strategy was not viable and that the initially perceived synergies would not be realized. It was at this point in time that the continued ownership of SendTec became less strategically important to the Company.

On May 9, 2005, based upon management's expectation of favorable investment returns, theglobe exercised its purchase option and acquired Tralliance Corporation ("Tralliance"), an Internet related business venture. Tralliance was created to develop, operate and administer the ".travel" top-level domain, a new segment of the Internet devoted to the travel industry. Tralliance recently entered into an agreement with the Internet Corporation for Assigned Names and Numbers ("ICANN") to become the registry operator for the ".travel" top-level domain. The Tralliance purchase price consisted of the issuance of 2,000,000 shares of theglobe's Common Stock, warrants to acquire 475,000 shares of theglobe's Common Stock at $0.11 per share and $40,000 in cash.


theglobe's consolidated cash and cash equivalents balance at September 6, 2005 was approximately $2.7 million. We currently have no access to credit facilities with traditional third party lenders. Notwithstanding the $4.0 million in total proceeds received from the issuance of convertible promissory notes to partnerships controlled by our Chairman and Chief Executive Officer during April, June and July of 2005, our attempts to raise additional equity capital since the beginning of 2005 have not been successful. Additionally, based upon its current financial condition, management does not believe that theglobe would be able to raise additional equity capital in the foreseeable future. Management also believes that other than its SendTec business, theglobe owns no other business or asset(s) that could likely be sold within the short-term future for significant cash proceeds.

Management believes that theglobe will continue to be unprofitable and use cash in its operations during the remainder of 2005. Additionally, the $1.0 million promissory note issued in connection with the SendTec acquisition became due on September 1, 2005. Due to its short-term liquidity problems, the Company did not pay such promissory note when due, which constitutes an event of default under the promissory note. Upon default, theglobe is required to pay a default interest rate of 15% per annum and to pay the noteholders' collection costs, if any.


In consideration of the above, theglobe's Board of Directors concluded that their failure to approve the sale of its SendTec business to RelationServe would expose theglobe to the risk of forced asset liquidation and/or further equity dilution at or below current market price and/or having to file for bankruptcy protection. The Board further concluded that the net cash proceeds received from the sale of SendTec would provide sufficient liquidity to enable theglobe to complete the development of and begin the implementation of a strategic business plan and to operate its remaining businesses on a going concern basis.

                                OUR FUTURE PLANS

The Company's VoIP telephony services and computer games business continue to incur operating losses at the present time. Additionally, our newly-acquired Internet service business, Tralliance, is on the verge of evolving from the start-up phase of its operations and plans to begin collecting fees for its services during the fourth quarter of 2005. Following the consummation of the Asset Sale, we intend to continue to operate our remaining businesses, while we complete the development of our new strategic business plan.

Our new business plan may involve making certain changes to improve the profitability of existing businesses or may instead result in decisions to sell or dispose of certain unprofitable businesses or components. Additionally, we may use the proceeds from the Asset Sale to enter into one or more new lines of business, through either acquisitions or internal development.

For information showing the pro forma effect of the asset sale, see "Certain Pro Forma Financial Information and Related Data."

                          ABSENCE OF DISSENTERS' RIGHTS

No dissenters' or appraisal rights are available to the stockholders under the General Corporation Law of the State of Delaware, theglobe's certificate of incorporation or its bylaws in connection with the asset sale.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than Paul Soltoff, who serves as the President of SendTec, no director, executive officer, or affiliate of theglobe has any substantial interest, direct or indirect, by security holdings or otherwise, in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders. Pursuant to the Redemption and Termination Agreements, Mr. Soltoff will receive approximately $4,091,731 in exchange for the repurchase of 10,183,190 shares of our common stock and the cancellation of all rights to acquire up to an additional 1,204,707 shares of our common stock upon the exercise of options or warrants, if and to the extent such warrants were to be hereinafter earned. These shares, options and warrants were issued to Mr. Soltoff in connection with our acquisition of SendTec in September 2004.

                             THE PURCHASE AGREEMENT

Purchase and Sale of Assets


In exchange for $37,500,000 and the assumption by RelationServe of certain existing ordinary course SendTec liabilities as of the closing date, SendTec and theglobe will sell and transfer to RelationServe all rights, properties and assets held or used by theglobe or SendTec in connection with SendTec's direct marketing advertising business. The principal assets being sold to RelationServe are: cash and accounts receivable, property and equipment, all rights to SendTec's proprietary software, customer lists, contracts with customers, equipment, leases, use of the SendTec name, as well as contracts, records and documents maintained and used by SendTec in connection with its direct marketing advertising business, including personal property, contract rights, intellectual property, governmental licenses, permits, and all books, records and other documents maintained by SendTec and the goodwill of the business in connection with its operation of its business.


Payment of Purchase Price

The $37.5 million purchase price will be paid in the following manner:

o Thirty-Six Million Five Hundred Thousand Dollars ($36,500,000) will be paid as follows at closing:

Thirty-Five Million Five Hundred Thousand Dollars ($35,500,000) will be paid in immediately available funds by wire transfer to the bank account of theglobe; and

One Million Dollars ($1,000,000), which will be released pursuant to the terms of an Escrow Agreement by and between RelationServe, theglobe and Proskauer Rose LLP (the "Escrow Agent"), and sent by wire transfer to the bank account of theglobe; and

o One Million Dollars in cash ($1,000,000), together with a number of shares of our restricted common stock having an aggregate value of Seven Hundred and Fifty Thousand Dollars ($750,000) (valued at the average closing price of theglobe's common stock over a trailing ten (10) day period prior to the Closing), will be held by the Escrow Agent pursuant to the terms of an Escrow Agreement to secure theglobe's indemnification obligations under the Purchase Agreement, portions of which sum are subject to release beginning upon the earlier of six months or completion by RelationServe of an audit of SendTec's business for the year ended December 31, 2005 following the closing of the asset sale. If at the time a claim is made for indemnification, the escrow shares have diminished below $750,000, then theglobe must make up the difference of any shortfall (up to the $750,000 amount) in cash. theglobe may also elect to pay cash in lieu of releasing any of the escrow shares in the event of a claim. Any shares released from escrow will be entitled to customary "piggy-back" registration rights.

Working Capital

The Purchase Agreement provides that the Purchase Price will be adjusted upward or downward to the extent that SendTec's estimated closing date working capital is greater than or less than zero. On August 11, 2005, theglobe distributed $2 million from SendTec to itself following the signing of the Purchase Agreement. SendTec's remaining working capital as of the date of closing is anticipated to range from $1.5 to $2.0 million, assuming that the asset sale closes within the next 45 days and no further working capital distributions are made prior to the closing date. The Purchase Agreement also provides for a post-closing audit of the closing date working capital. In the event the audit reveals an amount other than the estimated working capital number used for the closing, there will be an adjustment to the Purchase Price.

Representations, Warranties, and Covenants

The Purchase Agreement contains substantial representations and warranties of theglobe regarding SendTec's direct marketing advertising business and the assets being transferred to RelationServe. These representations are effective as of the date of signing of the Purchase Agreement and as of the date of the closing of the asset sale, except as to certain representations relating to the operation of SendTec which theglobe did not give until it received comparable representations from management of SendTec in the Redemption Agreement. The representations and warranties include many that the parties have defined as "Operational Representations" and which relate primarily to various operational aspects of the SendTec business and assets. As to these Operational Representations, theglobe is only responsible for a breach of such Operational Representations if:

o SendTec management did not breach corresponding representations and warranties given by them to theglobe in the Redemption Agreement; or

o if the damages suffered by RelationServe exceed the amount which RelationServe is able to recover from SendTec management (which pursuant to a separate agreement between RelationServe and SendTec management is anticipated to be limited to recovery of up to 200,000 shares of RelationServe common stock to be owned by SendTec management).

The primary representations and warranties made by theglobe are as follows:


Organization; Authority. theglobe is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its respective business as it is being conducted. theglobe and SendTec each have the necessary power to own the assets and to carry on the SendTec business as it is being conducted. Each has all requisite power and authority to enter into and perform under the Purchase Agreement and the ancillary agreements to the Purchase Agreement, and the execution and delivery of the Purchase Agreement and the ancillary agreements to the Purchase Agreement has been duly authorized by all necessary corporate action and constitute valid and binding obligations of theglobe and SendTec.


Non-Contravention. The execution and performance of the Purchase Agreement will not cause theglobe or SendTec to be in breach of its certificate of incorporation, bylaws or any contract binding upon it and will not conflict with or violate any applicable law, rule or regulation.

Financial Statements and SEC Reports. The financial statements provided by theglobe to RelationServe were prepared in accordance with GAAP and present fairly in all material respects the financial position, assets and liabilities of theglobe, and in the case of the financial statements of SendTec, of SendTec. Certain annual and quarterly reports of theglobe filed with the SEC since August 30, 2004, do not contain any untrue statement of a material fact or omit to state a material fact, and such SEC filings comply in all material respects with the Securities Exchange Act of 1934.

Absence of Changes. SendTec has conducted its business in the ordinary course since June 30, 2005 and since that date there has not been a material adverse change in its operations and it has not taken nor suffered various other acts or obligations.

Title to Properties. SendTec has good, clear and marketable title to all of the assets being transferred free of any liens or encumbrances except as permitted by the Purchase Agreement.

Intellectual Property. SendTec owns or has exclusive right to use the intellectual property to be transferred to RelationServe, and has taken steps to protect such intellectual property, and that the operation of SendTec's business does not infringe on any intellectual property owned by any third parties.

No Prior Claims Against Prior SendTec Owners. theglobe has not asserted any historical claims against the sellers of the SendTec business since theglobe acquired it on September 1, 2004;

Other Customary Representations. theglobe has also made various customary representations and warranties (most of which are considered Operational Representations) in the Purchase Agreement including representations and warranties with respect to following matters:

o absence of any material liabilities relating to the SendTec business, other than the liabilities being assumed;

o lack of any consents to consummation of the asset sale;

o lack of any pending litigation except as otherwise disclosed;

o labor and employee benefit plans and related matters;

o the nature and types of certain contracts being transferred as part of SendTec's business and the lack of any breach by SendTec of such contracts;

o environmental matters relating to the operation of the SendTec business;

o tax matters and the payment of taxes relating to the SendTec business;

o SendTec's relationship with its suppliers and customers, including identification of its major customers; and


o absence of any knowing material misstatements or omissions in Purchase Agreement.


In general, the representations and warranties of theglobe and SendTec will survive for a period of one year and 45 days after the closing. With a few exceptions in which theglobe's survival period is longer, the operational representations which theglobe received from SendTec management will survive for the same period of time.

The representations and warranties made by RelationServe cover the following topics as they relate to RelationServe:

o organization and good standing;

o authorization, execution and delivery of the Purchase Agreement and related agreements by RelationServe;

o the absence of conflicts between the Purchase Agreement and RelationServe's certificate of incorporation or bylaws;

o the lack of any necessary consents;

o that it is not involved any litigation, except as noted; and

o that it has received financing commitments in the amount of at least $30 million.

Operation of the SendTec Business Pending Closing

During the period between the signing of the Purchase Agreement and the closing of the asset sale as contemplated by the Purchase Agreement, theglobe is restricted from taking a significant number of actions that could impact the SendTec business or any of the assets to be transferred to RelationServe. Without the prior written consent of RelationServe, SendTec has agreed that until the closing it shall do the following with respect to the SendTec business:

o continue to operate the SendTec business consistent with past practice and not take action with respect to the SendTec business outside of the ordinary course of business;

o use its reasonable best efforts to preserve its business intact, the value of its assets and comply with applicable laws;

o not to split, repurchase or take certain other actions involving its capital stock;

o amend its charter or bylaws;

o enter into certain mergers or acquisitions of others;

o incur any indebtedness except for short term borrowings in the ordinary course of business;

o amend any benefit plan or increase the rate of pay of its employees except increases in the ordinary course of business;

o not terminate or modify any of the contracts to be assumed by RelationServe;
and

o certain other restrictions with respect to the conduct of the SendTec business.


Additional Covenants


                              Covenants of theglobe

Until the closing of the asset sale, theglobe has agreed to take certain actions to help ensure that all of the conditions to closing the asset sale are satisfied and that theglobe uses its best efforts to preserve the value of the assets to be purchased by RelationServe. These actions include:

o using its best efforts to preserve the accuracy of its representations and warranties in the Purchase Agreement;

o using its best efforts to satisfy all the conditions precedent to closing the asset sale;


o notifying RelationServe of certain matters, including an adverse change in the SendTec business or any material default under the contracts being assumed by RelationServe;


o providing access to information about SendTec and its assets;

o undertaking to secure stockholder approval within 7 days of the date of the Purchase Agreement which was secured by the written action described in this Information Statement; and

o undertaking to prepare, file and mail this Information Statement.

                           Covenants of RelationServe

Prior to the closing, RelationServe has agreed to undertake certain actions to help ensure that the conditions to the closing of the asset sale are all satisfied. These actions include:

o using its best efforts to preserve the accuracy of its representations and warranties in the Purchase Agreement; and

o using its best efforts to satisfy the conditions precedent to closing the asset sale agreement.

                   No Solicitation of Alternative Transactions

In addition to the covenants discussed above, until the asset sale has been completed or the Purchase Agreement has been terminated, theglobe has agreed not to allow any of its officers, directors, employees, or other agents to, directly or indirectly, take any of the following actions:

o solicit, initiate, or encourage an "acquisition proposal;"

o engage in negotiations with, or disclose any nonpublic information relating to theglobe to, any person that would encourage or facilitate the making of an acquisition proposal; or

o enter into any letter of intent, memorandum of understanding or definitive agreement with respect to an acquisition proposal.

Notwithstanding the foregoing, theglobe and its board of directors shall not be prevented from engaging in discussion with any person in connection with an unsolicited, bona fide written acquisition proposal (a "Third Party Proposal") that is superior to the proposal offered by RelationServe if:


o a majority of theglobe's Board of Directors determines in good faith (after consultation with its financial advisors) that the transactions contemplated by such Third-Party Proposal are capable of being completed and that such Third-Party Proposal is or is reasonably expected to result in a Superior Transaction (as defined herein);


o a majority of theglobe's Board of Directors determines in good faith (after receiving the advice of outside legal counsel) that the failure to pursue such Superior Proposal would likely result in a reasonable possibility of a breach of their fiduciary duties as directors under applicable law; and

o theglobe complies in all material respects with its obligations to inform and provide to RelationServe of such Proposals.

In the event that the Board of Directors determines to accept a Superior Proposal and terminate the asset sale with RelationServe, theglobe has agreed to pay RelationServe a break-up fee of $1 million as liquidated damages.

A "Superior Proposal" means a bona fide Third-Party Proposal to purchase at least a majority of the outstanding equity securities of either theglobe or SendTec pursuant to a stock purchase agreement, tender offer or exchange offer or to effect any merger, consolidation, business combination or sale of all or substantially all of the assets being acquired pursuant to the Purchase Agreement, recapitalization or similar transaction involving SendTec, on terms which a majority of theglobe's Board of Directors determines in good faith (after consultation with its financial advisors) to be superior to theglobe and its shareholders (in their capacity as shareholders) from a financial point of view (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to
(i) the transactions contemplated by the asset sale with RelationServe and (ii) any alternative proposed by RelationServe in response to such Third-Party Proposal (taking into account the same factors, including whether it is reasonably capable of being consummated) (any such transaction is referred to as a "Superior Transaction").

Conditions Precedent to the Closing of the Asset Sale

Conditions Precedent to Obligations of both theglobe (and SendTec) and RelationServe. The obligations of RelationServe and theglobe to complete the asset sale are subject to the satisfaction or waiver of several closing conditions, including the following:

o All necessary consents of third parties to the asset sale shall have been obtained;

o There shall not be pending or threatened any action before any governmental entity challenging or otherwise seeking to prevent the consummation of the asset sale;

o The parties shall have received all necessary permits and approvals of governmental entities;

o theglobe shall have entered into the Redemption Agreement and the Termination Agreement;

o theglobe, RelationServe and the Escrow Agent shall have entered into the Escrow Agreement;

o theglobe shall have received Operational Representations from SendTec's management;

o all proceedings in connection with the asset sale shall be satisfactory in all reasonable respects to the parties and their counsel, including expiration of the applicable waiting period after the date this Information Statement was first mailed to theglobe's stockholders; and

o theglobe shall have received a favorable fairness opinion from Thomas Weisel Partners.


Each of the conditions listed above may be severally waived by RelationServe or theglobe without notice, liability or obligation to any person.


Conditions Precedent to Obligations of RelationServe. RelationServe's obligations to complete the asset sale are subject to the satisfaction or waiver of several conditions precedent, including each of the following conditions, at or prior to the closing of the transactions contemplated by the Purchase
Agreement:

o The representations and warranties of theglobe shall be true and correct as of the date of the Purchase Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, except for those representations and warranties which speak as of a specific date, and theglobe shall have complied with all covenants and agreements and satisfied all conditions on theglobe's part in the Purchase Agreement, and theglobe shall have provided RelationServe with a certificate with respect to the foregoing signed by an authorized officer of theglobe;

o All encumbrances on the assets shall have been released (with certain exceptions);

o RelationServe shall have received from Florida and Delaware counsel for theglobe, a written opinion dated the Closing Date and addressed to RelationServe, in substantially the form attached to the Purchase Agreement;

o RelationServe will have received such bills of sale and other documents of transfer relating to transfer of the assets;

o theglobe shall have entered into and delivered to RelationServe the non-competition and confidentiality agreement;

o RelationServe shall have entered into employment agreements, stock agreements and related documents with each member of SendTec management;

o No material adverse effect shall have occurred since the signing of the Purchase Agreement; and

o certain other matters.

Each of the conditions listed above is solely for the benefit of RelationServe and may be waived by RelationServe without notice, liability or obligation to any person.

Conditions Precedent to Obligations of theglobe and SendTec. theglobe's and SendTec's obligations to complete the asset sale are subject to the satisfaction or waiver of the following conditions at or prior to the closing of the transactions contemplated by the Purchase Agreement:

o the representations and warranties of RelationServe in the agreement shall be true and correct as of the date of the Purchase Agreement and be true and correct in all material respects on and as of the closing, except for those representations and warranties which speak as of a specific date, and RelationServe shall have complied with all covenants and agreements and satisfied all conditions on RelationServe's part in the Purchase Agreement, and RelationServe shall have provided theglobe and SendTec with a certificate with respect to the foregoing signed by an authorized officer of RelationServe;

o certain employees of SendTec (besides management) designated by theglobe shall have entered into termination agreements with respect to certain options and warrants which they hold to acquire shares of theglobe's common stock; and


o theglobe shall have received from counsel for RelationServe, a written opinion dated the Closing Date and addressed to theglobe and SendTec, in substantially the form attached to the Purchase Agreement.

Each of the conditions listed above is solely for the benefit of theglobe and SendTec and may be waived by theglobe and SendTec without notice, liability or obligation to any person.

Post-Closing Obligations

Following the closing, theglobe and RelationServe have agreed to undertake various actions, including the following:

o that RelationServe will offer employment to each SendTec's employees employed by SendTec on the closing date and the transitioning of various employee benefits;

o theglobe will provide RelationServe with access to certain books and records retained by SendTec;

o that for a period of one year after closing (with noted exceptions), theglobe and SendTec will not engage in any advertising agency or similar business primarily engaged in, and deriving a majority of its annual revenue from managing or procuring advertising services for others nor any business engaged in offline direct response marketing technology;

o that for the same one year period neither theglobe nor SendTec will solicit or raid customers or personnel of the business being sold;

o theglobe will use its commercially reasonable efforts to collect account receivables relating to the SendTec business; and

o each party will take such further actions and execute such further documents as is necessary to carry out the transactions contemplated by the Purchase Agreement.

Indemnification and Escrow

                                 Indemnification

theglobe and SendTec are jointly obligated to indemnify RelationServe in the following circumstances:

o any failure to perform or breach of any representation or warranty (other than an Operational Representation, which is addressed below), covenant, obligation or undertaking made by either Globe or Seller in any of the transaction documents (including the Schedules and Exhibits hereto or thereto), or in any other statement, certificate or other instrument delivered pursuant hereto or thereto, or any misrepresentation contained therein;

o the ownership or operation of the SendTec business prior to the Closing Date other than as to liabilities being assumed by RelationServe;

o any of the assets of SendTec being retained by SendTec and not included in the asset sale; and

o any breach of an Operational Representation, but only if:

o such breach of an Operational Representation is not also a breach of the corresponding Operational Representation made by SendTec's management in the Redemption Agreement (or other agreement that contains Operational Representations by Seller Management) or

o if the damages suffered by RelationServe exceed the amount which RelationServe is able to recover from SendTec management (which pursuant to a separate agreement between RelationServe and SendTec management is anticipated to be limited to recovery of up to 200,000 shares of RelationServe common stock to be owned by SendTec management).

theglobe will not be liable for any indemnification claims made by RelationServe unless the aggregate amount of damages incurred by RelationServe is in excess of $175,000, in which case theglobe will be liable only for the portion in excess of $75,000.


In the absence of intentional fraud, RelationServe's sole and exclusive recourse against SendTec and theglobe are the right to:

o offset losses against the cash and the escrowed shares pursuant to the Holdback Escrow Agreement;

o to require payment of any deficit in the share value of the shares of common stock being held in the escrow; and

o to require payment arising in connection with any adjustment relating to the working capital adjustment to the purchase price.

Termination

At any time prior to the closing, the Purchase Agreement may be terminated by either party as follows:

o by mutual written consent each of RelationServe, theglobe and SendTec;

o by either party if the closing shall not have occurred on or before October 31, 2005;

theglobe and SendTec may, on or prior to the closing, terminate this Agreement without liability if:

o there shall have been a material breach of any representations or warranties set forth in the Purchase Agreement on the part of RelationServe or if any representations or warranties of RelationServe shall have become untrue, provided that neither theglobe nor SendTec have materially breached any of their obligations;

o there shall have been a material breach by RelationServe of any of its covenants of agreements and the breach would materially and adversely affect the ability of RelationServe or SendTec to consummate the asset sale, and RelationServe has not cured such breach within 10 business days after notice; provided that neither theglobe nor SendTec has materially breached any of their obligations; or

o any condition precedent to theglobe's or SendTec obligation to close is not fulfilled by RelationServe or waived by SendTec by the closing date.

RelationServe may, on or prior to the closing, terminate the Purchase Agreement without liability if:

o there shall have been a material breach of any representations or warranties set forth in the Purchase Agreement on the part of either theglobe or SendTec or if any representations or warranties of either theglobe or SendTec shall have become untrue to the extent it would have a material adverse effect provided that RelationServe has not materially breached any of its obligations hereunder;

o there shall have been a material breach by SendTec or theglobe of one or more of their respective covenants or agreements having a material adverse effect on SendTec or its business or materially adversely affecting (or materially delaying) the ability of SendTec and RelationServe to consummate the asset sale, and neither theglobe nor SendTec has cured such breach within 10 business days after notice, provided that RelationServe has not materially breached any of its obligations hereunder;


o any condition precedent to RelationServe's obligation to close is not fulfilled or waived by RelationServe by the closing date.


Termination Fees

If the Purchase Agreement is terminated because theglobe enters into an acquisition transaction relating to a Superior Proposal, theglobe must pay RelationServe a break-up termination fee of $1,000,000 in cash promptly following such termination. Provided that RelationServe is not then entitled to terminate the Purchase Agreement, if SendTec exercises certain of its rights to terminate the Purchase Agreement then RelationServe must pay theglobe a termination fee of $1,000,000.

                 ANCILLARY AGREEMENTS TO THE PURCHASE AGREEMENT

                              Redemption Agreement

General


In connection with the Asset Purchase Agreement, theglobe entered into a Redemption Agreement dated August 23, 2005 with SendTec's management providing for the redemption by theglobe from them of an aggregate of 28,879,097 shares of theglobe's common stock for an aggregate redemption price of approximately $11.6 million. The redemption price was arrived at through arms-length negotiation between theglobe and SendTec management as to the value of the stock and reflects theglobe management's judgment as to the amount necessary to be paid for the stock to ensure participation by SendTec management in the transaction. Although the redemption price per share of approximately $0.40 exceeds the recent trading price of our stock, our stock trades only on the over-the-counter market with very little trading volume, and in the view of management the trading price does not accurately reflect the fair market value of a large block of our stock after giving affect to the Asset Sale.


Representations and Warranties

Each member of SendTec's management will make certain representations and warranties to theglobe in connection with the redemption, including as to:

o their ownership of the shares being redeemed;

o non-contravention of other agreements;

o the absence of litigation concerning the Redemption Agreement and the shares;

o their financial experience; and

o their access to information.

Each member of SendTec's management is also making certain representations and warranties to the best of his or her knowledge, to theglobe concerning operational matters associated with the business of SendTec (which are sometimes referred to as the "Operational Representations" in this Information Statement). theglobe is relying on these Operational Representations to make corresponding representations to RelationServe in the Purchase Agreement. RelationServe is also entitled to rely on such Operational Representations from SendTec's management. Generally speaking, these Operational Representations will survive the closing for a period of 1 year and 45 days.

In turn, theglobe is making certain representations and warranties to SendTec's management, including as to:

o its authority to enter into the Redemption Agreement;

o the absence of any litigation concerning the Redemption Agreement and the shares being redeemed;


o that the entering into, and performance of, the Redemption Agreement does not violate law, rule or regulation; and


o that the entering into of the Redemption Agreement and payment of the redemption price does not violate Delaware corporate law.

Termination of Stockholders' Agreement

Upon consummation of the redemption, the Stockholders' Agreement to which SendTec's management are a party will be terminated.

Directors and Officers Liability Insurance

The Redemption Agreement requires that, for so long as any of Michael Egan, Edward Cespedes and Robin Segaul Lebowitz are covered by a policy of directors and officers liability insurance with respect to their service as a current or former director and/or officer of theglobe, but for not more than five years, Paul Soltoff will be afforded the same coverage as is available to Mr. Egan, Mr. Cespedes and/or Ms. Segaul Lebowitz under such policy.

Conditions Precedent

There are certain conditions precedent to the obligations of the parties under the Redemption Agreement, including:

o confirmation of the accuracy of the parties' representations and warranties and compliance with covenants;

o certification by theglobe as to the resolutions of its Board approving the Redemption Agreement and the incumbency of its officers; and

o the closing of the Purchase Agreement.

General Releases

The Redemption Agreement provides for mutual general releases by SendTec's management and theglobe. Excluded from the general release to be provided by SendTec's management are matters involving:

o the Redemption Agreement itself;

o theglobe's obligations under the $1 million promissory note issued to Paul Soltoff as agent for the benefit of SendTec's management and others;

o claims for indemnification as a former director or officer of theglobe or its affiliates; and

o claims based upon their employment.

Excluded form the general release to be provided by theglobe are matters involving the Redemption Agreement itself.

The general releases will become null and void if, pursuant to a final, non-appealable determination of a court of competent jurisdiction:


o the Redemption Agreement is held to be null and void and unenforceable or the consideration paid by theglobe under the Redemption Agreement is determined to violate the Delaware General Corporation Law, fraudulent transfer laws, or similar laws; and


o the consideration paid by theglobe under the Redemption Agreement is required to be returned to theglobe.

Indemnification

The Redemption Agreement provides for mutual indemnification by the parties relating to breaches of their respective representations and warranties and failure to abide by their respective agreements. theglobe, however, will have no recourse against SendTec's management for breach of the Operational Representations, other than recovery of 50% of its legal fees up to an aggregate of $50,000. Instead, as a third-party beneficiary to the Operational Representations being made by SendTec's management, RelationServe will have the ability to seek indemnification for a breach of those representations. RelationServe's recovery against SendTec's management will be generally limited to recovery of 200,000 shares of RelationServe's stock which theglobe understands RelationServe intends to issue, and hold in escrow, pursuant to a separate agreement between RelationServe and SendTec management.

Termination

The Redemption Agreement may be terminated at any time prior to the closing of the Purchase Agreement:

o by theglobe and Paul Soltoff, with the consent of RelationServe (which consent will be deemed given if the escrow agreement pursuant to which 200,000 shares of RelationServe stock are to be held in escrow is terminated. The 200,000 shares represent shares which we understand RelationServe intends to issue to SendTec management and hold in escrow pursuant to a separate agreement between them in connection with the closing of the asset sale) by mutual written agreement;

o by theglobe or by Paul Soltoff, if the closing of the Asset Purchase Agreement does not occur on or prior to November 30, 2005;

o by theglobe or by Paul Soltoff, if the Asset Purchase Agreement is terminated.

                              Termination Agreement


General

In connection with the Purchase Agreement, theglobe will enter into one or more Termination Agreements with SendTec's management providing for the termination and cancellation, effective upon the closing of the Purchase Agreement, of options and warrants held by, or issuable to, SendTec's management for an aggregate consideration of approximately $400,000. The Termination Agreement also contains the agreement of SendTec's management to the termination of their employment with SendTec effective upon the closing of the Purchase Agreement. We anticipate entering into similar agreements with a few other employees of SendTec with regard to options and warrants which they own. The Termination Agreement is also anticipated to contain customary representations and warranties. The following summarizes the anticipated general terms of the Termination Agreement.


Release

Each member of SendTec's management will, effective at the closing of the Purchase Agreement, release theglobe, SendTec and their respective affiliates from claims associated with their ownership of the options and warrants and their employment with SendTec.

Covenant not to Sue

Each member of SendTec's management will agree not to assert any claim against theglobe, SendTec and/or their respective affiliates that is the subject of his or her release.


Survival of Confidentiality Obligations


Each member of SendTec's management that is party to an Employment Agreement with SendTec will agree that his confidentiality obligations under his Employment Agreement will survive the termination of his Employment Agreement.

Termination

The Termination Agreement may be terminated at any time prior to the closing of the Purchase Agreement:

o by theglobe and Paul Soltoff by mutual written agreement;

o by theglobe or by Paul Soltoff, if the closing of the Purchase Agreement does not occur on or prior to November 30, 2005; or

o by theglobe or by Paul Soltoff, if the Purchase Agreement is terminated.

                           Hold Back Escrow Agreement

The Purchase Agreement provides for the execution and delivery by RelationServe, theglobe, and Olshan Grundman Frome Rosenzweig & Wolosky, LLP, as escrow agent, of an Escrow Agreement. The Escrow Agreement will govern the Escrow Fund described above in "The Purchase Agreement - Indemnification and Escrow" and as further described below.

The Escrow Fund will consist of $1 million in cash, together with a number of shares of our restricted common stock having an aggregate value of Seven Hundred and Fifty Thousand Dollars ($750,000) (valued at the average closing price of theglobe's common stock over a trailing ten (10) day period prior to the Closing), and its purpose is to secure theglobe's indemnification obligations under the Purchase Agreement. Funds will be released from escrow to theglobe in accordance with the following schedule: $750,000 in cash after the sooner of 6 months from the date of closing and completion by RelationServe of the audit of SendTec's operations for the period ending December 31, 2005, with the shares constituting the balance of the escrow fund being released after one year and 45 days from the closing date, in each case assuming no claims against the escrow. If at the time a claim is made for indemnification the escrow shares have diminished in value below $750,000, then theglobe must make up the difference of any shortfall (up to the $750,000 amount) in cash. theglobe may also elect to pay cash in lieu of releasing any of the escrow shares in the event of a claim. Any shares released from escrow will be entitled to customary "piggy-back" registration rights.

The Escrow Agreement will also set forth the duties of the Escrow Agent and contain various other customary provisions.


                              THE FAIRNESS OPINION


The Board of Directors of theglobe engaged Thomas Weisel Partners to render an opinion as to whether, as of the date of its opinion, the purchase consideration to be received by theglobe for the sale of the business and substantially all of the net assets of SendTec to RelationServe is fair, from a financial point of view, to theglobe.

On August 12, 2005, Thomas Weisel Partners made a presentation to the Board of Directors of theglobe setting forth its financial analyses regarding the transaction and delivered its opinion that, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the purchase consideration is fair, from a financial point of view, to theglobe as of August 10, 2005. Directed to our Board of Directors, the Fairness Opinion addresses only the fairness to theglobe, from a financial point of view, of the consideration to be received by theglobe pursuant to the Purchase Agreement and does not address any of the ancillary agreements to the Purchase Agreement between theglobe and management of SendTec.

THE FULL TEXT OF THE WRITTEN OPINION OF THOMAS WEISEL PARTNERS, DATED AS OF AUGUST 12, 2005, IS ATTACHED AS ANNEX C AND IS INCORPORATED BY REFERENCE INTO THIS INFORMATION STATEMENT. THEGLOBE AND THOMAS WEISEL PARTNERS URGE YOU TO READ THE THOMAS WEISEL PARTNERS OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED, PROCEDURES FOLLOWED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY THOMAS WEISEL PARTNERS IN RENDERING ITS OPINION. THE SUMMARY OF THE THOMAS WEISEL PARTNERS OPINION SET FORTH IN THIS INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

No limitations were imposed by theglobe on the scope of Thomas Weisel Partners investigation or the procedures to be followed by Thomas Weisel Partners in rendering its opinion. The opinion was for the use and benefit of theglobe's Board of Directors in connection with its consideration of the transaction and was not intended to be and does not constitute a recommendation to any shareholder of theglobe as to how that shareholder should vote with respect to the transaction. Thomas Weisel Partners was not requested to opine as to, and its opinion does not address, the relative merits of the transaction and any alternatives to the transaction, theglobe's underlying business decision to proceed with or effect the transaction or any other aspect of the transaction. The opinion also does not address any related transaction between theglobe or RelationServe and the management of SendTec.

In connection with its opinion, Thomas Weisel Partners, among other things:

o reviewed certain publicly available financial and other data with respect to theglobe, including the consolidated financial statements for recent years and interim periods to March 31, 2005 and certain other relevant financial and operating data relating to theglobe and SendTec made available to them from published sources and from the internal records of theglobe and SendTec;

o reviewed the financial terms and conditions of the Asset Purchase Agreement;

o compared SendTec from a financial point of view with certain other companies which Thomas Weisel Partners deemed to be relevant;

o considered the financial terms, to the extent publicly available, of selected recent business combinations which Thomas Weisel Partners deemed to be comparable, in whole or in part, to the transaction;

o reviewed and discussed with representatives of the management of theglobe and SendTec certain information of a business and financial nature regarding SendTec, furnished to Thomas Weisel Partners by them, including financial forecasts and related assumptions of theglobe and SendTec;


o made inquiries regarding and discussed the transaction and the Asset Purchase Agreement and other matters related thereto with theglobe's counsel; and,


o performed such other analyses and examinations as they have deemed appropriate.

In connection with their review, Thomas Weisel Partners did not assume any obligation independently to verify the foregoing information and relied on its being accurate and complete in all material respects. With respect to the financial forecasts for SendTec provided to Thomas Weisel Partners by the management of theglobe and SendTec, Thomas Weisel Partners assumed for purposes of its opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of theglobe's and SendTec's management at the time of preparation as to the future financial performance of SendTec and that they provide a reasonable basis upon which Thomas Weisel could form its opinion. Thomas Weisel Partners also assumed that there have been no material changes in SendTec's assets, financial condition, results of operations, business or prospects since the date of its last financial statements made available to Thomas Weisel Partners. They relied on advice of counsel and independent accountants provided to theglobe as to all legal and financial reporting matters with respect to SendTec, the transaction and the Purchase Agreement. Thomas Weisel Partners assumed that the transaction would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, Thomas Weisel Partners has not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of SendTec, nor have they been furnished with any such appraisals.


Thomas Weisel Partners' opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to them as of, August 10, 2005. Accordingly, although subsequent developments may affect their opinion, they have not assumed any obligation to update, review or reaffirm this opinion.

Thomas Weisel Partners acted as financial advisor to theglobe in connection with the transaction and will receive a fee for its services, including rendering the opinion, a significant portion of which is contingent upon the consummation of the transaction. Further, theglobe has agreed to indemnify Thomas Weisel Partners, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws.

The Board selected Thomas Weisel Partners as financial advisor based on its qualifications, expertise and reputation. In the ordinary course of its business, Thomas Weisel Partners actively trades the equity securities of theglobe and RelationServe for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

                       GOVERNMENTAL AND REGULATORY MATTERS

Except with respect to the expiration of the 20-calendar day period from the dissemination of this Information Statement to theglobe's stockholders until the asset sale may be consummated, the parties are not aware of any governmental or regulatory approvals required in connection with the consummation of the asset sale.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the anticipated material U.S. federal income tax consequences to theglobe upon the asset sale. The discussion does not cover all aspects of U.S. federal income taxation and does not address state, local, foreign, or other tax laws. The summary is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect.

At present, theglobe anticipates recognizing a gain for federal income tax purposes on the Asset Sale equal to the difference between the purchase price (less transaction costs) and theglobe's tax basis in the assets being sold. The gain will be taxed at theglobe's top marginal tax rate. However, theglobe anticipates using its prior and any current year net operating losses to offset the recognized gain on the Asset Sale. theglobe anticipates, however, that it will pay some amount of Alternative Minimum Tax on the gain, due to net operating loss limitations, which will likely be imposed. The Asset Sale may also produce tax liability in certain states which may not be offset by theglobe's net operating loss carryforwards in those certain states due to state statutes limiting the use of such net operating loss carryforwards.

The Asset Sale will not produce any separate and independent federal income tax consequences to theglobe's stockholders.

                      STOCKHOLDER CONSENT TO THE ASSET SALE


Under Section 228 of the Delaware Law, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a written consent to that action is signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares were present and voted. Under Delaware Law, the approval by the holders of a majority of the outstanding shares of theglobe's common stock may be required to adopt the asset purchase agreement and approve the transactions contemplated thereby.


On August 18, 2005, stockholders of theglobe holding in excess of a majority of the outstanding shares of theglobe's common stock, constituting the sole class of voting securities of theglobe, executed and delivered to the secretary of theglobe their consent adopting the asset purchase agreement and approving the transactions contemplated thereby. On September 1, 2005, such stockholders executed a second consent which ratified and approved of the Purchase Agreement, as amended by the 1st Amendment to the Asset Purchase Agreement dated August 23, 2005. Pursuant to Section 228 of the Delaware Law, theglobe is hereby delivering notice of the stockholders' consent to all holders of theglobe common stock as of September 2, 2005 who did not participate in the action by written consent. The stockholder consent is sufficient under Delaware law to approve the asset purchase agreement without the requirement of any other stockholder vote. No further action of the stockholders is necessary to approve the asset sale.

The table below sets forth the actual shares of common stock over which the parties executing the written consent have voting authority. For purposes of this table, shares of common stock over which such parties may be deemed the beneficial owner (which includes shares which may be acquired within the next 60 days, such as upon the exercise or conversion of options, warrants and convertible notes) but which do not represent actual issued and outstanding shares of our common stock are not presented.

--------------------------------------------------------------------------------------------------
                                                                Number of            Percent of
Holder                                                            Shares                Total
--------------------------------------------------------------------------------------------------
Dancing Bear Investments, Inc.                                         8,303,148            4.26%
--------------------------------------------------------------------------------------------------
E&C Capital Partners LLLP(3)                                          36,469,012           18.71%
--------------------------------------------------------------------------------------------------
E&C Capital Partners II LLLP(3)                                        4,000,000            2.05%
--------------------------------------------------------------------------------------------------
Michael S. Egan                                                          530,455            0.27%
--------------------------------------------------------------------------------------------------
S. Jacqueline Egan                                                     3,541,337            1.82%
--------------------------------------------------------------------------------------------------
Michael S. Egan Grantor Retained Annuity Trust
  FBO Sarah Egan Mooney                                                2,007,000            1.03%
--------------------------------------------------------------------------------------------------
Michael S. Egan Grantor Retained Annuity Trust
  FBO Eliza Shenners Egan                                              2,007,000            1.03%
--------------------------------------------------------------------------------------------------
Michael S. Egan Grantor Retained Annuity Trust
  FBO Catherine Lewis Egan                                             2,014,000            1.03%
--------------------------------------------------------------------------------------------------
Michael S. Egan Grantor Retained Annuity Trust
  FBO Teague Michael Thomas Egan                                       2,014,000            1.03%
--------------------------------------------------------------------------------------------------
Michael S. Egan Grantor Retained Annuity Trust
  FBO Riley Martin Michael Egan                                        2,014,000            1.03%
--------------------------------------------------------------------------------------------------
The Nantucket Trust Irrevocable Trust                                  2,000,000            1.03%
--------------------------------------------------------------------------------------------------
E&C Capital Partners as Proxyholder(1)                                28,699,874           14.73%
--------------------------------------------------------------------------------------------------
Huizenga Investments Limited                                           2,000,000            1.03%
--------------------------------------------------------------------------------------------------
W.A. Bryan Patten                                                      1,720,000            0.88%
--------------------------------------------------------------------------------------------------
Patten and Patten, Inc. as Proxyholder(2)                              1,984,500            1.02%
--------------------------------------------------------------------------------------------------
Total(3)                                                              99,304,326           50.96%
--------------------------------------------------------------------------------------------------



(1) Holds a proxy on behalf of Paul Soltoff, 10,183,190 shares; Eric Obeck, 4,629,171 shares; Harry Greene, 4,629,171 shares; Irv and Nadine Brechner, 4,629,171 shares; and Donald Gould, 4,629,171 shares pursuant to a Stockholders' Agreement dated September 1, 2004.


(2) Holds a proxy on behalf of C. Robert Clark Rollover IRA, Creel Medical Services, Inc. Profit Sharing Trust, Henry Crumbliss Rollover IRA, A.R. Fortune, II Rollover, IRA, Lesslie W. Lee IRA, Bonnie G. McBride Rollover IRA, and Robert
L. Raitz, M.D. Rollover IRA; 50,000 shares each; 711 East Company, 300,000 shares; W.A. Bryan Patten and Z. Carter Patten, III Trustees U/WZ Carter Patten, Jr.- Sons Trust, 300,000 shares; Patten and Patten, Inc. Profit Sharing Plan, 100,000 shares; Patten and Patten Inc. Profit Sharing Plan fbo Frank M. Robbins, III, 150,000 shares; Eloise D. Robbins, 180,000; Kathleen Carter Patten, 167,500 shares; William A. Bryan Patten, 220,000 shares; and Sarah Caldwell Patten, 217,000 shares.

(3) In between the date of the first written consent (August 18, 2005) and the second written consent (September 1, 2005), such entities converted a portion of certain convertible promissory notes held by them, resulting in the issuance of an additional 2,000,000 shares to each of them (4,000,000 in the aggregate). Consequently, at the date of the second written consent the stockholders signing the written consent collectively voted 103,304,326 shares, representing 51.8% of our total issued and outstanding shares of common stock on such date.

                           FINANCING OF THE ASSET SALE


The asset sale is not conditioned on any financing arrangements by RelationServe. RelationServe has represented in the Purchase Agreement that it has financing commitments for at least $30 million. theglobe will receive immediately available funds at the closing of the asset sale, subject only to the holdback of $1 million pursuant to the Holdback Escrow Agreement.

            CERTAIN PRO FORMA FINANCIAL INFORMATION AND RELATED DATA

         INDEX TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)


                                                                                 Page
                                                                                --------
Introduction to Pro Forma Condensed

Consolidated Financial Statements...............................................  PF-2

Pro Forma Condensed Consolidated
Balance Sheet as of June 30, 2005...............................................  PF-3

Pro Forma Condensed Consolidated Statement
of Operations for the year ended December 31, 2004.............................. PF-4

Pro Forma Condensed Consolidated Statement
of Operations for the six months ended June 30, 2005............................ PF-5

Notes to Pro Forma Condensed Consolidated Financial Statements.................. PF-6

                               theglobe.com, inc.


                            INTRODUCTION TO PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The following pro forma condensed consolidated financial statements give effect to (i) the Asset Purchase Agreement (the "Agreement") with RelationServe Media, Inc. ("RelationServe") entered into by theglobe.com, inc. ("theglobe" or the "Company") and SendTec, Inc. ("SendTec") on August 10, 2005, and as amended on August 23, 2005, whereby the Company agreed to sell all of the business and substantially all of the net assets of its SendTec marketing services subsidiary to RelationServe, and (ii) the related ancillary agreements, including the Redemption Agreement and the Termination Agreement (the "Ancillary Agreements") as contemplated by the transaction. The pro forma condensed consolidated balance sheet of theglobe as of June 30, 2005 has been prepared as if the Company's sale of the SendTec business and the redemption and termination of shares pursuant to the Ancillary Agreements had been consummated on June 30, 2005. The pro forma condensed consolidated statements of operations of theglobe for the year ended December 31, 2004 and the six months ended June 30, 2005 are presented as if the Company's sale of the SendTec business and the redemption of shares pursuant to the Redemption Agreement occurred on September 1, 2004 (the original date of acquisition of SendTec by the Company) and the effect was carried forward through the balance of the year 2004 and the six month period ended June 30, 2005. The pro forma condensed consolidated statement of operations for the year ended December 31, 2004 excludes the estimated net gain resulting from the sale of the SendTec business.


Pursuant to the terms of the Agreement, the sales price of the SendTec business will be $37,500,000 in cash, subject to certain net working capital adjustments. The closing of the transaction is subject to the satisfaction of a number of closing conditions. Pursuant to the terms of the Ancillary Agreements, the Company will redeem approximately 28,900,000 shares of its Common Stock, and terminate certain other options and warrants, owned by management and certain employees of SendTec for approximately $12,600,000 in cash. These shares and related options and warrants were issued to management and certain employees of SendTec in connection with the Company's acquisition of SendTec on September 1, 2004.


The pro forma condensed consolidated financial statements are based upon available information and certain assumptions considered reasonable by management. The pro forma condensed consolidated financial statement reflect estimated federal and state income tax liabilities which may be subject to further adjustment based on the actual carrying value of net assets sold at the date of closing, among other considerations. The pro forma condensed consolidated financial statements do not represent what the Company's financial position would have been assuming the completion of the Company's sale of the SendTec business and the redemption and termination of shares pursuant to the Ancillary Agreements had occurred on June 30, 2005, or what the Company's results of operations would have been assuming the completion of the Company's sale of the SendTec business and the redemption of shares pursuant to the Redemption Agreement had occurred on September 1, 2004, nor do they project the Company's financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated financial statements should be read in conjunction with the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 as filed with the Securities and Exchange Commission.

                               theglobe.com, inc.


                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2005
                                   (UNAUDITED)


                                                                                        Securities
                                                 theglobe           Disposition         Redemption/             PRO FORMA
                                               HISTORICAL           Adjustments         Termination              ADJUSTED
                                               ----------           -----------         -----------              --------
                   Assets
Current Assets:
   Cash and cash equivalents                $   4,976,487       $  (3,926,426) (a)     $ (12,600,000) (f)     $  26,461,516
                                                                   36,200,000  (b)
                                                                   (1,000,000) (c)
                                                                    2,811,455  (d)

   Restricted cash                                     --           1,000,000  (c)                --              1,000,000
   Marketable securities                           42,736                  --                     --                 42,736
   Accounts receivable, net                     8,210,661          (7,385,596) (a)                --                825,065
   Inventory, net                                 247,195                  --                     --                247,195
   Prepaid expenses                               995,946            (390,767) (a)                --                605,179
   Deposits on inventory purchases                 77,250                  --                     --                 77,250
   Other current assets                           277,647              (2,600) (a)                --                275,047
                                            -------------       -------------          -------------          -------------

     Total current assets                      14,827,922          27,306,066            (12,600,000)            29,533,988

Goodwill                                       11,709,952         (11,709,952) (a)                --                     --

Intangible assets                               2,045,211          (1,500,000) (a)                --                545,211

Property and equipment, net                     2,931,215            (902,969) (a)                --              2,028,246

Other assets                                       95,422             (28,604) (a)                --                 66,818
                                            -------------       -------------          -------------          -------------
     Total assets                           $  31,609,722       $  13,164,541          $ (12,600,000)         $  32,174,263
                                            =============       =============          =============          =============

   Liabilities and Stockholders' Equity

Current Liabilities:
   Accounts payable                         $   8,701,615       $  (6,650,682) (a)     $          --          $   2,050,933

   Accrued expenses and other current
     liabilities                                3,479,574          (2,104,667) (a)                --              2,374,907
                                                                    1,000,000  (e)
   Deferred revenue                               266,719            (138,585) (a)                --                128,134
   Notes payable and current portion
     of long-term debt                          4,131,379                  --                     --              4,131,379
                                            -------------       -------------          -------------          -------------
     Total current liabilities                 16,579,287          (7,893,934)                    --              8,685,353

Long-term debt                                      7,264                  --                     --                  7,264
Other long-term liabilities                       130,366                  --                     --                130,366
                                            -------------       -------------          -------------          -------------

     Total liabilities                         16,716,917          (7,893,934)                    --              8,822,983
                                            -------------       -------------          -------------          -------------

Stockholders' Equity:
   Common stock                                   187,355               7,500  (c)           (29,578) (f)           165,277

   Additional paid-in capital                 286,070,574             742,500  (c)          (112,829) (f)       286,700,245

   Treasury stock, at cost                       (371,458)                 --                371,458  (f)                --

   Escrowed shares                                     --            (750,000) (c)                                 (750,000)

   Accumulated deficit                       (270,993,666)         21,058,475  (e)       (12,829,051) (f)      (262,764,242)
                                            -------------       -------------          -------------          -------------

     Total stockholders' equity                14,892,805          21,058,475            (12,600,000)            23,351,280
                                            -------------       -------------          -------------          -------------

     Total liabilities and
       stockholders' equity                 $  31,609,722       $  13,164,541          $ (12,600,000)         $  32,174,263
                                            =============       =============          =============          =============


    The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                               theglobe.com, inc.


            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                                   (UNAUDITED)


                                                        theglobe                 Disposition               PRO FORMA
                                                       HISTORICAL                Adjustments                ADJUSTED
                                                       -----------              ------------              -----------
Net revenue                                           $ 16,041,032              $(13,408,183)   (g)      $  3,498,791
                                                      ------------                   865,942    (h)      ------------
                                                                                ------------

Operating expenses:
  Cost of revenue                                       18,262,105                (9,670,229)   (g)         9,054,739
                                                                                     462,863    (h)

  Sales and marketing                                    7,386,637                  (691,654)   (g)         7,098,062
                                                                                     403,079    (h)

  Product development                                    1,053,886                        --                1,053,886

    General and administrative                           9,102,151                (1,621,146)   (g)         7,246,774
                                                                                    (234,231)   (i)

  Depreciation                                           1,402,712                  (107,270)   (g)         1,295,442

  Amortization of intangibles                              222,834                  (120,000)   (g)           102,834

  Impairment charge                                      1,661,975                        --                1,661,975

  Loss on settlement of contractual obligation             406,750                        --                  406,750
                                                      ------------              ------------             ------------
      Total operating expenses                          39,499,050               (11,578,588)              27,920,462
                                                      ------------              ------------             ------------
Loss from operations                                   (23,458,018)                 (963,653)             (24,421,671)
                                                      ------------              ------------             ------------

Other expense, net:
  Interest expense, net                                   (656,633)                   (9,715)   (g)          (666,348)
  Other expense, net                                      (158,550)                       --                 (158,550)
                                                      ------------              ------------             ------------
          Other expense, net                              (815,183)                   (9,715)                (824,898)
                                                      ------------              ------------             ------------

  Loss before income taxes                             (24,273,201)                 (973,368)             (25,246,569)

  Income taxes                                                  --                        --                       --
                                                      ------------              ------------             ------------
Net loss                                              $(24,273,201)             $   (973,368)            $(25,246,569)
                                                      ============              ============             ============

Basic and diluted net loss per common share           $      (0.19)                                      $      (0.21)
                                                      ============                                       ============
Weighted average basic and diluted
  shares outstanding                                   127,843,000                                        121,886,000  (j)
                                                      ============                                       ============



    The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                               theglobe.com, inc.


            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005
                                   (UNAUDITED)

                                                             theglobe              Disposition               PRO FORMA
                                                            HISTORICAL             Adjustments               ADJUSTED
                                                            ------------          ------------            -------------
   Net revenue                                              $ 19,425,046          $(18,469,603) (g)       $   1,280,160
                                                            ------------               324,717  (h)       -------------
                                                                                  ------------

   Operating expenses:
       Cost of revenue                                        16,638,712           (12,669,759) (g)           4,165,571
                                                                                       196,618  (h)

       Sales and marketing                                     2,175,902            (1,063,516) (g)           1,240,485
                                                                                       128,099  (h)

       Product development                                       654,257                    --                  654,257

       General and administrative                              6,099,641            (2,357,554) (g)           3,412,777
                                                                                      (329,310) (i)

       Depreciation                                              752,539              (169,368) (g)             583,171

       Amortization of intangibles                               198,800              (180,000) (g)              18,800
                                                            ------------          ------------            -------------

          Total operating expenses                            26,519,851           (16,444,790)              10,075,061
                                                            ------------          ------------            -------------

   Loss from operations                                       (7,094,805)           (1,700,096)              (8,794,901)
                                                             -----------          ------------            -------------

   Other expense, net:
     Interest expense, net                                    (3,029,574)              (25,032) (g)          (3,054,606)

       Other expense, net                                       (278,837)                   --                 (278,837)
                                                            ------------          ------------            -------------

          Other expense, net                                  (3,308,411)              (25,032)              (3,333,443)
                                                            ------------          ------------            -------------

   Loss before income taxes                                  (10,403,216)           (1,725,128)             (12,128,344)

       Income taxes                                               15,576               (15,576) (g)                  --
                                                            ------------          ------------            -------------
   Net loss                                                 $(10,418,792)         $ (1,709,552)           $ (12,128,344)
                                                            ============          ============            =============

   Basic and diluted net loss
       per common share                                     $      (0.06)                                 $       (0.08)
                                                            ============                                  =============

   Weighted average basic and diluted
       shares outstanding                                    177,680,000                                    148,801,000   (j)
                                                            ============                                  =============


    The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                               theglobe.com, inc.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


BALANCE SHEET

(a) To reflect the adjustment required to eliminate the assets sold and liabilities assumed in connection with the sale of our SendTec business to RelationServe.

(b) To reflect the $37,500,000 in cash proceeds as per the Agreement, less a $1,000,000 fee payable to the Company's financial advisors and $300,000 in other estimated transaction costs.

(c) To reflect the $1,000,000 in cash proceeds and common shares valued at $750,000 which will be escrowed as per the Escrow Agreement.

(d) To reflect the cash proceeds received as a result of the net working capital adjustment as defined in the Agreement, estimated herein using net working capital of SendTec as of June 30, 2005.

(e) To reflect the estimated gain on sale of SendTec assets net of applicable estimated Federal and state income taxes and to reflect accruals for such estimated income taxes.


(f) To record the redemption and retirement of 28,879,097 common shares purchased from the management of SendTec pursuant to the terms of the Ancillary Agreements. Also assumes the retirement of the 699,281 shares of treasury stock held by the Company as of June 30, 2005. Also reflects the redemption and cancellation of certain options to acquire common stock of theglobe previously issued to SendTec management and a limited number of other employees, together with bonuses to a number of other employees.


STATEMENT OF OPERATIONS

(g) To reflect the adjustment required to eliminate the results of operations of our SendTec subsidiary for the period indicated.

(h) To reflect the adjustment to reverse the elimination of intercompany revenue recorded and the related costs incurred by SendTec for marketing services provided to the Company's VoIP telephony services business for the period indicated.

(i) To reflect the elimination of deferred compensation recorded related to replacement stock options issued to SendTec employees in connection with the acquisition of SendTec on September 1, 2004 for the period indicated.

(j) The weighted average basic and diluted shares outstanding for the twelve months ended December 31, 2004 assumes the common shares redeemed were split evenly between those issued as of September 1, 2004, the SendTec acquisition date, and those issued December 1, 2004 as a result of the conversion of preferred shares issued at acquisition into theglobe.com Common Stock, and that such shares were redeemed on their respective date of issuance. The weighted average basic and diluted shares outstanding for the six months ended June 30, 2005 assumes the common shares were redeemed as of January 1, 2005.

                           INFORMATION ABOUT THEGLOBE


                             DESCRIPTION OF BUSINESS

As of August 2005, theglobe.com, inc. (the "Company" or "theglobe") managed four primary lines of business. One line of business, Voice over Internet Protocol ("VoIP") telephony services, includes voiceglo Holdings, Inc., a wholly-owned subsidiary of theglobe that offers VoIP-based phone services and features. The term VoIP refers to a category of hardware and software that enables people to use the Internet to make phone calls. The second line of business consists of our historical network of three wholly-owned businesses, each of which specializes in the games business by delivering games information and selling games in the United States and abroad. These businesses are: our print publication business, which consists of Computer Games and Now Playing magazines; our online website business, which consists of our Computer Games Online website (www.cgonline.com) and our Now Playing Online website (www.nowplayingmag.com), which are the online counterparts to our magazine publications; and our Chips & Bits, Inc. ("Chips & Bits") games distribution company (www.chipsbits.com). We entered into a third line of business, marketing services, on September 1, 2004, with our acquisition of SendTec, Inc. ("SendTec"), a direct response marketing services and technology company. On May 9, 2005, the Company entered into a fourth line of business when it exercised its option to acquire Tralliance Corporation ("Tralliance"), a company which had recently entered into an agreement to become the registry for the ".travel" top-level Internet domain.


During 2002 and 2003, the Company's computer games business segment provided 100% and 90%, respectively, of our consolidated net revenue. In 2004, our SendTec business, which comprises our marketing services business segment, and our computer games business segment provided 78% and 19% of consolidated net revenue, net of intersegment eliminations, respectively. As of August 2005, the Company's revenue continues to be derived principally from the operations of SendTec, and to a lesser extent from the operations of our computer games related businesses. Our VoIP products and services have yet to produce any significant revenue. Tralliance does not expect to begin generating revenue until sometime around September 2005.

During the first quarter of 2005, management began actively re-evaluating the Company's primary business lines, particularly in view of the Company's critical need for cash and the overall net losses of the Company. As a result, management is currently exploring a number of strategic alternatives for the Company and/or its businesses, including continuing to operate the businesses, selling certain businesses or assets, or entering into new lines of businesses.

HISTORICAL OVERVIEW

theglobe was incorporated on May 1, 1995 (inception) and commenced operations on that date. Originally, theglobe.com was an online community with registered members and users in the United States and abroad. That product gave users the freedom to personalize their online experiences by publishing their own content and by interacting with others having similar interests. However, due to the deterioration of the online advertising market, the Company was forced to restructure and ceased the operations of its online community on August 15, 2001. The Company then sold most of its remaining online and offline properties. The Company continues to operate its Computer Games print magazine and the associated website Computer Games Online (www.cgonline.com), as well as the games distribution business of Chips & Bits, Inc. (www.chipsbits.com). On June 1, 2002, Chairman Michael S. Egan and Director Edward A. Cespedes became Chief Executive Officer and President of the Company, respectively.

On November 14, 2002, the Company acquired certain Voice over Internet Protocol ("VoIP") assets and is now pursuing opportunities related to this acquisition. In exchange for the assets, the Company issued warrants to acquire 1,750,000 shares of its Common Stock and an additional 425,000 warrants as part of an earn-out structure upon the attainment of certain performance targets. The earn-out performance targets were not achieved and the 425,000 earn-out warrants expired on December 31, 2003.


On February 25, 2003, theglobe.com entered into a Loan and Purchase Option Agreement, as amended, with Tralliance, an Internet related business venture, pursuant to which it agreed to fund, in the form of a loan, at the discretion of the Company, Tralliance's operating expenses and obtained the option to acquire all of the outstanding capital stock of Tralliance in exchange for, when and if exercised, $40,000 in cash and the issuance of an aggregate of 2,000,000 unregistered restricted shares of theglobe's Common Stock (the "Option"). On May 5, 2005, Tralliance and the Internet Corporation for Assigned Names and Numbers ("ICANN") entered into an agreement designating Tralliance as the registry for the ".travel" top-level domain. On May 9, 2005, the Company exercised its option to acquire all of the outstanding capital stock of Tralliance. The purchase price consisted of the issuance of 2,000,000 shares of theglobe's Common Stock, warrants to acquire 475,000 shares of theglobe's Common Stock and $40,000 in cash. The warrants are exercisable for a period of five years at an exercise price of $0.11 per share. The Common Stock issued as a result of the acquisition of Tralliance is entitled to certain "piggy-back" registration rights.

On May 28, 2003, the Company acquired Direct Partner Telecom, Inc. ("DPT"), a company engaged in VoIP telephony services in exchange for 1,375,000 shares of the Company's Common Stock and the issuance of warrants to acquire 500,000 shares of the Company's Common Stock. The transaction included an earn-out arrangement whereby the former stockholders of DPT may earn additional warrants to acquire up to 2,750,000 shares of the Company's Common Stock at an exercise price of $0.72 per share upon the attainment of certain performance targets by DPT over approximately a three year period following the date of acquisition. The performance targets for the first 500,000 of these earn-out warrants were not achieved and expired on March 31, 2004. An additional 750,000 of the warrants were forfeited effective March 31, 2005, as performance targets for the second of the three year periods were not achieved. Subject to certain qualifications, the warrants will accelerate and be deemed earned in the event of a "change in control" of the Company, as defined in the acquisition documents.

DPT was a specialized international communications carrier providing VoIP communications services to emerging countries. The DPT network had provided "next generation" packet-based telephony and value added data services to carriers and businesses in the United States and internationally. The Company acquired all of the physical assets and intellectual property of DPT and originally planned to continue to operate the company as a subsidiary and engage in the provision of VoIP services to other telephony businesses on a wholesale transactional basis. In the first quarter of 2004, the Company decided to suspend DPT's wholesale business and dedicate the DPT physical and intellectual assets to its retail VoIP business. As a result, the Company wrote off the goodwill associated with the purchase of DPT and has since employed these physical assets in the build out of the retail VoIP network.


On September 1, 2004, the Company closed upon an Agreement and Plan of Merger dated August 31, 2004, pursuant to which the Company acquired all of the issued and outstanding shares of capital stock of SendTec, a direct response marketing services and technology company. Pursuant to the terms of the Merger, in consideration for the acquisition of SendTec, theglobe paid consideration consisting of: (i) $6,000,000 in cash, excluding transaction costs, (ii) the issuance of an aggregate of 17,500,024 shares of theglobe's Common Stock, (iii) the issuance of an aggregate of 175,000 shares of Series H Automatically Converting Preferred Stock (which as more fully described below, was subsequently converted into approximately 17,500,500 shares of theglobe's Common Stock), and (iv) the issuance of a subordinated promissory note in the amount of $1 million. In addition, warrants to acquire shares of the Company's Common Stock would be issued to the former shareholders of SendTec when and if SendTec exceeds forecasted operating income, as defined, of $10.125 million, for the year ending December 31, 2005. The number of earn-out warrants would range from an aggregate of approximately 250,000 to 2,500,000 (if actual operating income exceeds the forecast by at least 10%). If and to the extent the warrants are earned, the exercise price of the performance warrants would be $0.27 per share and they will be exercisable for a period of five years. The Company also issued an aggregate of approximately 4,000,000 replacement options to acquire theglobe's Common Stock for each of the issued and outstanding options to acquire SendTec shares held by the former employees of SendTec. The subordinated promissory note bears interest at the rate of 4% per annum and matured in one lump sum of principal and interest on September 1, 2005. Due to its short-term liquidity problems, the Company did not pay such promissory note when due, and it went into default under the promissory note on September 6, 2005. The note bears interest at the rate of 15% per annum while in default and the Company is obligated to pay the noteholders' collection costs, if any.


Each share of the Series H Preferred Stock was automatically converted into 100 shares of theglobe's Common Stock on December 1, 2004, the effective date of the amendment to the Company's certificate of incorporation increasing its authorized shares of Common Stock from 200,000,000 shares to 500,000,000 shares.


OUR LINES OF BUSINESS


                          OUR VOIP TELEPHONY BUSINESS

The use of the Internet to provide voice communications services is becoming more prevalent as new providers enter the market and the technology becomes more accepted. According to Insight Research, VoIP-based services will grow from $13.0 billion in 2002 to nearly $197.0 billion in 2007. VoIP technology translates voice into data packets, transmits the packets over data networks and reconverts them into voice at their destination. Unlike traditional telephone networks, VoIP does not require dedicated circuits to complete telephone calls. Instead, VoIP networks can be shared by multiple users for voice, data and video simultaneously. These types of data networks are more efficient than dedicated circuit networks because they are not restricted by "one-call, one-line" limitations of traditional telephone networks. Accordingly, improved efficiency creates cost savings that can be passed on to the consumer in the form of lower rates.

Development of our VoIP Business.

On November 14, 2002, we entered the VoIP business by acquiring certain software assets from Brian Fowler. Today those assets serve as the foundation of the retail VoIP products and services that we provide to our customers.

On May 28, 2003, the Company acquired DPT, a company engaged in VoIP wholesale telephony services. At the time we acquired DPT, it was a specialized international communications carrier providing wholesale VoIP communications services to emerging countries. In the first quarter of 2004, we decided to suspend DPT's wholesale business and dedicate the DPT physical and intellectual assets to our retail VoIP business.

During the third quarter of 2003, the Company launched its first suite of consumer and business level VoIP services. The Company launched its browser-based VoIP product during the first quarter of 2004. These services allow consumers and enterprises to communicate using VoIP technology for dramatically reduced pricing compared to traditional telephony networks. The services also offer traditional telephony features such as voicemail, caller ID, call forwarding, and call waiting for no additional cost to the consumer, as well as incremental services that are not currently supported by the public switched telephone network ("PSTN") like the ability to use numbers remotely and voicemail to email services. In the fourth quarter of 2004, the Company announced an "instant messenger" or "IM" related application which enables users to chat via voice or text across multiple platforms using their preferred instant messenger service. Additionally, during the second quarter of 2005, the Company released a number of new VoIP products and features which allow users to communicate via mobile phones, traditional land line phones and/or computers.

The Company now provides the following VoIP services, on a retail basis, to individual consumers and businesses:

o Browser-Based - full functioning voice and messaging capabilities that reside on the computer desktop and also include web-based solutions. The only system requirements are a browser and an Internet connection. The Company is seeking various patents to protect its position. The browser-based products work on broadband, dial-up and wi-fi Internet connections and can optionally be used with a USB phone or other peripheral devices.

o Hardware-Based - a long-distance or phone line replacement service. Requires an Internet connection and can optionally be used with an adapter or regular, cellular, wi-fi or USB phone directly over a user's computer if desired. The service works on broadband, dial-up and wi-fi Internet connections.


The Company's retail VoIP products are provided under various tradenames including "voiceglo", "GloPhone" and "tglo". Customers choose their levels of service from a number of available packages and complete online registrations and credit card payment transactions via websites maintained by the Company. The Company's browser-based plans require the customers to download a simple "plug-in" to their browsers to enable voice and messaging communications. Certain of the Company's hardware-based plans require the customer to either register the phones (and phone numbers) that the customer will be using and/or to purchase and install certain peripheral equipment such as adapters or bridge devices prior to activating service.


Sales and Marketing.

The Company is continuing to develop its 2005 product sales and distribution strategy, which is primarily focused on promoting the new products and features that were released in the second quarter of 2005. The Company intends to market its services through both direct and indirect retail sales channels, primarily through Internet advertising, structured customer referral programs and partnerships with established third party retailers.

Development of our Network and Carrier Relationships; Equipment Suppliers.

In order to offer our services we have invested substantial time, capital and other resources on the development of our VoIP network. Our VoIP network is comprised of switching hardware and software, servers, billing and inventory systems, and telecommunication carrier services. We own and operate VoIP equipment located in leased data center facilities in Miami, New York, Atlanta and Boston, and interconnect these switches utilizing a leased transport network through numerous carrier agreements with third party providers. Through these carrier relationships we are able to carry the traffic of our customers over the Internet and interact with the PSTN. These carrier relationships also provide the Company with a leased network for telephone numbers, or "footprint," in more than 100 area codes in approximately 34 states. The network also provides for both domestic and international call termination. We generally enter into one year agreements with these data centers and carriers, with the terms of several agreements extending to three to five years. The capacity of our VoIP network, presently greatly exceeds the current level of customer demand and usage. The Company has been successful in recently terminating substantially all of the minimum usage requirement commitments for which it was previously obligated under certain of its carrier agreements. Additionally, the Company is currently negotiating to reduce the amounts payable during 2005 for other network data center and carrier circuit interconnection services.

Research and Development.

Internet telephony is a technical service offering. As a technology, basic VoIP service, although complex, is well-understood and has been adapted by many companies that are selling basic services to consumers and businesses worldwide. The Company, however, believes that in order to be competitive and differentiate itself among its peers, it must continuously upgrade its service offering. To that end, the Company is engaged in a program of continuous development of its products. Since the initial launch of its VoIP service, the Company has introduced a number of new features which have increased the functionality of its products and has plans to introduce additional new products and features in the future.

                           OUR COMPUTER GAMES BUSINESS

Computer Games Magazine and Now Playing Magazine

- As a leading consumer print publication for games, Computer Games magazine boasts: a reputation for being a reliable, trusted, and engaging games magazine; more editorial, tips and hints than most other similar magazines; a knowledgeable editorial staff providing increased editorial integrity and content; and, broad-based editorial coverage, appealing to a wide audience of gamers.

- In Spring 2004, a new magazine, Now Playing began to be delivered within Computer Games magazine and in March 2005, Now Playing began to be distributed as a separate publication. Now Playing covers movies, DVD's, television, music, games, comics and anime, and is designed to fulfill the wider pop culture interests of our current readers and to attract a more diverse group of advertisers; autos, television, telecommunications and film to name a few.

Computer Games Online

Computer Games Online (www.cgonline.com) is the online counterpart to Computer Games magazine.


Computer Games Online is a source of free computer games news and information for the sophisticated gamer, featuring news, reviews and previews.


- Features of Computer Games Online include: game industry news; truthful, concise reviews; first looks, tips and hints; multiple content links; thousands of archived files; and easy access to game buying.

Now Playing Online

Now Playing Online (www.nowplayingmag.com) is the online counterpart for Now Playing magazine. Now Playing Online provides free, up-to-date entertainment news and information for the pop culture consumer.

- Features of Now Playing Online include: industry news in music, movies and games; reviews of concerts, movies and DVDs; and exclusive video interviews by Now Playing writers done with well-known Hollywood stars.

Chips & Bits

Chips & Bits (www.chipsbits.com) is a games distribution business that attracts customers in the United States and abroad. Chips & Bits covers all the major game platforms available, including Macintosh, Window-based PCs, Sony PlayStation, Sony PlayStation2, Microsoft's Xbox, Nintendo 64, Nintendo's GameCube, Nintendo's Game Boy, and Sega Dreamcast, among others.

Advertising.

We continue to attract major advertisers to our Computer Games print magazine, which is a widely respected consumer print magazine for gamers. During the years ended December 31, 2004 and 2003, no single advertiser accounted for more than 10% of total net revenue. For the twelve months ended December 31, 2004, 42 clients advertised in our Computer Games magazine. Following a series of cost reduction measures and restructuring, we currently have an internal advertising sales staff of two account executives and an advertising director, all of whom are dedicated to selling advertising space in our Computer Games and Now Playing print magazines and online. Although these professionals focus on developing long-term strategic relationships with clients as they sell advertisements in our Computer Games print magazine, most of our actual advertising contracts are for periods of one to three months.

                         OUR MARKETING SERVICES BUSINESS

On September 1, 2004, the Company acquired SendTec, a direct response marketing services and technology company. SendTec provides clients a complete offering of direct marketing products and services to help their clients market their products both on the Internet ("online") and through traditional media channels such as television, radio and print advertising ("offline"). By utilizing SendTec's marketing products and services, SendTec's clients seek to increase the effectiveness and the return on investment of their advertising campaigns. SendTec's online and offline direct marketing products and services include strategic campaign development, creative development, creative production and post-production, media buying and tracking, campaign management, campaign analysis and optimization, technology systems implementation and integration for campaign tracking and many other agency type services. In addition, SendTec has a suite of technology solutions, Results, Optimization, Yield ("ROY"), SendTec Optimization and Reporting ("SOAR") and iFactz, which enable it to deliver, track, and optimize direct marketing campaigns across multiple distribution channels, including television, radio, direct mail, print and the Internet. The combination of SendTec's direct marketing capabilities, technology and experience in both online and offline marketing, enable its clients to optimize their advertising campaigns across a broad spectrum of advertising mediums. SendTec is organized into two primary product line divisions, the DirectNet Advertising Division and the Creative South Division. Additionally, its proprietary iFactz technology provides software tracking solutions that benefit both the DirectNet Advertising and Creative South businesses.


A substantial portion of SendTec's revenue is derived from a limited number of customers. During the first half of 2005, two customers of SendTec accounted for approximately 45% of SendTec's total net revenue and during the four months ended December 31, 2004, two customers of SendTec accounted for approximately 52% of SendTec's total net revenue. Two of SendTec's customers, Sureclick Promotions LLC and DDB Worldwide Communications Group, Inc., each accounted for greater than 10% of the Company's consolidated net revenue for the year ended December 31, 2004. For the six months ended June 30, 2005, SendTec customers who individually comprised over 10% of the Company's consolidated net revenue included Sureclick Promotions LLC and RealNetworks, Inc. The loss of any one or more of these customers could have a material adverse effect on SendTec's business.


DirectNet Advertising (DNA)

DNA is the digital marketing services division of SendTec. DNA offers a variety of products and services that enable online advertisers and publishers to generate performance based results through online marketing channels such as, web advertising, e-commerce up-sells, affiliate marketing, search marketing and email marketing. DNA's broad range of products and services include creative strategy and execution, strategic offer development, production planning, media planning, media buying and search optimization. Through these products and services DNA's clients can address all aspects of the marketing continuum, from strategic planning through execution, including results management and campaign refinements. DNA's proprietary technologies, including its ROY online tracking software, allow advertisers and publishers to track, report and optimize online campaign activity all the way to the "conversion level" (which means a consumer's actual response to the offer, as for example, by making a purchase). DNA's knowledge of digital advertising strategies, targeting methods, media placements and creative executions combined with its innovative and dependable technology help DNA's clients to improve their advertising performance and return on investment.

Creative South

Creative South is the creative strategy, production and media buying division of SendTec. Creative South services both online and offline clients of SendTec, and its production capabilities cover a range of distribution media including television, radio, direct mail, print and digital. Creative South has developed, produced and distributed numerous direct response television campaigns for clients and has received national awards for its creative and production work. Creative South maintains in-house two state-of-the-art non-linear digital video editing suites. Creative South's production department includes experienced directors, producers and editors on staff. Creative South's media buying department provides a full range of services including strategic media planning, media trafficking, media buying, media tracking and post-buy media and financial analysis. Creative South's media buying department has executed media buying assignments for all types of television (broadcast and cable), radio and print formats and Creative South's long time relationships with its media partners have enabled SendTec to provide its clients competitive media prices.

iFactz

iFactz is SendTec's Application Service Provider or "ASP" technology that tracks and reports the online responses that are generated from offline direct response advertising. Historically, advertisers have lacked the ability to accurately track which offline advertising yields results online and thus advertisers have been unable to properly optimize their media buys. iFactz intelligently tracks and reports web activity from all offline advertising - TV (even national cable), radio, print and direct mail - in real time. iFactz's Intelligent Sourcing(TM) is a patent-pending media technology that informs the user where online customers come from, and what corresponding activity they produced on the user's website. The iFactz patent was filed in November of 2001 and SendTec expects the patent application for iFactz to be reviewed during 2005. iFactz's ASP design enables advertisers to implement and access the technology in a timely and cost efficient manner, as there are no cumbersome, time-consuming and costly implementation expenses and lead times. iFactz is licensed to clients both as a stand alone technology solution and as part of an overall campaign offering.

                         OUR INTERNET SERVICES BUSINESS


Tralliance, headquartered in New York City, was incorporated in 2002 to develop products and services to enhance online commerce between consumers and the travel and tourism industries, including administration of the ".travel" top-level domain. In February 2003, theglobe entered into a Loan and Purchase Option Agreement, as amended, with Tralliance in which theglobe agreed to fund, in the form of a loan, at the discretion of theglobe, Tralliance's operating expenses and obtained the option to acquire all of the outstanding capital stock of Tralliance. On May 5, 2005, the Internet Corporation for Assigned Names and Numbers (ICANN) and Tralliance entered into a contract whereby Tralliance was designated as the registry for the ".travel" top-level domain for a period of ten years. Effective May 9, 2005, theglobe exercised its option to purchase Tralliance.


As the registry for the ".travel" top-level domain, Tralliance will be responsible for the administration and maintenance of the master directory and database of all second-level ".travel" domain names. In addition, Tralliance will be offering, free of charge, to all ".travel" top-level domain registrants the ".travel" directory, a global online source of travel data organized according to a unique vocabulary for the travel industry. Tralliance has outsourced or is planning to outsource to third parties many of the processes required to operate as the ".travel" registry. Expected to launch in the 2005 fourth quarter, the full introduction of ".travel" will be preceded by a start up period for limited registration of pre-authenticated ".travel" registrants during the third quarter of 2005. Tralliance does not expect to begin collecting fees from ".travel" registrars for its services until sometime in the fourth quarter 2005.

COMPETITION

VoIP Telephony Business

The telecommunications industry has experienced a great deal of instability during the past several years. During the 1990s, forecasts of very high levels of future demand brought a significant number of new entrants and new capital investments into the industry. New global carriers were joined by many of the largest traditional carriers and built large global or regional networks to compete with the global wholesalers. However, in the last several years many of the new global carriers and many industry participants have either gone through bankruptcy or no longer exist. The networks were built primarily to meet the expected explosion in bandwidth demand from data, with specific emphasis upon Internet applications. Those forecasts have not materialized, telecommunications capacity now far exceeds actual demand, and the resulting marketplace is characterized by fierce price competition as traditional and next generation carriers compete to secure market share. Resulting lower prices have eroded margins and have kept many carriers from attaining positive cash flow from operations.

During the past several years, a number of companies have introduced services that make Internet telephony or voice services over the Internet available to businesses and consumers. All major telecommunications companies, including entities like AT&T, Verizon, Sprint and MCI, as well as iBasis, Net2Phone and deltathree, compete or can compete directly with us. A number of cable operators have also begun to offer VoIP telephony services via cable modems which provide access to the Internet.

Our competitors can be divided into domestic competitors and international competitors. The international market is highly localized. In markets where telecommunications have been fully deregulated, the competition continues to increase. In newly deregulated markets even new entrants to the VoIP space can rapidly capture significant market share. Competitors in these markets include both government-owned and incumbent phone companies, as well as emerging competitive carriers. The principle competitive factors in this marketplace include: price, quality of service, distribution, customer service, reliability, network capacity, and brand recognition. The long distance market in the United States is highly competitive. There are numerous competitors in the pure play VoIP space and we expect to face continuing competition from these existing, as well as new, competitors. The principal competitive factors in the marketplace include those identified above, as well as enhanced communications services. Our competitors include VoIP services companies such as Net2Phone, Skype, Vonage, Go2Call and deltathree.

Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater brand recognition and more established relationships in the industry than we have. As a result, certain of these competitors may be able to adopt more aggressive pricing policies which may hinder our ability to market our voice services.

Computer Games Business


Competition among games print magazines is high. We compete for advertising and circulation revenues principally with publishers of other technology and games magazines with similar editorial content as our magazines. The technology magazine industry has traditionally been dominated by a small number of large publishers. We believe that we compete with other technology and games publications based on the nature and quality of our magazines' editorial content and the attractive demographics of our readers.


The computer games marketplace has become increasingly competitive due to acquisitions, strategic partnerships and the continued consolidation of a previously fragmented industry. In addition, an increasing number of major retailers have increased the selection of video games offered by their traditional "bricks and mortar" locations and their online commerce sites, resulting in increased competition.

Marketing Services Business

The direct response advertising market is highly competitive. We compete with a variety of large and small advertising agencies but our primary competitors are interactive marketing companies such as ValueClick, aQuantive, Advertising.com and Performics. Currently, the online performance based advertising market in which we compete is still evolving and it is expected that certain government regulations may be implemented to better define acceptable practices and methodologies.

Many current and potential competitors have advantages over us, such as longer operating histories, greater name recognition, larger client bases, greater access to advertising space on high-traffic websites and significantly greater financial, technical and marketing resources. In addition, existing or future competitors may develop or offer services that provide significant performance, price, creative or other advantages over those offered by us.

Current and potential competitors may establish cooperative relationships among themselves or with third parties to increase the ability of their products and services to address the needs of our clients and prospective clients. As a result it is possible that new competitors may emerge and rapidly acquire significant market share. If we fail to compete effectively against other advertising service companies, we could lose clients or advertising inventory and our revenue could decline. We expect competition to continue to increase because there are no significant barriers to entry.

Our Results, Optimization, Yield ("ROY") online tracking software provides the Company with a unique competitive advantage by enabling us to optimize campaigns and by enabling advertising clients and distribution partners to access real-time conversion information. Additionally, our iFactz software provides an excellent complementary platform for our ROY tracking software and enables us to offer a complete technology tracking solution for online and offline direct response marketing. We believe that iFactz currently provides SendTec with a significant competitive advantage in its marketing services business and we are not aware of any similar technologies available in the market today.

Historically, a high percentage of SendTec's marketing services revenue has been generated from a few major customers. We believe that a limited number of clients will continue to be the source of a substantial portion of SendTec's marketing services revenue for the foreseeable future. Key factors in maintaining SendTec's relationships with these clients include SendTec's performance on individual campaigns, the strength of SendTec's professional reputation and the relationships of SendTec's key executives with client personnel. To the extent that SendTec's performance does not meet client expectations, or SendTec's reputation or relationships with one or more major clients are impaired, SendTec's marketing services revenue could decline and its operating results could be adversely affected.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS


We regard substantial elements of our websites and underlying technology as proprietary. In addition, we have developed in our VoIP business and direct response marketing business certain technologies which we believe are proprietary. Further, we are investigating other opportunities and are seeking to develop additional proprietary technology. We attempt to protect these assets by relying on intellectual property laws. We also generally enter into confidentiality agreements with our employees and consultants and in connection with our license agreements with third parties. We also seek to control access to and distribution of our technology, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently. We pursue the registration of our trademarks in the United States and internationally. We are also currently pursuing patent protection for certain of our VoIP technologies, including certain technology related to our linkage of a telephone number to an IP address and our browser to telephone interface, and for SendTec's direct response marketing business' iFactz Intelligent Sourcing(TM) media technology.


Effective trademark, service mark, copyright, patent and trade secret protection may not be available in every country in which our services are made available through the Internet. Policing unauthorized use of our proprietary information is difficult. Existing or future trademarks or service marks applied for or registered by other parties and which are similar to ours may prevent us from expanding the use of our trademarks and service marks into other areas. Enforcing our patent rights could result in costly litigation. Our patent applications could be rejected or any patents granted could be invalidated in litigation. Should this happen, we may lose a significant competitive advantage. Additionally, our competitors or others could be awarded patents on technologies and business processes that could require us to significantly alter our technology, change our business processes or pay substantial license and royalty fees.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

In General

We are subject to laws and regulations that are applicable to various Internet activities. There are an increasing number of federal, state, local and foreign laws and regulations pertaining to the Internet and telecommunications, including Voice over Internet Protocol ("VoIP"). In addition, a number of federal, state, local and foreign legislative and regulatory proposals are under consideration. Laws or regulations have been and may continue to be adopted with respect to the Internet relating to, among other things, fees and taxation of VoIP telephony services, liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, including public safety issues like enhanced 911 emergency service ("E911"), the Communications Assistance for Law Enforcement Act ("CALEA"), the provision of online payment services, broadband residential Internet access, and the characteristics and quality of products and services.

Changes in tax laws relating to electronic commerce could materially affect our business, prospects and financial condition. One or more states or foreign countries may seek to impose sales or other tax collection obligations on out-of-jurisdiction companies that engage in electronic commerce. A successful assertion by one or more states or foreign countries that we should collect sales or other taxes on services could result in substantial tax liabilities for past sales, decrease our ability to compete with traditional telephony, and otherwise harm our business.

Currently, decisions of the U.S. Supreme Court restrict the imposition of obligations to collect state and local sales and use taxes with respect to electronic commerce. However, a number of states, as well as the U.S. Congress, have been considering various initiatives that could limit or supersede the Supreme Court's position regarding sales and use taxes on electronic commerce. If any of these initiatives addressed the Supreme Court's constitutional concerns and resulted in a reversal of its current position, we could be required to collect sales and use taxes. The imposition by state and local governments of various taxes upon electronic commerce could create administrative burdens for us and could adversely affect our VoIP business operations, and ultimately our financial condition, operating results and future prospects.

Regardless of the type of state tax imposed, the threshold issue involving state taxation of any transaction is always whether sufficient nexus, or contact, exists between the taxing entity and the taxpayer or the transaction to which the tax is being applied. The concept of nexus is constantly changing and no bright line exists that would sufficiently alert a business as to whether it is subject to tax in a specific jurisdiction. All states which have attempted to tax Internet access or online services have done so by asserting that the sale of such telecommunications services, information services, data processing services or other type of transaction is subject to tax in that particular state.


A handful of states impose taxes on computer services, data processing services, information services and other similar types of services. Some of these states have asserted that Internet access and/or online information services are subject to these taxes.


Most states have telecommunications sales or gross receipts taxes imposed on interstate calls or transmissions of data. A sizable minority tax only intrastate calls. Although these taxes were enacted long before the birth of electronic commerce and VoIP, several states have asserted that Internet access and/or online information services are subject to these taxes.

For example, in the 2005 Florida legislative session, Florida incorporated into the tax imposed by Chapter 202, Florida Statutes, (the Communications Services
Tax) language which establishes tax nexus in Florida for VoIP. The Florida legislature inserted this language to protect the scope of the tax base for the Communications Services Tax. The language could have the effect of imposing the Communications Services Tax on VoIP services not based in the state of Florida.

The Florida legislature borrowed the language that it used to amend the Florida Statute from the national Streamlined Sales Tax Project. This project is being touted by many states as a proposed tax simplification plan. If adopted by other states, the language included in the Florida law could have a far reaching effect in many states in the United States.

Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel, and personal privacy apply to the Internet and electronic commerce. Any new legislation or regulation, or the application or interpretation of existing laws or regulations, may decrease the growth in the use of the Internet or VoIP telephony services, may impose additional burdens on electronic commerce or may alter how we do business.

New laws and regulations may increase our costs of compliance and doing business, decrease the growth in Internet use, decrease the demand for our services or otherwise have a material adverse effect on our business.

VoIP Regulation

The use of the Internet and private IP networks to provide voice services over the Internet is a relatively recent market development. Although the provision of such services is currently permitted by United States federal law and largely unregulated within the United States, several foreign governments have adopted laws and/or regulations that could restrict or prohibit the provision of voice communications services over the Internet or private IP networks.

Federal Communications Commission Regulation

In the United States, the Federal Communications Commission (the "FCC") has so far declined to make a general conclusion that all forms of VoIP services constitute telecommunications services (rather than information services). The FCC's Internet Policy Working Group was established to assist the FCC in identifying, evaluating, and addressing policy issues that will arise as traditional telecommunications services migrate to Internet based platforms. The FCC has held a forum on VoIP to study and discuss issues including regulatory classification and has held two solutions summits regarding VoIP: the first solutions summit focused on VoIP solutions for E911 issues and the second solutions summit focused on VoIP solutions for disability access issues.


On March 10, 2004, the FCC released its IP-Enabled Services Notice of Proposed Rulemaking which included guidelines and questions upon which it is seeking public comment to determine what regulation, if any, will govern companies that provide VoIP services. Specifically, the FCC has expressed an intention to further examine the question of whether certain forms of phone-to-phone VoIP services are information services or telecommunications services. The two classifications are treated differently in several respects, with certain information services being regulated to a lesser degree than telecommunications services. The FCC has noted that certain forms of phone-to-phone VoIP services bear many of the same characteristics as more traditional voice telecommunications services and lack the characteristics that would render them information services. The FCC has indicated that the mechanisms for contributing to the Universal Service Fund, issues as to applicability of access charges and other matters will be considered in that context.

On March 10, 2004, (on the same day that the FCC released its IP-Enabled Services Notice of Proposed Rulemaking), in a response to a petition by Pulver.com which sought a declaration that Pulver.com's Free World Dialup ("FWD") is neither telecommunications nor a telecommunications service, the FCC ruled that Pulver.com's FWD offering is an unregulated information service subject to the FCC's jurisdiction. The ruling specifically does not address whether traditional phone regulations might apply to VoIP services in which end users interconnect with the traditional telephone system.


In April 2004, in response to a petition by AT&T which sought a declaration to preclude local exchange carriers from imposing access charges on certain AT&T "phone-to-phone" IP telephony services the FCC ruled that the service that AT&T described is a telecommunications service upon which interstate access charges may be assessed. However, the FCC emphasized that its decision is limited to the type of service described by AT&T in that proceeding, i.e., an interexchange service that: (1) uses ordinary customer premises equipment (CPE) with no enhanced functionality; (2) originates and terminates on the public switched telephone network (PSTN); and (3) undergoes no net protocol conversion and provides no enhanced functionality to end users due to the provider's use of IP technology.


In November 2004, the FCC issued a Memorandum Opinion and Order ("MO&O") which preempted an order of the Minnesota Public Utilities Commission applying its traditional telephone company regulations to Vonage's DigitalVoice service, which provides VoIP service and other communications capabilities. The FCC issued this MO&O in response to a petition that Vonage filed with the FCC. The FCC concluded that the DigitalVoice service cannot be separated into interstate and intrastate communications for compliance with Minnesota's requirements without negating valid federal policies and rules. In so doing, the FCC clarified that it, not the state commissions, has the responsibility and obligation to decide whether certain regulations apply to DigitalVoice and other IP-enabled services having the same capabilities. The FCC stated that for such services, comparable regulations of other states must likewise yield to important federal objectives. However, in this MO&O, the FCC did not express an opinion on the applicability to Vonage of Minnesota's general laws governing entities conducting business within Minnesota, such as laws concerning taxation; fraud; general commercial dealings; and marketing, advertising, and other business practices. The FCC stated that it expects that as it moves forward in establishing policies and rules for DigitalVoice and other IP-enabled services, states will continue to play their vital role in protecting consumers from fraud, enforcing fair business practices, for example, in advertising and billing, and generally responding to consumer inquiries and complaints.

At the same time as Vonage filed its petition with the FCC, it filed a lawsuit in the district court in Minnesota against the Minnesota Public Utilities Commission ("Minnesota Commission") to challenge the Minnesota Commission's order asserting regulatory jurisdiction over Vonage and ordering Vonage to comply with all state statutes and regulations relating to the offering of telephone service in Minnesota. In October 2003, the district court entered a permanent injunction in favor of Vonage. In January 2004, the court denied a motion by the Minnesota Commission for reconsideration, and an appeal to the U.S. Court of Appeals for the Eighth Circuit is pending. However, other states are not bound by this decision and may reject the VoIP operator's position and may seek to subject us to regulation.


If the FCC or any state determines to regulate VoIP, they may impose surcharges, taxes, licensing or additional regulations upon providers of VoIP. These surcharges could include access charges payable to local exchange carriers to carry and terminate traffic, contributions to the Universal Service Fund or other charges. In August 2004, the FCC issued a Notice of Proposed Rulemaking in which it tentatively concluded that providers of VoIP services that the Department of Justice, Federal Bureau of Investigation, and Drug Enforcement Agency (collectively, "Law Enforcement") characterize as "managed" or "mediated" are subject to the CALEA as telecommunications carriers under the "Substantial Replacement Provision." The Substantial Replacement Provision describes the unique definition of "telecommunications carrier" in CALEA to include entities that provide "a replacement for a substantial portion of the local telephone exchange service." Law Enforcement describes managed or mediated VoIP services as those services that offer voice communications calling capability whereby the VoIP provider acts as a mediator to manage the communication between its end points and to provide call set up, connection, termination, and party identification features, often generating or modifying dialing, signaling, switching, addressing or routing functions for the user. Law Enforcement distinguishes managed communications from "non-managed" or "peer-to-peer" communications, which involve disintermediated communications that are set up and managed by the end user via its customer premises equipment or personal computer. In these non-managed, or disintermediated, communications, the VoIP provider has minimal or no involvement in the flow of packets during the communication, serving instead primarily as a directory that provides users' Internet web addresses to facilitate peer-to-peer communications. In this proceeding, the FCC has requested comment on the appropriateness of this distinction between managed and non-managed VoIP communications for purposes of CALEA.

Regulations requiring compliance with CALEA could also place a significant financial burden on us. The imposition of any such additional fees, charges, taxes, licenses and regulations on VoIP services could materially increase our costs and may reduce or eliminate the competitive pricing advantage we seek to enjoy.


On June 3, 2005, the FCC released the "IP-Enabled Services and E911 Requirements for IP-Enabled Service Providers, First Report and Order and Notice of Proposed Rulemaking" (the "E911 Order"). The E911 Order requires, among other things, that VoIP service providers that interconnect to the public switched telephone network ("Interconnected VoIP Providers") supply enhanced emergency 911 dialing capabilities ("E911") to their subscribers no later than 120 days from the effective date of the E911 Order. The effective date of the E911 Order is July 29, 2005. As part of such E911 capabilities, Interconnected VoIP Providers are required to mimic the 911 emergency calling capabilities offered by traditional landline phone companies. Specifically, all Interconnected VoIP Providers must deliver 911 calls to the appropriate local public safety answering point ("PSAP"), along with call back number and location, where the PSAP is able to receive that information. Such E911 capabilities must be included in the basic service offering of the Interconnected VoIP Providers; it cannot be an optional or extra feature. The PSAP delivery obligation, along with call back number and location information must be provided regardless of whether the service is "fixed" or "nomadic." User registration of location is permissible initially, although the FCC is committed to an advanced form of E911 that will determine user location without user intervention, one of the topics of the further Notice of Proposed Rulemaking to be released.

Additionally, the E911 Order required that, by July 29, 2005 (the effective date of the E911 Order), each Interconnected VoIP Provider must have: (1) specifically advised every new and existing subscriber, prominently and in plain language, of the circumstances under which the E911 capabilities service may not be available through its VoIP services or may in some way be limited by comparison to traditional landline E911 services; (2) obtained and kept a record of affirmative acknowledgement from all subscribers, both new and existing, of having received and understood the advisory described in the preceding item (1); and (3) distributed to its existing subscribers warning stickers or other appropriate labels warning subscribers if E911 service may be limited or not available and instructing the subscriber to place them on or near the equipment used in conjunction with the provider's VoIP services. We have complied with the requirements set forth in the preceding items (1) and (3). However, despite engaging in significant efforts, as of August 10, 2005, we have received the affirmative acknowledgements required by the preceding item (2) from less than 15% of our VoIP subscribers.

On July 26, 2005, noting the efforts made by Interconnected VoIP Providers to comply with the E911 Order's affirmative acknowledgement requirement, the Enforcement Bureau of the FCC (the "EB") released a Public Notice communicating that, until August 30, 2005, it would not initiate enforcement action against any Interconnected VoIP Provider with respect to such affirmative acknowledgement requirement on the condition that the provider file a detailed report with the FCC by August 10, 2005. The report must set forth certain specific information relating to the provider's efforts to comply with the requirements of the E911 Order. Furthermore, the EB stated its expectation that that if an Interconnected VoIP Provider has not received such affirmative acknowledgements from 100% of its existing subscribers by August 29, 2005, then the Interconnected VoIP Provider would disconnect, no later than August 30, 2005, all subscribers from whom it has not received such acknowledgements. On August 26, 2005, the EB released another Public Notice communicating that it would not, until September 28, 2005, initiate enforcement action regarding the affirmative acknowledgement requirement against those providers that: (1) previously filed reports on or before August 10, 2005 in accordance with the July 26 Public Notice; and (2) file two separate updated reports with the FCC by September 1, 2005 and September 22, 2005 containing certain additional required information relating to such provider's compliance efforts with respect to the E911 Order's requirements. The EB further stated in the second Public Notice its expectation that, during the additional period of time afforded by the extension, all Interconnected VoIP Providers that qualified for such extension would continue to use all means available to them to obtain affirmative acknowledgements from all of their subscribers.

Our VoIP services that are subject to the E911 Order account for a material portion of our current VoIP revenues. However, our current VoIP net revenues are not substantial and for the six months ended June 30, 2005 were approximately $163,000. Although we continue to engage in efforts to comply with all of the requirements of the E911 Order, we may not be able to provide the E911 capabilities required by the E911 Order to all of our subscribers by 120 days after the effective date thereof. Moreover, although we have complied with the reporting requirements of the EB's July 26, 2005 and August 26, 2005 Public Notices and, accordingly, the Company qualifies for the September 28, 2005 extension, as of August 10, 2005, we have received the required affirmative acknowledgements from less than 15% of our VoIP subscribers. Therefore, while we continue to be engaged in efforts to obtain affirmative acknowledgements from all of our VoIP subscribers, we expect that we will not receive such affirmative acknowledgements from 100% of our VoIP subscribers by the September 28, 2005 deadline. Moreover, we can provide no assurances as to whether the percentage of our VoIP subscribers that provide us with the required affirmative acknowledgements will rise significantly or at all. If we are unable to comply with one or more of the requirements of the E911 Order, including the requirement to obtain affirmative acknowledgements from 100% of our VoIP subscribers by the FCC's stated deadlines, the EB may bring an enforcement action against the Company and/or we may need to suspend delivery of our VoIP services to those of our customers with respect to which we have not complied with the requirements of the E911 Order. Although the EB has thus far granted two extensions to its deadline for obtaining affirmative acknowledgements from 100% of Interconnected VoIP Providers' subscribers, the EB may or may not provide additional extensions to such deadline and the Company may or may not qualify for such extensions. If we are required by the EB to suspend VoIP service to a material portion of our VoIP subscribers for a material period of time due to our non-compliance with the E911 Order, our revenues and operating results from our current VoIP operations will deteriorate.

Even assuming our full compliance with the E911 Order, such compliance and our efforts to achieve such compliance, will increase our cost of doing business in the VoIP arena and may adversely affect our ability to deliver our VoIP telephony services to new and existing customers in all geographic regions.


State Regulation


Although VoIP services are presently largely unregulated by the state governments, such state governments and their regulatory authorities may assert jurisdiction over the provision of intrastate IP communications services where they believe that their telecommunications regulations are broad enough to cover regulation of IP services. A number of state regulators have recently taken the position that VoIP providers are telecommunications providers and must register as such within their states. VoIP operators have resisted such registration on the position that VoIP is not, and should not be, subject to such regulations because VoIP is an information service, not a telecommunications service and because VoIP is interstate in nature, not intrastate. Various state regulatory authorities have initiated proceedings to examine the regulatory status of Internet telephony services, and in several cases rulings have been obtained to the effect that the use of the Internet to provide certain intrastate services does not exempt an entity from paying intrastate access charges in the jurisdictions in question. However, in the Vonage MO&O, the FCC found that the characteristics of Vonage's DigitalVoice service preclude any practical identification of, and separation into, interstate and intrastate communications for purposes of effectuating a dual federal/state regulatory scheme. Therefore, because it is a jurisdictionally mixed service, the FCC has exclusive jurisdiction under the Act to determine the policies and rules, if any, that govern the interstate aspect of DigitalVoice service. In fact, the FCC stated that multiple state regulatory regimes would likely violate the Commerce Clause because of the unavoidable effect that regulation on an intrastate component would have on interstate use of the service. As state governments, courts, and regulatory authorities continue to examine the regulatory status of Internet telephony services, they could render decisions or adopt regulations affecting providers of VoIP or requiring such providers to pay intrastate access charges or to make contributions to universal service funding. Should the Commission determine to regulate IP services, states may decide to follow the FCC's lead and impose additional obligations as well.

Other Regulation

The regulatory treatment of IP communications outside the United States varies significantly from country to country. Some countries currently impose little or no regulation on Internet telephony services, as in the United States. Other countries, including those in which the governments prohibit or limit competition for traditional voice telephony services, generally do not permit Internet telephony services or strictly limit the terms under which those services may be provided. Still other countries regulate Internet telephony services like traditional voice telephony services, requiring Internet telephony companies to make various telecommunications service contributions and pay other taxes. We may incur substantial liabilities for expenses necessary to comply with these laws and regulations or penalties for any failure to comply. Compliance with these laws and regulations may also cause us to have to change or limit our business practices in a manner adverse to our business.

More aggressive regulation of Internet telephony providers and VoIP services may adversely affect our VoIP business operations, and ultimately our financial condition, operating results and future prospects.

Certain Other Regulation Affecting The Internet


Today, there are still relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws and regulations relating to the Internet are being debated at all levels of governments around the world and it is possible that such laws and regulations will be adopted. It is not clear how existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel and defamation, obscenity, and personal privacy apply to online businesses. The vast majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In the United States, Congress has recently adopted legislation that regulates certain aspects of the Internet, including online content, user privacy and taxation. In addition, Congress and other federal entities are considering other legislative and regulatory proposals that would further regulate the Internet. Congress has, for example, considered legislation on a wide range of issues including Internet spamming, database privacy, gambling, pornography and child protection, Internet fraud, privacy and digital signatures. For example, Congress recently passed and the President signed into law several proposals that have been made at the U.S. state and local level that would impose additional taxes on the sale of goods and services through the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce, and could diminish our opportunity to derive financial benefit from our activities. For example, in December 2004, the U.S. federal government enacted the Internet Tax Nondiscrimination Act (the "ITNA"). While the ITNA generally extends through November 2007 the moratorium on taxes on Internet access and multiple and discriminatory taxes on electronic commerce, it does not affect the imposition of tax on a charge for voice or similar service utilizing Internet Protocol or any successor protocol. In addition, the ITNA does not prohibit federal, state, or local authorities from collecting taxes on our income or from collecting taxes that are due under existing tax rules. Various states have adopted and are considering Internet-related legislation. Increased U.S. regulation of the Internet, including Internet tracking technologies, may slow its growth, particularly if other governments follow suit, which may negatively impact the cost of doing business over the Internet and materially adversely affect our business, financial condition, results of operations and future prospects. Legislation has also been proposed that would clarify the regulatory status of VoIP service. The Company has no way of knowing whether legislation will pass or what form it might take. Domain names have been the subject of significant trademark litigation in the United States and internationally. The current system for registering, allocating and managing domain names has been the subject of litigation and may be altered in the future. The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies are anticipated to establish additional top-level domains and may appoint additional domain name registrars or modify the requirements for holding domain names, any or all of which may dilute the strength of our names. We may not acquire or maintain our domain names in all of the countries in which our websites may be accessed, or for any or all of the top-level domain names that may be introduced.

Internationally, the European Union has also enacted several directives relating to the Internet. The European Union has, for example, adopted a directive that imposes restrictions on the collection and use of personal data. Under the directive, citizens of the European Union are guaranteed rights to access their data, rights to know where the data originated, rights to have inaccurate data rectified, rights to recourse in the event of unlawful processing and rights to withhold permission to use their data for direct marketing. The directive could, among other things, affect U.S. companies that collect or transmit information over the Internet from individuals in European Union member states, and will impose restrictions that are more stringent than current Internet privacy standards in the U.S. In particular, companies with offices located in European Union countries will not be allowed to send personal information to countries that do not maintain adequate standards of privacy. Compliance with these laws is both necessary and difficult. Failure to comply could subject us to lawsuits, fines, criminal penalties, statutory damages, adverse publicity, and other losses that could harm our business. Changes to existing laws or the passage of new laws intended to address these privacy and data protection and retention issues could directly affect the way we do business or could create uncertainty on the Internet. This could reduce demand for our services, increase the cost of doing business as a result of litigation costs or increased service or delivery costs, or otherwise harm our business. Other laws that reference the Internet, such as the European Union's Directive on Distance Selling and Electronic Commerce has begun to be interpreted by the courts and implemented by the European Union member states, but their applicability and scope remain somewhat uncertain. Regulatory agencies or courts may claim or hold that we or our users are either subject to licensure or prohibited from conducting our business in their jurisdiction, either with respect to our services in general, or with respect to certain categories or items of our services. In addition, because our services are accessible worldwide, and we facilitate VoIP telephony services to users worldwide, foreign jurisdictions may claim that we are required to comply with their laws. For example, the Australian high court has ruled that a U.S. website in certain circumstances must comply with Australian laws regarding libel. As we expand our international activities, we become obligated to comply with the laws of the countries in which we operate. Laws regulating Internet companies outside of the U.S. may be less favorable than those in the U.S., giving greater rights to consumers, content owners, and users. Compliance may be more costly or may require us to change our business practices or restrict our service offerings relative to those in the U.S. Our failure to comply with foreign laws could subject us to penalties ranging from criminal prosecution to bans on our services.


                             DESCRIPTION OF PROPERTY

Our corporate headquarters is located in Fort Lauderdale, Florida, where we lease approximately 26,000 square feet of office space. 15,000 square feet of this space is sublet from a company which is controlled by our Chairman and the remaining 11,000 square feet is sublet from an unaffiliated company. We maintain approximately 9,500 square feet of office space in two separate locations in Vermont in connection with the operations of our magazine publications and Chips & Bits, Inc. We own one property and the other is a lease which expires in September 2005. In June of 2004, we signed a two year lease for approximately 5,000 square feet of warehouse space in Pompano Beach, Florida. Additionally, we have obtained colocation space in secure telecommunications data centers located in Florida, Georgia, Massachusetts and New York which is used to house certain Internet routing and computer equipment. Our subsidiary, SendTec, Inc., leases approximately 14,500 square feet of office space in St. Petersburg, Florida and approximately 2,500 square feet of office space in New York City. The St. Petersburg lease commenced in April of 2004 and expires in March of 2010. The New York lease commenced in June of 2005 and expires in December of 2009. Our subsidiary, Tralliance Corporation, subleases approximately 1,100 square feet of office space in New York City on a month-to-month basis from an entity controlled by its President and Chief Executive Officer.

                                LEGAL PROCEEDINGS

On and after August 3, 2001 and as of the date of this filing, the Company is aware that six putative shareholder class action lawsuits were filed against the Company, certain of its current and former officers and directors (the "Individual Defendants"), and several investment banks that were the underwriters of the Company's initial public offering. The lawsuits were filed in the United States District Court for the Southern District of New York.

The lawsuits purport to be class actions filed on behalf of purchasers of the stock of the Company during the period from November 12, 1998 through December 6, 2000. Plaintiffs allege that the underwriter defendants agreed to allocate stock in the Company's initial public offering to certain investors in exchange for excessive and undisclosed commissions and agreements by those investors to make additional purchases of stock in the aftermarket at pre-determined prices. Plaintiffs allege that the Prospectus for the Company's initial public offering was false and misleading and in violation of the securities laws because it did not disclose these arrangements. On December 5, 2001, an amended complaint was filed in one of the actions, alleging the same conduct described above in connection with the Company's November 23, 1998 initial public offering and its May 19, 1999 secondary offering. A Consolidated Amended Complaint, which is now the operative complaint, was filed in the Southern District of New York on April 19, 2002. The action seeks damages in an unspecified amount. On February 19, 2003, a motion to dismiss all claims against the Company was denied by the Court. On October 13, 2004, the Court certified a class in six of the approximately 300 other nearly identical actions and noted that the decision is intended to provide strong guidance to all parties regarding class certification in the remaining cases. Plaintiffs have not yet moved to certify a class in theglobe.com case.

The Company has approved a settlement agreement and related agreements which set forth the terms of a settlement between the Company, the Individual Defendants, the plaintiff class and the vast majority of the other approximately 300 issuer defendants. Among other provisions, the settlement provides for a release of the Company and the Individual Defendants for the conduct alleged in the action to be wrongful. The Company would agree to undertake certain responsibilities, including agreeing to assign away, not assert, or release certain potential claims the Company may have against its underwriters. The settlement agreement also provides a guaranteed recovery of $1 billion to plaintiffs for the cases relating to all of the approximately 300 issuers. To the extent that the underwriter defendants settle all of the cases for at least $1 billion, no payment will be required under the issuers' settlement agreement. To the extent that the underwriter defendants settle for less than $1 billion, the issuers are required to make up the difference. It is anticipated that any potential financial obligation of the Company to plaintiffs pursuant to the terms of the settlement agreement and related agreements will be covered by existing insurance. The Company currently is not aware of any material limitations on the expected recovery of any potential financial obligation to plaintiffs from its insurance carriers. Its carriers are solvent, and the Company is not aware of any uncertainties as to the legal sufficiency of an insurance claim with respect to any recovery by plaintiffs. Therefore, we do not expect that the settlement will involve any payment by the Company. If material limitations on the expected recovery of any potential financial obligation to the plaintiffs from the Company's insurance carriers should arise, the Company's maximum financial obligation to plaintiffs pursuant to the settlement agreement would be less than $3.4 million. On February 15, 2005, the Court granted preliminary approval of the settlement agreement, subject to certain modifications consistent with its opinion. The Court ruled that the issuer defendants and the plaintiffs were required to submit a revised settlement agreement which provides for a mutual bar of all contribution claims by the settling and non-settling parties and does not bar the parties from pursuing other claims. The issuers and plaintiffs have submitted to the Court a revised settlement agreement consistent with the Court's opinion. The revised settlement agreement has been approved by all of the issuer defendants that are not in bankruptcy. The underwriter defendants have submitted limited objections to the revised settlement agreement, such as an objection that it seeks to impose the cost of identifying and notifying class members on the underwriters, and an objection that it does not provide the underwriters with sufficient time to gather the information sought by the claims administrator. There is no assurance that the Court will grant final approval to the settlement. If the settlement agreement is not approved and the Company is found liable, we are unable to estimate or predict the potential damages that might be awarded, whether such damages would be greater than the Company's insurance coverage, and whether such damages would have a material impact on our results of operations or financial condition in any future period.

On December 16, 2004, the Company, together with its wholly-owned subsidiary, voiceglo Holdings, Inc., were named as defendants in NeoPets, Inc. v. voiceglo Holdings, Inc. and theglobe.com, inc., a lawsuit filed in Los Angeles Superior Court. The Company and its subsidiary, were parties to an agreement dated May 6, 2004, with NeoPets, Inc. ("NeoPets"), whereby NeoPets agreed to host a voiceglo advertising feature on its website for the purpose of generating registered activations of the voiceglo product featured. Consideration to NeoPets was to include specified commissions, including cash payments based on registered activations, as defined, as well as the issuance of Common Stock of theglobe.com and additional cash payments, upon the attainment of certain performance criteria. NeoPets' complaint asserts claims for breach of contract and specific performance and seeks payment of approximately $2.5 million in cash, plus interest, as well as the issuance of 1,000,000 shares of theglobe.com Common Stock. On February 22, 2005, the Company and voiceglo answered the complaint and asserted cross-claims against NeoPets for fraud and deceit, rescission, breach of contract, breach of the implied covenant of good faith and fair dealing and set-off. NeoPets answered the cross-claims on March 24, 2005.

During 2004, the Company recorded amounts due for commissions pursuant to the terms of the agreement totaling approximately $246,000. On August 5, 2005, the Company, together with voiceglo Holdings, Inc., its wholly-owned subsidiary, and NeoPets (collectively "the Parties") agreed to amicably resolve their dispute and entered into a settlement agreement (the "Settlement Agreement"). Under the terms of the Settlement Agreement, the Parties agreed to dismiss the lawsuit, release each other from all claims and to terminate their May 6, 2004 website advertising agreement in consideration for voiceglo Holdings, Inc. making cash payments totaling $200,000 to NeoPets within thirty days of the date of the Settlement Agreement.

The Company is currently a party to certain other legal proceedings, claims, disputes and litigation arising in the ordinary course of business, including those noted above. The Company currently believes that the ultimate outcome of these other proceedings, individually and in the aggregate, will not have a material adverse affect on the Company's financial position, results of operations or cash flows. However, because of the nature and inherent uncertainties of litigation, should the outcome of these actions be unfavorable, the Company's business, financial condition, results of operations and cash flows could be materially and adversely affected.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

The shares of our Common Stock trade in the over-the-counter market on what is commonly referred to as the electronic bulletin board, under the symbol "TGLO.OB". The following table sets forth the range of high and low bid prices of our Common Stock for the periods indicated as reported by the over-the-counter market (the electronic bulletin board). The quotations below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

                    2005            2004             2003
                -------------   -------------   ---------------
                High     Low    High     Low    High       Low
                -----   -----   -----   -----   -----     -----
Fourth Quarter     --      --   $0.56   $0.36   $2.12     $1.30
Third Quarter      --      --   $0.65   $0.24   $1.97     $1.12
Second Quarter  $0.16   $0.08   $0.96   $0.28   $2.56     $0.13
First Quarter   $0.43   $0.12   $1.42   $0.83   $0.20     $0.06

The market price of our Common Stock is highly volatile and fluctuates in response to a wide variety of factors. (See "Risk Factors-Our Stock Price is Volatile and May Decline.")

HOLDERS OF COMMON STOCK

We had approximately 741 holders of record of Common Stock as August 30, 2005. This does not reflect persons or entities that hold Common Stock in nominee or "street" name through various brokerage firms.

DIVIDENDS

We have not paid any cash dividends on our Common Stock since our inception and do not intend to pay dividends in the foreseeable future. Our board of directors will determine if we pay any future dividends.

    SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF
                               DECEMBER 31, 2004

                             Number of securities to be    Weighted-average exercise          Number of securities
                              issued upon exercise of        price of outstanding           remaining available for
         Plan                  outstanding options,          options, warrants and       future issuance under equity
       Category                warrants and rights                  rights                     compensation plans
-----------------------    ----------------------------    --------------------------    -----------------------------
Equity Compensation                4,729,020                      $ 1.40                         8,063,897
plans approved by
security holders

Equity Compensation               11,255,165                      $ 0.14                         2,139,835
plans not approved by
security holders

Total                             15,984,185                      $ 0.51                        10,203,732

Equity compensation plans not approved by security holders consist of the following:

o 200,000 shares of Common Stock of theglobe.com, inc., issued to Charles Peck pursuant to the Non-Qualified Stock Option Agreement dated June 1, 2002 at an exercise price of $0.035 per share. These stock options vested immediately and have a life of ten years from date of grant.

o 1,750,000 shares of Common Stock of theglobe.com, inc., issued to Edward A. Cespedes pursuant to the Non-Qualified Stock Option Agreement dated August 12, 2002 at an exercise price of $0.02 per share. These stock options vested immediately and have a life of ten years from date of grant.

o 2,500,000 shares of Common Stock of theglobe.com, inc., issued to Michael S. Egan pursuant to the Non-Qualified Stock Option Agreement dated August 12, 2002 at an exercise price of $0.02 per share. These stock options vested immediately and have a life of ten years from date of grant.

o 500,000 shares of Common Stock of theglobe.com, inc., issued to Robin S. Lebowitz pursuant to the Non-Qualified Stock Option Agreement dated August 12, 2002 at an exercise price of $0.02 per share. These stock options vested immediately and have a life of ten years from date of grant.

o The Company's 2003 Amended and Restated Non-Qualified Stock Option Plan (the "2003 Plan"). The purpose of the 2003 Plan is to strengthen theglobe.com, inc. by providing an incentive to certain employees and consultants (or in certain circumstances, individuals who are the principals of certain consultants) of the Company or any subsidiary of the Company, with a view toward encouraging them to devote their abilities and industry to the success of the Company's business enterprise. The 2003 Plan is administered by a Committee appointed by the Board to administer the Plan, which has the power to determine those eligible individuals to whom options shall be granted under the 2003 Plan and the number of such options to be granted and to prescribe the terms and conditions (which need not be identical) of each such option, including the exercise price per share subject to each option and vesting schedule of options granted thereunder, and make any amendment or modification to any agreement consistent with the terms of the 2003 Plan. The maximum number of shares that may be made the subject of options granted under the 2003 Plan is 1,000,000 and no option may have a term in excess of ten years. Options to acquire an aggregate of 41,000 shares of Common Stock have been issued to various independent sales agents at a weighted average exercise price of $1.54. These stock options vested immediately and have a life of ten years from date of grant. Options to acquire an aggregate of 400,000 shares of Common Stock have been issued to various employees and independent contractors at a weighted average exercise price of $1.00. These stock options vested immediately and have a life of ten years from date of grant. Options to acquire an aggregate of 110,000 shares of Common Stock have been issued to two independent contractors at a weighted average exercise price of $1.22. These stock options vested immediately and have a life of five years from date of grant. Options to acquire 200,000 shares of Common Stock were issued to an employee at an exercise price of $0.01 per share. These stock options, with a life of ten years, were to vest upon attainment of specific performance criteria. However, in January of 2005, the employee was terminated and his options were completely vested as part of his termination agreement.

o The Company's 2004 Stock Incentive Plan (the "2004 Plan"). The purpose of the 2004 Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, consultants and non-employee directors stock-based and other incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders. The 2004 Plan is administered by a Committee appointed by the Board to administer the Plan, which has the power to determine those eligible individuals to whom stock options, stock appreciation rights, restricted stock awards, performance awards, or other stock-based awards shall be granted under the 2004 Plan and the number of such options, rights or awards to be granted and to prescribe the terms and conditions (which need not be identical) of each such option, right or award, including the exercise price per share subject to each option and vesting schedule of options granted thereunder, and make any amendment or modification to any agreement consistent with the terms of the 2004 Plan. The maximum number of shares that may be made the subject of options, rights or awards granted under the 2004 Plan is 7,500,000 and no option may have a term in excess of ten years. Options to acquire an aggregate of 250,000 shares of Common Stock have been issued to several employees and consultants of SendTec, Inc. at an exercise price of $0.34 per share. Twenty-five percent of these options vested immediately and the balance will vest in three equal annual installments. These options have a life of five years from date of grant. As part of the merger with SendTec, Inc., replacement options of 3,974,165 were issued to the former SendTec employees. Of these replacement options, 3,273,668 have been issued at an exercise price of $0.06 per share and 700,497 have been issued at an exercise price of $0.27 per share. The terms of these replacement options were as negotiated between representatives of theglobe and the Stock Option Committee for the SendTec 2000 Amended and Restated Stock Option Plan. In addition, theglobe also granted 1,000,000 stock options at an exercise price of $0.27 per share in connection with the establishment of a bonus option pool pursuant to which various employees of SendTec could vest in such options if SendTec exceeds certain performance targets. In October of 2004, options to acquire an aggregate of 330,000 shares of Common Stock were issued to two employees. 250,000 were issued at an exercise price of $0.52, of which 62,500 of these stock options vested immediately and the balance will vest ratably on a quarterly basis over three years. 80,000 were issued at an exercise price of $0.37 of which 32,000 of these stock options vested immediately and the balance will vest ratably on a quarterly basis over three years, although vesting may be accelerated subject to certain performance criteria. These options have a life of ten years from date of grant.

                    SELECTED CONSOLIDATED FINANCIAL DATA (1)

The selected consolidated balance sheet data as of December 31, 2004 and 2003 and the selected consolidated operating data for the years ended December 31, 2004, 2003 and 2002 have been derived from our audited consolidated financial statements included elsewhere herein. The selected consolidated balance sheet data as of June 30, 2005 and the selected consolidated operating data for the six months ended June 30, 2005 and 2004 have been derived from our unaudited consolidated financial statements included elsewhere herein. The selected consolidated balance sheet data as of December 31, 2002, 2001 and 2000 and the selected consolidated operating data for the years ended December 31, 2001 and 2000 have been derived from our audited consolidated financial statements not included herein. The selected consolidated balance sheet data as of June 30, 2004 has been derived from our unaudited consolidated financial statements not included herein. In the opinion of management, the unaudited information has been prepared substantially on the same basis as our audited consolidated financial statements appearing elsewhere herein and all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly the unaudited consolidated quarterly results of operations and unaudited consolidated balance sheet data. The nature of our business has changed significantly from 2000 to 2005. As a result, our historical results are not necessarily comparable. Additionally, our historical results are not necessarily indicative of results for any future period and interim results are not necessarily indicative of results for any future interim period or for a full year. You should read these selected consolidated financial data, together with the accompanying notes, in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this Prospectus and our consolidated financial statements and the related notes appearing at the end of this Prospectus.

                         Six Months Ended June 30,                        Year Ended December 31,
                        -----------------------------   -------------------------------------------------------------
                        Pro Forma        Actual         Pro Forma                     Actual
                        ---------  ------------------   ---------  --------------------------------------------------

                          2005(3)    2005      2004      2004(3)      2004      2003      2002     2001(2)    2000(2)
                        ---------  --------  --------   --------   ---------  --------  --------  --------  ---------
                                              (In thousands, except per share data)

Operating Data:

Net revenue             $  1,280   $ 19,425  $  1,682   $  3,499   $ 16,041  $  5,284  $  7,245  $ 12,735  $  27,959
Operating expenses        10,075     26,520    10,763     27,921     39,499    14,097    10,186    54,528    133,093
Loss from operations      (8,795)    (7,095)   (9,081)   (24,422)   (23,458)   (8,813)   (2,941)  (41,793)  (105,134)
Net loss                 (12,128)   (10,419)  (10,018)   (25,247)   (24,273)  (11,034)   (2,615)  (40,620)  (103,866)
Net loss applicable to
  common stockholders    (12,128)   (10,419)  (10,018)   (25,247)   (24,273)  (19,154)   (2,615)  (40,620)  (103,866)

Basic and diluted net
  loss per common
  share                 $  (0.08)  $  (0.06) $  (0.10)  $  (0.21)  $  (0.19) $  (0.49) $  (0.09) $  (1.34) $   (3.43)


Balance Sheet Data (at end of period):

Total assets            $ 32,174    $ 31,610  $ 34,017  $ 35,213    $ 34,017  $  7,172  $  3,047  $  5,973  $  54,531
Long-term debt(4)              7           7        27        27          27     1,793        88        --        498

(1) Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on the net losses as previously reported by the Company. Significant events affecting our historical performance in 2002 through the second quarter of 2005 are described in Management's Discussion and Analysis of Results of Operations and Financial Condition.

(2) Net losses in 2000 and 2001 related primarily to certain previously owned Internet-related businesses which were sold or closed during those years and include significant restructuring and impairment charges related to those businesses.

(3) The selected pro forma consolidated financial data give effect to (i) the Asset Purchase Agreement with RelationServe Media, Inc. (RelationServe) entered into by theglobe.com, inc. and SendTec, Inc. ("SendTec") on August 10, 2005, and as amended on August 23, 2005, whereby we agreed to sell all of the business and substantially all of the net assets of our SendTec marketing services subsidiary to RelationServe, and (ii) the related ancillary agreements, including the Redemption Agreement and the Termination Agreement as contemplated by the transaction. The selected pro forma consolidated balance sheet data as of June 30, 2005 and December 31, 2004 have been prepared as if our sale of the SendTec business and the redemption and termination of shares pursuant to the Ancillary Agreements had been consummated on each of the respective dates. The selected pro forma consolidated operating data for the year ended December 31, 2004 and the six months ended June 30, 2005 have been prepared as if the sale of the SendTec business and the redemption of shares pursuant to the Redemption Agreement occurred on September 1, 2004 (the original date of acquisition of SendTec by us) and the effect was carried forward through the balance of the year 2004 and the six month period ended June 30, 2005. The selected pro forma operating data for the year ended December 31, 2004 excludes the estimated net gain resulting from the sale of the SendTec business.

(4) Represents long-term debt and capital lease obligations, less the current portion.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                 OF OPERATIONS

   BASIS OF PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS; GOING CONCERN

Certain matters discussed below under "Liquidity and Capital Resources" raise substantial doubt about our ability to continue as a going concern. In addition, we received a report from our independent accountants, relating to our December 31, 2004 audited financial statements containing an explanatory paragraph stating that our recurring losses from operations and our accumulated deficit raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, our consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.

OVERVIEW

During 2000 and 2001, the Company restructured its business operations and sold off or closed most of its businesses. As of August 2005, we managed four primary lines of business. One line of business, Voice over the Internet Protocol ("VoIP") telephony services, includes voiceglo Holdings, Inc., a wholly-owned subsidiary of theglobe.com that offers VoIP-based phone service. The term "VoIP" refers to a category of hardware and software that enables people to use the Internet to make phone calls. The second line of business consists of our historical network of three wholly-owned businesses, each of which specializes in the games business by delivering games information and selling games in the United States and abroad. These businesses are: our print publication business, which consists of Computer Games and Now Playing magazines; our online website business, which consists of our Computer Games Online website (www.cgonline.com) and our Now Playing Online website (www.nowplayingmag.com), which are the online counterparts to our magazine publications; and our Chips & Bits, Inc. ("Chips & Bits") games distribution company (www.chipsbits.com). We entered into a third line of business, marketing services, on September 1, 2004, with our acquisition of SendTec, Inc. ("SendTec"), a direct response marketing services and technology company. On May 9, 2005, the Company entered into a fourth line of business when it exercised its option to acquire Tralliance Corporation ("Tralliance"), a company which had recently entered into an agreement to become the registry for the ".travel" top-level Internet domain. (See Note 4, "Acquisitions and Dispositions," of the Notes to Consolidated Financial Statements for further details).

As of August 2005, our revenues were derived principally from the operations of SendTec, as well as from the operations of our games related businesses. Our VoIP products and services have yet to produce any significant revenue. Tralliance does not expect to begin generating revenue until sometime during the fourth quarter of 2005.

During the first quarter of 2005, management began actively re-evaluating the Company's primary business lines, particularly in view of the Company's critical need for cash and the overall net losses of the Company. As a result, management with the assistance of its third party financial advisors has explored a number of strategic alternatives for the Company and/or its component businesses, including continuing to operate the businesses, selling certain businesses or assets, or entering into new businesses.

On August 10, 2005, the Company entered into an asset purchase agreement, as amended on August 23, 2005 (the "Purchase Agreement") with RelationServe Media, Inc. ("RelationServe") whereby the Company agreed to sell all of the business and substantially all of the net assets of its SendTec marketing services subsidiary to RelationServe for $37,500,000 in cash, subject to certain net working capital adjustments. In addition, on August 23, 2005, the Company entered into a Redemption Agreement with six members of the management of SendTec (the "Redemption Agreement") to redeem approximately 28.9 million shares of theglobe Common Stock owned by such management for approximately $11.6 million in cash. The closing of the redemption of these shares is contingent on, and will occur immediately after, the closing of the Purchase Agreement. The Company also anticipates that it will be terminating and canceling certain options and warrants held by these six members of management for approximately $400,000 in cash. These shares and related options and warrants were issued to SendTec management in connection with theglobe's acquisition of SendTec. The Company further expects to terminate or cancel the options of a few other employees of SendTec and enter into severance bonus arrangements with others for cash payments totaling approximately $500,000. The closing of the asset sale is subject to the satisfaction of a number of closing conditions including distribution of a definitive information statement describing the asset sale to our stockholders, with the closing anticipated to occur approximately 20 days thereafter. See the "Summary" section of this Information Statement for additional information.

See the "Liquidity and Capital Resources" section of this Management's Discussion and Analysis of Financial Condition and Results of Operations for a more complete discussion.

RESULTS OF OPERATIONS

The nature of our business has significantly changed from 2002 to 2005. As a result of our decision to enter into the VoIP business, we have incurred substantial expenditures without corresponding revenue as we developed our VoIP product line and as we put into place the infrastructure for our VoIP products. In addition, we entered into two new business lines, marketing services and Internet services, as a result of our acquisitions of SendTec on September 1, 2004 and Tralliance on May 9, 2005, respectively. The results of operations of SendTec and Tralliance are included in the Company's consolidated operating results from their respective dates of acquisition. Consequently, and primarily as a result of these factors, the results of operations for each of the years ended December 31, 2004, 2003 and 2002 are not necessarily comparable. Similarly, as a result of our entrance into the VoIP business and our acquisitions, our results of operations for the six months ended June 30, 2005 are not necessarily comparable to the six months ended June 30, 2004.

SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2004

NET REVENUE. Net revenue totaled $19.4 million for the six months ended June 30, 2005 as compared to $1.7 million for the six months ended June 30, 2004. The $17.7 million increase in consolidated net revenue was principally the result of the $18.1 million in additional net revenue, net of intersegment eliminations, resulting from the operations of SendTec. Partially offsetting this additional revenue was a decline of $0.4 million in net revenue of our computer games business segment due primarily to a decrease in the volume of games products sold by Chips & Bits, Inc., our retail distribution business. Net revenue generated by our telephony services division totaled approximately $0.2 million in each of the first six months of 2005 and 2004.

NET REVENUE BY BUSINESS SEGMENT:

Six months ended:                2005           2004
                              -----------    -----------
Computer games ............   $ 1,116,775    $ 1,474,874
Marketing services ........    18,469,603             --
VoIP telephony services ...       163,385        207,353
Intersegment eliminations..      (324,717)            --
                              -----------    -----------
                              $19,425,046    $ 1,682,227
                              ===========    ===========

SendTec's DirectNet Advertising division, which provides online interactive marketing services for its clients, generated approximately 87% of the net revenue reported for the marketing services segment for the six months ended June 30, 2005. SendTec also provided marketing services to our VoIP telephony services business segment which resulted in the recording of approximately $0.3 million of intersegment marketing services revenue during the six months ended June 30, 2005.

OPERATING EXPENSES BY BUSINESS SEGMENT:

                                                                                       Depreciation
                                  Cost of     Sales and     Product     General and        and
Six months ended:                 Revenue     Marketing   Development  Administrative  Amortization     Total
                                -----------  -----------  -----------  --------------  ------------  -----------
2005
----
Computer games ................ $ 1,215,385  $   221,202  $   319,127  $      324,361  $     15,438  $ 2,095,513
Internet services .............          --        9,238           --         185,536        18,800      213,574
Marketing services.............  12,669,759    1,063,516           --       2,357,554       349,368   16,440,197
VoIP telephony services .......   2,950,186    1,010,045      335,130       1,447,165       548,576    6,291,102
Corporate expenses.............          --           --           --       1,785,025        19,157    1,804,182
Intersegment eliminations......    (196,618)    (128,099)          --              --            --     (324,717)
                                -----------  -----------  -----------  --------------  ------------  -----------
                                $16,638,712  $ 2,175,902  $   654,257  $    6,099,641  $    951,339  $26,519,851
                                ===========  ===========  ===========  ==============  ============  ===========

                                                                                       Depreciation
                                  Cost of     Sales and     Product     General and        and
                                  Revenue     Marketing   Development  Administrative  Amortization     Total
                                -----------  -----------  -----------  --------------  ------------  -----------
2004
----
Computer games ................ $ 1,105,899  $   171,155  $   233,909  $      271,134  $      4,788  $ 1,786,885
VoIP telephony services .......   2,387,527    2,551,076      132,275       1,386,330       516,399    6,973,607
Corporate expenses.............          --           --           --       1,988,936        13,506    2,002,442
                                -----------  -----------  -----------  --------------  ------------  -----------
                                $ 3,493,426  $ 2,722,231  $   366,184  $    3,646,400  $    534,693  $10,762,934
                                ===========  ===========  ===========  ==============  ============  ===========

COST OF REVENUE. Cost of revenue totaled $16.6 million for the six months ended June 30, 2005, an increase of $13.1 million from the $3.5 million reported for the six months ended June 30, 2004. The increase consisted primarily of the inclusion of marketing services cost of revenue related to the operations of SendTec totaling $12.5 million, net of intersegment eliminations, as well as an increase of $0.6 million in costs incurred by our VoIP telephony services business segment as compared to 2004. Cost of revenue of our computer games segment totaled $1.2 million for the six months ended June 30, 2005, an increase of $0.1 million from the same period in 2004, due primarily to the costs associated with our new magazine publication, Now Playing, which we began distributing in March 2005.

Cost of revenue related to our marketing services business segment consists of fees paid to third party vendors for project related research, production and post-production services and products. Additionally, cost of revenue includes third party vendor fees incurred to acquire online advertising media, including the actual cost of the media.

Cost of revenue of our VoIP telephony services business segment is principally comprised of carrier transport and circuit interconnection costs related to our retail products, as well as personnel and consulting costs incurred in support of our Internet telecommunications network. Although VoIP telephony services net revenue was essentially unchanged compared to the first half of 2004, cost of revenue attributable to this segment increased $0.6 million in comparison to the same period of 2004. Throughout 2004, the Company increased its VoIP network capacity by entering into agreements with numerous carriers for leased equipment and services and with third parties for a number of leased data center facilities. The Company also expanded its internal network support function by hiring additional technical personnel. As a result, the Company incurred higher network operating and support costs during the six months ended June 30, 2005 compared to the six months ended June 30, 2004.

SALES AND MARKETING. Sales and marketing expenses consist primarily of salaries and related expenses of sales and marketing personnel, commissions, advertising and marketing costs, public relations expenses and promotional activities. Sales and marketing expenses totaled $2.2 million for the six months ended June 30, 2005, a decrease of $0.5 million from the $2.7 million reported for the same period in 2004. A decline of $1.5 million in sales and marketing expenses of the VoIP telephony services division as compared to the first half of 2004 was partially offset by the $0.9 million, net of intersegment eliminations, in sales and marketing expenses of SendTec. The VoIP telephony services business incurred significant costs during the first half of 2004 for Internet and television advertising campaigns, as well as commissions expenses related to its VoIP products. During the first quarter of 2005, the Company reevaluated its existing VoIP telephony services business plan and began the process of terminating and/or modifying certain of its existing product offerings and marketing programs. The Company also began to develop and test certain new VoIP products and features, some of which were completed and released during the 2005 second quarter. As a result, the VoIP telephony services business segment has significantly slowed its sales and marketing efforts, as compared to the first six months of 2004.

PRODUCT DEVELOPMENT. Product development expenses include salaries and related personnel costs; expenses incurred in connection with website development, testing and upgrades; editorial and content costs; and costs incurred in the development of our VoIP telephony products. Product development expenses totaled $0.7 million for the six months ended June 30, 2005 as compared to $0.4 million for the six months ended June 30, 2004. The increase in product development expenses as compared to the first half of 2004 was primarily due to increases in personnel costs related to the continued development of our retail VoIP telephony products and services and increases in website development costs incurred by our computer games business.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist primarily of salaries and other personnel costs related to management, finance and accounting functions, facilities, outside legal and professional fees, information-technology consulting, directors and officers insurance, bad debt expenses and general corporate overhead costs. General and administrative expenses of $6.1 million for the six months ended June 30, 2005 increased $2.5 million from the $3.6 million reported for the same period of 2004. The increase in general and administrative expenses as compared to 2004 was primarily attributable to the inclusion of $2.4 million and $0.2 million of general and administrative expenses incurred by the Company's marketing services and Internet services businesses, respectively. SendTec, which comprises our marketing services segment was acquired in September 2004 and Tralliance, which comprises our Internet services segment, was acquired in May 2005. The results of operations of both businesses have been included in our results only since their respective dates of acquisition. Corporate general and administrative expense declined $0.2 million as compared to the first six months of 2004 primarily due to lower personnel related expenses.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense totaled $1.0 million for the six months ended June 30, 2005. The $0.4 million increase from the same period of the prior year resulted primarily from the depreciation and intangible asset amortization expenses incurred by the Company's marketing services business.

INTEREST EXPENSE, NET. Interest expense, net of interest income, totaled $3.0 million for the first six months of 2005 as compared to $0.8 million in the same period of the prior year. A total of $3.0 million of non-cash interest expense was recorded during 2005 related to the beneficial conversion feature of the $3,000,000 secured demand convertible promissory notes issued by the Company during the 2005 second quarter. During the first six months of 2004, $0.7 million of non-cash interest expense was recorded related to the beneficial conversion feature of the $2,000,000 demand convertible promissory note acquired by our Chairman and Chief Executive Officer and his spouse in February 2004.

OTHER EXPENSE, NET. Reserves against the amounts advanced by the Company to Tralliance Corporation prior to its acquisition were the principal components of other expense, net for both the first six months of 2005 and 2004. Such reserves totaled $0.3 million and $0.2 million for the six month periods ended June 30, 2005 and 2004, respectively.

INCOME TAXES. The income tax provision of approximately $16,000 recorded for the first half of 2005 consisted solely of state and local income taxes. No federal income tax or benefit was recorded for the first six months of 2005 as we recorded a 100% valuation allowance against our otherwise recognizable deferred tax assets due to the uncertainty surrounding the timing or ultimate realization of the benefits of our net operating loss carryforwards in future periods. Our effective tax rate differs from the statutory Federal income tax rate, primarily as a result of the uncertainty regarding our ability to utilize our net operating loss carryforwards. As of December 31, 2004, the Company had net operating loss carryforwards available for U.S. and foreign tax purposes of approximately $162 million. These carryforwards expire through 2024. The Tax Reform Act of 1986 imposes substantial restrictions on the utilization of net operating losses and tax credits in the event of an "ownership change" of a corporation. Due to various significant changes in our ownership interests, as defined in the Internal Revenue Code of 1986, as amended, commencing in August 1997 through our most recent issuance of convertible notes in July 2005, and assuming conversion of such notes, we may have substantially limited or eliminated the availability of our net operating loss carryforwards. There can be no assurance that we will be able to utilize any net operating loss carryforwards in the future.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

NET REVENUE. Net revenue totaled $16.0 million for the year ended December 31, 2004 as compared to $5.3 million for the year ended December 31, 2003. The $10.7 million increase in consolidated net revenue was principally the result of the $12.5 million in additional net revenue, net of intersegment eliminations, resulting from the operations of SendTec, which was acquired on September 1, 2004 (and for which all presentations below are since such date of acquisition). Partially offsetting this additional revenue were declines of $1.6 million and $0.2 million in net revenue of our computer games and VoIP telephony services business segments, respectively.

NET REVENUE BY BUSINESS SEGMENT:

Years ended:                                       2004                 2003
                                               ------------         ------------
Computer games ........................        $  3,107,637         $  4,736,032
Marketing services ....................          13,408,183                   --
VoIP telephony services ...............             391,154              548,081
Intersegment eliminations .............            (865,942)                  --
                                               ------------         ------------
                                               $ 16,041,032         $  5,284,113
                                               ============         ============

Decreases of $0.8 million in sales of games products by Chips and Bits, Inc., $0.5 million in print advertisements in our games magazine and $0.3 million in sales of the games magazine, respectively, accounted for the decline in net revenue experienced by our computer games segment as compared to 2003. As discussed in Note 1(k) of the Notes to Consolidated Financial Statements, we use outside agents to obtain new subscribers for our Computer Games magazine, whereby the agents retain a percentage of the subscription proceeds as their commission. Previously these commissions had been classified as sales and marketing expense within the consolidated statements of operations. Effective June 2004, we changed our method of accounting for these commissions, reporting them as a reduction of magazine sales subscription revenue. We believe this alternative accounting method is a more commonly used industry practice and is preferable under the circumstances. This reclassification had no impact on our net loss as previously reported. Net revenue as presented in the accompanying consolidated statements of operations has been shown net of approximately $1.1 million and $1.3 million of agency fees for the years ended December 31, 2004 and 2003, respectively.

SendTec's DirectNet Advertising division, which provides online interactive marketing services for its clients, generated approximately 86% of the net revenue reported for the marketing services segment for the year ended December 31, 2004. SendTec also provided marketing services to our VoIP telephony services business segment which resulted in the recording during 2004 of approximately $0.9 million of intersegment marketing services revenue since its date of acquisition.

Net revenue generated by our telephony services division totaled $0.4 million for the year ended 2004 as compared to $0.5 million in 2003. As part of the Company's strategy to enter the VoIP business, the Company acquired Direct Partner Telecom, Inc. ("DPT"), an international licensed telecommunications carrier engaged in the purchase and resale of telecommunications services over the Internet, in May 2003. Telephony services net revenue generated by DPT during 2003 represented approximately 89% of total telephony services net revenue and was derived principally from the charges to customers for international call completion based on the volume of minutes utilized. During the first quarter of 2004, management decided to suspend the wholesale business of DPT and dedicate DPT's physical and intellectual assets to the Company's retail VoIP business. Telephony services net revenue for the year ended 2004 consisted solely of revenue attributable to sale of our retail VoIP products.

      OPERATING EXPENSES BY BUSINESS SEGMENT:

                                                                                     Depreciation
                                  Cost of     Sales and     Product     General and       and
Years ended:                      Revenue     Marketing   Development Administrative Amortization     Total
                                -----------  -----------  -----------  -------------  -----------  ----------
2004
Computer games ................ $ 2,114,716  $   377,531  $   475,785  $     571,285  $    10,606 $ 3,549,923
Marketing services.............   9,670,229      691,654           --      1,621,146      227,270  12,210,299
VoIP telephony services .......   6,940,023    6,720,531      578,101      3,266,366    1,355,532  18,860,553
Corporate expenses.............          --           --           --      3,643,354       32,138   3,675,492
Intersegment eliminations......    (462,863)    (403,079)          --             --           --    (865,942)
                                -----------  -----------  -----------  -------------  ----------- -----------
                                $18,262,105  $ 7,386,637  $ 1,053,886  $   9,102,151  $ 1,625,546  37,430,325
                                ===========  ===========  ===========  =============  ===========
VoIP telephony services
   Impairment charge...........                                                                     1,661,975
   Loss on settlement of
      contractual obligation...                                                                       406,750
                                                                                                  -----------
                                                                                                  $39,499,050
                                                                                                  ===========

                                                                                     Depreciation
                                  Cost of     Sales and     Product    General and       and
                                  Revenue     Marketing   Development Administrative Amortization     Total
                                -----------  -----------  -----------  -------------  -----------  -----------
2003
Computer games ................ $ 3,121,734  $   586,420  $   543,139  $     301,624  $    62,208 $ 4,615,125
VoIP telephony services .......   1,579,604    1,400,606      341,651      1,175,939      258,334   4,756,134
Corporate expenses.............          --           --           --      3,808,349        9,200   3,817,549
                                -----------  -----------  -----------  -------------  -----------  ----------
                                $ 4,701,338  $ 1,987,026  $   884,790  $   5,285,912  $   329,742  13,188,808
                                ===========  ===========  ===========  =============  ===========
VoIP telephony services
   Impairment charge...........                                                                       908,384
                                                                                                  -----------
                                                                                                  $14,097,192
                                                                                                  ===========


COST OF REVENUE. Cost of revenue totaled $18.3 million for the year ended December 31, 2004, an increase of $13.6 million from the $4.7 million reported for the year ended December 31, 2003. An increase of $5.4 million in costs incurred by our VoIP telephony services business segment, as well as the inclusion of marketing services cost of revenue related to the operations of SendTec from date of acquisition (September 1, 2004) totaling approximately $9.2 million, net of intersegment eliminations, were slightly offset by a decrease of $1.0 million in cost of revenue reported by our computer games segment as compared to 2003.

Cost of revenue related to our computer games business segment consisted primarily of printing costs of our games magazine, Internet connection charges, personnel costs, maintenance costs of website equipment and the costs of merchandise sold and shipping fees in connection with our online store. Cost of revenue of our computer games segment totaled approximately $2.1 million in 2004, a decrease of approximately $1.0 million from 2003, due primarily to the revenue decreases discussed above.

Cost of revenue related to our marketing services business segment consisted of fees paid to third party vendors for project related research, production and post-production services and products. Additionally, cost of revenue included third party vendor fees incurred to acquire online advertising media, including the actual cost of the media. Intersegment eliminations in 2004, represented approximately $0.5 million of costs incurred by SendTec related to marketing services provided to our VoIP telephony services segment.

Cost of revenue of our VoIP telephony services business segment for the year ended December 31, 2004 totaled $6.9 million and principally included carrier transport and circuit interconnection costs related to our retail products marketed under the voiceglo and GloPhone brand names, as well as personnel and consulting costs incurred in support of our Internet telecommunications network. Additionally, during the year ended December 31, 2004, cost of revenue included charges of $1.5 million related to write-downs of telephony equipment inventory (See Note 1(g) of the Consolidated Financial Statements). Cost of revenue of $1.6 million reported for the VoIP telephony services business during the year ended December 31, 2003, consisted principally of costs related to the wholesale telephony services business marketed by DPT, as well as start up costs of our retail VoIP operation.

SALES AND MARKETING. Sales and marketing expenses consisted primarily of salaries and related expenses of sales and marketing personnel, commissions, advertising and marketing costs, public relations expenses and promotional activities. Sales and marketing expenses totaled $7.4 million in 2004 versus $2.0 million in 2003. The rise in consolidated sales and marketing expenses was principally the result of the $5.3 million increase in sales and marketing expenses of the VoIP telephony services division as compared to 2003. During 2004, the VoIP telephony services division increased Internet and television advertising and incurred increased commissions expenses related to "free" retail VoIP product sign-ups, as well as higher personnel costs. The $0.7 million of sales and marketing expenses incurred by SendTec subsequent to its acquisition by the Company on September 1, 2004, was partially offset by the $0.2 million decline in sales and marketing expenses of the computer games business segment as compared to the year ended 2003. As mentioned in the discussion of net revenue above, commissions paid to agents to obtain subscribers to our Computer Games magazine had previously been reported as sales and marketing expenses. Effective June 2004, we changed our method of accounting for these agency fees, reporting them as a reduction of magazine sales subscription revenue, which we believe is a preferable alternative accounting method and a more commonly used industry practice. The $0.4 million of intersegment sales and marketing expenses eliminated for the 2004 period represented costs incurred by SendTec for services provided to the VoIP telephony services division.

PRODUCT DEVELOPMENT. Product development expenses included salaries and related personnel costs; expenses incurred in connection with website development, testing and upgrades; editorial and content costs; and costs incurred in the development of our retail VoIP products. Product development expenses totaled $1.1 million for the year ended December 31, 2004 as compared to $0.9 million for the year ended December 31, 2003. The year over year increase in product development expenses was principally attributable to increases in personnel and consulting costs related to the development of our retail VoIP telephony products and services.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consisted primarily of salaries and other personnel costs related to management, finance and accounting functions, facilities, outside legal and professional fees, information-technology consulting, directors and officers insurance, bad debt expenses and general corporate overhead costs. General and administrative expenses of $9.1 million in 2004 increased $3.8 million from the $5.3 million reported for 2003. Increases in personnel costs and other general and administrative expenses directly attributable to our VoIP telephony services division, as well as general and administrative expenses incurred by SendTec since date of acquisition by the Company, were principally responsible for the increase in this expense category as compared to 2003. Other expense categories which increased as compared to 2003 largely as a result of the Company's entrance into the VoIP business included legal fees, information-technology consulting, other professional fees and facilities costs.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense totaled $1.6 million for the year ended December 31, 2004. The $1.3 million increase from the prior year resulted principally from investments related to the development of our VoIP network and to a lesser extent to costs incurred in the development of our VoIP telephony customer billing system. As discussed in "Impairment Charge" below, certain long-lived assets of the VoIP telephony services division were written-off effective December 31, 2004, as a result of the Company's review of its long-lived assets for impairment. Approximately $0.5 million of depreciation and amortization expense related to the assets written-off was recorded during 2004.

IMPAIRMENT CHARGE. Due to the significant operating and cash flow losses incurred by the Company's VoIP telephony services division during 2004 and 2003, coupled with management's projection of continued losses in the foreseeable future, the Company performed an evaluation of the recoverability of the division's long-lived assets during the first quarter of 2005 in connection with the preparation of our 2004 annual financial statements. This evaluation indicated that the carrying value of certain of our VoIP division's long-lived assets exceeded the fair value of such assets, as measured by quoted market prices or our estimate of fair value. As a result, we recorded an impairment charge of approximately $1.7 million in the accompanying consolidated statement of operations for the year ended December 31, 2004. The impairment loss included the write-off of the full value of amounts previously capitalized by the VoIP telephony services division as internal-use software, website development costs, acquired technology and patent costs, as well as certain other assets. As a result of this impairment charge, we expect to realize reductions in depreciation and amortization expense in future periods.

LOSS ON SETTLEMENT OF CONTRACTUAL OBLIGATION. Subsequent to year-end 2004, the Company formally terminated its contract with a supplier of VoIP telephony handsets and agreed to settle the unconditional purchase obligation under such contract, which totaled approximately $3.0 million. The settlement provided for
(i) a cash payment of $0.2 million, (ii) the return of 35,000 VoIP handset units from the Company's inventory, and (iii) the issuance of 300,000 shares of theglobe.com Common Stock. The value attributed to the loss on the settlement of the contractual obligation, which approximated $0.4 million, was accrued at December 31, 2004, and included as a component of operating expenses reported for 2004.

INTEREST INCOME (EXPENSE), NET. On February 2, 2004, our Chairman and Chief Executive Officer and his spouse, entered into a Note Purchase Agreement with the Company pursuant to which they acquired a demand convertible promissory note (the "Bridge Note") in the aggregate principal amount of $2,000,000. Non-cash interest expense of $0.7 million was recorded during 2004 related to the beneficial conversion feature of the Bridge Note as the Bridge Note was convertible into our Common Stock at a price below the fair market value (for accounting purposes) of our Common Stock, based on the closing price of our Common Stock as reflected on the OTCBB on the issuance date of the Note. Non-cash interest expense of approximately $1.6 million was recorded during 2003 related to the beneficial conversion features of the $1,750,000 Secured Convertible Notes and warrant issued on May 22, 2003.

OTHER EXPENSE, NET. Other expense, net, included reserves against the amounts loaned by the Company to Tralliance Corporation, totaling $0.5 million in each of the years ended December 31, 2004 and 2003 (See Note 4, "Acquisitions and Dispositions," of the Notes to Consolidated Financial Statements). Partially offsetting the 2004 expense, was a favorable settlement of a previously disputed vendor claim by the computer games business segment of approximately $0.4 million.

INCOME TAXES. No tax benefit was recorded for the years ended December 31, 2004 and 2003 as we recorded a 100% valuation allowance against our otherwise recognizable deferred tax assets due to the uncertainty surrounding the timing or ultimate realization of the benefits of our net operating loss carryforwards in future periods. Our effective tax rate differs from the statutory Federal income tax rate, primarily as a result of the uncertainty regarding our ability to utilize our net operating loss carryforwards. As of December 31, 2004, the Company had net operating loss carryforwards available for U.S. and foreign tax purposes of approximately $162 million. These carryforwards expire through 2024. The Tax Reform Act of 1986 imposes substantial restrictions on the utilization of net operating losses and tax credits in the event of an "ownership change" of a corporation. As defined in the Internal Revenue Code of 1986, as amended, due to the change in our ownership interests in August 1997 and May 1999 and the Company's private offering of securities in March 2004 (together with the exercise and conversion of various securities in connection with such private offering of securities) and the issuance of shares in connection with our acquisition of SendTec on September 1, 2004, the Company may have substantially limited or eliminated the availability of its net operating loss carryforwards. There can be no assurance that the Company will be able to avail itself of any net operating loss carryforwards.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

NET REVENUE. Our revenue sources were principally from the sale of print advertisements under short-term contracts in our games information magazine Computer Games; the sale of video games and related products through our games distribution business Chips & Bits, Inc.; the sale of our games information magazine through newsstands and subscriptions; and during 2003, to a lesser extent from the sale of VoIP telephony services.

NET REVENUE BY BUSINESS SEGMENT:

Years ended:                              2003               2002
                                       -----------       -----------
Computer games ....................    $ 4,736,032       $ 7,245,276
VoIP telephony services ...........        548,081                --
                                       -----------       -----------
                                       $ 5,284,113       $ 7,245,276
                                       ===========       ===========

Net revenue totaled $5.3 million for the year ended December 31, 2003 as compared to $7.2 million for the year ended December 31, 2002. The $1.9 million decline in total net revenue was primarily attributable to decreases in net revenue from electronic commerce, advertising and magazine sales, partially offset by net revenue generated by our VoIP telephony services division.

Advertising revenue from the sale of print advertisements in our games magazine was $2.6 million, or 48%, of total net revenue for the year ended December 31, 2003, versus $3.1 million, or 43%, of total net revenue for the prior year. Barter advertising revenue represented approximately 2% of total net revenue for each of the years ended December 31, 2003 and 2002, respectively.

Net revenue attributable to the sale of our games information magazine was $0.7 million, or 14%, of total net revenue for the 2003 year as compared to $1.0 million, or 14%, of total net revenue in 2002. As discussed in the comparison of the year ended December 31, 2004 to the year ended December 31, 2003, we changed the classification of agency fees paid to third parties as commissions for obtaining new subscribers to our Computer Games magazine. Previously these commissions had been classified as sales and marketing expense within the consolidated statement of operations. Effective June 2004, we changed our method of accounting for these agency fees, reporting them as a reduction of magazine sales subscription revenue. We believe this alternative accounting method is a more commonly used industry practice and is preferable under the circumstances. This reclassification had no impact on our net loss as previously reported. Net revenue as presented in the accompanying consolidated statements of operations is shown net of approximately $1.3 million and $2.4 million of agency fees for the years ended December 31, 2003 and 2002, respectively. The decline in net revenue from the sale of our games magazine as compared to the previous year was primarily the result of a decrease in the circulation base of our games magazine. As rates for print advertising charged to advertisers are driven largely by the circulation of the publication, the decline in the circulation base of our games magazine has also contributed to the decrease in our advertising revenue.

Sales of products through our online store, Chips & Bits, Inc., accounted for $1.5 million, or 28%, of total net revenue for the year ended December 31, 2003 as compared to $3.1 million, or 42%, of total net revenue for 2002. The $1.6 million decrease was primarily the result of advances in technology and the number of releases of console and online games, which traditionally have less sales loyalty to our online store, coupled with the continued decline in the number of major PC game releases, on which our online store relies for the majority of sales. In addition, an increasing number of major retailers have increased the selection of video games offered by both their traditional "bricks and mortar" locations and their online commerce sites resulting in increased competition.

Net revenue from VoIP telephony services totaled $0.5 million for the year ended December 31, 2003. As discussed in the comparison of the year ended December 31, 2004 to the year ended December 31, 2003, approximately 89% of total telephony services net revenue in 2003 was attributable to the operation of DPT's wholesale business. Net revenue attributable to the launch of the Company's retail VoIP products during the second half of 2003 represented the remaining 11% of total 2003 telephony services net revenue.

      OPERATING EXPENSES BY BUSINESS SEGMENT:

                                                                                      Depreciation
                                  Cost of     Sales and     Product     General and       and
Years ended:                      Revenue     Marketing   Development  Administrative Amortization    Total
                                -----------  -----------  -----------  -------------  -----------  -----------
2003
Computer games ................ $ 3,121,734  $   586,420  $   543,139  $     301,624  $    62,208  $ 4,615,125
VoIP telephony services .......   1,579,604    1,400,606      341,651      1,175,939      258,334    4,756,134
Corporate expenses.............          --           --           --      3,808,349        9,200    3,817,549
                                -----------  -----------  -----------  -------------  -----------  -----------
                                $ 4,701,338  $ 1,987,026  $   884,790  $   5,285,912  $   329,742   13,188,808
                                ===========  ===========  ===========  =============  ===========
VoIP telephony services
   Impairment charge...........                                                                        908,384
                                                                                                   -----------
                                                                                                   $14,097,192
                                                                                                   ===========

                                                                                      Depreciation
                                  Cost of     Sales and     Product     General and       and
                                  Revenue     Marketing   Development Administrative  Amortization    Total
                                -----------  -----------  -----------  -------------  -----------  -----------
2002
Computer games ................ $ 5,453,136  $ 1,101,417  $   652,997  $     364,025  $    85,327  $ 7,656,902
VoIP telephony services .......          --           --           --          1,196           --        1,196
Corporate expenses.............          --           --           --      2,524,713        3,253    2,527,966
                                -----------  -----------  -----------  -------------  -----------  -----------
                                $ 5,453,136  $ 1,101,417  $   652,997  $   2,889,934  $    88,580  $10,186,064
                                ===========  ===========  ===========  =============  ===========  ===========

COST OF REVENUE. Cost of revenue related to our computer games division totaled approximately $3.1 million and $5.5 million for the years ended December 31, 2003 and 2002, respectively. The gross margin of the Company's games division approximated 34% in 2003 as compared to 25% in 2002. The overall improvement in the gross margin of the games division as compared to the prior year resulted from the increase in advertising revenue as a percentage of total net revenue, coupled with an improvement in the gross profit margin of Chips & Bits.

VoIP telephony services cost of revenue totaled $1.6 million in 2003 and included carrier transport and circuit interconnection costs related to the Company's wholesale telephony services business marketed by DPT and the Company's retail VoIP telephony services business. Personnel and consulting costs incurred in support of the Company's Internet telecommunications network, as well as customer equipment costs related to the sale of the Company's retail VoIP service launched during mid-August 2003 were also included in this expense category.

SALES AND MARKETING. Sales and marketing expenses were $2.0 million for the year ended December 31, 2003 as compared to $1.1 million for the year ended December 31, 2002. Sales and marketing expenses of the VoIP telephony services division totaling $1.4 million were partially offset by a decline of $0.5 million in sales and marketing expenses of the Company's games division as compared to 2002. As mentioned in the discussion of Net Revenue above, commissions paid to agents to obtain subscribers to our Computer Games magazine had previously been reported as sales and marketing expenses. Effective June 2004, we changed our method of accounting for these agency fees, reporting them as a reduction of magazine sales subscription revenue, which we believe is a preferable alternative accounting method and a more commonly used industry practice. Sales and marketing expenses of the games division represented approximately 12% and 15% of total net revenue attributable to the games division's operations for the years ended December 31, 2003 and 2002, respectively. Costs related to employee salaries, the identification and continuing development of an independent outside sales network and advertising the VoIP product line were the principal components of sales and marketing expenses of the VoIP telephony services division during the year ended December 31, 2003.

PRODUCT DEVELOPMENT. Product development expenses increased to $0.9 million for the year ended December 31, 2003, as compared to $0.7 million for the year ended December 31, 2002. The increase was principally attributable to personnel costs and consulting expenses relating to the development of our retail VoIP telephony products and services, which totaled approximately $0.3 million during 2003.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were $5.3 million for the year ended December 31, 2003, as compared to $2.9 million for the year ended December 31, 2002. Increases in headcount and the resulting personnel expenses, as well as other general and administrative expenses directly attributable to the Company's new line of business, VoIP telephony services, were major factors contributing to the $2.4 million increase in total general and administrative expenses. Other expense categories which increased as compared to 2002 largely as a result of the Company's entrance into the VoIP business, included legal fees, other professional fees and facilities costs.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense of $0.3 million in 2003 included approximately $0.1 million representing amortization of the non-compete agreement recorded in connection with the acquisition of DPT prior to its write-off at year-end 2003, as well as amortization of capitalized patent costs related to our retail VoIP products.

IMPAIRMENT CHARGE. During the first quarter of 2004, the Company decided to suspend DPT's wholesale business and decided to dedicate the DPT physical and intellectual assets to its retail VoIP business. As a result, management reviewed the long-lived assets associated with the wholesale VoIP business for impairment. Goodwill of approximately $0.6 million and the unamortized balance of the non-compete intangible asset of approximately $0.3 million recorded in connection with the May 2003 acquisition of DPT were written off and recorded as an impairment loss in 2003. No impairment charges were recorded during 2002.

INTEREST INCOME (EXPENSE), NET. Non-cash interest expense of $1.5 million was recorded in the second quarter of 2003 related to the beneficial conversion feature of the $1,750,000 in Secured Convertible Notes issued on May 22, 2003. The expense resulted as the Secured Convertible Notes were convertible into our Common Stock at a price below the fair market value of our Common Stock (for accounting purposes), based on the closing price of our Common Stock as reflected on the OTCBB on the issuance date of the notes. In addition, the warrant to acquire 3,888,889 shares of our Common Stock issued to one of the noteholders was exercisable at a price below the fair market value of our Common Stock (for accounting purposes), based on the closing price of our Common Stock as reflected on the OTCBB on the date of issuance. The value assigned to the warrant was recorded as a discount to the face value of the Secured Convertible Notes to be amortized to interest expense over the term of the Secured Convertible Notes. Discount amortization of approximately $0.2 million was included in interest expense, net, during the year ended December 31, 2003.

OTHER EXPENSE, NET. Other expense, net, of $0.5 million was reported for the year ended December 31, 2003 and consisted of reserves against the amounts loaned by the Company to Tralliance Corporation totaling $0.5 million (See Note 4, "Acquisitions and Dispositions," of the Notes to Consolidated Financial Statements).

INCOME TAXES. As was the case in the year ended December 31, 2004, no tax benefit was recorded for the year ended December 31, 2003 as we recorded a 100% valuation allowance against our otherwise recognizable deferred tax assets due to the uncertainty surrounding the timing or ultimate realization of the benefits of our net operating loss carryforwards in future periods. The income tax provision recorded for the year ended December 31, 2002 was based solely on state and local taxes on business and investment capital.

LIQUIDITY AND CAPITAL RESOURCES

CASH FLOW ITEMS

SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO SIX MONTHS ENDED JUNE 30, 2004

As of June 30, 2005, we had approximately $5.0 million in cash and cash equivalents as compared to $6.8 million as of December 31, 2004. Net cash used in operating activities was $4.0 million and $8.2 million, for the six months ended June 30, 2005 and 2004, respectively. The period-to-period decrease in net cash used in operating activities resulted primarily from operating income provided in 2005 from SendTec, which was acquired on September 1, 2004 and the favorable impact of working capital changes in 2005 compared to 2004.

Net cash of $0.6 million was used in investing activities during the six months ended June 30, 2005 as compared to $1.7 million in the same period of the prior year. The Company incurred costs totaling $0.3 million and $1.7 million for capital expenditures related primarily to the development of its VoIP telephony network and customer billing system during the six months ended June 30, 2005 and 2004, respectively. We also loaned approximately $0.3 million and $0.2 million to Tralliance prior to its acquisition by the Company during the six months ended 2005 and 2004, respectively.

Net cash provided by financing activities was $2.8 million and $29.0 million for the six months ended June 30, 2005 and 2004, respectively. As discussed previously, we issued $3.0 million in Convertible Notes during the second quarter of 2005. During March 2004, the Company completed a private offering of its Common Stock and warrants to acquire its Common Stock, for net proceeds totaling approximately $27.0 million. In addition, on February 2, 2004, the Company issued a $2,000,000 Bridge Note which was subsequently converted into our Common Stock in connection with the March 2004 private offering.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

As of December 31, 2004, we had approximately $6.8 million in cash and cash equivalents as compared to $1.1 million as of December 31, 2003. Net cash used in operating activities was $17.7 million and $7.1 million, for the years ended December 31, 2004 and 2003, respectively. The period-to-period increase in net cash used in operating activities resulted primarily from the increase in our net operating losses, partially offset by the effect of non-cash charges.

Net cash of $5.4 million was used in investing activities during 2004. As more fully described in the following "Capital Transactions" section of this Management's Discussion and Analysis of Financial Condition and Results of Operations and Note 4, "Acquisitions and Dispositions," in the accompanying Consolidated Financial Statements, in connection with its acquisition of SendTec on September 1, 2004, the Company paid cash consideration of approximately $6.0 million, excluding transaction costs. As of the date of acquisition, SendTec held approximately $3.6 million of cash. Thus, the Company used a net amount of approximately $2.4 million of cash to acquire SendTec. Additionally, the Company incurred costs totaling $2.7 million and $2.4 million for capital expenditures related primarily to the development of its VoIP telephony network and to a lesser extent to the development of its VoIP telephony customer billing system during the years ended December 31, 2004 and 2003, respectively. We also loaned approximately $0.5 million to Tralliance Corporation during each of the years of 2004 and 2003, respectively.

Net cash provided by financing activities was $28.9 million for 2004. As discussed below and in the Notes to the Consolidated Financial Statements, the Company completed a private offering of its Common Stock and warrants to acquire its Common Stock in March 2004 resulting in the issuance of 33,381,647 shares of Common Stock, and warrants to acquire 16,690,824 shares of its Common Stock, for gross proceeds of approximately $28.4 million. Offering costs included $1.2 million in cash commissions paid to the placement agent and approximately $0.2 million in legal and accounting fees. In addition, on February 2, 2004, the Company issued a $2,000,000 Bridge Note which was subsequently converted into our Common Stock in connection with the March 2004 private offering. Proceeds of approximately $0.2 million were received from the exercise of stock options and warrants during 2004. Cash provided by financing activities during the year ended December 31, 2003, included proceeds of $8.6 million, net of offering costs, from the issuance of Series G Automatically Converting Preferred Stock and the associated warrants in July 2003, proceeds of $0.5 million from the issuance of Series F Convertible Preferred Stock and $1.75 million in proceeds from Secured Convertible Notes issued during the first half of 2003.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

As of December 31, 2003, we had approximately $1.1 million in cash and cash equivalents as compared to $0.7 million as of December 31, 2002. Net cash used in operating activities was $7.1 million and $2.0 million for the years ended December 31, 2003 and 2002, respectively. The year-over-year increase in net cash used in operating activities resulted primarily from an increase in our net operating losses, partially offset by the impact of non-cash charges recorded in 2003 and favorable working capital changes recorded in 2002. The most significant of these non-cash charges during 2003 included the non-cash interest expense recorded as a result of the beneficial conversion feature of the $1,750,000 in Secured Convertible Notes and associated warrants, as well as the non-cash impairment charge related to the write-off of goodwill and a non-compete intangible originally recorded as a result of the acquisition of DPT.

Net cash of $3.2 million was used in investing activities during the year ended December 31, 2003. The Company incurred $2.4 million in capital expenditures during 2003, primarily within the VoIP telephony services division. These expenditures included costs incurred in the development of our VoIP telephony network used to support the retail VoIP product line, as well as the Company's wholesale VoIP business. Additionally, in February 2003, the Company committed to fund operating expenses of Tralliance Corporation, at the Company's discretion, in the form of a loan. As of December 31, 2003, approximately $0.5 million had been advanced to the venture. During 2003, the Company invested approximately $10.3 million in marketable securities, the funds of which were principally from the proceeds received in connection with the issuance of the Company's Series G Preferred Stock. Approximately $10.1 million of investments were sold throughout the second half of 2003 as working capital was required to fund operations. Partially offsetting these uses of funds in 2003 was the $0.1 million in net cash acquired upon the May 2003 acquisition of DPT. The purchase price of DPT consisted of the issuance of 1,375,000 shares of the Company's Common Stock and the issuance of warrants to acquire 500,000 shares of the Company's Common Stock. Warrants to acquire an additional 2,750,000 shares of our Common Stock could have been issued if certain performance or other criteria were satisfied. To date, 1,250,000 of the earn-out warrants have been forfeited as performance targets have not been achieved. Net cash provided by investing activities in 2002 was $0.1 million principally resulting from the sale of the assets of the Happy Puppy website.

Net cash provided by financing activities in 2003 totaled $10.6 million. As discussed below and in the Notes to the Consolidated Financial Statements, the Company issued $0.5 million in Series F Convertible Preferred Stock in March 2003, $1.75 million of Secured Convertible Notes in May 2003, and approximately $8.6 million, net of offering costs, of Series G Automatically Converting Preferred Stock and associated warrants in July 2003. Immediately after the May 2003 closing of the DPT acquisition, the Company paid $0.5 million in cash to the former stockholders of DPT in repayment of certain loans which they had extended to DPT prior to its acquisition by theglobe.com.

CAPITAL TRANSACTIONS

On August 10, 2005, the Company entered into an asset purchase agreement, as amended on August 23, 2005 (the "Purchase Agreement") with RelationServe Media, Inc. ("RelationServe") whereby the Company agreed to sell all of the business and substantially all of the net assets of its SendTec marketing services subsidiary to RelationServe for $37,500,000 in cash, subject to certain net working capital adjustments. In addition, on August 23, 2005, the Company entered into a Redemption Agreement with six members of the management of SendTec (the "Redemption Agreement") to redeem approximately 28.9 million shares of theglobe Common Stock owned by such management for approximately $11.6 million in cash. The closing of the redemption of these shares is contingent on, and will occur immediately after, the closing of the Purchase Agreement. The Company also anticipates that it will be terminating and canceling certain options and warrants held by these six members of management for approximately $400,000 in cash. These shares and related options and warrants were issued to SendTec management in connection with theglobe's acquisition of SendTec. The Company further expects to terminate or cancel the options of a few other employees of SendTec and enter into severance bonus arrangements with others for cash payments totaling approximately $500,000. The closing of the asset sale is subject to the satisfaction of a number of closing conditions including distribution of this Information Statement describing the asset sale to our stockholders, with the closing anticipated to occur approximately 20 days thereafter.

On May 9, 2005, we exercised our option to acquire all of the outstanding capital stock of Tralliance. The purchase price consisted of the issuance of 2,000,000 shares of theglobe.com Common Stock, warrants to acquire 475,000 shares of theglobe.com Common Stock and $40,000 in cash. The warrants are exercisable for a period of five years at an exercise price of $0.11 per share. As part of the transaction, 10,000 shares of our Common Stock were also issued to a third party in payment of a finder's fee resulting from the acquisition. The Common Stock issued as a result of the acquisition of Tralliance is entitled to certain "piggy-back" registration rights.

On April 22, 2005, E&C Capital Partners, LLLP and E&C Capital Partners II, Ltd. (the "Noteholders"), entities controlled by the Company's Chairman and Chief Executive Officer, entered into a Note Purchase Agreement (the "Agreement") with theglobe pursuant to which they acquired secured demand convertible promissory notes (the "Convertible Notes") in the aggregate principal amount of $1,500,000. Under the terms of the Agreement, the Noteholders were also granted the optional right, for a period of 90 days from the date of the Agreement, to purchase additional Convertible Notes such that the aggregate principal amount of Convertible Notes issued under the Agreement may total $4,000,000 (the "Option"). On June 1, 2005, the Noteholders exercised a portion of the Option and acquired an additional $1,500,000 of Convertible Notes. On July 18, 2005, the Noteholders exercised the remainder of the Option and acquired an additional $1,000,000 of Convertible Notes.

The Convertible Notes are convertible at the option of the Noteholders into shares of the Company's Common Stock at an initial price of $0.05 per share. Through August 31, 2005, an aggregate of $600,000 of Convertible Notes were converted by the Noteholders into an aggregate of 12,000,000 shares of the Company's Common Stock. Assuming full conversion of all Convertible Notes, 68,000,000 additional shares of the Company's Common Stock would be issued to the Noteholders. The Convertible Notes provide for interest at the rate of ten percent per annum and are secured by a pledge of substantially all of the assets of the Company. The Convertible Notes are due and payable five days after demand for payment by the Noteholders. Based upon its current financial position, the Company would not have the resources to pay the Convertible Notes following any such demand.

On September 1, 2004, the Company closed upon an agreement and plan of merger dated August 31, 2004, pursuant to which the Company acquired all of the issued and outstanding shares of capital stock of SendTec. Pursuant to the terms of the Merger, in consideration for the acquisition of SendTec, theglobe paid consideration consisting of: (i) $6,000,000 in cash, excluding transaction costs, (ii) the issuance of an aggregate of 17,500,024 shares of theglobe's Common Stock, (iii) the issuance of an aggregate of 175,000 shares of Series H Automatically Converting Preferred Stock (which as more fully described below, was subsequently converted into approximately 17,500,500 shares of theglobe's Common Stock), and (iv) the issuance of a subordinated promissory note in the amount of $1 million (the "Note"). In addition, warrants to acquire shares of the Company's Common Stock would be issued to the former shareholders of SendTec when and if SendTec exceeds forecasted operating income, as defined, of $10.125 million, for the year ending December 31, 2005 (the "Earn-out Consideration"). The number of earn-out warrants would range from an aggregate of approximately 250,000 to 2,500,000 (if actual operating income exceeds the forecast by at least 10%). If and to the extent the warrants are earned, the exercise price of the performance warrants would be $0.27 per share and they will be exercisable for a period of 5 years. The Note bears interest at the rate of 4% per annum and matured in one lump sum of principal and interest on September 1, 2005. Due to its short-term liquidity problems, the Company has not paid such promissory note when due and is currently in default under the promissory note. Upon default, the Company is required to pay a default interest rate of 15% per annum and to pay the noteholders' collection costs, if any.

As part of the Merger, 100,000 shares of Series H Preferred Stock (which was subsequently converted into 10 million shares of Common Stock as described below) (the "Escrow Shares") are being held in escrow for potential recovery by us in the event of a breach of the Merger Agreement by SendTec or its former shareholders. In general, the Escrow Shares, together with the sums due under the Note, are the sole source of recourse against the former shareholders of SendTec in the event of breach of the Merger Agreement and theglobe would not have recourse against the cash portion or other shares of Common Stock distributed to the former shareholders of SendTec as part of the merger consideration. Assuming no claims are then pending, the Escrow Shares will be distributed to the former shareholders of SendTec after expiration of one year from the date of closing.

Each share of the Series H Preferred Stock was automatically converted into 100 shares of theglobe's Common Stock on December 1, 2004, the effective date of the amendment to the Company's certificate of incorporation increasing its authorized shares of Common Stock from 200,000,000 shares to 500,000,000 shares.

The Company agreed to file a registration statement relating to the resale of the shares of Common Stock issued in connection with the Merger and to cause the effectiveness of such registration on or before September 1, 2005. The Company also agreed to keep the registration statement effective until at least the third anniversary of the Closing. We have not yet filed such a registration statement. Because we have not filed and caused such registration statement to become effective before September 1, 2005, we may be held liable for damages suffered by holders of such stock. Upon registration all such shares will be eligible for resale over the open market. Even if not registered, the shares issued in the SendTec acquisition are eligible for resale over the public markets pursuant to and subject to the limitations of Rule 144. If we successfully redeem the majority of the shares issued as part of the SendTec acquisition (or approximately 28,900,000 shares) in connection with the sale of SendTec's business to RelationServe, we would substantially mitigate our risk related to our failure to timely register these shares.

theglobe also issued an aggregate of approximately 4.0 million replacement options to acquire shares of theglobe's Common Stock for each of the issued and outstanding options to acquire shares of SendTec held by the former employees of SendTec. Of these replacement options, approximately 3.27 million have exercise prices of $0.06 per share and approximately 700 thousand have exercise prices of $0.27 per share. The terms of these replacement options were as negotiated between representatives of theglobe and the Stock Option Committee for the SendTec 2000 Amended and Restated Stock Option Plan. theglobe also agreed to grant an aggregate of 250,000 options to other employees and a consultant of SendTec at an exercise price of $0.34 per share. Twenty-five percent of these options vested immediately and the balance will vest in three equal annual installments assuming the continued employment of the option holders. In addition, theglobe also granted 1,000,000 stock options at an exercise price of $0.27 per share in connection with the establishment of a bonus option pool pursuant to which various employees of SendTec could vest in such options on terms substantially similar to the circumstances in which the Earn-out Consideration may be earned.

In connection with the Merger, the SendTec executives (whom collectively received approximately 82% of the shares of Common Stock and Preferred Stock issued in the Merger), theglobe and Messrs. Michael Egan and Edward Cespedes, our Chairman and Chief Executive Officer and President, respectively (individually and on behalf of certain affiliated entities) entered into a Stockholders' Agreement. Pursuant to the terms of the Stockholders' Agreement, the SendTec executives granted an irrevocable proxy to vote their shares to E&C Capital Partners, LLLP, an affiliate of Mr. Egan on all matters (including the election of directors) other than with respect to certain potential affiliated transactions involving Messr. Egan or Cespedes. After giving effect to the grant of the proxy (and excluding outstanding options, warrants and convertible notes held or controlled by Mr. Egan), as of August 31, 2005, Mr. Egan has voting power over approximately 95.6 million shares of theglobe representing approximately 48 % of the issued and outstanding voting securities of the Company. The SendTec executives were also granted certain pre-emptive rights involving potential new issuances of securities by theglobe, together with a co-sale right to participate in certain qualifying sales of stock by Messrs. Egan, Cespedes and their affiliates. Messrs. Egan, Cespedes and their affiliates were granted a right of first refusal on certain sales (generally, in excess of 10 million shares) by the SendTec executives, together with the right to "drag-along" the SendTec executives with regard to certain major sales of their stock or a sale or merger of theglobe.

In March 2004, the Company completed a private offering of 333,816 units (the "Units") for a purchase price of $85 per Unit (the "PIPE Offering"). Each Unit consisted of 100 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), and warrants to acquire 50 shares of the Company's Common Stock (the "Warrants"). The Warrants are exercisable for a period of five years commencing 60 days after the initial closing at an initial exercise price of $0.001 per share. The aggregate number of shares of Common Stock issued in the PIPE Offering was 33,381,647 shares for an aggregate consideration of $28,374,400, or approximately $0.57 per share assuming the exercise of the 16,690,824 Warrants. As of August 31, 2005, approximately 714,000 of the Warrants remain outstanding.

The securities offered in the PIPE Offering were not registered under the Securities Act of 1933 and may not be offered or resold in the United States absent registration or an applicable exemption from such registration requirements. Pursuant to the terms of the PIPE Offering, the Company filed a registration statement relating to the resale of the Securities on April 16, 2004 which became effective on May 11, 2004. Most of our investors from prior capital raises also elected to register their shares for resale pursuant to that registration statement.

Halpern Capital, Inc., acted as placement agent for the PIPE Offering, and was paid a commission of $1.2 million and issued a warrant to acquire 1,000,000 shares of Common Stock at $0.001 per share. As of August 31, 2005, approximately 121,000 of these warrants remain outstanding.

The purpose of the PIPE Offering was to raise funds for use primarily in the Company's developing VoIP business, including the deployment of networks, website development, marketing and capital infrastructure expenditures and working capital. Other intended uses of proceeds included funding requirements in connection with the Company's other existing or future business operations, including acquisitions.

In connection with the PIPE Offering, Mr. Egan, our Chairman, Chief Executive Officer and principal stockholder, together with certain of his affiliates, including E&C Capital Partners, LLLP converted a $2,000,000 Convertible Bridge Note, $1,750,000 of Secured Convertible Notes and all of the Company's outstanding shares of Series F Preferred Stock, and exercised (on a "cashless" basis) all of the warrants issued in connection with the foregoing $1,750,000 Secured Convertible Notes and Series F Preferred Stock, together with certain warrants issued to Dancing Bear Investments, an affiliate of Mr. Egan. As a result of such conversions and exercises, the Company issued an aggregate of 48,775,909 additional shares of Common Stock.

On February 2, 2004, Michael S. Egan and his wife, S. Jacqueline Egan, entered into a Note Purchase Agreement with the Company pursuant to which they acquired a convertible promissory note due on demand (the "Bridge Note") in the aggregate principal amount of $2,000,000. The Bridge Note was convertible into shares of the Company's Common Stock. The Bridge Note provided for interest at the rate of ten percent per annum and was secured by a pledge of substantially all of the assets of the Company. Such security interest was shared with the holders of the Company's $1,750,000 Secured Convertible Notes issued on May 22, 2003 to E&C Capital Partners, LLLP and certain affiliates of Michael S. Egan. In addition, the Egans were issued a warrant to acquire 204,082 shares of Common Stock at an exercise price of $1.22 per share. This warrant is exercisable at any time on or before February 2, 2009. The exercise price of the warrant, together with the number of shares for which such warrant is exercisable, is subject to adjustment upon the occurrence of certain events.

On July 2, 2003, theglobe.com, inc. completed a private offering of Series G Automatically Converting Preferred Stock for an aggregate purchase price of approximately $8.7 million. In accordance with the terms of such Preferred stock, the Series G Preferred shares converted into Common Stock at $0.50 per share (or an aggregate of approximately 17.4 million shares) upon the filing of an amendment to the Company's certificate of incorporation to increase its authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares. Such an amendment was filed on July 29, 2003. Investors also received warrants to acquire approximately 3.5 million shares of Common Stock. The warrants are exercisable for a period of five years at an exercise price of $1.39 per common share. The exercise price of the warrants, together with the number of warrants issuable upon exercise, are subject to adjustment upon the occurrence of certain events. The purpose of the Series G Preferred Stock offering was to raise funds for use primarily in the Company's VoIP telephony services business, including the deployment of networks, website development, marketing, and limited capital infrastructure expenditures and working capital.

On May 22, 2003, E&C Capital Partners, LLLP, together with certain affiliates of Michael S. Egan, entered into a Note Purchase Agreement with the Company pursuant to which they acquired $1,750,000 of Secured Convertible Notes. The Secured Convertible Notes were convertible into a maximum of approximately 19,444,000 shares of the Company's Common Stock at a blended rate of $0.09 per share. The Secured Convertible Notes provided for interest at the rate of ten percent per annum payable semi-annually, a one year maturity and were secured by a pledge of substantially all of the assets of the Company. In addition, E&C Capital Partners, LLLP was issued a Warrant to acquire 3,888,889 shares of the Company's Common Stock at an exercise price of $0.15 per share. The Warrant was exercisable at any time on or before May 22, 2013.

On March 28, 2003, E&C Capital Partners, LLLP signed a Preferred Stock Purchase Agreement and other related documentation pertaining to a $500,000 investment via the purchase of shares of a new Series F Preferred Stock of theglobe.com and closed on the investment. Pursuant to the Preferred Stock Purchase Agreement, E&C Capital Partners, LLLP received 333,333 shares of Series F Preferred Stock convertible into shares of the Company's Common Stock at a price of $0.03 per share. The Series F Preferred Stock had a liquidation preference of $1.50 per share, provided for payment of a dividend at the rate of 8% per annum and entitled the holder to vote on an "as-converted" basis with the holders of Common Stock. In addition, as part of the $500,000 investment, E&C Capital Partners, LLLP received warrants to purchase 3,333,333 shares of theglobe.com Common Stock at an exercise price of $0.125 per share. The warrants were exercisable at any time on or before March 28, 2013 and both the warrants' exercise price and number were subject to adjustment.

As a result of the preferential conversion features of the Series G Preferred Stock and the Series F Preferred Stock, a total of $8,120,000 in non-cash dividends to preferred stockholders were recognized during the year ended December 31, 2003.

FUTURE AND CRITICAL NEED FOR CAPITAL

At June 30, 2005, the Company's sole source of liquidity consisted of $5.0 million of cash and cash equivalents and as discussed earlier in "Capital Transactions," an additional $1.0 million subsequently borrowed under the Note Purchase Agreement between the Company and entities controlled by its Chairman and Chief Executive Officer and its President. On July 18, 2005, the Company issued Convertible Notes and borrowed the remaining $1.0 million available under the Note Purchase Agreement. The Company's cash and cash equivalents balance at September 6, 2005 was approximately $2.7 million.

The Company continues to incur substantial consolidated net losses and management believes the Company will continue to be unprofitable and use cash in its operations for the foreseeable future. The Company's consolidated net losses and cash usage during its recent past and projected future periods relate primarily to the operation of its VoIP telephony services business and to a lesser extent to corporate overhead expenses and the operations of its computer games business. SendTec, the Company's marketing services business, has contributed net income and cash flow since being acquired on September 1, 2004, and management expects that SendTec will continue to be profitable and provide positive cash flow in future periods. However, in connection with our acquisition of SendTec, we also have a $1.0 million promissory note obligation which became due and payable on September 1, 2005. Due to its short-term liquidity problems, the Company has not paid such promissory note when due and is currently in default under the promissory note. Upon default, the Company is required to pay a default interest rate of 15% per annum and to pay the noteholders' collection costs, if any.

In order to offer our VoIP services, we have invested substantial capital and made substantial commitments related to the development of the VoIP network. The VoIP network is comprised of switching hardware and software, servers, billing and inventory systems, and telecommunications carrier services. We own and operate VoIP equipment located in leased data center facilities in Miami, New York, Atlanta and Boston, and interconnect this equipment utilizing a leased transport network through numerous carrier agreements with third party providers. Through these carrier relationships we are able to carry the traffic of our customers over the Internet and interact with the public switched telephone network. We generally enter into one year agreements with these data centers and carriers, with the term of several agreements extending to three or five years. Based upon our existing contractual commitments at June 30, 2005, minimum amounts payable during the next twelve months for network data center and carrier circuit interconnection service expenses, exclusive of regulatory taxes, fees and charges, are approximately $1.1 million. The Company believes that the capacity of its VoIP network, including its lease obligations relating to such network, will continue to be greatly in excess of customer demand and usage levels for the foreseeable future. Therefore, the Company is currently negotiating to reduce its total commitment for future network data center and carrier circuit interconnection services, including further reducing the $1.1 minimum amounts payable during the next twelve months.

The Company has expended, particularly during 2004, significant costs to implement a number of marketing programs geared toward increasing the number of its VoIP retail customers and telephony revenue. None of these programs have proven to be successful to any significant degree. Our inability to generate telephony revenue sufficient to cover the fixed costs of operating our VoIP network, including carrier, data center, personnel and administrative costs, as well as our marketing and other variable costs, has resulted in the Company incurring substantial net losses during 2004 and during 2005.

During the first quarter of 2005, the Company reevaluated its existing VoIP telephony services business plan and subsequently terminated or is in the process of terminating and/or modifying certain of its existing product offerings and marketing programs. Additionally, the Company began to develop and test certain new VoIP products and features, some of which were completed and released during the second quarter of 2005. The Company also, during the first quarter of 2005, made the decision to discontinue using its SendTec business to perform marketing services for its VoIP business, and to instead dedicate 100% of SendTec's marketing resources to support and grow its own third party revenue producing customer base. Additionally, in order to reduce its near term consolidated net losses and cash usage, the Company implemented a number of cost-reduction actions at its VoIP telephony services business, including decreases in personnel and salary levels, carrier and data center costs (including the minimum commitment costs discussed above), and marketing/advertising expenses during the first quarter of 2005.

Management believes that it will be difficult to implement its new VoIP product and marketing plans, once fully developed and tested, without significant additional cash being provided from a prospective financing or sale transaction(s). Should the Company's new VoIP product offerings achieve market acceptance and significantly increase the Company's current customer and revenue base, additional cash resources to fund capital expenditures related to the Company's VoIP network and customer billing systems and to fund future marketing and other business development costs would be required. No significant capital expenditures are expected to be required to accommodate the operation or growth of either the Company's SendTec marketing services business or its computer games business in the near term future.

There can be no assurance that the Company's new VoIP product offerings will be successful in attracting a sufficient number of new customers to its VoIP network and increasing telephony revenue to desired levels. Even if the Company is able to raise additional capital, management may at any time decide to terminate the operations of its VoIP telephony services business, either by asset sale or abandonment, if future investment returns are considered inadequate and/or preferable investment alternatives exist.

On May 9, 2005, the Company exercised its purchase option and acquired Tralliance Corporation, an Internet related business venture. Tralliance was created to develop, operate and administer the ".travel" top-level domain, a new segment of the Internet devoted to the travel industry. Tralliance recently entered into an agreement with the Internet Corporation for Assigned Names and Numbers ("ICANN") to become the registry for the ".travel" top-level domain. The Tralliance purchase price consisted of the issuance of 2,000,000 shares of theglobe.com Common Stock, warrants to acquire 475,000 shares of theglobe.com Common Stock and $40,000 in cash. The warrants are exercisable for a period of five years at an exercise price of $0.11 per share. The Common Stock issued as a result of the acquisition of Tralliance is entitled to certain "piggy-back" registration rights. In addition, as part of the transaction, the Company agreed to pay approximately $0.2 million in outstanding liabilities of Tralliance immediately after the closing of the acquisition.

During October 2004, the Company engaged financial advisors to assist the Company in raising capital through a private placement of its equity securities, or in entering into other business relationships with certain strategic investors. In February 2005, the Company engaged an additional financial advisor to assist the Company in connection with raising capital through a private placement of equity securities in either the Company or its SendTec wholly-owned subsidiary or alternatively in selling either part or all of the Company's businesses or assets, including its SendTec business. We currently have no access to credit facilities with traditional third party lenders and there can be no assurance that we would be able to raise capital or sell any of our businesses or assets. In addition, any financing that could be obtained would likely significantly dilute existing shareholders. As described above, management is exploring a number of strategic alternatives regarding the Company's future business operations and is in the process of developing and implementing internal actions to improve the Company's liquidity and business performance. The Company's future strategic direction is highly dependent upon the outcome of its efforts to raise capital and/or sell certain businesses or assets, including principally its SendTec business.

Based upon the foregoing and assuming that we do not conclude the sale of our SendTec business, Company management does not presently believe that cash on hand and cash flow generated internally by the company will be adequate to fund the operation of its businesses and the implementation of its current VoIP business plan beyond a short period of time. We received a report from our independent accountants, relating to our December 31, 2004 audited financial statements containing an explanatory paragraph stating that our recurring losses from operations and our accumulated deficit raise substantial doubts about our ability to continue as a going concern. We believe that the funding received in connection with the recent Note Purchase Agreement (total of $4.0 million as discussed earlier and assuming that no demand for payment is made by the Noteholders) provides the Company with temporary short-term liquidity to operate its businesses while it seeks to raise sufficient additional capital, which may involve the potential sale of one or more of the Company's subsidiaries, including SendTec.

As discussed earlier in the Overview section of this Management's Discussion and Analysis of Financial Condition and Results of Operations, on August 10, 2005, the Company entered into a definitive agreement to sell the business and substantially all of the net assets of its SendTec marketing services subsidiary to RelationServe. If we are not successful in consummating the RelationServe asset sale or in entering into another financing, sale, or business transaction that otherwise infuses sufficient additional cash resources into the Company by no later than sometime during the fourth quarter of 2005, we believe that the Company will no longer be able to continue the implementation of its current VoIP business plan. In this event, we also believe the Company will continue to not be able to pay its current financial obligations on a timely basis, including paying the overdue principal and interest on the $1.0 million promissory note issued in connection with the SendTec acquisition. As a result, it is likely that we would be required to either temporarily suspend or permanently shutdown the operation of our VoIP telephony services business. Additionally, in such event, management believes that it may also be required to revise the business plan of some or all of its other business segments and/or further implement company-wide cost-reduction programs. There can be no assurance that the Company would be successful in implementing such revised business plans and effectively restructuring its businesses so that the Company would have the ability to continue to operate as a going concern in the future.

If the Company consummates the sale of its SendTec business to RelationServe as planned and on a timely basis,, substantial cash resources will be infused into the Company. Assuming that the RelationServe transaction closes as planned, management believes that the estimated net cash proceeds of approximately $24.0 million received from the sale would provide sufficient liquidity to enable the Company to operate on a going concern basis through at least the end of 2006.

The shares of our Common Stock were delisted from the NASDAQ national market in April 2001 and are now traded in the over-the-counter market on what is commonly referred to as the electronic bulletin board or OTCBB. Since the trading price of our Common Stock is less than $5.00 per share, trading in our Common Stock is also subject to the requirements of Rule 15g-9 of the Exchange Act. Our Common Stock is also considered a penny stock under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, which defines a penny stock, generally, as any equity security not traded on an exchange or quoted on the Nasdaq SmallCap Market that has a market price of less than $5.00 per share. Under Rule 15g-9, brokers who recommend our Common Stock to persons who are not established customers and accredited investors, as defined in the Exchange Act, must satisfy special sales practice requirements, including requirements that they make an individualized written suitability determination for the purchaser; and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosures in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with that market. Such requirements may severely limit the market liquidity of our Common Stock and the ability of purchasers of our equity securities to sell their securities in the secondary market. Consequently, it has also made it more difficult for us to raise additional capital, although the Company has had some success in offering its securities as consideration for the acquisition of various business opportunities or assets. We may also incur additional costs under state blue sky laws if we sell equity due to our delisting.

CONTRACTUAL OBLIGATIONS

The following table summarizes theglobe's contractual obligations as of December 31, 2004. These contractual obligations are more fully disclosed in Note 7, "Debt," and Note 11, "Commitments and Contingencies," in the accompanying Notes to Consolidated Financial Statements.

                                                          Payments Due By Period
                                       ----------------------------------------------------------
                                                     Less than                             After
                                          Total       1 year      1-3 years    4-5 years  5 years
                                       -----------  -----------  -----------  ---------  --------
Debt, including current portion        $ 1,304,402  $ 1,277,405  $    26,997  $      --  $     --
Network commitments                      3,653,000    2,063,000    1,376,000    214,000        --
Operating leases                         2,520,000      867,000    1,150,000    464,000    39,000
                                       -----------  -----------  -----------  ---------  --------
Total contractual obligations          $ 7,477,402  $ 4,207,405  $ 2,552,997  $ 678,000  $ 39,000
                                       ===========  ===========  ===========  =========  ========

Excluded from the above table were unconditional purchase obligations totaling $3,000,000 at December 31, 2004 for the purchase of VoIP telephony handsets. Effective January 31, 2005, the Company formally terminated its contract with the VoIP telephony handset supplier and agreed to a settlement of the obligation under such contract which provided for (i) a cash payment of $200,000, (ii) the return of 35,000 VoIP handset units from the Company's inventory, and (iii) the issuance of 300,000 shares of theglobe.com Common Stock.

OFF-BALANCE SHEET ARRANGEMENTS

As of December 31, 2004 and June 30, 2005, we did not have any material off-balance sheet arrangements that have or are reasonably likely to have a material effect on our current or future financial condition, revenues or expenses, results of operations, liquidity, or capital resources.

EFFECTS OF INFLATION

Due to relatively low levels of inflation in 2004, 2003 and 2002, as well as the first six months of 2005, inflation has not had a significant effect on our results of operations.

MANAGEMENT'S DISCUSSION OF CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Our estimates, judgments and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

Certain of our accounting policies require higher degrees of judgment than others in their application. These include revenue recognition, valuation of customer receivables, valuation of inventories, valuation of goodwill, intangible assets and other long-lived assets and capitalization of computer software costs. Our accounting policies and procedures related to these areas are summarized below.

REVENUE RECOGNITION

The Company's revenues were derived principally from the sale of print advertisements under short-term contracts in our games information magazine Computer Games; through the sale of our games information magazine through newsstands and subscriptions; from the sale of video games and related products through our online store Chips & Bits; from the sale of direct response marketing services by our wholly-owned subsidiary, SendTec and from the sale of VoIP telephony services. There is no certainty that events beyond anyone's control such as economic downturns or significant decreases in the demand for our services and products will not occur and accordingly, cause significant decreases in revenue.

Computer Games Businesses

Advertising revenues for the Company's magazine publications are recognized at the on-sale date of the magazine.

Newsstand sales of the Company's magazine publications are recognized at the on-sale date of the magazine, net of provisions for estimated returns. Subscription revenue, which is net of agency fees, is deferred when initially received and recognized as income ratably over the subscription term.

Sales of video games and related products from the online store are recognized as revenue when the product is shipped to the customer. Amounts billed to customers for shipping and handling charges are included in net revenue. The Company provides an allowance for returns of merchandise sold through its online store. The allowance provided to date has not been significant.

Marketing Services

Revenue from the distribution of Internet advertising is recognized when Internet users visit and complete actions at an advertiser's website. Revenue consists of the gross value of billings to clients, including the recovery of costs incurred to acquire online media required to execute client campaigns. Recorded revenue is based upon reports generated by the Company's tracking software.

Revenue derived from the purchase and tracking of direct response media, such as television and radio commercials, is recognized on a net basis when the associated media is aired. In many cases, the amount the Company bills to clients significantly exceeds the amount of revenue that is earned due to the existence of various "pass-through" charges such as the cost of the television and radio media. Amounts received in advance of media airings are deferred and included in deferred revenue in the accompanying consolidated balance sheet.

Revenue generated from the production of direct response advertising programs, such as infomercials, is recognized on the completed contract method when such programs are complete and available for airing. Production activities generally take eight to twelve weeks and the Company usually collects amounts in advance and at various points throughout the production process. Amounts received from customers prior to completion of commercials are included in deferred revenue and direct costs associated with the production of commercials in process are deferred and included within other current assets in the accompanying consolidated balance sheet.

VoIP Telephony Services

VoIP telephony services revenue represents fees charged to customers for voice services and is recognized based on minutes of customer usage or as services are provided. The Company records payments received in advance for prepaid services as deferred revenue until the related services are provided. Sales of peripheral VoIP telephony equipment are recognized as revenue when the product is shipped to the customer. Amounts billed to customers for shipping and handling charges are included in net revenue.

VALUATION OF CUSTOMER RECEIVABLES

Provisions for the allowance for doubtful accounts are made based on historical loss experience adjusted for specific credit risks. Measurement of such losses requires consideration of the Company's historical loss experience, judgments about customer credit risk, and the need to adjust for current economic conditions.

VALUATION OF INVENTORIES

Inventories are recorded on a first-in, first-out basis and valued at the lower of cost or market value. We generally manage our inventory levels based on internal forecasts of customer demand for our products, which is difficult to predict and can fluctuate substantially. Our inventories include high technology items that are specialized in nature or subject to rapid obsolescence. If our demand forecast is greater than the actual customer demand for our products, we may be required to record charges related to increases in our inventory valuation reserves. The value of our inventory is also dependent on our estimate of future average selling prices, and, if our projected average selling prices are over estimated, we may be required to adjust our inventory value to reflect the lower of cost or market.

GOODWILL AND INTANGIBLE ASSETS

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that certain acquired intangible assets in a business combination be recognized as assets separate from goodwill. SFAS No. 142 requires that goodwill and other intangibles with indefinite lives should no longer be amortized, but rather tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of the asset has decreased below its carrying value.

Our policy calls for the assessment of the potential impairment of goodwill and other identifiable intangibles with indefinite lives whenever events or changes in circumstances indicate that the carrying value may not be recoverable or at least on an annual basis. Some factors we consider important which could trigger an impairment review include the following:

o significant under-performance relative to historical, expected or projected future operating results;

o significant changes in the manner of our use of the acquired assets or the strategy for our overall business; and

o significant negative industry or economic trends.

When we determine that the carrying value of goodwill or other identified intangibles with indefinite lives may not be recoverable, we measure any impairment based on a projected discounted cash flow method.

LONG-LIVED ASSETS

Historically, the Company's long-lived assets, other than goodwill, have primarily consisted of property and equipment, capitalized costs of internal-use software, values attributable to covenants not to compete, acquired technology and patent costs.

Long-lived assets held and used by the Company and intangible assets with determinable lives are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." We evaluate recoverability of assets to be held and used by comparing the carrying amount of the assets, or the appropriate grouping of assets, to an estimate of undiscounted future cash flows to be generated by the assets, or asset group. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair values are based on quoted market values, if available. If quoted market prices are not available, the estimate of fair value may be based on the discounted value of the estimated future cash flows attributable to the assets, or other valuation techniques deemed reasonable in the circumstances.

CAPITALIZATION OF COMPUTER SOFTWARE COSTS

The Company capitalizes the cost of internal-use software which has a useful life in excess of one year in accordance with Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Subsequent additions, modifications, or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred. Capitalized computer software costs are amortized using the straight-line method over the expected useful life, or three years.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In May 2005, the FASB issued SFAS No. 154, "Accounting for Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 applies to all voluntary changes in accounting principles and requires retrospective application to prior periods' financial statements of changes in accounting principles. This statement also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of this standard to have a material impact on its financial condition, results of operations or liquidity.

In March 2005, the FASB issued Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations," an interpretation of FASB Statement No. 143, "Accounting for Asset Retirement Obligations." The interpretation clarifies that the term conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The effective date of this interpretation is no later than the end of fiscal years ending after December 15, 2005. The Company is currently investigating the effect, if any, that FIN 47 would have on the Company's financial position, cash flows and results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of this standard to have a material impact on its financial condition, results of operations, or liquidity.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." This standard replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The standard requires companies to expense the fair value of stock options on the grant date and is effective for annual periods beginning after June 15, 2005. In accordance with the revised statement, the expense attributable to stock options granted or vested subsequent to January 1, 2006 will be required to be recognized by the Company. The precise impact of the adoption of SFAS No. 123R cannot be predicted at this time because it will depend on the levels of share-based payments that are granted in the future. However, the Company believes that the adoption of this standard may have a significant effect on the Company's results of operations or financial position.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - An Amendment of ARB No. 43, Chapter 4." SFAS No. 151 requires all companies to recognize a current-period charge for abnormal amounts of idle facility expense, freight, handling costs and wasted materials. This statement also requires that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 will be effective for fiscal years beginning after June 15, 2005. The Company does not expect the adoption of this statement to have a material effect on its consolidated financial statements.

In December 2003, the FASB issued FIN No. 46-R "Consolidation of Variable Interest Entities." FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets forth the criteria to be used in determining whether an investment in a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company believes that currently, it does not have any material arrangements that meet the definition of a variable interest entity which would require consolidation.

                                  RISK FACTORS

In addition to the other information in this Information Statement, the following factors should be carefully considered in evaluating our business and prospects.

RISK FACTORS RELATING TO THE SENDTEC ASSET SALE AND THE DISPOSITION OF THE SENDTEC BUSINESS

THE SENDTEC ASSET SALE IS SUBJECT TO SATISFACTION OF A NUMBER OF CLOSING CONDITIONS, SOME OF WHICH MAY BE BEYOND OUR ABILITY TO CONTROL.

The consummation of the Asset Sale involves risks, including conditions to the obligation of RelationServe to complete the Asset Sale, all of which must either be satisfied or waived prior to the completion of the Asset Sale. We do not control all of these conditions to closing.

If all closing conditions are not satisfied on a timely basis, the Asset Sale could be delayed. If certain closing conditions are not satisfied at all, the Asset Sale may never be closed. If the Asset Sale breaks up and never closes, the Company may not be able to find an alternative buyer for its SendTec business or otherwise raise sufficient capital needed to operate its businesses. In any of such events, the Company's liquidity and cash resources would likely decrease, resulting in an adverse impact to its business operations and financial condition.

THE ANTICIPATED BENEFITS OF THE SENDTEC ASSET SALE MAY NOT BE REALIZED.

The cash proceeds received from the SendTec Asset Sale are expected to provide sufficient liquidity to enable the Company to operate on a going concern basis and to complete the development of and begin the implementation of a strategic business plan. SendTec currently represents the Company's only profitable business, with its VoIP telephony services and computer games businesses continuing to incur operating losses at the present time. It's newly acquired Internet services business, Tralliance Corporation ("Tralliance"), is on the verge of evolving from the start-up phase of its operations and plans to begin collecting fees for its services in the fourth quarter of 2005.

In order to capitalize on and realize the benefits of the SendTec Asset Sale, the Company must either sell or dispose of unprofitable businesses, make changes which transform unprofitable businesses into profitable ones, and/or acquire or internally develop new profitable businesses, including Tralliance. There can be no assurance that the Company will be successful in taking any of the above actions which would enable it to achieve satisfactory investment returns in future periods and realize the benefits of selling its SendTec business.

THE MARKET PRICE OF THEGLOBE.COM'S COMMON STOCK MAY DECLINE AS A RESULT OF THE SENDTEC ASSET SALE.

The market price of our Common Stock may decline as a result of the SendTec Asset Sale if:

      o the sale of the SendTec business, theglobe's only profitable business, is perceived negatively by investors; or

      o investors become skeptical that theglobe can invest the cash proceeds received for the SendTec Asset Sale in businesses that have acceptable returns on investment in future periods.

The market price of theglobe.com's Common Stock could also decline as a result of unforeseen factors related to the SendTec Asset Sale.

RISKS RELATING TO OUR BUSINESS GENERALLY

WE MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

We have engaged certain financial advisors to assist the Company in raising capital through private placement of equity securities or alternatively in selling either part or all of the Company's businesses or assets. We currently have no access to credit facilities with traditional third party lenders and there can be no assurance that we would be able to raise any such capital or sell any of our businesses or assets. In addition, any financing that could be obtained would likely significantly dilute existing stockholders.

We do not presently believe that cash on hand and cash flow generated internally by the Company will be adequate to fund the operation of our businesses and the implementation of our current VoIP business plan beyond a short period of time. We received a report from our independent accountants, relating to our December 31, 2004 audited financial statements containing an explanatory paragraph stating that our recurring losses from operations and our accumulated deficit raise substantial doubts about our ability to continue as a going concern. We believe that the funding received in connection with the E&C Capital Partnerships' Note Purchase Agreement (total of $4.0 million of secured demand convertible notes - See Note 16, "Subsequent Events," of the Notes to Consolidated Financial Statements), and assuming that no demand for payment is made by the Noteholders, provides the Company with temporary short-term liquidity to operate its businesses while it seeks to raise sufficient additional capital, which may involve the potential sale of one or more of the Company's subsidiaries, including SendTec. On September 6, 2005, the Company failed to make the principal and interest payments due on the $1.0 million promissory note issued in connection with the SendTec acquisition, and is currently in default under the terms of the promissory note.

On August 10, 2005, we entered into a definitive agreement to sell the business and substantially all of the net assets of our SendTec marketing services subsidiary to RelationServe Media, Inc. ("RelationServe"). See Note 16, "Subsequent Events," of the Notes to Consolidated Financial Statements for further details. If we are not successful in consummating the RelationServe asset sale or in entering into another financing, sale, or business transaction that otherwise infuses sufficient additional cash resources into the Company by no later than sometime during the fourth quarter of 2005, we believe that the Company will no longer be able to continue the implementation of its current VoIP business plan. In this event, we also believe the Company will continue to not be able to pay its current financial obligations on a timely basis, including paying the overdue principal and interest on the aforementioned $1.0 million promissory note. As a result, it is likely that we would be required to either temporarily suspend or permanently shutdown the operation of our VoIP telephony services business. Additionally, in such event, management believes that it may also be required to revise the business plan of some or all of its other business segments and/or further implement company-wide cost-reduction programs. There can be no assurance that the Company would be successful in implementing such revised business plans and effectively restructuring its businesses so that the Company would have the ability to continue to operate as a going concern in the future.

Although the E&C Capital Partnerships' secured demand convertible notes (the "Notes") are owned by certain entities which are controlled by our Chairman, if any of such entities were to make demand for payment of the Notes, absent additional financing, we do not have the financial resources to honor such payment. Inasmuch as substantially all of the assets of the Company and its subsidiaries secure the Notes, in connection with any resulting proceeding to collect the indebtedness relating to the Notes, the Noteholders could seize and sell the assets of the Company and its subsidiaries, any or all of which would have a material adverse effect on the Company and its operations.

WE HAVE A HISTORY OF OPERATING LOSSES AND EXPECT TO CONTINUE TO INCUR LOSSES.

Since our inception, we have incurred net losses in each quarter, except the fourth quarter of 2002 where we had net income of approximately $17,000. We expect that we will continue to incur net losses for the foreseeable future. We had net losses of approximately $24.3 million and $11.0 million for the years ended December 31, 2004 and 2003, respectively, and approximately $10.4 million for the first six months of 2005. The principal causes of our losses are likely to continue to be:

o costs resulting from the operation of our businesses;

o costs relating to entering new business lines;

o failure to generate sufficient revenue; and

o selling, general and administrative expenses.

Although we have restructured our businesses, we still expect to continue to incur losses as we continue to develop our VoIP telephony services business and while we explore a number of strategic alternatives for our businesses, including continuing to operate the businesses, selling certain businesses or assets, or acquiring or developing additional businesses or complementary products.

OUR ENTRY INTO NEW LINES OF BUSINESS, AS WELL AS POTENTIAL FUTURE ACQUISITIONS, JOINT VENTURES OR STRATEGIC TRANSACTIONS ENTAILS NUMEROUS RISKS AND UNCERTAINTIES.

We have entered into new business lines, VoIP telephony services, marketing services and Internet services. In November 2002, we acquired certain VoIP assets from an entrepreneur in exchange for 1,750,000 warrants to purchase our Common Stock. On May 28, 2003, we acquired Direct Partner Telecom, Inc. ("DPT"), an international licensed telecommunications carrier then engaged in the purchase and resale of telecommunication services over the Internet. On September 1, 2004, we acquired SendTec, Inc. ("SendTec"), a direct response marketing services and technology company. On May 9, 2005, we acquired Tralliance Corporation ("Tralliance"), an Internet related business venture. Tralliance was recently awarded the contract to operate as the registry for the ".travel" top-level domain by the Internet Corporation for Assigned Names and Numbers. Although highly dependent upon our obtaining additional capital, we may also enter into new or different lines of business, as determined by management and our Board of Directors. Our acquisitions, as well as any future acquisitions or joint ventures could result, and in some instances have resulted in numerous risks and uncertainties, including:

o potentially dilutive issuances of equity securities, which may be issued at the time of the transaction or in the future if certain performance or other criteria are met or not met, as the case may be. These securities may be freely tradable in the public market or subject to registration rights which could require us to publicly register a large amount of our Common Stock, which could have a material adverse effect on our stock price;

o diversion of management's attention and resources from our existing businesses;

o significant write-offs if we determine that the business acquisition does not fit or perform up to expectations;

o the incurrence of debt and contingent liabilities or impairment charges related to goodwill and other long-lived assets;

o difficulties in the assimilation of operations, personnel, technologies, products and information systems of the acquired companies;

o regulatory and tax risks relating to the new or acquired business;

o the risks of entering geographic and business markets in which we have no or limited prior experience;

o the risk that the acquired business will not perform as expected; and

o material decreases in short-term or long-term liquidity.

OUR NET OPERATING LOSS CARRYFORWARDS MAY BE LIMITED.

As of December 31, 2004, we had net operating loss carryforwards potentially available for U.S. and foreign tax purposes of approximately $162 million. These carryforwards expire through 2024. The Tax Reform Act of 1986 imposes substantial restrictions on the utilization of net operating losses and tax credits in the event of an "ownership change" of a corporation. Due to various significant changes in our ownership interests, as defined in the Internal Revenue Code of 1986, as amended, commencing in August 1997 through our most recent issuance of convertible notes in July 2005, and assuming conversion of such notes, we may have substantially limited or eliminated the availability of our net operating loss carryforwards. There can be no assurance that we will be able to utilize any net operating loss carryforwards in the future.

WE COULD BE ADVERSELY AFFECTED BY AN IMPAIRMENT OF GOODWILL AND/OR INTANGIBLE ASSETS ON OUR BALANCE SHEET.

Our acquisition of SendTec has resulted in the recording of a significant amount of goodwill and intangible assets on our balance sheet. The goodwill was recorded because the fair value of the net assets acquired was less than the purchase price. If the proposed sale of our SendTec business to RelationServe is not consummated, we may not ultimately realize the full value of the goodwill and/or intangible assets. As such, we evaluate on a regular basis whether events and circumstances indicate that some or all of the carrying value of goodwill and/or intangible assets are no longer recoverable, in which case we would write off the unrecoverable portion as a charge to our earnings.

WE DEPEND ON THE CONTINUED GROWTH IN THE USE AND COMMERCIAL VIABILITY OF THE INTERNET.

Our marketing services business, VoIP telephony services business, Internet services business and computer games businesses are substantially dependent upon the continued growth in the general use of the Internet. Internet and electronic commerce growth may be inhibited for a number of reasons, including:

o inadequate network infrastructure;

o security and authentication concerns;

o inadequate quality and availability of cost-effective, high-speed service;

o general economic and business downturns; and

o catastrophic events, including war and terrorism.

As web usage grows, the Internet infrastructure may not be able to support the demands placed on it by this growth or its performance and reliability may decline. Websites have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays frequently occur in the future, web usage, as well as usage of our services, could grow more slowly or decline. Also, the Internet's commercial viability may be significantly hampered due to:

o delays in the development or adoption of new operating and technical standards and performance improvements required to handle increased levels of activity;

o increased government regulation;

o potential governmental taxation of such services; and

o insufficient availability of telecommunications services which could result in slower response times and adversely affect usage of the Internet.

WE MAY FACE INCREASED GOVERNMENT REGULATION, TAXATION AND LEGAL UNCERTAINTIES IN OUR INDUSTRY, WHICH COULD HARM OUR BUSINESS.

There are an increasing number of federal, state, local and foreign laws and regulations pertaining to the Internet and telecommunications. In addition, a number of federal, state, local and foreign legislative and regulatory proposals are under consideration. Laws or regulations have been and may continue to be adopted with respect to the Internet relating to, among other things, fees and taxation of VoIP telephony services, liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, public safety issues like enhanced 911 emergency service ("E911"), the Communications Assistance for Law Enforcement Act ("CALEA"), the provision of online payment services, broadband residential Internet access, and the characteristics and quality of products and services.

Changes in tax laws relating to electronic commerce could materially affect our business, prospects and financial condition. One or more states or foreign countries may seek to impose sales or other tax collection obligations on out-of-jurisdiction companies that engage in electronic commerce. A successful assertion by one or more states or foreign countries that we should collect sales or other taxes on services could result in substantial tax liabilities for past sales, decrease our ability to compete with traditional telephony, and otherwise harm our business.

Currently, decisions of the U.S. Supreme Court restrict the imposition of obligations to collect state and local sales and use taxes with respect to electronic commerce. However, a number of states, as well as the U.S. Congress, have been considering various initiatives that could limit or supersede the Supreme Court's position regarding sales and use taxes on electronic commerce. If any of these initiatives addressed the Supreme Court's constitutional concerns and resulted in a reversal of its current position, we could be required to collect sales and use taxes. The imposition by state and local governments of various taxes upon electronic commerce could create administrative burdens for us and could adversely affect our VoIP business operations, and ultimately our financial condition, operating results and future prospects.

Regardless of the type of state tax imposed, the threshold issue involving state taxation of any transaction is always whether sufficient nexus, or contact, exists between the taxing entity and the taxpayer or the transaction to which the tax is being applied. The concept of nexus is constantly changing and no bright line exists that would sufficiently alert a business as to whether it is subject to tax in a specific jurisdiction. All states which have attempted to tax Internet access or online services have done so by asserting that the sale of such telecommunications services, information services, data processing services or other type of transaction is subject to tax in that particular state.

A handful of states impose taxes on computer services, data processing services, information services and other similar types of services. Some of these states have asserted that Internet access and/or online information services are subject to these taxes.

Most states have telecommunications sales or gross receipts taxes imposed on interstate calls or transmissions of data. A sizable minority tax only intrastate calls. Although these taxes were enacted long before the birth of electronic commerce and VoIP, several states have asserted that Internet access and/or online information services are subject to these taxes.

For example, in the 2005 Florida legislative session, Florida incorporated into the tax imposed by Chapter 202, Florida Statutes, (the Communications Services
Tax) language which establishes tax nexus in Florida for VoIP. The Florida legislature inserted this language to protect the scope of the tax base for the Communications Services Tax. The language could have the effect of imposing the Communications Services Tax on VoIP services not based in the state of Florida.

The Florida legislature borrowed the language that it used to amend the Florida Statute from the national Streamlined Sales Tax Project. This project is being touted by many states as a proposed tax simplification plan. If adopted by other states, the language included in the Florida law could have a far reaching effect in many states in the United States.

Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel, and personal privacy apply to the Internet and electronic commerce. Any new legislation or regulation, or the application or interpretation of existing laws or regulations, may decrease the growth in the use of the Internet or VoIP telephony services, may impose additional burdens on electronic commerce or may alter how we do business. This could decrease the demand for our existing or proposed services, increase our cost of doing business, increase the costs of products sold through the Internet or otherwise have a material adverse effect on our business, plans, prospects, results of operations and financial condition.

Our ability to offer VoIP services outside the U.S. is also subject to the local regulatory environment, which may be complicated and often uncertain. Regulatory treatment of Internet telephony outside the United States varies from country to country.

WE RELY ON INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS.

We regard substantial elements of our websites and underlying technology, as well as certain assets relating to our VoIP and direct response marketing businesses and other opportunities we are investigating, as proprietary and attempt to protect them by relying on intellectual property laws and restrictions on disclosure. We also generally enter into confidentiality agreements with our employees and consultants. In connection with our license agreements with third parties, we generally seek to control access to and distribution of our technology and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently. Thus, we cannot assure you that the steps taken by us will prevent misappropriation or infringement of our proprietary information, which could have an adverse effect on our business. In addition, our competitors may independently develop similar technology, duplicate our products, or design around our intellectual property rights.

We pursue the registration of our trademarks in the United States and, in some cases, internationally. We are also seeking patent protection for certain VoIP and direct response marketing assets which we acquired or which we have developed. However, effective intellectual property protection may not be available in every country in which our services are distributed or made available through the Internet. Policing unauthorized use of our proprietary information is difficult. Legal standards relating to the validity, enforceability and scope of protection of proprietary rights in Internet related businesses are also uncertain and still evolving. We cannot assure you about the future viability or value of any of our proprietary rights.

Litigation may be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. However, we may not have sufficient funds or personnel to adequately litigate or otherwise protect our rights. Furthermore, we cannot assure you that our business activities and product offerings will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us, including claims related to providing hyperlinks to websites operated by third parties or providing advertising on a keyword basis that links a specific search term entered by a user to the appearance of a particular advertisement. Moreover, from time to time, third parties have asserted and may in the future assert claims of alleged infringement by us of their intellectual property rights. Any litigation claims or counterclaims could impair our business because they could:

o be time-consuming;

o result in significant costs;

o subject us to significant liability for damages;

o result in invalidation of our proprietary rights;

o divert management's attention;

o cause product release delays; or

o require us to redesign our products or require us to enter into royalty or licensing agreements that may not be available on terms acceptable to us, or at all.

We license from third parties various technologies incorporated into our products, networks and sites. We cannot assure you that these third-party technology licenses will continue to be available to us on commercially reasonable terms. Additionally, we cannot assure you that the third parties from which we license our technology will be able to defend our proprietary rights successfully against claims of infringement. As a result, our inability to obtain any of these technology licenses could result in delays or reductions in the introduction of new products and services or could adversely affect the performance of our existing products and services until equivalent technology can be identified, licensed and integrated.

The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names, any or all of which may dilute the strength of our names. We may not acquire or maintain our domain names in all of the countries in which our websites may be accessed, or for any or all of the top-level domain names that may be introduced. The relationship between regulations governing domain names and laws protecting proprietary rights is unclear. Therefore, we may not be able to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights.

WE MAY BE UNSUCCESSFUL IN ESTABLISHING AND MAINTAINING BRAND AWARENESS; BRAND IDENTITY IS CRITICAL TO OUR COMPANY.

Our success in the markets in which we operate will depend on our ability to create and maintain brand awareness for our product offerings. This has in some cases required, and may continue to require, a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Many of our competitors are larger than us and have substantially greater financial resources. Additionally, many of our competitors have already established their brand identity. We can offer no assurances that we will be successful in establishing awareness of our brands allowing us to compete effectively in our targeted markets.

If we fail to promote and maintain our various brands or our businesses' brand values are diluted, our businesses, operating results, financial condition, and our ability to attract buyers for any of our businesses could be materially adversely affected. The importance of brand recognition will continue to increase because low barriers of entry to the industries in which we operate may result in an increased number of direct competitors. To promote our brands, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

OUR QUARTERLY OPERATING RESULTS FLUCTUATE.

Due to our significant change in operations, including the entry into new lines of business, our historical quarterly operating results are not necessarily reflective of future results. The factors that will cause our quarterly operating results to fluctuate in the future include:

o acquisitions of new businesses or sales of our businesses or assets;

o changes in the number of sales or technical employees;

o the level of traffic on our websites;

o the overall demand for Internet telephony services, print, television, radio and Internet advertising and electronic commerce;

o the addition or loss of VoIP customers, clients of our marketing services business, advertisers of our computer games businesses, subscribers to our magazines, and ".travel" registered users;

o overall usage and acceptance of the Internet;

o seasonal trends in advertising and electronic commerce sales and member usage in our businesses;

o other costs relating to the maintenance of our operations;

o the restructuring of our business;

o failure to generate significant revenues and profit margins from new products and services; and

o competition from others providing services similar to ours.

OUR LIMITED OPERATING HISTORY MAKES FINANCIAL FORECASTING DIFFICULT. OUR INEXPERIENCE IN THE VOIP TELEPHONY BUSINESS AND INTERNET SERVICES BUSINESS WILL MAKE FINANCIAL FORECASTING EVEN MORE DIFFICULT.

We have a limited operating history for you to use in evaluating our prospects and us. Our prospects should be considered in light of the risks encountered by companies operating in new and rapidly evolving markets like ours. We may not successfully address these risks. For example, we may not be able to:

o maintain or increase levels of user traffic on our e-commerce websites;

o attract customers to our VoIP telephony service;

o adequately forecast anticipated customer purchase and usage of our retail VoIP products;

o maintain or increase advertising revenue for our magazines;

o maintain or increase direct response marketing services revenue;

o generate sufficient ".travel" registered users;

o adapt to meet changes in our markets and competitive developments; and

o identify, attract, retain and motivate qualified personnel.

OUR MANAGEMENT TEAM IS INEXPERIENCED IN THE MANAGEMENT OF A LARGE OPERATING COMPANY.

Only our Chairman has had experience managing a large operating company. Accordingly, we cannot assure you that:

o our key employees will be able to work together effectively as a team;

o we will be able to retain the remaining members of our management team;

o we will be able to hire, train and effectively manage our employee base;

o our systems, procedures or controls will be adequate to support our operations; and

o our management will be able to achieve the rapid execution necessary to fully exploit the market opportunity for our products and services.

WE DEPEND ON HIGHLY QUALIFIED TECHNICAL AND MANAGERIAL PERSONNEL.

Our future success also depends on our continuing ability to attract, retain and motivate highly qualified technical expertise and managerial personnel necessary to operate our businesses. We may need to give retention bonuses and stock incentives to certain employees to keep them, which can be costly to us. The loss of the services of members of our management team or other key personnel could harm our business. Our future success depends to a significant extent on the continued service of key management, client service, product development, sales and technical personnel. We do not maintain key person life insurance on any of our executive officers and do not intend to purchase any in the future. Although we generally enter into non-competition agreements with our key employees, our business could be harmed if one or more of our officers or key employees decided to join a competitor or otherwise compete with us.

We may be unable to attract, assimilate or retain highly qualified technical and managerial personnel in the future. Wages for managerial and technical employees are increasing and are expected to continue to increase in the future. We have from time to time in the past experienced, and could continue to experience in the future if we need to hire any additional personnel, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Also, we may have difficulty attracting qualified employees to work in the geographically remote location in Vermont of Chips & Bits, Inc. and Strategy Plus, Inc. If we were unable to attract and retain the technical and managerial personnel necessary to support and grow our businesses, our businesses would likely be materially and adversely affected.

OUR OFFICERS, INCLUDING OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER AND PRESIDENT HAVE OTHER INTERESTS AND TIME COMMITMENTS; WE HAVE CONFLICTS OF INTEREST WITH SOME OF OUR DIRECTORS; ALL OF OUR DIRECTORS ARE EMPLOYEES OR STOCKHOLDERS OF THE COMPANY OR AFFILIATES OF OUR LARGEST STOCKHOLDER.

Because our Chairman and Chief Executive Officer, Mr. Michael Egan, is an officer or director of other companies, we have to compete for his time. Mr. Egan became our Chief Executive Officer effective June 1, 2002. Mr. Egan is also the controlling investor of Dancing Bear Investments, Inc., an entity controlled by Mr. Egan, which is our largest stockholder. Mr. Egan has not committed to devote any specific percentage of his business time with us. Accordingly, we compete with Dancing Bear Investments, Inc. and Mr. Egan's other related entities for his time. Our President, Treasurer and Chief Financial Officer and Director, Mr. Edward A. Cespedes, is also an officer or director of other companies. Accordingly, we must compete for his time. Mr. Cespedes is an officer or director of various privately held entities and is also affiliated with Dancing Bear Investments, Inc.

Our Vice President of Finance and Director, Ms. Robin Lebowitz is also affiliated with Dancing Bear Investments, Inc. She is also an officer or director of other companies or entities controlled by Mr. Egan and Mr. Cespedes.

Due to the relationships with his related entities, Mr. Egan will have an inherent conflict of interest in making any decision related to transactions between the related entities and us. Furthermore, the Company's Board of Directors presently is comprised entirely of individuals which are employees of theglobe, and therefore are not "independent." We intend to review related party transactions in the future on a case-by-case basis.

WE RELY ON THIRD PARTY OUTSOURCED HOSTING FACILITIES OVER WHICH WE HAVE LIMITED CONTROL.

Our principal servers are located in Florida and New York primarily at third party outsourced hosting facilities. Our operations depend on the ability to protect our systems against damage from unexpected events, including fire, power loss, water damage, telecommunications failures and vandalism. Any disruption in our Internet access could have a material adverse effect on us. In addition, computer viruses, electronic break-ins or other similar disruptive problems could also materially adversely affect our businesses. Our reputation, theglobe.com brand and the brands of our individual businesses could be materially and adversely affected by any problems experienced by our sites or our supporting VoIP network. We may not have insurance to adequately compensate us for any losses that may occur due to any failures or interruptions in our systems. We do not presently have any secondary off-site systems or a formal disaster recovery plan.

HACKERS MAY ATTEMPT TO PENETRATE OUR SECURITY SYSTEM; ONLINE SECURITY BREACHES COULD HARM OUR BUSINESS.

Consumer and supplier confidence in our businesses depends on maintaining relevant security features. Substantial or ongoing security breaches on our systems or other Internet-based systems could significantly harm our business. We incur substantial expenses protecting against and remedying security breaches. Security breaches also could damage our reputation and expose us to a risk of loss or litigation. Experienced programmers or "hackers" have successfully penetrated our systems and we expect that these attempts will continue to occur from time to time. Because a hacker who is able to penetrate our network security could misappropriate proprietary or confidential information (including customer billing information) or cause interruptions in our products and services, we may have to expend significant capital and resources to protect against or to alleviate problems caused by these hackers. Additionally, we may not have a timely remedy against a hacker who is able to penetrate our network security. Such security breaches could materially adversely affect our company. In addition, the transmission of computer viruses resulting from hackers or otherwise could expose us to significant liability. Our insurance may not be adequate to reimburse us for losses caused by security breaches. We also face risks associated with security breaches affecting third parties with whom we have relationships.

WE MAY BE EXPOSED TO LIABILITY FOR INFORMATION RETRIEVED FROM OR TRANSMITTED OVER THE INTERNET.

Users may access content on our websites or the websites of our distribution partners or other third parties through website links or other means, and they may download content and subsequently transmit this content to others over the Internet. This could result in claims against us based on a variety of theories, including defamation, obscenity, negligence, copyright infringement, trademark infringement or the wrongful actions of third parties. Other theories may be brought based on the nature, publication and distribution of our content or based on errors or false or misleading information provided on our websites. Claims have been brought against online services in the past and we have received inquiries from third parties regarding these matters. Such claims could be material in the future.

WE MAY BE EXPOSED TO LIABILITY FOR PRODUCTS OR SERVICES SOLD OVER THE INTERNET, INCLUDING PRODUCTS AND SERVICES SOLD BY OTHERS.

We enter into agreements with commerce partners and sponsors under which, in some cases, we are entitled to receive a share of revenue from the purchase of goods and services through direct links from our sites. We sell products directly to consumers which may expose us to additional legal risks, regulations by local, state, federal and foreign authorities and potential liabilities to consumers of these products and services, even if we do not ourselves provide these products or services. We cannot assure you that any indemnification that may be provided to us in some of these agreements with these parties will be adequate. Even if these claims do not result in our liability, we could incur significant costs in investigating and defending against these claims. The imposition of potential liability for information carried on or disseminated through our systems could require us to implement measures to reduce our exposure to liability. Those measures may require the expenditure of substantial resources and limit the attractiveness of our services. Additionally, our insurance policies may not cover all potential liabilities to which we are exposed.

WE ARE A PARTY TO LITIGATION MATTERS THAT MAY SUBJECT US TO SIGNIFICANT LIABILITY AND BE TIME CONSUMING AND EXPENSIVE.

We are currently a party to securities class action litigation. At this time we cannot reasonably estimate the range of any loss or damages resulting from this lawsuit due to uncertainty regarding the ultimate outcome. The defense of this litigation may be expensive and divert management's attention from day-to-day operations. An adverse outcome in this litigation could materially and adversely affect our results of operations and financial position and may utilize a significant portion of our cash resources.

WE MAY NOT BE ABLE TO IMPLEMENT SECTION 404 OF THE SARBANES-OXLEY ACT ON A TIMELY BASIS.

The SEC, as directed by Section 404 of The Sarbanes-Oxley Act, adopted rules generally requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual report on Form 10-K that contains an assessment by management of the effectiveness of the company's internal controls over financial reporting. In addition, the company's independent registered public accounting firm must attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting. This requirement will first apply to our annual report on Form 10-K for the fiscal year ending December 31, 2006.

We are currently at the beginning stages of developing our Section 404 implementation plan. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. How companies should be implementing these new requirements including internal control reforms to comply with Section 404's requirements, and how independent auditors will apply these requirements and test companies' internal controls, is still reasonably uncertain.

We expect that we will need to hire and/or engage additional personnel and incur incremental costs in order to complete the work required by Section 404. There can be no assurance that we will be able to complete our Section 404 plan on a timely basis. The Company's liquidity position in 2005 and 2006 may also negatively impact our ability to adequately fund our Section 404 efforts.

Even if we timely complete our Section 404 plan, we may not be able to conclude that our internal controls over financial reporting are effective, or in the event that we conclude that our internal controls are effective, our independent accountants may disagree with our assessment and may issue a report that is qualified. This could subject the Company to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company's operating results or cause the Company to fail to meet its reporting obligations.

RISKS RELATING TO OUR VOIP TELEPHONY BUSINESS

WE ARE UNABLE TO PREDICT THE VOLUME OF USAGE AND OUR CAPACITY NEEDS FOR OUR VOIP BUSINESS; DISADVANTAGEOUS CONTRACTS HAVE REDUCED OUR OPERATING MARGINS AND ADVERSELY AFFECTED OUR LIQUIDITY AND FINANCIAL CONDITION.

We have entered into a number of agreements (generally for terms of one year, with the terms of several agreements extending to three to five years) for leased communications transmission capacity and data center facilities with various carriers and other third parties. The minimum amounts payable under these agreements and the underlying current capacity of our VoIP network greatly exceeds our current estimates of customer demand and usage for the foreseeable future. We are currently negotiating to reduce the amounts payable during 2005 under these network-related agreements. Although we were successful in recently terminating substantially all of the minimum usage requirement commitments for which we were previously obligated under certain of our carrier agreements, there can be no assurance that we will be able to further reduce our network-related contractual commitments. If we are not successful in significantly reducing such commitments, our liquidity and financial condition could be further materially and adversely impacted.

THE VOIP MARKET IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND WE WILL NEED TO DEPEND ON NEW PRODUCT INTRODUCTIONS AND INNOVATIONS IN ORDER TO ESTABLISH, MAINTAIN AND GROW OUR BUSINESS.

VoIP is an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products, and continuing and rapid technological advances. To enter and compete successfully in this emerging market, we must continually design, develop and sell new and enhanced VoIP products and services that provide increasingly higher levels of performance and reliability at lower costs. These new and enhanced products must take advantage of technological advancements and changes, and respond to new customer requirements. Our success in designing, developing and selling such products and services will depend on a variety of factors, including:

o access to sufficient capital to complete our development efforts;

o the identification of market demand for new products;

o the determination of appropriate product inventory levels;

o product and feature selection;

o timely implementation of product design and development;

o product performance;

o cost-effectiveness of products under development;

o securing effective sources of equipment supply; and

o success of promotional efforts.

Additionally, we may also be required to collaborate with third parties to develop our products and may not be able to do so on a timely and cost-effective basis, if at all. If we are unable, due to resource constraints or technological or other reasons, to develop and introduce new or enhanced products in a timely manner or if such new or enhanced products do not achieve sufficient market acceptance, our operating results will suffer and our business will not grow.

OUR ABILITY AND PLANS TO PROVIDE TELECOMMUNICATIONS SERVICES AT ATTRACTIVE RATES ARISE IN LARGE PART FROM THE FACT THAT VOIP SERVICES ARE NOT CURRENTLY SUBJECT TO THE SAME REGULATION AS TRADITIONAL TELEPHONY.

Because their services are not currently regulated to the same extent as traditional telephony, some VoIP providers, such as the Company, can currently avoid paying certain charges that traditional telephone companies must pay. Many traditional telephone operators are lobbying the Federal Communications Commission (FCC) and the states to regulate VoIP on the same or similar basis as traditional telephone services. The FCC and several states are examining this issue.

If the FCC or any state determines to regulate VoIP, they may impose surcharges, taxes or additional regulations upon providers of VoIP. These surcharges could include access charges payable to local exchange carriers to carry and terminate traffic, contributions to the Universal Service Fund or other charges. Regulations requiring compliance with the CALEA could also place a significant financial burden on us. The imposition of any such additional fees, charges, taxes, licenses and regulations on VoIP services could materially increase our costs and may reduce or eliminate the competitive pricing advantage we seek to enjoy.

RECENT REGULATORY ENACTMENTS BY THE FCC WILL REQUIRE US TO PROVIDE ENHANCED EMERGENCY 911 DIALING CAPABILITIES TO OUR SUBSCRIBERS AS PART OF OUR STANDARD VOIP SERVICES AND TO COMPLY WITH CERTAIN NOTIFICATION REQUIREMENTS WITH RESPECT TO SUCH CAPABILITIES. THESE REQUIREMENTS WILL RESULT IN INCREASED COSTS AND RISKS ASSOCIATED WITH OUR DELIVERY OF OUR VOIP SERVICES, INCLUDING A POSSIBLE REQUIRED DISCONTINUATION OF SUCH SERVICES WITH RESPECT TO A POTENTIALLY MATERIAL PORTION OF OUR SUBSCRIBERS.

On June 3, 2005, the FCC released the "IP-Enabled Services and E911 Requirements for IP-Enabled Service Providers, First Report and Order and Notice of Proposed Rulemaking" (the "E911 Order"). The E911 Order requires, among other things, that VoIP service providers that interconnect to the public switched telephone network ("Interconnected VoIP Providers") supply enhanced emergency 911 dialing capabilities ("E911") to their subscribers no later than 120 days from the effective date of the E911 Order. The effective date of the E911 Order is July 29, 2005. As part of such E911 capabilities, Interconnected VoIP Providers are required to mimic the 911 emergency calling capabilities offered by traditional landline phone companies. Specifically, all Interconnected VoIP Providers must deliver 911 calls to the appropriate local public safety answering point ("PSAP"), along with call back number and location, where the PSAP is able to receive that information. Such E911 capabilities must be included in the basic service offering of the Interconnected VoIP Providers; it cannot be an optional or extra feature. The PSAP delivery obligation, along with call back number and location information must be provided regardless of whether the service is "fixed" or "nomadic." User registration of location is permissible initially, although the FCC is committed to an advanced form of E911 that will determine user location without user intervention, one of the topics of the further Notice of Proposed Rulemaking to be released.

Additionally, the E911 Order required that, by July 29, 2005 (the effective date of the E911 Order), each Interconnected VoIP Provider must have: (1) specifically advised every new and existing subscriber, prominently and in plain language, of the circumstances under which the E911 capabilities service may not be available through its VoIP services or may in some way be limited by comparison to traditional landline E911 services; (2) obtained and kept a record of affirmative acknowledgement from all subscribers, both new and existing, of having received and understood the advisory described in the preceding item (1); and (3) distributed to its existing subscribers warning stickers or other appropriate labels warning subscribers if E911 service may be limited or not available and instructing the subscriber to place them on or near the equipment used in conjunction with the provider's VoIP services. We have complied with the requirements set forth in the preceding items (1) and (3). However, despite engaging in significant efforts, as of August 10, 2005, we have received the affirmative acknowledgements required by the preceding item (2) from less than 15% of our VoIP subscribers.

On July 26, 2005, noting the efforts made by Interconnected VoIP Providers to comply with the E911 Order's affirmative acknowledgement requirement, the Enforcement Bureau of the FCC (the "EB") released a Public Notice communicating that, until August 30, 2005, it would not initiate enforcement action against any Interconnected VoIP Provider with respect to such affirmative acknowledgement requirement on the condition that the provider file a detailed report with the FCC by August 10, 2005. The report must set forth certain specific information relating to the provider's efforts to comply with the requirements of the E911 Order. Furthermore, the EB stated its expectation that that if an Interconnected VoIP Provider has not received such affirmative acknowledgements from 100% of its existing subscribers by August 29, 2005, then the Interconnected VoIP Provider would disconnect, no later than August 30, 2005, all subscribers from whom it has not received such acknowledgements. On August 26, 2005, the EB released another Public Notice communicating that it would not, until September 28, 2005, initiate enforcement action regarding the affirmative acknowledgement requirement against those providers that: (1) previously filed reports on or before August 10, 2005 in accordance with the July 26 Public Notice; and (2) file two separate updated reports with the FCC by September 1, 2005 and September 22, 2005 containing certain additional required information relating to such provider's compliance efforts with respect to the E911 Order's requirements. The EB further stated in the second Public Notice its expectation that, during the additional period of time afforded by the extension, all Interconnected VoIP Providers that qualified for such extension would continue to use all means available to them to obtain affirmative acknowledgements from all of their subscribers.

Our VoIP services that are subject to the E911 Order account for a material portion of our current VoIP revenues. However, our current VoIP net revenues are not substantial and for the six months ended June 30, 2005 were approximately $163,000. Although we continue to engage in efforts to comply with all of the requirements of the E911 Order, we may not be able to provide the E911 capabilities required by the E911 Order to all of our subscribers by 120 days after the effective date thereof. Moreover, although we have complied with the reporting requirements of the EB's July 26, 2005 and August 26, 2005 Public Notices and, accordingly, the Company qualifies for the September 28, 2005 extension, as of August 10, 2005, we have received the required affirmative acknowledgements from less than 15% of our VoIP subscribers. Therefore, while we continue to be engaged in efforts to obtain affirmative acknowledgements from all of our VoIP subscribers, we expect that we will not receive such affirmative acknowledgements from 100% of our VoIP subscribers by the September 28, 2005 deadline. Moreover, we can provide no assurances as to whether the percentage of our VoIP subscribers that provide us with the required affirmative acknowledgements will rise significantly or at all. If we are unable to comply with one or more of the requirements of the E911 Order, including the requirement to obtain affirmative acknowledgements from 100% of our VoIP subscribers by the FCC's stated deadlines, the EB may bring an enforcement action against the Company and/or we may need to suspend delivery of our VoIP services to those of our customers with respect to which we have not complied with the requirements of the E911 Order. Although the EB has thus far granted two extensions to its deadline for obtaining affirmative acknowledgements from 100% of Interconnected VoIP Providers' subscribers, the EB may or may not provide additional extensions to such deadline and the Company may or may not qualify for such extensions. If we are required by the EB to suspend VoIP service to a material portion of our VoIP subscribers for a material period of time due to our non-compliance with the E911 Order, our revenues and operating results from our current VoIP operations will deteriorate.

Even assuming our full compliance with the E911 Order, such compliance and our efforts to achieve such compliance, will increase our cost of doing business in the VoIP arena and may adversely affect our ability to deliver our VoIP telephony services to new and existing customers in all geographic regions.

THE IP DIALTONE SERVICE PROVIDED BY US IS ONLY AS RELIABLE AS EACH OF OUR CUSTOMERS' RESPECTIVE CUSTOMER PREMISES EQUIPMENT (CPE) AND UNDERLYING BROADBAND DATA CONNECTION, NEITHER OF WHICH IS PROVIDED BY US.

Our ability to provide our VoIP services to our customers, including the E911 capabilities required by the E911 Order, are directly dependent on each of our customers' respective CPE and underlying broadband data connection, neither of which is provided by us. Accordingly, we may not be able to control our ability to provide the E911 capabilities required by the E911 Order and which our customers may expect as part of our VoIP offerings. Any interruption in our delivery of E911, whether or not as a result of any factors under our control, could expose us to potential litigation from our customers or enforcement or other actions from the FCC or other government regulators. Such exposure could potentially result in our incurring costs and expenses associated with addressing such litigation and/or actions and in potential liability for the Company, any or all of which could negatively impact our reputation, results of operations and our ability to generate additional revenues.

THE INTERNET TELEPHONY BUSINESS IS HIGHLY COMPETITIVE AND ALSO COMPETES WITH TRADITIONAL AND CELLULAR TELEPHONY PROVIDERS.

The long distance telephony market and the Internet telephony market are highly competitive. There are several large and numerous small competitors and we expect to face continuing competition based on price and service offerings from existing competitors and new market entrants in the future. The principal competitive factors in our market include price, quality of service, breadth of geographic presence, customer service, reliability, network size and capacity, and the availability of enhanced communications services. Our competitors include major and emerging telecommunications carriers in the U.S. and abroad. Financial difficulties in the past several years of many telecommunications providers are rapidly altering the number, identity and competitiveness of the marketplace. Many of the competitors for our current and planned VoIP service offerings have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. As a result, certain of these competitors may be able to adopt more aggressive pricing policies which could hinder our ability to market our voice services.

During the past several years, a number of companies have introduced services that make Internet telephony or voice services over the Internet available to businesses and consumers. All major telecommunications companies, including entities like AT&T, Verizon, Sprint and MCI, either presently or potentially compete or can compete directly with us. Other Internet telephony service providers, such as Vonage, Net2Phone and deltathree, also focus on a retail customer base and compete with us. These companies may offer the kinds of voice services we currently offer or intend to offer in the future. In addition, companies currently in related markets have begun to provide voice over the Internet services or adapt their products to enable voice over the Internet services. These related companies may potentially migrate into the Internet telephony market as direct competitors. A number of cable operators have also begun to offer VoIP telephony services via cable modems which provide access to the Internet. These companies, which tend to be large entities with substantial resources, generally have large budgets available for research and development, and therefore may further enhance the quality and acceptance of the transmission of voice over the Internet. We also compete with cellular telephony providers.

PRICING PRESSURES AND INCREASING USE OF VOIP TECHNOLOGY MAY LESSEN OUR COMPETITIVE PRICING ADVANTAGE.

One of the main competitive advantages of our current and planned VoIP service offerings is the ability to provide discounted local and long distance telephony services by taking advantage of cost savings achieved by carrying voice traffic employing VoIP technology, as compared to carrying calls over traditional networks. In recent years, the price of telephone service has fallen. The price of telephone service may continue to fall for various reasons, including the adoption of VoIP technology by other communications carriers. Many carriers have adopted pricing plans such that the rates that they charge are not always substantially higher than the rates that VoIP providers charge for similar service. In addition, other providers of long distance services are offering unlimited or nearly unlimited use of some of their services for increasingly lower monthly rates.

IF WE DO NOT DEVELOP AND MAINTAIN SUCCESSFUL PARTNERSHIPS FOR VOIP PRODUCTS, WE MAY NOT BE ABLE TO SUCCESSFULLY MARKET ANY OF OUR VOIP PRODUCTS.

Our success in the VoIP market is partly dependent on our ability to forge marketing, engineering and carrier partnerships. VoIP communication systems are extremely complex and no single company possesses all the technology components needed to build a complete end to end solution. We will likely need to enter into partnerships to augment our development programs and to assist us in marketing complete solutions to our targeted customers. We may not be able to develop such partnerships in the course of our operations and product development. Even if we do establish the necessary partnerships, we may not be able to adequately capitalize on these partnerships to aid in the success of our business.

THE FAILURE OF VOIP NETWORKS TO MEET THE RELIABILITY AND QUALITY STANDARDS REQUIRED FOR VOICE COMMUNICATIONS COULD RENDER OUR PRODUCTS OBSOLETE.

Circuit-switched telephony networks feature very high reliability, with a guaranteed quality of service. In addition, such networks have imperceptible delay and consistently satisfactory audio quality. VoIP networks will not be a viable alternative to traditional circuit switched telephony unless they can provide reliability and quality consistent with these standards.

ONLINE CREDIT CARD FRAUD CAN HARM OUR BUSINESS.

The sale of our products and services over the Internet exposes us to credit card fraud risks. Many of our products and services, including our VoIP services, can be ordered or established (in the case of new accounts) over the Internet using a major credit card for payment. As is prevalent in retail telecommunications and Internet services industries, we are exposed to the risk that some of these credit card accounts are stolen or otherwise fraudulently obtained. In general, we are not able to recover fraudulent credit card charges from such accounts. In addition to the loss of revenue from such fraudulent credit card use, we also remain liable to third parties whose products or services are engaged by us (such as termination fees due telecommunications providers) in connection with the services which we provide. In addition, depending upon the level of credit card fraud we experience, we may become ineligible to accept the credit cards of certain issuers. We are currently authorized to accept Discover, together with Visa and MasterCard (which are both covered by a single merchant agreement with us). Visa/MasterCard constitutes the primary credit card used by our VoIP customers. The loss of eligibility for acceptance of Visa/MasterCard could significantly and adversely affect our business. During 2004, we updated our fraud controls and will attempt to manage fraud risks through our internal controls and our monitoring and blocking systems. If those efforts are not successful, fraud could cause our revenue to decline significantly and our business, financial condition and results of operations to be materially and adversely affected.

RISKS RELATED TO OUR MARKETING SERVICES BUSINESS

Should the Company consummate the proposed sale of its SendTec business to RelationServe as planned, the risks and uncertainties described in this section and in the "Recent Events" section as related directly or indirectly to our SendTec business would no longer exist. However, there can be no assurance that the proposed sale of our SendTec business to RelationServe will be consummated as planned.

ANY DECREASE IN DEMAND FOR OUR ONLINE MARKETING SERVICES COULD SUBSTANTIALLY REDUCE OUR REVENUES.

A substantial portion of our revenue is derived from Internet advertising. We expect that online advertising will continue to account for a substantial portion of our revenue in the future. However, our revenue from Internet advertising may decrease in the future for a number of reasons, including the following:

o the rate at which Internet users click on advertisements or take action in response to an advertisement has always been low and could decline as the volume of Internet advertising increases;

o Internet users can install software programs that allow them to prevent advertisements from appearing on their screens or block the receipt of emails;

o advertisers may prefer an alternative Internet advertising format, product or service which we might not offer at that time; and

o we may be unable to make the transition to new Internet advertising formats preferred by advertisers.

IF OUR PRICING MODELS ARE NOT ACCEPTED BY OUR ADVERTISER CLIENTS, WE COULD LOSE CLIENTS AND OUR REVENUE COULD DECLINE.

Most of our services are offered to advertisers based on cost-per-action or cost-per-click pricing models, under which advertisers only pay us if we provide the results they specify. These results-based pricing models differ from the fixed-rate pricing model used by many Internet advertising companies, under which the fee is based on the number of times the advertisement is shown without regard to effectiveness. Our ability to generate significant revenue from advertisers will depend, in part, on our ability to demonstrate the effectiveness of our primary pricing models to advertisers, who may be more accustomed to a fixed-rate pricing model.

Furthermore, intense competition among websites and other Internet advertising providers has led to the development of a number of alternative pricing models for Internet advertising. The proliferation of multiple pricing alternatives may confuse advertisers and make it more difficult for them to differentiate among these alternatives. In addition, it is possible that new pricing models may be developed and gain widespread acceptance that are not compatible with our business model or our technology. These alternatives, and the likelihood that additional pricing models will be introduced, make it difficult for us to project the levels of advertising revenue or the margins that we, or the Internet advertising industry in general, will realize in the future. If advertisers do not understand the benefits of our pricing models, then the market for our services may decline or develop more slowly than we expect, which may limit our ability to grow our revenue or cause our revenue to decline.

ONLINE TRANSACTIONS FROM WHICH WE DERIVE OUR REVENUE ARE SUBJECT TO VALIDATION. OUR REVENUE AND MARGINS COULD BE REDUCED AS A RESULT OF INVALID TRANSACTIONS.

SendTec derives revenue from its online cost per action advertising business based on the number of actions it generates for clients each month. SendTec determines the number of actions generated for clients based on digital tracking technology and reports from its clients detailing the number of actions received by them. SendTec relies upon its digital tracking methods and final reports from its clients to determine the number of actions for which it pays its publisher network. On average SendTec pays its network of publishers between 30 days and 60 days from the end of the month. In certain situations, SendTec may be required to reimburse its clients for actions which SendTec has previously verified as valid actions but the client has subsequently determined to be invalid due to fraud or other factors. In these instances, SendTec generally may not have recourse against the publishers in its network that have generated the actions and therefore SendTec may not be able to recover any portion of the reimbursements it makes to its clients from its publishers.

WE DEPEND ON A LIMITED NUMBER OF CLIENTS FOR A SIGNIFICANT PERCENTAGE OF OUR REVENUE AND THE LOSS OF ONE OR MORE OF THESE CLIENTS COULD CAUSE OUR REVENUE TO DECLINE.

The results of SendTec's operations have been included in our consolidated results since date of acquisition, September 1, 2004. During the first half of 2005, two customers of SendTec accounted for approximately 45% of SendTec's total net revenue. For the four months ended December 31, 2004, two customers of SendTec accounted for approximately 52% of SendTec's total net revenue. We believe that a limited number of clients will continue to be the source of a substantial portion of our revenue for the foreseeable future. Key factors in maintaining our relationships with these clients include our performance on individual campaigns, the strength of our professional reputation and the relationships of our key executives with client personnel. To the extent that our performance does not meet client expectations, or our reputation or relationships with one or more major clients are impaired, our revenues could decline and our operating results could be adversely affected. During the second quarter of 2004, one of SendTec's major customers acquired a business that competes with SendTec. This acquisition, other similar acquisitions, or general business consolidation within the marketing services industry could also cause our revenue and operating results to decline and adversely affect SendTec's business.

ANY LIMITATION ON OUR USE OF DATA DERIVED FROM OUR CLIENTS' ADVERTISING CAMPAIGNS COULD SIGNIFICANTLY DIMINISH THE VALUE OF OUR SERVICES AND CAUSE US TO LOSE CLIENTS AND REVENUE.

When an individual visits our clients' websites, we use technologies, including cookies and web beacons, to collect information such as the user's IP address, advertisements delivered by us that have been viewed by the user and responses by the user to such advertisements. We aggregate and analyze this information to determine the placement of advertisements across our affiliate network of advertising space. Although the data we collect from campaigns of different clients, once aggregated, are not identifiable, our clients might decide not to allow us to collect some or all of this data or might limit our use of this data. Any limitation on our ability to use such data could make it more difficult for us to deliver online marketing programs that meet client demands.

In addition, although our contracts generally permit us to aggregate data from advertising campaigns, our clients might nonetheless request that we discontinue using data obtained from their campaigns that have already been aggregated with other clients' campaign data. It would be difficult, if not impossible, to comply with these requests, and such requests could result in significant expenditures of resources. Interruptions, failures or defects in our data collection, mining and storage systems, as well as privacy concerns regarding the collection of user data, could also limit our ability to aggregate and analyze data from our clients' advertising campaigns. If that happens, we may lose clients and our revenue may decline.

IF THE MARKET FOR INTERNET ADVERTISING FAILS TO CONTINUE TO DEVELOP, OUR REVENUE AND OUR OPERATING RESULTS COULD BE HARMED.

Our future success is highly dependent on the continued use and growth of the Internet as an advertising medium. The Internet advertising market is relatively new and rapidly evolving, and it uses different measurements than traditional media to gauge its effectiveness. As a result, demand for and market acceptance of Internet advertising services is uncertain. Many of our current or potential advertiser clients have little or no experience using the Internet for advertising purposes and have allocated only limited portions of their advertising budgets to the Internet. The adoption of Internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information, measuring success and evaluating new advertising products and services. Such clients may find Internet advertising to be less effective for promoting their products and services than traditional advertising media. We cannot assure you that the market for Internet advertising will continue to grow or become sustainable. If the market for Internet advertising fails to continue to develop or develops more slowly than we expect, our revenue and business could be harmed.

WE DEPEND ON ONLINE PUBLISHERS FOR ADVERTISING SPACE TO DELIVER OUR CLIENTS' ADVERTISING CAMPAIGNS AND ANY DECLINE IN THE SUPPLY OF ADVERTISING SPACE AVAILABLE THROUGH OUR NETWORK COULD CAUSE OUR REVENUE TO DECLINE.

The websites, search engines and email publishers that sell or venture their advertising space to or with us are not bound by long-term contracts that ensure us a consistent supply of advertising space, which we refer to as our inventory. We generate a significant portion of our revenue from the advertising inventory provided by a limited number of publishers. In most instances, publishers can change the amount of inventory they make available to us at any time, as well as the price at which they make it available. In addition, publishers may place significant restrictions on our use of our advertising inventory. These restrictions may prohibit advertisements from specific advertisers or specific industries, or restrict the use of certain creative content or format. If a publisher decides not to make inventory available to us, or decides to increase the price, or places significant restrictions on the use of such inventory, we may not be able to replace this with inventory from other publishers that satisfy our requirements in a timely and cost-effective manner. If this happens, our revenue could decline or our cost of acquiring inventory may increase.

OUR GROWTH MAY BE LIMITED IF WE ARE UNABLE TO OBTAIN SUFFICIENT ADVERTISING INVENTORY THAT MEETS OUR PRICING AND QUALITY REQUIREMENTS.

Our growth depends on our ability to effectively manage and expand the volume of our inventory of advertising space. To attract new advertisers, we must increase our supply of inventory that meets our performance and pricing requirements. Our ability to purchase or venture sufficient quantities of suitable advertising inventory will depend on various factors, some of which are beyond our control. These factors include:

o our ability to offer publishers a competitive price for our inventory;

o our ability to estimate the quality of the available inventory; and

o our ability to efficiently manage our existing advertising inventory.

In addition, the number of competing Internet advertising networks that purchase advertising inventory from websites, search engine and email publishers continues to increase. We cannot assure you that we will be able to purchase or venture advertising inventory that meets our performance, price and quality requirements, and if we cannot do so, our ability to generate revenue could be limited.

ANY LIMITATION ON OUR ABILITY TO POST ADVERTISEMENTS THROUGHOUT OUR NETWORK OF ADVERTISING SPACE COULD HARM OUR BUSINESS.

We execute advertising programs for clients primarily by posting advertisements, which we refer to as ad delivery, on our affiliate network of advertising space. Our business could suffer from a variety of factors that could limit or reduce our ability to post advertisements across our affiliate network, including:

o technological changes that render the delivery of our advertisements obsolete or incompatible with the operating systems of consumers and/or the systems of online publishers;

o lawsuits or injunctions based on claims that our ad delivery methodologies violate the proprietary rights of other parties; and

o interruptions, failures or defects in our ad delivery and tracking systems.

CONSOLIDATION OF ONLINE PUBLISHERS MAY IMPAIR OUR ABILITY TO PROVIDE MARKETING SERVICES, ACQUIRE ADVERTISING INVENTORY AT FAVORABLE RATES AND COLLECT CAMPAIGN DATA.

The consolidation of Internet advertising networks, web portals, search engines and other online publishers could eventually lead to a concentration of desirable advertising inventory on a very small number of networks and large websites. Such concentration could:

o increase our costs if these publishers use their greater bargaining power to increase rates for advertising inventory; and

o impair our ability to provide marketing services if these publishers prevent us from distributing our clients' advertising campaigns on their websites or if they adopt ad delivery systems that are not compatible with our ad delivery methodologies.

OUR BUSINESS COULD BE HARMED IF THE USE OF TRACKING TECHNOLOGY IS RESTRICTED OR BECOMES SUBJECT TO NEW REGULATION.

In conjunction with the delivery of advertisements to websites, we typically place small files of information, commonly known as cookies, on an Internet user's hard drive, generally without the user's knowledge or consent. Cookie information is passed to us through an Internet user's browser software. We use cookies to collect information regarding the advertisements we deliver to Internet users and their interaction with these advertisements. We use this information to identify Internet users who have received our advertisements in the past and to monitor and prevent potentially fraudulent activity. In addition, our technology uses this information to monitor the performance of ongoing advertising campaigns and plan future campaigns.

Some Internet commentators and privacy advocates have proposed limiting or eliminating the use of cookies and other Internet tracking technologies, and legislation has been introduced in some jurisdictions to regulate Internet tracking technologies. The European Union has already adopted a directive requiring that when cookies are used, the user must be informed and offered an opportunity to opt-out of the cookies' use. If there is a further reduction or limitation in the use of Internet tracking technologies such as cookies:

o we may have to replace or re-engineer our tracking technology, which could require significant amounts of our time and resources, may not be completed in time to avoid losing clients or advertising inventory, and may not be commercially or technically feasible;

o we may have to develop or acquire other technology to prevent fraud; and

o we may become subject to costly and time-consuming litigation or investigations due to our use of cookie technology or other technologies designed to collect Internet usage information.

Any one or more of these occurrences could result in increased costs, require us to change our business practices or divert management's attention.

IF WE OR OUR ADVERTISER OR PUBLISHER CLIENTS FAIL TO COMPLY WITH REGULATIONS GOVERNING CONSUMER PRIVACY, WE COULD FACE SUBSTANTIAL COSTS AND OUR BUSINESS COULD BE HARMED.

Our collection, maintenance and sharing of information regarding Internet users could result in lawsuits or government inquiries. These actions may include those related to U.S. federal and state legislation or European Union directives limiting the ability of companies like ours to collect, receive and use information regarding Internet users. Litigation and regulatory inquiries are often expensive and time-consuming and their outcome is uncertain. Any involvement by us in any of these matters could require us to:

o spend significant amounts on legal defense;

o divert the attention of senior management from other aspects of our business;

o defer or cancel new product launches as a result of these claims or proceedings; and

o make changes to our present and planned products or services.

Further, we cannot assure you that our advertiser and publisher clients are currently in compliance, or will remain in compliance, with their own privacy policies, regulations governing consumer privacy or other applicable legal requirements. We may be held liable if our clients use our technology or the data we collect on their behalf in a manner that is not in compliance with applicable laws or regulations or their own stated privacy standards.

WE MAY BE LIABLE FOR CONTENT IN THE ADVERTISEMENTS WE DELIVER FOR OUR CLIENTS.

We may be liable to third parties for content in the advertisements we deliver if the artwork, text or other content involved violates copyrights, trademarks or other intellectual property rights of third parties or if the content is defamatory. Although we generally receive warranties from our advertisers that they have the right to use any copyrights, trademarks or other intellectual property included in an advertisement and are normally indemnified by the advertisers, a third party may still file a claim against us. Any claims by third parties against us could be time-consuming, could result in costly litigation and adverse judgments and could require us to change our business.

MISAPPROPRIATION OF CONFIDENTIAL INFORMATION HELD BY US COULD CAUSE US TO LOSE CLIENTS OR INCUR LIABILITY.

We retain highly confidential information on behalf of our clients in our systems and databases. Although we maintain security features in our systems, our operations may be susceptible to hacker interception, break-ins and other disruptions. These disruptions may jeopardize the security of information stored in and transmitted through our systems. If confidential information is compromised, we could be subject to lawsuits by the affected clients or Internet users, which could damage our reputation among our current and potential clients, require significant expenditures of capital and other resources and cause us to lose business and revenues.

WE FACE INTENSE AND GROWING COMPETITION, WHICH COULD RESULT IN PRICE REDUCTIONS, REDUCED OPERATING MARGINS AND LOSS OF MARKET SHARE.

The direct response advertising market is highly competitive. If we fail to compete effectively against other advertising service companies, we could lose clients or advertising inventory and our revenues could decline. We expect competition to continue to increase because there are no significant barriers to entry.

Many current and potential competitors have advantages over us, such as longer operating histories, greater name recognition, larger client bases, greater access to advertising space on high-traffic websites and significantly greater financial, technical and marketing resources. In addition, existing or future competitors may develop or offer services that provide significant performance, price, creative or other advantages over those offered by us.

Current and potential competitors may establish cooperative relationships among themselves or with third parties to increase the ability of their products and services to address the needs of our clients and prospective clients. As a result, it is possible that new competitors may emerge and rapidly acquire significant market share.

If we fail to compete successfully, we could have difficulties attracting and retaining advertising clients or advertising inventory, which may decrease our revenues and adversely affect our operating results. Increased competition may also result in price reductions and reduced operating income.

WE GENERALLY DO NOT HAVE LONG-TERM CONTRACTS WITH OUR CLIENTS.

Our clients typically hire us on a project-by-project basis or on an annual contractual relationship. Moreover, our clients generally have the right to terminate their relationships with us without penalty and with relatively short or no notice. Once a project is completed we cannot be assured that a client will engage us for further services. From time to time, highly successful engagements have ended because our client was acquired and the new owners decided not to retain us. A client that generates substantial revenue for us in one period may not be a substantial source of revenue in a subsequent period. We expect a relatively high level of client concentration to continue, but not necessarily involve the same clients from period to period. The termination of our business relationships with any of our significant clients, or a material reduction in the use of our services by any of our significant clients, could adversely affect our future financial performance.

IF WE FAIL TO MANAGE OUR GROWTH EFFECTIVELY, OUR EXPENSES COULD INCREASE AND OUR MANAGEMENT'S TIME AND ATTENTION COULD BE DIVERTED.

As we continue to increase the scope of our operations, we will need an effective planning and management process to implement our business plan successfully in the rapidly evolving Internet advertising market. Our business, results of operations and financial condition will be substantially harmed if we are unable to manage our expanding operations effectively. We plan to continue to expand the sales and marketing, customer support and research and development organizations. Growth may place a significant strain on our management systems and resources. We will likely need to continue to improve our financial and managerial controls and our reporting systems and procedures. In addition, we will need to expand, train and manage our work force. Our failure to manage our growth effectively could increase our expenses and divert management's time and attention.

IF WE FAIL TO ESTABLISH, MAINTAIN AND EXPAND OUR TECHNOLOGY BUSINESS AND MARKETING ALLIANCES AND PARTNERSHIPS, OUR ABILITY TO GROW OUR MARKETING SERVICES BUSINESS COULD BE LIMITED.

In order to grow our technology business, we must generate, retain and strengthen successful business and marketing alliances with advertising agencies. We depend, and expect to continue to depend, on our business and marketing alliances, which are companies with which we have written or oral agreements to work together to provide services to our clients and to refer business from their clients and customers to us. If companies with which we have business and marketing alliances do not refer their clients and customers to us to perform their online campaign and message management, our revenue and results of operations may be severely harmed.

RISKS RELATING TO OUR COMPUTER GAMES BUSINESS

THE MARKET SITUATION CONTINUES TO BE A CHALLENGE FOR CHIPS & BITS DUE TO ADVANCES IN CONSOLE AND ONLINE GAMES, WHICH HAVE LOWER MARGINS AND TRADITIONALLY LESS SALES LOYALTY TO CHIPS & BITS.

Our subsidiary, Chips & Bits depends on major releases in the Personal Computer
(PC) market for the majority of sales and profits. Advances in technology and the game industry's increased focus on console and online game platforms, such as Xbox, PlayStation and GameCube, has dramatically reduced the number of major PC releases, which resulted in significant declines in revenues and gross margins for Chips & Bits. Because of the large installed base of personal computers, revenue and gross margin percentages may fluctuate with changes in the PC game market. However, we are unable to predict when, if ever, there will be a turnaround in the PC game market, or if we will be successful in adequately increasing our future sales of non-PC games.

WE HAVE HISTORICALLY RELIED SUBSTANTIALLY ON ADVERTISING REVENUES, WHICH COULD DECLINE IN THE FUTURE.

We historically derived a substantial portion of our revenues from the sale of advertisements, primarily in our Computer Games Magazine. Our games business model and our ability to generate sufficient future levels of print and online advertising revenues are highly dependent on the print circulation of our magazines, as well as the amount of traffic on our websites and our ability to properly monetize website traffic. Print and online advertising market volumes have declined in the past and may decline in the future, which could have a material adverse effect on us. Many advertisers have been experiencing financial difficulties which could further negatively impact our revenues and our ability to collect our receivables. For these reasons, we cannot assure you that our current advertisers will continue to purchase advertisements from our computer games businesses.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE IN THE ELECTRONIC COMMERCE
MARKETPLACE.

The games marketplace has become increasingly competitive due to acquisitions, strategic partnerships and the continued consolidation of a previously fragmented industry. In addition, an increasing number of major retailers have increased the selection of video games offered by both their traditional "bricks and mortar" locations and their online commerce sites, resulting in increased competition. Our Chips & Bits subsidiary may not be able to compete successfully in this highly competitive marketplace.

We also face many uncertainties, which may affect our ability to generate electronic commerce revenues and profits, including:

o our ability to obtain new customers at a reasonable cost, retain existing customers and encourage repeat purchases;

o the likelihood that both online and retail purchasing trends may rapidly change;

o the level of product returns;

o merchandise shipping costs and delivery times;

o our ability to manage inventory levels;

o our ability to secure and maintain relationships with vendors; and

o the possibility that our vendors may sell their products through other sites.

Additionally, if use of the Internet for electronic commerce does not continue to grow, our business and financial condition would be materially and adversely affected.

INTENSE COMPETITION FOR ELECTRONIC COMMERCE REVENUES HAS RESULTED IN DOWNWARD PRESSURE ON GROSS MARGINS.

Due to the ability of consumers to easily compare prices of similar products or services on competing websites and consumers' potential preference for competing website's user interface, gross margins for electronic commerce transactions, which are narrower than for advertising businesses, may further narrow in the future and, accordingly, our revenues and profits from electronic commerce arrangements may be materially and adversely affected.

OUR ELECTRONIC COMMERCE BUSINESS MAY RESULT IN SIGNIFICANT LIABILITY CLAIMS AGAINST US.

Consumers may sue us if any of the products that we sell are defective, fail to perform properly or injure the user. Consumers are also increasingly seeking to impose liability on game manufacturers and distributors based upon the content of the games and the alleged affect of such content on behavior. Liability claims could require us to spend significant time and money in litigation or to pay significant damages. As a result, any claims, whether or not successful, could seriously damage our reputation and our business.

RISKS RELATING TO OUR INTERNET SERVICES BUSINESS

OUR CONTRACT TO SERVE AS THE REGISTRY FOR THE ".TRAVEL" TOP-LEVEL DOMAIN MAY BE TERMINATED EARLY, WHICH WOULD LIKELY DO IRREPARABLE HARM TO OUR NEWLY DEVELOPING INTERNET SERVICES BUSINESS.

Our contract with the Internet Corporation for Assigned Names and Numbers ("ICANN") to serve as the registry for the ".travel" top-level Internet domain is for an initial term of ten years. Additionally, we have agreed to engage in good faith negotiations at regular intervals throughout the term of our contract (at least once every three years) regarding possible changes to the provisions of the contract, including changes in the fees and payments that we are required to make to ICANN. In the event that we materially and fundamentally breach the contract and fail to cure such breach within thirty days of notice, ICANN has the right to immediately terminate our contract.

Should our ".travel" registry contract be terminated early by ICANN, we could suffer a loss of prestige that could force us to permanently shutdown our Internet services business. Further, we could be held liable to pay additional fees or financial damages to ICANN or certain of our related subcontractors and, in certain limited circumstances, to pay punitive, exemplary or other damages to ICANN. Any such developments could have a material adverse effect on our financial condition and results of operations.

OUR BUSINESS COULD BE MATERIALLY HARMED IF IN THE FUTURE THE ADMINISTRATION AND OPERATION OF THE INTERNET NO LONGER RELIES UPON THE EXISTING DOMAIN NAME SYSTEM.

The domain name registration industry continues to develop and adapt to changing technology. This development may include changes in the administration or operation of the Internet, including the creation and institution of alternate systems for directing Internet traffic without the use of the existing domain name system. The widespread acceptance of any alternative systems could eliminate the need to register a domain name to establish an online presence and could materially adversely affect our business, financial condition and results of operations.

WE OUTSOURCE CERTAIN OPERATIONS WHICH EXPOSES US TO RISKS RELATED TO OUR THIRD PARTY VENDORS.

We do not develop and maintain all of the products and services that we offer. We offer most of our services to our customers through various third party service providers engaged to perform these services on our behalf and also outsource most of our operations to third parties. Accordingly, we are dependent, in part, on the services of third party service providers, which may raise concerns by our customers regarding our ability to control the services we offer them if certain elements are managed by another company. In the event that these service providers fail to maintain adequate levels of support, do not provide high quality service, discontinue their lines of business, cease or reduce operations or terminate their contracts with us, our business, operations and customer relations may be impacted negatively and we may be required to pursue replacement third party relationships, which we may not be able to obtain on as favorable terms or at all. If a problem should arise with a provider, transitioning services and data from one provider to another can often be a complicated and time consuming process and we cannot assure that if we need to switch from a provider we would be able to do so without significant disruptions, or at all. If we were unable to complete a transition to a new provider on a timely basis, or at all, we could be forced to either temporarily or permanently discontinue certain services which may disrupt services to our customers. Any failure to provide services would have a negative impact on our revenue, profitability and financial condition and could materially harm our Internet services business.

REGULATORY AND STATUTORY CHANGES COULD HARM OUR INTERNET SERVICES BUSINESS.

We cannot predict with any certainty the effect that new governmental or regulatory policies, including changes in consumer privacy policies or industry reaction to those policies, will have on our domain name registry business. Additionally, ICANN's limited resources may seriously affect its ability to carry out its mandate or could force ICANN to impose additional fees on registries. Changes in governmental or regulatory statutes or policies could cause decreases in future revenue and increases in future costs which could have a material adverse effect on the development of our domain name registry business.

RISKS RELATING TO OUR COMMON STOCK

THE VOLUME OF SHARES AVAILABLE FOR FUTURE SALE IN THE OPEN MARKET COULD DRIVE DOWN THE PRICE OF OUR STOCK OR KEEP OUR STOCK PRICE FROM IMPROVING, EVEN IF OUR FINANCIAL PERFORMANCE IMPROVES.

As of August 31, 2005, we had issued and outstanding approximately 199.3 million shares, of which approximately 69.3 million shares were freely tradable over the public markets. There is limited trading volume in our shares and we are now traded only in the over-the-counter market. On April 16, 2004, we filed a registration statement relating to the potential resale of up to approximately 131 million of our shares (including approximately 27 million shares underlying outstanding warrants to acquire our Common Stock). The registration statement became effective on May 11, 2004. As part of the acquisition of SendTec, we issued an aggregate of approximately 35 million shares of our Common Stock. Pursuant to our contractual obligations, we are obligated to file a registration statement relating to the potential resale of these shares and to cause such registration statement to become effective on or before September 1, 2005. We have not yet filed such a registration statement. Because we have not filed and caused such registration statement to become effective before September 1, 2005, we may be held liable for damages suffered by holders of such stock. Upon registration all such shares will be eligible for resale over the open market. Even if not registered, the shares issued in the SendTec acquisition are eligible for resale over the public markets pursuant to and subject to the limitations of Rule 144. If we successfully redeem the majority of the shares issued as part of the SendTec acquisition (or approximately 28,900,000 shares) in connection with the sale of SendTec's business to RelationServe Media, Inc. (See Note 16, "Subsequent Events," in the Notes to Consolidated Financial Statements), we would substantially mitigate our risks related to our failure to timely register these shares.

Sales of significant amounts of Common Stock in the public market in the future, the perception that sales will occur or the registration of additional shares pursuant to existing contractual obligations could materially and adversely drive down the price of our stock. In addition, such factors could adversely affect the ability of the market price of the Common Stock to increase even if our business prospects were to improve. Substantially all of our stockholders holding restricted securities, including shares issuable upon the exercise of warrants or the conversion of the remaining outstanding Convertible Notes to acquire our Common Stock (which are convertible into 68 million shares), have registration rights under various conditions and will become available for resale in the future.

In addition, as of June 30, 2005, there were outstanding options to purchase approximately 20,302,000 shares of our Common Stock, which become eligible for sale in the public market from time to time depending on vesting and the expiration of lock-up agreements. The shares issuable upon exercise of these options are registered under the Securities Act and consequently, subject to certain volume restrictions as to shares issuable to executive officers, will be freely tradable.

Also as of August 31, 2005, we had issued and outstanding warrants to acquire approximately 7,601,000 shares of our Common Stock. In addition, the Company holds in escrow warrants to acquire up to 1,500,000 shares of Common Stock, subject to release over approximately the next year (some of which may accelerate under certain events) upon the attainment of certain performance objectives and may issue warrants to acquire up to an additional 2,500,000 shares of Common Stock upon attainment of certain performance criteria related to the SendTec acquisition. Many of the outstanding instruments representing the warrants contain anti-dilution provisions pursuant to which the exercise prices and number of shares issuable upon exercise may be adjusted.

OUR CHAIRMAN MAY CONTROL US.

After giving effect to the proxies to vote the shares of Common Stock granted by five of the former shareholders of SendTec, Michael S. Egan, our Chairman and Chief Executive Officer, beneficially owns or controls, directly or indirectly, approximately 169.4 million shares of our Common Stock as of August 31, 2005, which in the aggregate represents approximately 62 % of the outstanding shares of our Common Stock (treating as outstanding for this purpose the shares of Common Stock issuable upon exercise and/or conversion of the options, secured demand convertible promissory notes and warrants owned by Mr. Egan or his affiliates). Accordingly, Mr. Egan will be able to exercise significant influence over, if not control, any stockholder vote.

DELISTING OF OUR COMMON STOCK MAKES IT MORE DIFFICULT FOR INVESTORS TO SELL SHARES. THIS MAY POTENTIALLY LEAD TO FUTURE MARKET DECLINES.

The shares of our Common Stock were delisted from the NASDAQ national market in April 2001 and are now traded in the over-the-counter market on what is commonly referred to as the electronic bulletin board or "OTCBB." As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of the securities. The delisting has made trading our shares more difficult for investors, potentially leading to further declines in share price and making it less likely our stock price will increase. It has also made it more difficult for us to raise additional capital. We may also incur additional costs under state blue-sky laws if we sell equity due to our delisting.

OUR COMMON STOCK IS PRESENTLY SUBJECT TO THE "PENNY STOCK" RULES WHICH MAY MAKE IT A LESS ATTRACTIVE INVESTMENT.

Since the trading price of our Common Stock is less than $5.00 per share, trading in our Common Stock is also subject to the requirements of Rule 15g-9 of the Exchange Act. Our Common Stock is also considered a penny stock under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, which defines a penny stock, generally, as any equity security not traded on an exchange or quoted on the Nasdaq SmallCap Market that has a market price of less than $5.00 per share. Under Rule 15g-9, brokers who recommend our Common Stock to persons who are not established customers and accredited investors, as defined in the Exchange Act, must satisfy special sales practice requirements, including requirements that they make an individualized written suitability determination for the purchaser; and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosures in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with that market. Such requirements may severely limit the market liquidity of our Common Stock and the ability of purchasers of our equity securities to sell their securities in the secondary market. For all of these reasons, an investment in our equity securities may not be attractive to our potential investors.

ANTI-TAKEOVER PROVISIONS AFFECTING US COULD PREVENT OR DELAY A CHANGE OF
CONTROL.

Provisions of our charter, by-laws and stockholder rights plan and provisions of applicable Delaware law may:

o have the effect of delaying, deferring or preventing a change in control of our company;

o discourage bids of our Common Stock at a premium over the market price; or

o adversely affect the market price of, and the voting and other rights of the holders of, our Common Stock.

Certain Delaware laws could have the effect of delaying, deterring or preventing a change in control of our company. One of these laws prohibits us from engaging in a business combination with any interested stockholder for a period of three years from the date the person became an interested stockholder, unless various conditions are met. In addition, provisions of our charter and by-laws, and the significant amount of Common Stock held by our current executive officers, directors and affiliates, could together have the effect of discouraging potential takeover attempts or making it more difficult for stockholders to change management. In addition, the employment contracts of our Chairman, CEO and Vice President of Finance provide for substantial lump sum payments ranging from 2 (for the Vice President) to 10 times (for each of the Chairman and CEO) of their respective average combined salaries and bonuses (together with the continuation of various benefits for extended periods) in the event of their termination without cause or a termination by the executive for "good reason," which is conclusively presumed in the event of a "change-in-control" (as such terms are defined in such agreements).

OUR STOCK PRICE IS VOLATILE AND MAY DECLINE.

The trading price of our Common Stock has been volatile and may continue to be volatile in response to various factors, including:

o the performance and public acceptance of our new product lines;

o quarterly variations in our operating results;

o competitive announcements;

o sales of any of our businesses, including our sale of the SendTec business;

o the operating and stock price performance of other companies that investors may deem comparable to us;

o news relating to trends in our markets; and

o entrance into new lines of business and acquisitions of businesses, including our Tralliance acquisition.

In addition, with regard to our acquisition of Tralliance the trading price of our Common Stock may decline if:

o integration of theglobe.com and the acquired company is unsuccessful or is delayed;

o the combined company does not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by investors;

o the effect of the acquisition on the combined company's financial results or condition is not consistent with the expectations of financial investors; or

o the dilution in shareholder ownership related to the issuance of shares of theglobe.com's Common Stock in connection with the acquisition is perceived negatively by investors.

The market price of our Common Stock could also decline as a result of unforeseen factors related to the sale of the SendTec business or the Tralliance acquisition. The stock market has experienced significant price and volume fluctuations, and the market prices of technology companies, particularly Internet related companies, have been highly volatile. Our stock is also more volatile due to the limited trading volume.

                        CONSOLIDATED FINANCIAL STATEMENTS

                       THEGLOBE.COM, INC. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                      F-1

CONSOLIDATED FINANCIAL STATEMENTS

   BALANCE SHEETS                                                            F-2

   STATEMENTS OF OPERATIONS                                                  F-3

   STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS)        F-4

   STATEMENTS OF CASH FLOWS                                                  F-5

   NOTES TO FINANCIAL STATEMENTS                                             F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
theglobe.com, inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of theglobe.com, inc. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years ended December 31, 2004, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of theglobe.com, inc. and Subsidiaries as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the years ended December 31, 2004, 2003 and 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida
March 23, 2005

                       THEGLOBE.COM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                  June 30,      December 31,     December 31,
                                                                   2005            2004             2003
                                                               ------------    -------------    -------------
                             ASSETS                             (Unaudited)
Current Assets:
  Cash and cash equivalents                                    $  4,976,487    $   6,828,200    $   1,061,702
  Marketable securities                                              42,736           42,736          267,970
  Accounts receivable, less allowance for doubtful
    accounts of approximately $248,000 (unaudited),
    $274,000 and $113,000, respectively                           8,210,661        7,740,692          958,487
  Inventory, less reserves of approximately
    $315,000 (unaudited), $1,333,000 and $109,000,
    respectively                                                    247,195          589,579          770,314
  Prepaid expenses                                                  995,946        1,590,139          550,930
  Deposits on inventory purchases                                    77,250           77,250          820,675
  Other current assets                                              277,647          316,926           26,357
                                                               ------------    -------------    -------------
       Total current assets                                      14,827,922       17,185,522        4,456,435

Goodwill                                                         11,709,952       11,702,317               --
Intangible assets                                                 2,045,211        1,680,000          199,020
Property and equipment, net                                       2,931,215        3,406,370        2,416,383
Other assets                                                         95,422           42,956          100,240
                                                               ------------    -------------    -------------

       Total assets                                            $ 31,609,722    $  34,017,165    $   7,172,078
                                                               ============    =============    =============

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                             $  8,701,615    $   7,447,550    $   1,935,142
  Accrued expenses and other current liabilities                  3,479,574        2,803,544          840,376
  Deferred revenue                                                  266,719          739,665          176,591
  Notes payable and current portion of long-term debt             4,131,379        1,277,405          121,919
                                                               ------------    -------------    -------------
       Total current liabilities                                 16,579,287       12,268,164        3,074,028

Long-term debt                                                        7,264           26,997        1,792,568
Other long-term liabilities                                         130,366          204,616          124,943
                                                               ------------    -------------    -------------
       Total liabilities                                         16,716,917       12,499,777        4,991,539
                                                               ------------    -------------    -------------

Stockholders' Equity:
  Preferred stock, $0.001 par value; 3,000,000
    shares authorized; 333,333 shares issued and
    outstanding at December 31, 2003; at liquidation value               --               --          500,000
  Common stock, $0.001 par value; 500,000,000 shares
    authorized; 187,355,004 (unaudited), 174,315,678 and
    and 50,245,574 shares issued at June 30, 2005,
    December 31, 2004 and December 31, 2003, respectively           187,355          174,316           50,246
  Additional paid-in capital                                    286,070,574      282,289,404      238,301,862
  Treasury stock, 699,281 common shares, at cost                   (371,458)        (371,458)        (371,458)
  Accumulated other comprehensive income                                 --               --            1,562
  Accumulated deficit                                          (270,993,666)    (260,574,874)    (236,301,673)
                                                               ------------    -------------    -------------
       Total stockholders' equity                                14,892,805       21,517,388        2,180,539
                                                               ------------    -------------    -------------
       Total liabilities and stockholders' equity              $ 31,609,722    $  34,017,165    $   7,172,078
                                                               ============    =============    =============

                See notes to consolidated financial statements.

                       THEGLOBE.COM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                              Six Months Ended June 30,             Year Ended December 31,
                                            ----------------------------   ------------------------------------------
                                                2005             2004          2004           2003           2002
                                            ------------    ------------   -----------    ------------   ------------
                                                    (Unaudited)

Net Revenue                                 $ 19,425,046    $  1,682,227   $16,041,032    $  5,284,113   $  7,245,276
                                            ------------    ------------   -----------    ------------   ------------
Operating Expenses:
  Cost of revenue                             16,638,712       3,493,426    18,262,105       4,701,338      5,453,136
  Sales and marketing                          2,175,902       2,722,231     7,386,637       1,987,026      1,101,417
  Product development                            654,257         366,184     1,053,886         884,790        652,997
  General and administrative                   6,099,641       3,646,400     9,102,151       5,285,912      2,889,934
  Depreciation                                   752,539         492,350     1,402,712         257,560         88,580
  Amortization of intangible assets              198,800          42,343       222,834          72,182             --
  Impairment charge                                   --              --     1,661,975         908,384             --
  Loss on settlement of contractual
     obligation                                       --              --       406,750              --             --
                                            ------------    ------------   -----------   -------------   ------------
                                              26,519,851      10,762,934    39,499,050      14,097,192     10,186,064
                                            ------------    ------------   -----------   -------------   ------------

Loss from Operations                          (7,094,805)     (9,080,707)  (23,458,018)     (8,813,079)    (2,940,788)
                                            ------------    ------------   -----------   -------------   ------------

Other Income (Expense):
  Interest income (expense), net              (3,029,574)       (802,123)     (656,633)     (1,759,246)       349,895
  Other expense, net                            (278,837)       (134,829)     (158,550)       (462,072)       (11,768)
                                            ------------    ------------  ------------   -------------    -----------
                                              (3,308,411)       (936,952)     (815,183)     (2,221,318)       338,127
                                            ------------    ------------  ------------   -------------    -----------

Loss Before Provision for Income Taxes       (10,403,216)    (10,017,659)  (24,273,201)    (11,034,397)    (2,602,661)

Provision for Income Taxes                        15,576              --            --              --         12,000
                                            ------------    ------------  ------------   -------------   ------------
Net Loss                                    $(10,418,792)   $(10,017,659) $(24,273,201)  $ (11,034,397)  $ (2,614,661)
                                            ============    ============  ============   =============   ============

Basic and Diluted Net Loss Per Common Share $      (0.06)   $      (0.10) $      (0.19)  $       (0.49)  $      (0.09)
                                            ============    ============  ============   =============   ============

Weighted Average Common Shares Outstanding   177,680,000     102,914,000   127,842,923      38,710,917     30,382,293
                                            ============    ============  ============   =============   ============

      See notes to consolidated financial statements.

                       THEGLOBE.COM, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS)

                                                                                                        Additional
                                                         Preferred            Common Stock               Paid-in         Treasury
                                                           Stock          Shares         Amount         Capital           Stock
                                                     -------------    -------------   -------------   -------------   -------------
Balance at December 31, 2001                         $          --       31,081,574   $      31,082   $ 218,255,565   $    (371,458)

Year Ended December 31, 2002:
   Net loss                                                     --               --              --              --              --

   Disposal of Attitude Network-translation loss                --               --              --              --              --

   Net unrealized (loss) on securities                          --               --              --              --              --


   Comprehensive loss                                           --               --              --              --              --


   Issuance of stock options:
      Severance arrangement                                     --               --              --          13,000              --
      Acquisition                                               --               --              --          42,000              --
                                                     -------------    -------------   -------------   -------------   -------------

Balance, December 31, 2002                                      --       31,081,574          31,082     218,310,565        (371,458)

Year Ended December 31, 2003:
   Net loss                                                     --               --              --              --              --

   Net unrealized gain on securities                            --               --              --              --              --


   Comprehensive loss                                           --               --              --              --              --


   Issuance of preferred stock:
      Series F Preferred Stock                             500,000               --              --         500,000              --
      Series G Automatically Converting
      Preferred Stock                                    7,315,000               --              --       8,945,690              --

   Issuance of common stock:
   Conversion of Series G Automatically
      Converting Preferred Stock                        (7,315,000)      17,360,000          17,360       7,297,640              --

   Acquisition of Direct Partner Telecom, Inc.                  --        1,375,000           1,375         636,625              --
   Exercise of stock options                                    --          429,000             429         118,166              --

   Beneficial conversion feature of
      Convertible Notes                                         --               --              --       1,750,000              --

   Employee stock-based compensation                            --               --              --         417,567              --

   Issuance of stock options to non-employees                   --               --              --         225,609              --

   Contributed capital in lieu of salary by officer             --               --              --         100,000              --
                                                     -------------    -------------   -------------   -------------   -------------

Balance, December 31, 2003                                 500,000       50,245,574          50,246     238,301,862        (371,458)

Year Ended December 31, 2004:
   Net loss                                                     --               --              --              --              --

   Realized gain on securities                                  --               --              --              --              --


   Comprehensive loss                                           --               --              --              --              --


   Issuance of common stock:
      Private offering, net of offering costs                   --       33,381,647          33,382      26,939,363              --
      Conversion of Series F Preferred Stock and
        exercise of associated warrants                   (500,000)      19,639,856          19,640         480,360              --
      Conversion of $1,750,000 Convertible Notes                --       22,829,156          22,829       1,654,546              --
      Conversion of $2,000,000 Bridge Note                      --        3,527,337           3,527       1,996,473              --
      Acquisition of SendTec                                17,500       17,500,024          17,500      11,163,275              --
      Conversion of Series H Preferred Stock               (17,500)      17,500,500          17,500              --              --
      Exercise of warrants owned by Dancing Bear
        Investments                                             --        2,779,560           2,780          (2,780)             --
   Exercise of stock options                                    --          639,000             639         183,907              --
   Exercise of warrants                                         --        6,273,024           6,273           5,151              --

   Beneficial conversion feature of $2,000,000
      Bridge Note and warrants                                  --               --              --         687,000              --

   Employee stock-based compensation                            --               --              --         416,472              --

   Issuance of stock options to non-employees                   --               --              --         463,775              --
                                                     -------------    -------------   -------------   -------------   -------------

   Balance, December 31, 2004                                   --      174,315,678         174,316     282,289,404        (371,458)

Six Months Ended June 30, 2005 (unaudited):
   Net loss                                                     --               --              --              --              --

   Issuance of common stock:
      Settlement of contractual obligation                      --          300,000             300          73,950              --
      Acquisition of Tralliance                                 --        2,010,000           2,010         196,877
      Exercise of stock options                                 --          218,226             218           2,876              --
      Exercise of warrants                                      --       10,511,100          10,511              --              --

   Beneficial conversion features of $3,000,000
      in Convertible Notes                                                                                3,000,000

Employee stock-based compensation                               --               --              --         367,870              --

Issuance of stock options to non-
   employees                                                    --               --              --         139,597              --
                                                     -------------    -------------   -------------   -------------   -------------

Balance, June 30, 2005 (unaudited)                   $          --      187,355,004   $     187,355   $ 286,070,574   $    (371,458)
                                                     =============    =============   =============   =============   =============



                                                      Accumulated
                                                        Other
                                                     Comprehensive     Accumulated
                                                     Income (Loss)       Deficit             Total
                                                     -------------     -------------     -------------
Balance at December 31, 2001                         $    (120,866)    $(214,532,615)    $   3,261,708

Year Ended December 31, 2002:
Net loss                                                        --        (2,614,661)       (2,614,661)

Disposal of Attitude Network-translation loss              121,516                --           121,516

Net unrealized (loss) on securities                           (650)               --              (650)
                                                                                         -------------

Comprehensive loss                                              --                --        (2,493,795)
                                                                                         -------------

Issuance of stock options:
Severance arrangement                                           --                --            13,000
Acquisition                                                     --                --            42,000
                                                     -------------     -------------     -------------

Balance, December 31, 2002                                      --      (217,147,276)          822,913

Year Ended December 31, 2003:
Net loss                                                        --       (11,034,397)      (11,034,397)

Net unrealized gain on securities                            1,562                --             1,562
                                                                                         -------------

Comprehensive loss                                              --                --       (11,032,835)
                                                                                         -------------

Issuance of preferred stock:
Series F Preferred Stock                                        --          (500,000)          500,000
Series G Automatically Converting Preferred Stock               --        (7,620,000)        8,640,690

Issuance of common stock:
Conversion of Series G Automatically
    Converting Preferred Stock                                  --                --                --

Acquisition of Direct Partner Telecom, Inc.                     --                --           638,000
Exercise of stock options                                       --                --           118,595

Beneficial conversion feature of
   Convertible Notes                                            --                --         1,750,000

Employee stock-based compensation                               --                --           417,567

Issuance of stock options to non-employees                      --                --           225,609

Contributed capital in lieu of salary by officer                --                --           100,000
                                                     -------------     -------------     -------------

Balance, December 31, 2003                                   1,562      (236,301,673)        2,180,539

Year Ended December 31, 2004:
Net loss                                                        --       (24,273,201)      (24,273,201)

Realized gain on securities                                 (1,562)               --            (1,562)
                                                                                         -------------

Comprehensive loss                                              --                --       (24,274,763)
                                                                                         -------------

Issuance of common stock:
Private offering, net of offering costs                         --                --        26,972,745
Conversion of Series F Preferred Stock and
   exercise of associated warrants                              --                --                --
Conversion of $1,750,000 Convertible Notes                      --                --         1,677,375
Conversion of $2,000,000 Bridge Note                            --                --         2,000,000
Acquisition of SendTec                                          --                --        11,198,275
Conversion of Series H Preferred Stock                          --                --                --
Exercise of warrants owned by Dancing Bear
   Investments                                                  --                --                --
Exercise of stock options                                       --                --           184,546
Exercise of warrants                                            --                --            11,424

Beneficial conversion feature of $2,000,000
   Bridge Note and warrants                                     --                --           687,000

   Employee stock-based compensation                            --                --           416,472

   Issuance of stock options to non-employees                   --                --           463,775
                                                     -------------     -------------     -------------

   Balance, December 31, 2004                                   --      (260,574,874)       21,517,388

Six Months Ended June 30, 2005 (unaudited):
   Net loss                                                     --       (10,418,792)      (10,418,792)

Issuance of common stock:
   Settlement of contractual obligation                         --                --            74,250
   Acquisition of Tralliance                                                                   198,887
   Exercise of stock options                                    --                --             3,094
   Exercise of warrants                                         --                --            10,511

  Beneficial conversion features of $3,000,000
    in Convertible Notes                                                                     3,000,000

Employee stock-based compensation                               --                --           367,870

Issuance of stock options to non-
   employees                                                    --                --           139,597
                                                     -------------     -------------     -------------
   Balance, June 30, 2005 (unaudited)                $          --     $(270,993,666)    $  14,892,805
                                                     =============     =============     =============


See notes to consolidated financial statements.

                                                            THEGLOBE.COM, INC. AND SUBSIDIARIES
                                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             Six Months Ended June 30,          Year Ended December 31,
                                                            --------------------------  ----------------------------------------
                                                                2005           2004         2004         2003          2002
                                                            -------------  -----------  ------------ ------------- -------------
                                                                    (Unaudited)
Cash Flows from Operating Activities:
  Net loss                                                  $(10,418,792)$(10,017,659) $(24,273,201) $(11,034,397)  $ (2,614,661)
  Adjustments to reconcile net loss to net cash
    and cash equivalents used in operating activities:
      Depreciation and amortization                              951,339      534,693     1,625,546       329,742         88,580
      Provision for excess and obsolete inventory                 43,839       16,515     1,289,196       110,126             --
      Provision for uncollectible accounts receivable                 --      121,509       198,537       114,888             --
      Non-cash interest expense                                3,000,000      735,416       735,416     1,739,635             --
      Reserve against amounts loaned to Tralliance prior
        to acquisition                                           280,000      222,500       506,500       495,000             --
      Employee stock compensation                                367,870      168,304       416,472       417,567             --
      Compensation related to non-employee stock options         139,597      332,094       463,775       225,609             --
      Contingent commissions expenses                                 --      155,968       130,366            --             --
      Non-cash impairment charge                                      --           --     1,661,975       908,384             --
      Write-down of inventory deposit                                 --           --       221,450            --             --
      Loss on settlement of contractual obligation                    --           --       406,750            --             --
      Non-cash compensation                                           --           --            --       100,000             --
      Loss on disposal or write-off of equipment                      --           --        69,709        61,072            855
      Non-cash gain on settlements of liabilities                     --           --      (352,455)      (64,207)            --
      Disposal of Attitude Network-translation loss                   --           --            --            --        121,516
      Gain on sale of Happy Puppy                                     --           --            --            --       (134,500)
      Other, net                                                    (324)       9,347        12,746        19,623         12,350
      Changes in operating assets and liabilities, net of
       acquisitions and dispositions:
        Accounts receivable, net                                (469,969)     138,497    (1,305,551)      328,453        290,502
        Inventory, net                                           298,545     (548,346)   (1,108,461)     (516,458)       168,583
        Prepaid and other current assets                         638,908     (690,108)     (392,969)   (1,058,806)       706,856
        Accounts payable                                       1,178,175      315,443     1,311,101       508,862         55,301
        Accrued expenses and other current liabilities           439,275      268,123       609,124       253,215       (592,047)
        Deferred revenue                                        (472,946)       3,113        41,342         7,072        (59,957)
                                                             -----------  -----------   -----------  ------------   ------------
            Net cash and cash equivalents used in operating
              activities                                      (4,024,483)  (8,234,591)  (17,732,632)   (7,054,620)    (1,956,622)
                                                             -----------  -----------   -----------  ------------   ------------
Cash Flows from Investing Activities:
  Purchases of marketable securities                                  --           --            --   (10,345,828)            --
  Proceeds from sales and maturities of marketable securities         --      225,070       225,070    10,079,420         57,650
  Net cash acquired (paid) in acquisition of businesses           14,450           --    (2,389,520)       60,948             --
  Proceeds from sale of properties                                    --           --            --            --        135,000
  Purchases of property and equipment                           (277,384)  (1,696,525)   (2,683,342)   (2,424,791)       (32,250)
  Amounts loaned to Tralliance prior to
    acquisition                                                 (280,000)    (182,500)     (466,500)     (495,000)       (40,000)
  Patent costs incurred                                               --      (66,079)     (107,748)      (62,492)            --
  Other, net                                                     (52,466)     (14,500)       24,063        (7,600)        11,000
                                                             -----------  -----------   -----------  ------------   ------------
            Net cash and cash equivalents provided by
              (used in) investing activities                    (595,400)  (1,734,534)   (5,397,977)   (3,195,343)       131,400
                                                             -----------  -----------   -----------  ------------   ------------
Cash Flows from Financing Activities:
  Borrowings on notes payable and long-term debt               3,000,000    2,000,000     2,000,000     1,750,000             --
  Payments on notes payable and long-term debt                  (245,435)     (85,573)     (151,898)     (545,529)       (13,184)
  Proceeds from issuance of preferred stock, net                      --           --            --     9,140,690             --
  Proceeds from issuance of common stock, net                         --   26,974,344    26,972,745            --             --
  Proceeds from exercise of common stock options                   3,094      177,046       184,546       118,595             --
  Proceeds from exercise of warrants                              10,511       10,918        11,424            --             --
  Increase in (payments of) other long-term liabilities, net          --     (119,711)     (119,710)      122,487             --
                                                             -----------  -----------   -----------  ------------   ------------
            Net cash and cash equivalents provided by
              (used in) financing activities                   2,768,170   28,957,024    28,897,107    10,586,243        (13,184)
                                                             -----------  -----------   -----------  ------------   ------------
Net Increase (Decrease) in Cash and Cash Equivalents          (1,851,713)  18,987,899     5,766,498       336,280     (1,838,406)

Cash and Cash Equivalents, Beginning                           6,828,200    1,061,702     1,061,702       725,422      2,563,828
                                                             -----------  -----------   -----------  ------------   ------------

Cash and Cash Equivalents, Ending                            $ 4,976,487  $20,049,601   $ 6,828,200  $  1,061,702   $    725,422
                                                             ===========  ===========   ===========  ============   ============
                                                                                                     (Continued)

      See notes to consolidated financial statements.

                                                            THEGLOBE.COM, INC. AND SUBSIDIARIES
                                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                        (Continued)

                                                            Six Months Ended June 30,          Year Ended December 31,
                                                          ---------------------------  ---------------------------------------
                                                               2005         2004          2004         2003           2002
                                                          -------------  ------------  -----------  ------------  ------------
                                                                   (Unaudited)
Supplemental Disclosure of Cash Flow Information:
  Cash paid during the period for:
    Interest                                              $     10,121  $     62,528  $   184,093  $     39,819   $     25,018
                                                          ============  ============  ===========  ============   ============
    Income taxes                                          $         --  $         --  $        --  $         --   $         --
                                                          ============  ============  ===========  ============   ============

Supplemental Disclosure of Non-Cash Transactions:
    Common stock and warrants issued in connection with
       acquisition of Tralliance Corporation              $    198,887  $         --  $        --  $         --   $         --
                                                          ============  ============  ===========  ============   ============
    Common stock, preferred stock and stock options
       issued in connection with the acquisition of
       SendTec, Inc.                                      $         --  $         --  $11,198,275  $         --   $         --
                                                          ============  ============= ===========  ============   ============
    Note payable issued in connection with acquisition
       of SendTec, Inc.                                   $         --  $         --  $ 1,000,009  $         --   $         --
                                                          ============  ============= ===========  ============   ============
    Common stock and warrants issued in connection with
       acquisition of Direct Partner Telecom, Inc.        $         --  $         --  $        --  $    638,000   $         --
                                                          ============  ============= ===========  ============   ============
    Common stock issued in connection with the
       settlement of a contractual obligation             $     74,250  $         --  $        --  $         --   $         --
                                                          ============  ============= ===========  ============   ============
    Conversion of Series G Automatically Converting
       Preferred Stock into Common Stock                  $         --  $         --  $        --  $  7,315,000   $         --
                                                          ============  ============= ===========  ============   ============
    Additional paid-in capital attributable to
       beneficial conversion features of Series F
       Preferred Stock, $1,750,000 Convertible Notes and
       $2,000,000 Bridge
       Note                                               $         --  $     687,000 $   687,000  $  2,250,000   $         --
                                                          ============  ============= ===========  ============   ============
    Preferred dividends recorded as a result of beneficial
       conversion features of preferred stock issued      $         --  $          -- $        --  $  8,120,000   $         --
                                                          ============  ============= ===========  ============   ============
    Conversion of Series F Preferred Stock, $1,750,000
       Convertible Notes and $2,000,000 Bridge Note       $         --  $   4,177,375 $ 4,177,375  $         --   $         --
                                                          ============  ============= ===========  ============   ============
    Debt assumed in purchase of intangible asset          $         --  $          -- $        --  $         --   $    122,960
                                                          ============  ============= ===========  ============   ============
    Intangible asset purchased in exchange for warrants   $         --  $          -- $        --  $         --   $     42,000
                                                          ============  ============= ===========  ============   ============
    Debt assumed in purchase of property and equipment    $         --  $          -- $   164,870  $         --   $         --
                                                          ============  ============= ===========  ============   ============

      See notes to consolidated financial statements.

                       THEGLOBE.COM, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  (Information regarding events subsequent to December 31, 2004 is unaudited.)

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF THE COMPANY

theglobe.com, inc. (the "Company" or "theglobe") was incorporated on May 1, 1995 (inception) and commenced operations on that date. Originally, theglobe.com was an online community with registered members and users in the United States and abroad. That product gave users the freedom to personalize their online experience by publishing their own content and by interacting with others having similar interests. However, due to the deterioration of the online advertising market, the Company was forced to restructure and ceased the operations of its online community on August 15, 2001. The Company then sold most of its remaining online and offline properties. The Company continues to operate its Computer Games print magazine and the associated website Computer Games Online (www.cgonline.com), as well as the computer games distribution business of Chips & Bits, Inc. (www.chipsbits.com). On June 1, 2002, Chairman Michael S. Egan and Director Edward A. Cespedes became Chief Executive Officer and President of the Company, respectively.

On November 14, 2002, the Company acquired certain Voice over Internet Protocol ("VoIP") assets and is now pursuing opportunities related to this acquisition. In exchange for the assets, the Company issued warrants to acquire 1,750,000 shares of its Common Stock and an additional 425,000 warrants as part of an earn-out structure upon the attainment of certain performance targets. The earn-out performance targets were not achieved and the 425,000 earn-out warrants expired on December 31, 2003.

On May 28, 2003, the Company acquired Direct Partner Telecom, Inc. ("DPT"), a company engaged in VoIP telephony services in exchange for 1,375,000 shares of the Company's Common Stock and the issuance of warrants to acquire 500,000 shares of the Company's Common Stock. The transaction included an earn-out arrangement whereby the former shareholders of DPT may earn additional warrants to acquire up to 2,750,000 shares of the Company's Common Stock at an exercise price of $0.72 per share upon the attainment of certain performance targets by DPT, or upon a change in control as defined, over approximately a three year period following the date of acquisition. Effective March 31, 2004, 500,000 of the earn-out warrants were forfeited as performance targets had not been achieved for the first of the three year periods. An additional 750,000 of the warrants were forfeited effective March 31, 2005, as performance targets for the second of the three year periods were not achieved.

The Company acquired all of the physical assets and intellectual property of DPT and originally planned to continue to operate the company as a subsidiary and engage in the provision of VoIP services to other telephony businesses on a wholesale transactional basis. In the first quarter of 2004, the Company decided to suspend DPT's wholesale business and dedicate the DPT physical and intellectual assets to its retail VoIP business. As a result, the Company wrote-off the goodwill associated with the purchase of DPT as of December 31, 2003, and has since employed DPT's physical assets in the build out of the retail VoIP network.

On September 1, 2004, the Company acquired SendTec, Inc. ("SendTec"), a direct response marketing services and technology company. As more fully discussed in
Note 4, "Acquisitions and Dispositions," the Company paid $6.0 million in cash, excluding transaction costs, and issued debt and equity securities valued at a total of approximately $12 million to purchase SendTec.

As more fully discussed in Note 4, "Acquisitions and Dispositions," and Note 16, "Subsequent Events," on May 9, 2005, the Company exercised its option to acquire Tralliance Corporation ("Tralliance"), a company which had recently entered into an agreement to become the registry for the ".travel" top-level Internet domain. The Company issued 2,000,000 shares of its Common Stock, warrants to acquire 475,000 shares of its Common Stock and paid $40,000 in cash to acquire Tralliance.

In addition, reference should be made to Note 16, "Subsequent Events," regarding the Company's entrance into an asset purchase agreement, dated August 10, 2005, for the sale of the SendTec Business and substantially all of the net assets of its SendTec subsidiary to RelationServe Media, Inc.

As of June 30, 2005, the Company's revenue sources were derived principally from the operations of SendTec which comprises our marketing services division, and to a lesser extent from the operations of our games related businesses. The Company's retail VoIP products and services have yet to produce any significant revenue. Tralliance does not expect to begin collecting fees from ".travel" registrars for its services until sometime during the fourth quarter of 2005.

(a) PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries from their respective dates of acquisition. All significant intercompany balances and transactions have been eliminated in consolidation.

(b) UNAUDITED INTERIM FINANCIAL INFORMATION

The interim consolidated financial statements of the Company as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 included herein are unaudited. In the opinion of management, the accompanying unaudited interim consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at June 30, 2005 and the results of its operations and its cash flows for the six months ended June 30, 2005 and 2004. The results of operations and cash flows for such periods are not necessarily indicative of results expected for the full year or for any future period.

(c) USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and assumptions relate to estimates of collectibility of accounts receivable, the valuation of inventory, accruals, the valuations of fair values of options and warrants, the impairment of long-lived assets and other factors. Actual results could differ from those estimates.

(d) CASH AND CASH EQUIVALENTS

Cash equivalents consist of money market funds and highly liquid short-term investments with qualified financial institutions. The Company considers all highly liquid securities with original maturities of three months or less to be cash equivalents. Included in cash and cash equivalents in the accompanying consolidated balance sheet at June 30, 2005 and December 31, 2004, was approximately $31,000 (unaudited) and $93,000, respectively, of cash held in escrow for purposes of sweepstakes promotions being conducted by the VoIP telephony division.

(e) MARKETABLE SECURITIES

The Company accounts for its investment in debt and equity securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." All such investments are classified as available-for-sale as of June 30, 2005, December 31, 2004 and December 31, 2003. Available-for-sale securities are stated at market value, which approximates fair value, and unrealized holding gains and losses are excluded from earnings and included as a component of stockholders' equity until realized.

The following is a summary of available-for-sale securities:


                          June 30, 2005      December 31, 2004     December 31, 2003
                      ------------------    ------------------    ------------------
                                  Fair                   Fair                  Fair
                        Cost     Value        Cost      Value       Cost      Value
                      --------  --------    --------   --------   --------   --------
                           (Unaudited)
Preferred Securities  $     --  $     --    $     --   $     --   $225,000   $225,000
U.S. Treasury Bills     42,736    42,736      42,736     42,736     41,408     42,970
                      --------  --------    --------   --------   --------   --------

   Total              $ 42,736  $ 42,736    $ 42,736   $ 42,736   $266,408   $267,970
                      ========  ========    ========   ========   ========   ========

During the six months ended June 30, 2005 and 2004, the Company had no significant gross realized gains or losses on sales of available-for-sale securities (unaudited). During the year ended December 31, 2004 and 2003, the Company had no significant gross realized gains or losses on sales of available-for-sale securities. The gross unrealized gain of $1,562 as of December 31, 2003, has been included in stockholders' equity as "Accumulated Other Comprehensive Income" in the accompanying consolidated balance sheet.

(f) FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of certain of the Company's financial instruments, including cash, cash equivalents, marketable securities, accounts receivable, accounts payable, accrued expenses and deferred revenue, approximate their fair value at June 30, 2005 and December 31, 2004 and 2003 due to their short maturities.

(g) INVENTORY

Inventories are recorded on a first in, first out basis and valued at the lower of cost or market value. The Company's reserve for excess and obsolete inventory as of June 30, 2005, December 31, 2004 and 2003, was approximately $315,000 (unaudited), $1,333,000 and $109,000, respectively.

During the year ended December 31, 2004, the Company's VoIP telephony services business recorded charges to cost of revenue totaling approximately $1,477,000 as a result of write-downs required to state its inventory on-hand and related deposits for inventory on order at the lower of cost or market value. As of December 31, 2004, such market values considered certain transactions, completed subsequent to year-end, as well as the Company's estimate of future unit sales and selling prices of its telephony equipment inventory in its retail VoIP business.

Effective January 31, 2005, the Company formally terminated its contract with a supplier for VoIP telephony handsets and reached an agreement with the supplier to settle the unconditional purchase obligation under such contract, which totaled approximately $3,000,000 (see Note 11, "Commitments and Contingencies," for further discussion). As a result, the Company recorded charges to cost of revenue which increased the inventory reserves related to its VoIP handset inventory by approximately $300,000 as of December 31, 2004. During the third quarter of 2004, the Company had recorded a $600,000 charge to cost of revenue and a corresponding increase to its reserve for excess and obsolete inventory related to the VoIP handset inventory.

In January 2005, the Company sold essentially all of its voiceglo adapter inventory on-hand for $235,000 in cash. As a result, inventory reserves at December 31, 2004 included approximately $356,000 of additional provisions related to cost of revenue charges required to reflect the voiceglo adapter inventory at net realizable value. During 2004, the Company also made advance payments of approximately $299,000 towards future purchases of adapter inventory. The Company recorded a charge to cost of revenue of approximately $221,000 to write down the value of such deposits on inventory purchases to estimated net realizable value of $77,250 as of December 31, 2004.

The Company manages its inventory levels based on internal forecasts of customer demand for its products, which is difficult to predict and can fluctuate substantially. In addition, the Company's inventories include high technology items that are specialized in nature or subject to rapid obsolescence. If the Company's demand forecast is greater than the actual customer demand for its products, the Company may be required to record additional charges related to increases in its inventory valuation reserves in future periods. The value of inventories is also dependent on the Company's estimate of future average selling prices, and, if projected average selling prices are over estimated, the Company may be required to further adjust its inventory value to reflect the lower of cost or market.

(h) GOODWILL AND INTANGIBLE ASSETS

The Company accounts for goodwill and intangible assets in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and other intangibles with indefinite lives should no longer be amortized, but rather be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of the asset has decreased below its carrying value.

Goodwill is stated at cost. At June 30, 2005, December 31, 2004 and 2003, the Company had no other intangible assets with indefinite lives. Intangible assets subject to amortization, included in the accompanying consolidated balance sheets as of June 30, 2005, December 31, 2004 and 2003, were being amortized on a straight-line basis over their estimated useful lives, ranging from three to five years. See Note 3, "Impairment Charges," for a discussion of the charges recorded by the Company as a result of the review of goodwill and intangible assets for impairment in connection with the preparation of the accompanying consolidated financial statements.

(i) LONG-LIVED ASSETS

Long-lived assets, including property and equipment and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." If events or changes in circumstances indicate that the carrying amount of an asset, or an appropriate grouping of assets, may not be recoverable, the Company estimates the undiscounted future cash flows to result from the use of the asset, or asset group. If the sum of the undiscounted cash flows is less than the carrying value, the Company recognizes an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the assets. Fair values are based on quoted market values, if available. If quoted market values are not available, the estimate of fair value may be based on the discounted value of the estimated future cash flows attributable to the assets, or other valuation techniques deemed reasonable in the circumstances.

See Note 3, "Impairment Charges," for discussion of impairment charges recorded by the Company as a result of the review of long-lived assets for impairment in connection with the preparation of the accompanying consolidated financial statements.

Property and equipment is stated at cost, net of accumulated depreciation and amortization. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the related assets, as follows:


                                    Estimated
                                  Useful Lives
                                  -------------
VoIP network equipment                3 years
Computer software                     3 years
Other equipment                       3 years
Furniture and fixtures              3-7 years
Leasehold improvements              3-6 years

The Company capitalizes the cost of internal-use software which has a useful life in excess of one year in accordance with Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Subsequent additions, modifications, or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred. Capitalized computer software costs are amortized using the straight-line method over three years.

(j) CONCENTRATION OF CREDIT RISK

Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities and trade accounts receivable. The Company maintains its cash and cash equivalents with various financial institutions and invests its funds among a diverse group of issuers and instruments. The Company performs ongoing credit evaluations of its customers' financial condition and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information.

Amounts receivable from four of SendTec's customers represented approximately $3,470,000 (unaudited), or 47%, of SendTec's total accounts receivable as of June 30, 2005. A single SendTec customer represented $1,444,515, or 22%, of SendTec's total accounts receivable as of December 31, 2004. Concentration of credit risk in the Company's computer games and VoIP telephony services divisions is generally limited due to the large number of customers in these businesses.

(k) REVENUE RECOGNITION

COMPUTER GAMES BUSINESSES

Advertising revenue from the sale of print advertisements under short-term contracts in the Company's magazine publications are recognized at the on-sale date of the magazines.

The Company participates in barter transactions whereby the Company trades marketing data in exchange for advertisements in the publications of other companies. Barter revenue and expenses are recorded at the fair market value of services provided or received, whichever is more readily determinable in the circumstances. Revenue from barter transactions is recognized as income when advertisements or other products are delivered by the Company. Barter expense is recognized when the Company's advertisements are run in other companies' magazines, which typically occurs within one to six months from the period in which barter revenue is recognized. Barter revenue represented less than 1% of consolidated net revenue for the year ended December 31, 2004 and approximately 2% of consolidated net revenue in the years ended December 31, 2003 and 2002. The Company had no barter revenue during the six months ended June 30, 2005. Barter revenue represented approximately 4% (unaudited) of consolidated net revenue for the six months ended June 30, 2004.

The Company uses outside agents to obtain new subscribers for its magazine publications, whereby the agents retain a percentage of the subscription proceeds as their commission. Previously these commissions had been classified as sales and marketing expense within the consolidated statements of operations. Effective June 2004, the Company changed its method of accounting for these agency fees, reporting them as a reduction of magazine sales subscription revenue. We believe this alternative accounting method is a more commonly used industry practice and is preferable under the circumstances. This reclassification had no impact on net loss as previously reported by the Company. Net revenue in the accompanying consolidated statements of operations has been shown net of such agency fees for all periods presented. These agency fees totaled approximately $1,054,000, $1,296,000 and $2,422,000 for the years ended December 31, 2004, 2003 and 2002, respectively. During the six months ended June 30, 2005 and 2004, agency fees totaled approximately $432,000 and $537,000, respectively.

Newsstand sales of the Company's magazine publications are recognized at the on-sale date of the magazines, net of provisions for estimated returns. Subscription revenue, which is net of agency fees, is deferred when initially received and recognized as income ratably over the subscription term.

Sales of video games and related products from the Company's online store are recognized as revenue when the product is shipped to the customer. Amounts billed to customers for shipping and handling charges are included in net revenue. The Company provides an allowance for returns of merchandise sold through its online store. The allowance for returns provided to date has not been significant.

MARKETING SERVICES

Revenue from the distribution of Internet advertising is recognized when Internet users visit and complete actions at an advertiser's website. Revenue consists of the gross value of billings to clients, including the recovery of costs incurred to acquire online media required to execute client campaigns. Recorded revenue is based upon reports generated by the Company's tracking software.

Revenue derived from the purchase and tracking of direct response media, such as television and radio commercials, is recognized on a net basis when the associated media is aired. In many cases, the amount the Company bills to clients significantly exceeds the amount of revenue that is earned due to the existence of various "pass-through" charges such as the cost of the television and radio media. Amounts received in advance of media airings are deferred and included in deferred revenue in the accompanying consolidated balance sheet.

Revenue generated from the production of direct response advertising programs, such as infomercials, is recognized on the completed contract method when such programs are complete and available for airing. Production activities generally take eight to twelve weeks and the Company usually collects amounts in advance and at various points throughout the production process. Amounts received from customers prior to completion of commercials are included in deferred revenue and direct costs associated with the production of commercials in process are deferred and included within other current assets in the accompanying consolidated balance sheet.

VOIP TELEPHONY SERVICES

VoIP telephony services revenue represents fees charged to customers for voice services and is recognized based on minutes of customer usage or as services are provided. The Company records payments received in advance for prepaid services as deferred revenue until the related services are provided. Sales of peripheral VoIP telephony equipment are recognized as revenue when the product is shipped to the customer. Amounts billed to customers for shipping and handling charges are included in net revenue.

(l) ADVERTISING COSTS

Advertising costs are expensed as incurred and are included in sales and marketing expense. Advertising costs were approximately $99,000 (unaudited) and $1,292,000 (unaudited) for the six months ended June 30, 2005 and 2004, respectively. The Company incurred no barter advertising costs during the six months ended June 30, 2005 and 2004. Advertising costs were approximately $2,051,000, $411,000 and $182,000 for the years ended December 31, 2004, 2003 and 2002, respectively. The Company incurred no barter advertising costs during the year ended December 31, 2004. Barter advertising costs were approximately 2% of total net revenue for each of the years ended December 31, 2003 and 2002.

(m) PRODUCT DEVELOPMENT

Product development expenses include salaries and related personnel costs; expenses incurred in connection with website development, testing and upgrades of our computer games websites; editorial and content costs; and costs incurred in the development of our retail VoIP products. Product development costs and enhancements to existing products are charged to operations as incurred.

(n) STOCK-BASED COMPENSATION

The Company follows SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 allows entities to continue to apply the provisions of Accounting Principles Board Opinion No. 25 ("APB 25") and provide pro forma net earnings (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS 123 had been applied. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of SFAS No. 123," which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. SFAS No. 148 also requires more prominent and more frequent disclosures in both interim and annual financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The Company adopted the disclosure provisions of SFAS No. 148 as of December 31, 2002 and continues to apply the measurement provisions of APB No. 25.

Had the Company determined compensation expense based on the fair value at the grant date for its stock options issued to employees under SFAS No. 123, the Company's net loss would have been adjusted to the pro forma amounts indicated below:

                                     Six Months Ended June 30,            Year Ended December 31,
                                    ---------------------------  -----------------------------------------
                                        2005          2004           2004           2003           2002
                                    ------------  -----------    ------------   ------------  ------------
                                            (Unaudited)
Net loss - as reported              $(10,418,792) $(10,017,659)   $(24,273,201)  $(11,034,397)  $(2,614,661)

  Add: Stock-based employee
     compensation expense included
     in net loss as reported             367,870       168,304         416,472        417,567            --

  Deduct: Total stock-based employee
     compensation expense determined
     under fair value method for all
     awards                             (835,078)     (982,645)     (1,606,271)    (1,821,170)      (99,339)
                                    ------------  ------------    ------------   ------------   -----------
Net loss - pro forma                $(10,886,000) $(10,832,000)   $(25,463,000)  $(12,438,000)  $(2,714,000)
                                    ============  ============    ============   ============   ===========
Basic net loss per share -
   as reported                      $      (0.06) $      (0.10)    $     (0.19)  $      (0.49)  $     (0.09)
                                    ============  ============    ============   ============   ===========
Basic net loss per share -
   pro forma                        $      (0.06) $      (0.11)    $     (0.20)  $      (0.53)  $     (0.09)
                                    ============  ============    ============   ============   ===========

A total of 5,584,750 (unaudited) stock options were granted during the six months ended June 30, 2005 with a per share weighted-average fair value of $0.10 (unaudited) and whose exercise price equaled the market price of the stock on the grant date.

A total of 7,749,595 stock options were granted during the year ended December 31, 2004, including 1,490,430 stock options with a per share weighted-average fair value of $0.51 and whose exercise price equaled the market price of the stock on the grant date. A total of 6,259,165 stock options were granted during the year ended December 31, 2004 with an exercise price below the market price of the stock on the grant date and a per share weighted-average fair value of $0.47.

The per share weighted-average fair value of stock options granted during 2003 on a total of 3,907,450 options whose exercise price equaled the market price of the stock on the grant date was $0.82. In addition, 500,000 stock options were granted in 2003 with an exercise price below the market price of the stock on the grant date and a per share weighted-average fair value of $1.49. The per share weighted-average fair value of the 5,347,500 stock options granted during 2002 was $0.02 on the date of grant.

Fair values of stock options were calculated using the Black Scholes option-pricing method with the following weighted-average assumptions:


                          Six Months Ended                 Year Ended
                              June 30,                    December 31,
                         ------------------        ----------------------------
                               2005                  2004     2003        2002
                         ------------------        -------- ---------  --------
                             (Unaudited)

Risk-free interest rate    3.00 - 4.00%              3.00%      3.00%     4.78%
Expected life               3 - 5 years        3 - 5 years    5 years  10 years
Volatility                         160%               160%       160% 135%-160%
Expected dividend rate               0                  0          0         0


The Company follows FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" ("FIN No. 44") which provides guidance for applying APB Opinion No 25. With certain exceptions, FIN No. 44 applies prospectively to new awards, exchanges of awards in a business combination, modifications to outstanding awards and changes in grantee status on or after July 1, 2000.

(o) INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated results of operations in the period that the tax change occurs. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

(p) NET LOSS PER COMMON SHARE

The Company reports net loss per common share in accordance with SFAS No. 128, "Computation of Earnings Per Share." In accordance with SFAS 128 and the SEC Staff Accounting Bulletin No. 98, basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon the conversion of convertible preferred stock and convertible notes (using the if-converted method), if any, and the shares issuable upon the exercise of stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the calculation if their effect is anti-dilutive.

During the year ended December 31, 2003, the Company issued equity securities with common stock conversion features which were immediately convertible into Common Stock. As further discussed in Note 9, "Stockholders' Equity," the Company accounted for the issuance of these securities in accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," which resulted in the recognition of non-cash preferred dividends totaling $8,120,000 at the respective dates of the securities' issuance. Net loss applicable to common stockholders was calculated as follows:

                                   Six Months Ended June 30,            Year Ended December 31,
                                 ----------------------------  ------------------------------------------
                                     2005          2004             2004           2003          2002
                                 -------------  -------------   -------------  -------------  ------------
                                         (Unaudited)
Net loss                         $(10,418,792)  $(10,017,659)   $(24,273,201)  $(11,034,397)  $(2,614,661)
Beneficial conversion features
   of preferred stock and
   warrants                                --             --              --     (8,120,000)           --
                                 -------------  -------------   -------------  -------------  ------------
Net loss applicable to common
   stockholders                  $(10,418,792)  $(10,017,659)   $(24,273,201)  $(19,154,397)  $(2,614,661)
                                 =============  =============   =============  =============  ============

Due to the Company's net losses, the effect of potentially dilutive securities or common stock equivalents that could be issued was excluded from the diluted net loss per common share calculation due to the anti-dilutive effect. Such potentially dilutive securities and common stock equivalents consisted of the following for the periods ended:

                                               June 30,                       December 31,
                                       -----------------------     ---------------------------------
                                          2005        2004            2004        2003       2002
                                       ----------  -----------     ----------  ---------- ----------
                                             (Unaudited)
Options to purchase common stock        20,302,000   9,923,000     15,984,000   9,943,000  5,971,000
Common shares issuable upon conversion
    of Series F Preferred Stock                 --          --             --  16,667,000         --
Common shares issuable upon conversion
    of Convertible Notes                60,000,000          --             --  19,444,000         --
Common shares issuable upon exercise
    of Warrants                         11,816,000  20,880,000     20,375,000  22,802,000  6,187,000
                                        ----------  ----------     ----------  ---------- ----------
Total                                   92,118,000  30,803,000     36,359,000  68,856,000 12,158,000
                                        ==========  ==========     ==========  ========== ==========

(q) COMPREHENSIVE INCOME (LOSS)

The Company reports comprehensive income (loss) in accordance with the SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income (loss) generally represents all changes in stockholders' equity during the year except those resulting from investments by, or distributions to, stockholders. The Company's comprehensive loss was approximately $10.4 million (unaudited) and $10.0 million (unaudited) for the six months ended June 30, 2005 and 2004, respectively, which approximated the Company's reported net loss. The Company's comprehensive loss was approximately $24.3 million, $11.0 million and $2.5 million for the years ended December 31, 2004, 2003 and 2002, respectively, which approximated the Company's reported net loss.

(r) RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2005, the FASB issued SFAS No. 154, "Accounting for Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 applies to all voluntary changes in accounting principles and requires retrospective application to prior periods' financial statements of changes in accounting principles. This statement also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of this standard to have a material impact on its financial condition, results of operations or liquidity.

In March 2005, the FASB issued Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations," an interpretation of FASB Statement No. 143, "Accounting for Asset Retirement Obligations." The interpretation clarifies that the term conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The effective date of this interpretation is no later than the end of fiscal years ending after December 15, 2005. The Company is currently investigating the effect, if any, that FIN 47 would have on the Company's financial position, cash flows and results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of this standard to have a material impact on its financial condition, results of operations, or liquidity.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." This standard replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The standard requires companies to expense the fair value of stock options on the grant date and is effective for annual periods beginning after June 15, 2005. In accordance with the revised statement, the expense attributable to stock options granted or vested subsequent to January 1, 2006 will be required to be recognized by the Company. The precise impact of the adoption of SFAS No. 123R cannot be predicted at this time because it will depend on the levels of share-based payments that are granted in the future. However, the Company believes that the adoption of this standard may have a significant effect on the Company's results of operations or financial position.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - An Amendment of ARB No. 43, Chapter 4." SFAS No. 151 requires all companies to recognize a current-period charge for abnormal amounts of idle facility expense, freight, handling costs and wasted materials. This statement also requires that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 will be effective for fiscal years beginning after June 15, 2005. The Company does not expect the adoption of this statement to have a material effect on its consolidated financial statements.

In December 2003, the FASB issued FIN No. 46-R "Consolidation of Variable Interest Entities." FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets forth the criteria to be used in determining whether an investment in a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company believes that currently, it does not have any material arrangements that meet the definition of a variable interest entity which would require consolidation.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instrument consists of obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, whose shares are mandatorily redeemable. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective from the start of the first interim period beginning after June 15, 2003. The adoption of this standard did not have a material impact on the Company's results of operations or financial position.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments Hedging Activities." This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 became effective during the third quarter of 2003 and did not have a material impact on the Company's results of operations or financial position.

(s) RECLASSIFICATIONS

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

NOTE 2. GOING CONCERN CONSIDERATIONS

The Company's June 30, 2005 and December 31, 2004 consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations since inception, has an accumulated deficit as of June 30, 2005, of $270,993,666 (unaudited) and has recorded impairment charges (See Note 3, "Impairment Charges" below for further discussion) during 2004 and 2003 of $1,661,975 and $908,384, respectively, related to its VoIP telephony services division. Net cash and cash equivalents used in operations totaled $4,024,483 (unaudited) for the six months ended June 30, 2005 and $17,732,632 for the year ended December 31, 2004 due primarily to net losses incurred by its VoIP telephony services division.

The Company has expended, particularly during 2004, significant costs to implement a number of marketing programs geared toward increasing the number of its VoIP retail customers and telephony revenue. None of these programs have proven to be successful to any significant degree. At June 30, 2005, the Company's sole source of liquidity consisted of $4,976,487 (unaudited) of cash and cash equivalents and as further discussed below, the $1,000,000 (unaudited) subsequently borrowed under the Note Purchase Agreement between the Company and E&C Capital Partners, LLLP and E&C Capital Partners II, Ltd. The Company continues to incur substantial consolidated net losses and management believes the Company will continue to be unprofitable for the foreseeable future. These conditions raise significant doubt about the Company's ability to continue as a going concern.

MANAGEMENT'S PLANS

During October 2004, the Company engaged financial advisors to assist the Company in raising capital through a private placement of its equity securities, or in entering into other business relationships with certain strategic investors. In February 2005, the Company engaged an additional financial advisor to assist the Company in connection with raising capital through a private placement of equity securities in either the Company or its SendTec wholly-owned subsidiary or alternatively in selling either part or all of the Company's businesses or assets, including its SendTec business. The Company currently has no access to credit facilities with traditional third party lenders and there can be no assurance that it would be able to raise capital or sell any of its businesses or assets. In addition, any financing that could be obtained would likely significantly dilute existing shareholders. Management is exploring a number of strategic alternatives regarding the Company's future business operations. Management has also implemented a number of internal actions in an effort to improve the Company's liquidity and business performance, including those described below. The Company's future strategic direction is highly dependent upon the outcome of its efforts to raise capital and/or sell certain businesses or assets.

During the first quarter of 2005, the Company reevaluated its existing VoIP telephony services business plan and subsequently terminated or is currently in the process of terminating and/or modifying certain of its existing product offerings and marketing programs. Additionally, the Company began to develop and test certain new VoIP products and features, some of which were completed and released during the second quarter of 2005. The Company also, during the first quarter of 2005, made the decision to discontinue using its SendTec business to perform marketing services for its VoIP business, and to instead dedicate 100% of SendTec's marketing resources to support and grow its own third party revenue producing customer base. Additionally, in order to reduce its near term consolidated net losses and cash usage, the Company implemented a number of cost-reduction actions at its VoIP telephony services business, including decreases in personnel and salary levels, carrier and data center costs, and marketing/advertising expenses during the first quarter of 2005.

Management believes that it will be difficult to implement its new VoIP product and marketing plans, once fully developed and tested, without significant additional cash being provided from a prospective financing or sale transaction(s). Should the Company's new VoIP product offerings achieve market acceptance and significantly increase the Company's current customer and revenue base, additional cash resources to fund capital expenditures related to the Company's VoIP network and billing systems and to fund future marketing and other business development costs would be required.

There can be no assurance that the Company's new VoIP product offerings will be successful in attracting a sufficient number of new customers to its VoIP network and increasing telephony revenue to desired levels. Even if the Company is able to raise additional capital, management may at any time decide to terminate the operations of its VoIP telephony services business, either by asset sale or abandonment, if future investment returns are considered inadequate and/or preferable investment alternatives exist. The Company may alternatively decide to enter into new lines of business. (See Note 4, "Acquisitions and Dispositions," for further details regarding the Company's acquisition of Tralliance Corporation in May 2005).

On April 22, 2005, entities controlled by our Chairman and Chief Executive Officer entered into an agreement with the Company pursuant to which the entities acquired secured demand convertible promissory notes in the aggregate amount of $1,500,000 together with options to acquire an additional $2,500,000 in the aggregate of such notes on or before July 22, 2005. On June 1, 2005, the Noteholders exercised a portion of the Option and acquired an additional $1,500,000 of Convertible Notes. On July 18, 2005, the Noteholders exercised the remainder of the Option and acquired an additional $1,000,000 of Convertible Notes (see Note 7, "Debt," for further details). The proceeds from the sale of the notes are intended to provide the Company with temporary short-term liquidity to operate its businesses while it seeks to raise additional capital, which may involve the potential sale of one or more of the Company's subsidiaries, including SendTec. The Company's cash and cash equivalents balance at September 6, 2005, inclusive of the proceeds received from the sale of the Convertible Notes, was approximately $2,700,000 (unaudited).

On August 10, 2005, the Company entered into an asset purchase agreement, as amended on August 23, 2005, with RelationServe Media, Inc. ("RelationServe") whereby the Company agreed to sell all of the business and substantially all of the net assets of its SendTec marketing services subsidiary to RelationServe for $37,500,000 in cash, subject to certain net working capital adjustments. RelationServe has also agreed to separately provide certain substantial RelationServe stock ownership consideration to SendTec management at the time of closing. The closing of the asset sale is subject to the satisfaction of a number of closing conditions including distribution of an information statement describing the asset sale to our stockholders and entry into a redemption agreement and a termination agreement whereby the Company will redeem approximately 28,900,000 shares of its Common Stock, and cancel certain other options and warrants, owned by management and certain employees of SendTec for approximately $12,600,000 in cash. These shares and related options and warrants were issued to SendTec management in connection with the Company's acquisition of SendTec. The Company filed a preliminary information statement with the Securities and Exchange Commission (the "SEC" or "Commission") on August 23, 2005 and will distribute the information statement to its stockholders as soon as practicable after the information statement has been cleared by the SEC, with the closing anticipated to occur approximately 20 days thereafter (See Note 16, "Subsequent Events").

Summary

If the Company is not successful in consummating the RelationServe asset sale or in entering into another financing, sale, or business transaction that otherwise infuses sufficient additional cash resources into the Company by no later than sometime during the fourth quarter of 2005, management believes that the Company will no longer be able to continue the implementation of its current VoIP business plan. In this event, management also believes that the Company will not be able to pay its current financial obligations on a timely basis, including paying the overdue principal and interest on the $1.0 million promissory note issued in connection with the SendTec acquisition (see Note 7, "Debt," for further details). As a result, it is likely that the Company would be required to either temporarily suspend or permanently shutdown the operation of its VoIP telephony services business. Additionally, in such event, management believes that it may also be required to revise the business plan of some or all of its other business segments and/or further implement company-wide cost-reduction programs. There can be no assurance that the Company would be successful in implementing such revised business plans and effectively restructuring its businesses so that the Company would have the ability to continue to operate as a going concern in the future.

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3. IMPAIRMENT CHARGES

As a result of the significant operating and cash flow losses incurred by the Company's VoIP telephony services division during 2004 and 2003, coupled with management's projection of continued losses in the foreseeable future, the Company performed an evaluation of the recoverability of the division's long-lived assets during the first quarter of 2005 in connection with the preparation of the accompanying 2004 consolidated financial statements. The evaluation indicated that the carrying value of certain of the division's long-lived assets exceeded the fair value of such assets, as measured by quoted market prices or other management estimates. As a result, the Company recorded an impairment charge of $1,661,975 in the accompanying statement of operations for the year ended December 31, 2004. The impairment charge included the write-off of the carrying value of amounts previously capitalized by the division as internal-use software, website development costs, acquired technology and patent costs, as well as certain other assets.

During the first quarter of 2004, the Company's management decided to suspend DPT's wholesale business and to dedicate the DPT physical and intellectual assets to its retail VoIP business. As a result, the Company reviewed the long-lived assets associated with the wholesale VoIP business for impairment. Goodwill of $577,134 and the unamortized balance of the non-compete intangible asset of $331,250 recorded in connection with the May 2003 acquisition of DPT were written off and recorded as an impairment loss in the accompanying statement of operations for the year ended December 31, 2003. Refer to Note 4, "Acquisitions and Dispositions," for a discussion of the purchase of DPT.

NOTE 4. ACQUISITIONS AND DISPOSITIONS

ACQUISITION OF TRALLIANCE CORPORATION

On February 25, 2003, theglobe.com entered into a Loan and Purchase Option Agreement, as amended, with Tralliance, an Internet related business venture, pursuant to which it agreed to fund, in the form of a loan, at the discretion of the Company, Tralliance's operating expenses and obtained the option to acquire all of the outstanding capital stock of Tralliance in exchange for, when and if exercised, $40,000 in cash and the issuance of an aggregate of 2,000,000 unregistered restricted shares of theglobe.com's Common Stock (the "Option"). The Loan was secured by a lien on the assets of the venture. On May 5, 2005, Tralliance and the Internet Corporation for Assigned Names and Numbers ("ICANN") entered into an agreement designating Tralliance as the registry for the ".travel" top-level domain. On May 9, 2005, the Company exercised its option to acquire all of the outstanding capital stock of Tralliance. The purchase price (unaudited) consisted of the issuance of 2,000,000 shares of theglobe.com Common Stock, warrants to acquire 475,000 shares of theglobe.com Common Stock and $40,000 in cash. The warrants are exercisable for a period of five years at an exercise price of $0.11 per share. As part of the transaction, 10,000 shares of theglobe.com Common Stock were also issued to a third party in payment of a finder's fee resulting from the acquisition. The Common Stock issued as a result of the acquisition of Tralliance is entitled to certain "piggy-back" registration rights. In addition, as part of the transaction, the Company agreed to pay approximately $154,000 (unaudited) in outstanding liabilities of Tralliance immediately after the closing of the acquisition.

The preliminary Tralliance purchase price allocation was as follows (unaudited):

                Cash                     $     54,000
                Other current assets            6,000
                Intangible assets             564,000
                Assumed liabilities          (370,000)
                                         ------------
                                         $    254,000
                                         ============

Upon acquisition, the existing CEO and CFO of Tralliance entered into employment agreements, which include certain non-compete provisions, whereby each would agree to remain in the employ of Tralliance for a period of two years in exchange for annual base compensation totaling $400,000 (unaudited) plus participation in a bonus pool based upon the pre-tax income of the venture.

The value assigned to the intangible assets acquired is being amortized on a straight-line basis over the expected useful life. Annual amortization expense (unaudited) of the intangible assets is estimated to be approximately $75,200 in 2005, $112,800 for 2006 through 2009 and $37,600 in 2010. The related accumulated amortization as of June 30, 2005 was $18,800 (unaudited) and amortization expense totaled $18,800 (unaudited) for the three and six months ended June 30, 2005.

Advances to Tralliance totaled $1,281,500 (unaudited) immediately prior to its acquisition by the Company. At December 31, 2004 and 2003, advances to Tralliance totaled $1,001,500 and $535,000, respectively. Due to the uncertainty of the ultimate collectibility of the Loan, the Company had historically provided a reserve equal to the full amount of the funds advanced to Tralliance. Additions to the reserve of $280,000 (unaudited) and $222,500 (unaudited) were included in other expense in the accompanying consolidated statements of operations for the six months ended June 30, 2005 and 2004, respectively. Additions to the Loan reserve of $506,500 and $495,000 were included in other expense in the accompanying consolidated statements of operations for the years ended December 31, 2004 and 2003, respectively (See the "Future Capital Needs" section of Management's Discussion and Analysis of Financial Condition and Results of Operations for further details).

The following unaudited pro forma condensed consolidated results of operations for the six months ended June 30, 2005 and 2004 assumes the acquisition of Tralliance occurred as of January 1, 2004. The pro forma information is not necessarily indicative of what the actual results of operations of the combined company would have been had the acquisition occurred on January 1, 2004, nor is it necessarily indicative of future results.

         UNAUDITED PRO FORMA RESULTS:                        2005              2004
                                                         -------------    --------------
         Six months ended June 30,
           Net revenue                                   $  19,425,000    $   1,682,000
           Net loss                                        (10,449,000)     (10,139,000)

           Basic and diluted net loss per common share   $       (0.06)   $       (0.10)

ACQUISITION AND PROPOSED DISPOSITION OF SENDTEC, INC.

On September 1, 2004, the Company acquired SendTec, a direct response marketing services and technology company. In exchange for all of the issued and outstanding shares of capital stock of SendTec the Company paid consideration consisting of: (i) $6,000,000 in cash, excluding transaction costs, (ii) the issuance of an aggregate of 17,500,024 shares of the Company's Common Stock,
(iii) the issuance of an aggregate of 175,000 shares of Series H Automatically Converting Preferred Stock (which was converted into approximately 17,500,500 shares of the Company's Common Stock effective December 1, 2004), and (iv) the issuance of a subordinated promissory note in the amount of $1,000,009. The Company also issued an aggregate of 3,974,165 replacement options to acquire the Company's Common Stock for each of the issued and outstanding options to acquire SendTec shares held by the former employees of SendTec.

The preliminary SendTec purchase price allocation was as follows:

                Cash                           $ 3,610,000
                Accounts receivable              5,534,000
                Other current assets               194,000
                Fixed assets                     1,031,000
                Non-compete agreements           1,800,000
                Goodwill                        11,710,000
                Other assets                       124,000
                Assumed liabilities             (5,605,000)
                                               -----------
                                               $18,398,000
                                               ===========

In addition, warrants to acquire shares of theglobe.com Common Stock will be issued to the former shareholders of SendTec when and if SendTec exceeds forecasted operating income, as defined, of $10.125 million, for the year ending December 31, 2005. The number of earn-out warrants may range from an aggregate of approximately 250,000 to 2,500,000 (if actual operating income exceeds the forecast by at least 10%). Because the number of warrants that will be earned is not yet determinable, no consideration related to this contingency was included in the determination of the SendTec purchase price.

As part of the Merger, 100,000 shares of Series H Preferred Stock (which was subsequently converted into 10 million shares of Common Stock) (the "Escrow Shares") are being held in escrow for potential recovery by the Company in the event of a breach of the Merger Agreement by SendTec or its former shareholders. In general, the Escrow Shares, together with the sums due under the subordinated promissory note, are the sole source of recourse against the former shareholders of SendTec in the event of breach of the Merger Agreement and theglobe would not have recourse against the cash portion or other shares of Common Stock distributed to the former shareholders of SendTec as part of the merger consideration. Assuming no claims are then pending, the Escrow Shares will be distributed to the former shareholders of SendTec after expiration of one year from the date of closing.

As part of the SendTec acquisition transaction, certain executives of SendTec entered into new employment agreements with SendTec. The employment agreements each have a term of five years and automatically renew for an additional year at expiration unless either party provides the requisite notice of non-renewal. The agreements also contain certain non-compete provisions for periods as specified by the agreements. The $1,800,000 value assigned to the non-compete agreements is being amortized on a straight-line basis over 5 years. Annual amortization expense of the non-compete agreements is estimated to be $360,000 in 2005 through 2008 and $240,000 in 2009. The related accumulated amortization as of June 30, 2005 and December 31, 2004, was $300,000 (unaudited) and $120,000, respectively.

The following unaudited pro forma condensed consolidated results of operations for the six months ended June 30, 2004 and for the years ended December 31, 2004 and 2003 assumes the acquisition of SendTec occurred as of January 1, 2003. The unaudited pro forma results reflected below include SendTec's revenue utilizing the revenue recognition methods employed by the Company since SendTec's date of acquisition. The unaudited pro forma information is not necessarily indicative of what the actual results of operations of the combined company would have been had the acquisition occurred on January 1, 2003, nor is it necessarily indicative of future results.

UNAUDITED PRO FORMA RESULTS                        2004            2003
                                               ------------    ------------
Years ended December 31,
Net Revenue                                    $ 36,559,000    $ 20,725,000
Net Loss                                        (22,453,000)     (9,502,000)

Basic and diluted net loss per common share    $      (0.14)   $      (0.24)
Weighted average common shares                  155,623,000      73,711,000

Six Months ended June 30,
Net Revenue                                    $ 17,090,000
Net Loss                                         (8,457,000)

Basic and diluted net loss per common share    $      (0.06)
Weighted average common shares                  137,915,000

See Note 16, "Subsequent Events," for a discussion of the agreement to sell SendTec's business and assets entered into by the Company on August 10, 2005.

ACQUISITION OF DIRECT PARTNER TELECOM, INC.

On May 28, 2003, the Company completed the acquisition of Direct Partner Telecom, Inc. ("DPT"), a company engaged in VoIP telephony services, in exchange for 1,375,000 shares of the Company's Common Stock and the issuance of warrants to acquire 500,000 shares of the Company's Common Stock. The warrants are exercisable any time before May 23, 2013 at an exercise price of $0.72 per share. In addition, the former shareholders of DPT may earn additional warrants to acquire up to 2,750,000 shares of the Company's Common Stock at an exercise price of $0.72 per share if DPT achieves certain revenue and earnings targets over approximately the next three years. Effective March 31, 2004, 500,000 of the earn-out warrants were forfeited as performance targets had not been achieved for the first of the three year periods. An additional 750,000 of the warrants were forfeited effective March 31, 2005, as performance targets for the second of the three year periods were not achieved. The warrants will accelerate and be deemed earned in the event of a "change in control" of the Company, as defined in the acquisition documents. In addition, as part of the transaction, the Company agreed to repay loans totaling $600,000 to certain of the former shareholders of DPT, including $500,000 immediately after the closing of the acquisition. The Company issued promissory notes for $100,000, with a two-year maturity and interest at prime, for the balance. The $100,000 in promissory notes were repaid in June 2005.

The total purchase price of DPT was allocated as follows:

                Cash                          $  61,000
                Accounts receivable             155,000
                Fixed assets                    196,000
                Non-compete agreement           375,000
                Goodwill                        577,000
                Assumed debt to former
                    shareholders               (600,000)
                Other assumed liabilities      (126,000)
                                              ---------
                                              $ 638,000
                                              =========

As part of the DPT acquisition transaction, the former Chief Executive Officer of DPT agreed to an employment agreement with a one-year term which automatically renewed for an additional year. The employment agreement also contained non-compete provisions during the term of the agreement and for a period of three years following termination of the agreement, as specified. The $375,000 value assigned to the non-compete agreement was to be amortized on a straight-line basis over 5 years.

As discussed in Note 1, as a result of decisions made during the first quarter of 2004, the Company performed a review of its long-lived assets for impairment. As a result, effective December 31, 2003, the Company wrote off the goodwill and the unamortized balance of the non-compete agreement arising from the acquisition of DPT which totaled $908,384. Amortization expense of the non-compete agreement totaled $43,750 in 2003. The former Chief Executive Officer of DPT terminated his employment with the Company effective May 2004.

The following unaudited pro forma condensed consolidated results of operations for the years ended December 31, 2003 and 2002 assumes the acquisition of DPT occurred as of October 1, 2002, the date which DPT began operations. The unaudited pro forma information is not necessarily indicative of the results of operations of the combined company had these events occurred at the beginning of the periods presented, nor is it necessarily indicative of future results.


Years ended December 31,                            2003            2002
                                                ------------    ------------
Net Revenue                                    $  6,076,000    $  7,770,000
Net Loss                                        (11,116,000)     (2,860,000)

Basic and diluted net loss per common share    $      (0.50)   $      (0.09)

ACQUISITION OF VOIP ASSETS

On November 14, 2002, the Company acquired certain VoIP assets from an entrepreneur. In exchange for the assets, the Company issued warrants to acquire 1,750,000 shares of its Common Stock and an additional 425,000 warrants as part of an earn-out arrangement upon the attainment of certain performance targets by December 31, 2003. None of the performance targets had been attained as of December 31, 2003, resulting in the forfeiture of the 425,000 warrants. In conjunction with the acquisition, E&C Capital Partners, LLLP, a privately held investment holding company owned by our Chairman and Chief Executive Officer, Michael S. Egan, and our President, Edward A. Cespedes, entered into a non-binding letter of intent with theglobe.com to provide new financing in the amount of $500,000 through the purchase of Series F Preferred Stock. Refer to
Note 9, "Stockholders' Equity," for further details.

As a result of the Company's review of certain long-lived assets for impairment, the unamortized value of the assets acquired was written-off effective December 31, 2004. See Notes 3, "Impairment Charges," and 5, "Intangible Assets," for further details.

DISPOSITION OF WEBSITE

On February 27, 2002, the Company sold all of the assets used in connection with the Happy Puppy website for $135,000, resulting in the recognition of a gain on the sale of $134,500.

NOTE 5. INTANGIBLE ASSETS

The components of intangible assets were as follows:

                                 June 30, 2005           December 31, 2004           December 31, 2003
                           ------------------------  --------------------------  -------------------------
                              Gross                     Gross                      Gross
                             Carrying   Accumulated    Carrying    Accumulated    Carrying     Accumulated
                              Amount   Amortization     Amount    Amortization     Amount     Amortization
                           ----------- ------------  -----------  -------------  -----------  -------------
Amortized Intangible             (UNAUDITED)
   Assets:
Non-compete agreements     $ 2,364,011  $  318,800   $ 1,800,000   $  120,000     $       --    $       --
Digital telephony                   --          --            --           --        227,452        28,432
                           -----------  ----------   -----------   ----------     ----------    ----------
                           $ 2,364,011  $  318,800   $ 1,800,000   $  120,000     $  227,452    $   28,432
                           ===========  ==========   ===========   ==========     ==========    ==========

As discussed in Note 4, "Acquisitions and Dispositions," certain executives of SendTec entered into new employment agreements with SendTec upon the acquisition of SendTec by theglobe.com. The agreements contain certain non-compete provisions for periods as specified by the agreements. The $1,800,000 value assigned to the non-compete agreements is being amortized on a straight-line basis over five years. In addition, upon the May 9, 2005 acquisition of Tralliance, the existing CEO and CFO of Tralliance entered into employment agreements which include certain non-compete provisions as specified by the agreements. The $564,011 (unaudited) value assigned to the non-compete agreements is being amortized on a straight-line basis over five years.

As discussed in Note 3, "Impairment Charges," the Company performed an evaluation of the recoverability of the long-lived assets of its VoIP telephony services division. As a result, effective December 31, 2004, the Company wrote-off the unamortized balance of its digital telephony assets which totaled $192,106. Such assets consisted of certain VoIP assets which were recorded at the value assigned to the warrants to acquire 1,750,000 shares of the Company's Common Stock issued in connection with the acquisition of the assets on November 14, 2002 and patent application costs.

During the six months ended June 30, 2005 and 2004, intangible asset amortization totaled $198,800 (unaudited) and $42,343 (unaudited). During the year ended December 31, 2004, intangible asset amortization totaled $222,834, including $102,834 of amortization related to the digital telephony intangible assets prior to their write-off as of December 31, 2004. Intangible asset amortization expense totaled $72,182 for the year ended December 31, 2003, including $43,750 of amortization related to the non-compete agreement recorded in connection with the acquisition of DPT. As discussed in Note 3, "Impairment Charges," the Company wrote-off the $331,250 unamortized balance of the non-compete agreement as of December 31, 2003. There was no amortization expense for intangible assets during the year ended December 31, 2002. As of December 31, 2004, annual intangible asset amortization expense was projected to be as follows:

Year ending December 31,

                2005      $  360,000
                2006         360,000
                2007         360,000
                2008         360,000
                2009         240,000
                          ----------
                          $1,680,000
                          ==========

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                         June 30,            December 31,
                                        -----------    -------------------------
                                           2005            2004         2003
                                        -----------    -----------   -----------
                                        (Unaudited)

VoIP network equipment and software     $ 3,056,972    $ 2,929,051   $ 1,712,537
Other equipment                           1,231,009      1,127,910       679,597
Capitalized software costs                  782,842        750,056       690,602
Land and building                           181,110        181,110       181,110
Furniture and fixtures                      362,470        348,888       149,714
Leasehold improvements                       18,798         18,798         9,402
                                        -----------    -----------   -----------
                                          5,633,201      5,355,813     3,422,962
Less: Accumulated depreciation and
        amortization                      2,701,986      1,949,443     1,006,579
                                        -----------    -----------   -----------
                                        $ 2,931,215    $ 3,406,370   $ 2,416,383
                                        ===========    ===========   ===========

See Note 3, "Impairment Charges," for a discussion of write-offs recorded during 2004 in connection with the Company's evaluation of the recoverability of the VoIP telephony services division's long-lived assets. The 2004 impairment charge included the write-off of the carrying value of amounts previously capitalized by the division as internal-use software and website development costs, as well as certain other property and equipment, which totaled $1,469,869.

NOTE 7. DEBT

Debt consisted of the following:

                                                                  June 30,            December 31,
                                                                 -----------    -----------------------
                                                                    2005           2004         2003
                                                                 -----------    ----------   ----------
                                                                 (Unaudited)
10% Convertible Promissory Notes; due on demand                   $3,000,000    $       --   $       --

4% Subordinated promissory note; interest and principal due
   September 1, 2005                                               1,000,009     1,000,009           --

10% Convertible Notes; interest and principal due May 2004                --            --    1,750,000

Promissory notes issued in connection with the acquisition
   of DPT; interest and principal due May 2005; interest at
   prime rate (5.25% and 4.00% at December 31, 2004 and 2003,
   respectively); repaid June 2005                                        --       100,000      100,000

Mortgage note payable; interest payable monthly at 9%;
  principal due September 2005                                        70,052        73,351       82,612

Related party obligations payable in Canadian dollars;  due in monthly  installments of principal and interest approximating
  $3,500 through September 2006; interest at prime plus 2-3%          47,520        69,233      102,916

Financing of computer software and related maintenance costs;
  quarterly installments of principal and interest
  approximating $21,400 through September 2005                        21,062        61,809           --
                                                                 -----------    ----------   ----------
                                                                   4,138,643     1,304,402    2,035,528
  Less: unamortized debt discount                                         --            --      121,041
  Less: short-term portion                                         4,131,379     1,277,405      121,919
                                                                 -----------    ----------   ----------

  Long-term portion                                              $     7,264    $   26,997   $1,792,568
                                                                 ===========    ==========   ==========

Reference should be made to Note 16, "Subsequent Events," for the discussion of a Note Purchase Agreement entered into by certain related parties and theglobe.com on April 22, 2005, providing for the issuance of an aggregate of $4,000,000 of secured demand convertible promissory notes.

As discussed in Note 4, "Acquisitions and Dispositions," on September 1, 2004 the Company issued a subordinated promissory note in the amount of $1,000,009 in connection with the acquisition of SendTec. The Company has not paid the principal and interest due on the promissory note by the due date (including the grace period) and as a result is currently in default under the promissory note. Upon default, the Company is required to pay a default interest rate of 15% per annum and to pay the noteholders' collection costs, if any.

On February 2, 2004, our Chairman and Chief Executive Officer and his spouse, entered into a Note Purchase Agreement with the Company pursuant to which they acquired a demand convertible promissory note (the "Bridge Note") in the aggregate principal amount of $2,000,000. The Bridge Note was convertible into shares of the Company's Common Stock. The Bridge Note provided for interest at the rate of ten percent per annum and was secured by a pledge of substantially all of the assets of the Company. Such security interest was shared with the holders of the Company's $1,750,000 Secured Convertible Notes issued to E&C Capital Partners, LLLP and certain affiliates of our Chairman and Chief Executive Officer. In addition, the Chairman and Chief Executive Officer and his spouse were issued a warrant to acquire 204,082 shares of the Company's Common Stock at an exercise price of $1.22 per share. The Warrant is exercisable at any time on or before February 2, 2009. The exercise price of the Warrant, together with the number of shares for which such Warrant is exercisable, is subject to adjustment upon the occurrence of certain events.

An allocation of the proceeds received from the issuance of the Bridge Note was made between the debt instrument and the Warrant by determining the pro rata share of the proceeds for each by comparing the fair value of each security issued to the total fair value. The fair value of the Warrant was determined using the Black Scholes model. The fair value of the Bridge Note was determined by measuring the fair value of the common shares on an "as-converted" basis. As a result, $170,000 was allocated to the Warrant and recorded as a discount on the debt issued and additional paid in capital. The value of the beneficial conversion feature of the Bridge Note was calculated by comparing the fair value of the underlying common shares of the Bridge Note on the date of issuance based on the closing price of our Common Stock as reflected on the OTCBB to the "effective" conversion price. This resulted in a beneficial conversion discount of $517,000, which was recorded as interest expense in the accompanying consolidated statement of operations for the year ended December 31, 2004 as the Bridge Note was immediately convertible into common shares. In addition, the value allocated to the Warrant and characterized as discount on the Bridge Note was recognized as interest expense, as the Bridge Note was due on demand.

In connection with the March 2004 private offering of the Company's Common Stock, the Chairman and his spouse converted the Bridge Note into 3,527,337 shares of theglobe.com Common Stock.

On May 22, 2003, E&C Capital Partners, LLLP, together with certain affiliates of Michael S. Egan, entered into a Note Purchase Agreement with the Company pursuant to which they acquired convertible promissory notes (the "Secured Convertible Notes") in the aggregate principal amount of $1,750,000. The Secured Convertible Notes were convertible at anytime into a maximum of approximately 19,444,000 shares of the Company's Common Stock at a blended rate of $0.09 per share. The Secured Convertible Notes had a one year maturity date and were secured by a pledge of substantially all of the assets of the Company. The Secured Convertible Notes provided for interest at the rate of ten percent per annum, payable semi-annually. Effective October 3, 2003, the holders of the Secured Convertible Notes waived the right to receive accrued interest payable in shares of the Company's Common Stock. Additionally, each of the holders of the Secured Convertible Notes agreed to defer receipt of interest until June 1, 2004. Additional interest at ten percent per annum accrued on any interest amounts deferred. The outstanding balance of the Secured Convertible Notes as of December 31, 2003, has been reflected as long-term debt in the accompanying consolidated balance sheet as a result of the conversion of the Secured Convertible Notes into the Company's Common Stock in March 2004.

In addition, E&C Capital Partners, LLLP was issued a warrant (the "Warrant") to acquire 3,888,889 shares of the Company's Common Stock at an exercise price of $0.15 per share. The Warrant was exercisable at any time on or before May 22, 2013. An allocation of the proceeds received from the issuance of the Secured Convertible Notes was made between the debt instruments and the Warrant by determining the pro-rata share of the proceeds for each by comparing the fair value of each security issued to the total fair value. The fair value of the Warrant was determined using the Black Scholes model. The fair value of the Secured Convertible Notes was determined by measuring the fair value of the common shares on an "as-converted" basis. As a result, $290,500 was allocated to the Warrant and recorded as a discount on the debt issued and additional paid in capital. The value of the beneficial conversion feature of the Secured Convertible Notes was calculated by comparing the fair value of the underlying common shares of the Secured Convertible Notes on the date of issuance based on the closing price of our Common Stock as reflected on the OTCBB to the "effective" conversion price. This resulted in a preferential conversion discount, limited to the previously discounted value of the Secured Convertible Notes, of $1,459,500, which was recorded as interest expense in the accompanying consolidated statement of operations for the year ended December 31, 2003, as the Secured Convertible Notes were immediately convertible into common shares.

Effective May 26, 2005, the maturity date of the mortgage note payable was extended to September 30, 2005.

Repayment of debt is due as follows:

                            Year ending December 31,

                        2005                   $1,277,405
                        2006                       26,997
                                               ----------
                                               $1,304,402
                                               ==========

NOTE 8. INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 2005 and December 31, 2004 and 2003 are presented below.

                                       June 30,      December 31,   December 31,
                                         2005           2004            2003
                                     ------------   ------------    ------------
Deferred tax assets (liabilities):
   Net operating loss carryforwards  $ 64,336,000   $ 61,300,000   $ 57,642,000
   Allowance for doubtful accounts        579,000        483,000        244,000
   Issuance of warrants                 1,228,000      1,052,000        982,000
   Inventory reserve                      119,000        661,000         43,000
   Offering costs                         105,000        105,000             --
   Depreciation and amortization          234,000         46,000       (230,000)
   Other                                   11,000        153,000         80,000
                                     ------------   ------------   ------------
    Total gross deferred tax assets    66,612,000     63,800,000     58,761,000
Less: valuation allowance             (66,612,000)   (63,800,000)   (58,761,000)
                                     ------------   ------------   ------------
    Total net deferred tax assets    $         --   $         --   $         --
                                     ============   ============   ============

Because of the Company's lack of earnings history, the net deferred tax assets have been fully offset by a 100% valuation allowance. The valuation allowance for net deferred tax assets was $66.6 million as of June 30, 2005 and $63.8 million and $58.8 million as of December 31, 2004 and 2003, respectively. The net change in the total valuation allowance was $2.8 million for the period ended June 30, 2005 and $5.0 million and $4.0 million for the years ended December 31, 2004 and 2003, respectively.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets, which consist of tax benefits primarily from net operating loss carryforwards, is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Of the total valuation allowance of $63.8 million as of December 31, 2004, subsequently recognized tax benefits, if any, in the amount of $6.5 million will be applied directly to contributed capital.

At December 31, 2004, the Company had net operating loss carryforwards available for U.S. and foreign tax purposes of approximately $162 million. These carryforwards expire through 2024.

Under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), the utilization of net operating loss carryforwards may be limited under the change in stock ownership rules of the Code. As a result of ownership changes, which occurred in August 1997 and May 1999, the Company's private offering in March 2004 (together with the exercise and conversion of various securities in connection with such private offering) and the issuance of Common Stock in connection with the acquisition of SendTec on September 1, 2004, the Company may have substantially limited or eliminated the availability of its net operating loss carryforwards. There can be no assurance that the Company will be able to avail itself of any net operating loss carryforwards.

NOTE 9. STOCKHOLDERS' EQUITY

Reference should be made to Note 16, "Subsequent Events," for the discussion of a Note Purchase Agreement entered into by certain related parties and theglobe.com on April 22, 2005, providing for the issuance of an aggregate of $4,000,000 of secured demand convertible promissory notes. The convertible promissory notes are convertible at the option of the noteholders into shares of the Company's Common Stock at an initial price of $0.05 per share. Assuming full conversion of all of the convertible promissory notes which remain outstanding as of August 31, 2005, 68,000,000 shares of the Company's Common Stock would be issued to the noteholders.

As more fully described in Note 4, "Acquisitions and Dispositions," and Note 16, "Subsequent Events," on May 9, 2005, the Company exercised its option to acquire all of the outstanding capital stock of Tralliance. The purchase price consisted of the issuance of 2,000,000 shares of theglobe.com Common Stock and warrants to acquire 475,000 shares of theglobe.com Common Stock, as well as the payment of $40,000 in cash. The warrants are exercisable for a period of five years at an exercise price of $0.11 per share. The Common Stock issued as a result of the acquisition of Tralliance is entitled to certain "piggy-back" registration rights.

As discussed in Note 4, "Acquisitions and Dispositions," on September 1, 2004, the Company closed upon an agreement and plan of merger dated August 31, 2004, pursuant to which the Company acquired all of the issued and outstanding shares of capital stock of SendTec. As part of the purchase price paid for SendTec, the Company issued an aggregate of 17,500,024 shares of the Company's Common Stock and an aggregate of 175,000 shares of Series H Automatically Converting Preferred Stock (which were converted into approximately 17,500,500 shares of the Company's Common Stock effective December 1, 2004). In addition, warrants to acquire shares of theglobe.com Common Stock with an exercise price of $0.27 per share would be issued to the former shareholders of SendTec when and if SendTec exceeds forecasted operating income, as defined, of $10.125 million, for the year ending December 31, 2005. The number of earn-out warrants would range from an aggregate of approximately 250,000 to 2,500,000 (if actual operating income exceeds the forecast by at least 10%) and the earn-out warrants will be exercisable for a period of five years.

Each share of the Series H Preferred Stock was automatically converted into 100 shares of theglobe's Common Stock on December 1, 2004, the effective date of the amendment to the Company's certificate of incorporation increasing its authorized shares of Common Stock from 200,000,000 shares to 500,000,000 shares.

The Company agreed to file a registration statement relating to the resale of the shares of Common Stock issued in the Merger and the shares of Common Stock underlying the Series H Preferred Stock and to cause the effectiveness of such registration on or before September 1, 2005. The Company also agreed to keep the registration statement effective until at least the third anniversary of the Closing. We have not yet filed such a registration statement. Because we have not filed and caused such registration statement to become effective before September 1, 2005, we may be held liable for damages suffered by holders of such stock. Upon registration all such shares will be eligible for resale over the open market. Even if not registered, the shares issued in the SendTec acquisition are eligible for resale over the public markets pursuant to and subject to the limitations of Rule 144. Pursuant to the terms of the Merger, in general, the equity securities issued in the Merger may not be sold or otherwise transferred for a period of one year without the prior written consent of the Company.

As more fully described in Note 16, "Subsequent Events," the Company has agreed to redeem approximately 28,900,000 shares of Common Stock originally issued upon the acquisition of SendTec.

In March 2004, theglobe.com completed a private offering of 333,816 units (the "Units") for a purchase price of $85 per Unit (the "Private Offering"). Each Unit consisted of 100 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), and warrants to acquire 50 shares of the Company's Common Stock (the "Warrants"). The Warrants are exercisable for a period of five years commencing 60 days after the initial closing at an initial exercise price of $0.001 per share. The aggregate number of shares of Common Stock issued in the Private Offering was 33,381,647 shares for an aggregate consideration of $28,374,400, or approximately $0.57 per share assuming the exercise of the 16,690,824 Warrants. As of June 30, 2005 and December 31, 2004, approximately 929,000 (unaudited) and 11,440,000 of the Warrants remain outstanding.

The Private Offering was directed solely to investors who are sophisticated and accredited within the meaning of applicable securities laws, most of whom were not affiliates of the Company. The purpose of the Private Offering was to raise funds for use primarily in the Company's developing VoIP business, including the deployment of networks, website development, marketing and capital infrastructure expenditures and working capital. Other intended uses of proceeds included funding requirements in connection with theglobe's other existing or future business operations, including acquisitions.

Halpern Capital, Inc., acted as placement agent for the Private Offering, and was paid a commission of $1.2 million and issued a warrant to acquire 1,000,000 shares of Common Stock at $0.001 per share. As of both June 30, 2005 and December 31, 2004, approximately 121,000 of these warrants remain outstanding.

Pursuant to the terms of the Private Offering, the Company filed a registration statement relating to the resale of the Securities on April 16, 2004 which became effective on May 11, 2004.

In connection with the Private Offering, Michael S. Egan, our Chairman, Chief Executive Officer and principal stockholder, together with certain of his affiliates, including E&C Capital Partners, LLLP, converted a $2,000,000 Convertible Bridge Note, $1,750,000 of Secured Convertible Notes and all of the Company's outstanding shares of Series F Preferred Stock, and exercised (on a "cashless" basis) all of the warrants issued in connection with the foregoing $1,750,000 Secured Convertible Notes and Series F Preferred Stock, together with certain warrants issued to Dancing Bear Investments, Inc., an affiliate of Mr. Egan. As a result of such conversions and exercises, the Company issued an aggregate of 48,775,909 additional shares of Common Stock.

On July 2, 2003, the Company completed a private offering of 17,360 shares of Series G Automatically Converting Preferred Stock ("Series G Preferred Stock") and warrants to acquire 3,472 shares of Series G Preferred Stock at a purchase price of $500 per share for a total of $8,680,000 in gross proceeds. Each share of Series G Preferred Stock was automatically converted into 1,000 shares of theglobe's Common Stock on July 29, 2003, the effective date of the amendment to the Company's certificate of incorporation increasing its authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares (the "Capital Amendment"). Similarly, upon the effective date of the Capital Amendment, each warrant to acquire a share of the Series G Preferred Stock was automatically converted into a warrant to acquire 1,000 shares of Common Stock. The warrants are exercisable for a period of 5 years at an initial exercise price of $1.39 per share. A total of 17,360,000 shares of Common Stock were issued pursuant to the Series G Preferred Stock private offering, while, subject to certain adjustment mechanisms, a total of 3,472,000 shares of Common Stock will be issuable upon exercise of the associated warrants.

At the time of the issuance of the Series G Preferred Stock, an allocation of proceeds received was made between the preferred shares and the associated warrants. The allocation was made by determining the pro-rata share of the proceeds for each by comparing the fair value of each security issued to the total fair value. The fair value of the warrants was determined using the Black Scholes model. The fair value of the Series G Preferred Stock was determined by measuring the fair value of the common shares on an "as-converted" basis. As a result, $1,365,000 was allocated to the warrants sold. In addition, the value of the preferential conversion was calculated by comparing the fair value of the underlying common shares based on the closing price of the Company's Common Stock as reflected on the OTCBB on the date of issuance to the "effective" conversion price. This resulted in a preferential conversion discount related to the preferred shares and the associated warrants, limited to the proceeds from the sale, of $7,315,000 and $305,000, respectively, which were recorded as dividends to the preferred stockholders in July 2003, as the preferred shares and associated warrants were immediately convertible into common shares and warrants to acquire common shares.

As more fully discussed in Note 7, "Debt," on May 22, 2003, Secured Convertible Notes totaling $1,750,000 were issued to E&C Capital Partners, LLLP together with certain affiliates of Michael S. Egan. The Secured Convertible Notes were convertible at anytime into a maximum of approximately 19,444,000 shares of the Company's Common Stock at a blended rate of $0.09 per share. In addition, E&C Capital Partners, LLLP was issued a warrant to acquire 3,888,889 shares of the Company's Common Stock at an exercise price of $0.15 per share. The warrant was exercisable at any time on or before May 22, 2013.

On March 28, 2003, E&C Capital Partners, LLLP entered into a Preferred Stock Purchase Agreement with the Company (the "Preferred Stock Investment"), whereby E&C Capital Partners, LLLP received 333,333 shares of Series F Preferred Stock convertible into shares of the Company's Common Stock at a price of $0.03 per share. If fully converted, and without regard to the anti-dilutive adjustment mechanisms applicable to the Series F Preferred Stock, an aggregate of approximately 16,667,000 shares of Common Stock could be issued. The Series F Preferred Stock had a liquidation preference of $1.50 per share (and thereafter participates with the holders of Common Stock on an "as-converted" basis), included a dividend at the rate of 8% per annum and entitled the holder to vote on an "as-converted" basis with the holders of Common Stock. In addition, as part of the $500,000 investment, E&C Capital Partners, LLLP received warrants to purchase 3,333,333 shares of the Company's Common Stock at an exercise price of $0.125 per share. The warrants were exercisable at any time on or before March 28, 2013.

The proceeds attributable to the issuance of the Series F Preferred Stock and the related warrants were allocated to each security in the same manner as described in the discussion of the Series G Preferred Stock. As a result, $83,000 was allocated to the warrants sold. In addition, the value of the preferential conversion was calculated by comparing the fair value of the underlying common shares on the date of issuance based on the closing price of the Company's Common Stock as reflected on the OTCBB to the "effective" conversion price. This resulted in a preferential conversion discount, limited to the proceeds from the sale, of $417,000. The sum of the two discounts, $500,000, was recorded as a dividend to the preferred stockholders in March 2003, as the preferred shares were immediately convertible into common shares.

As a result of the issuance of the Series F Preferred Stock, the Series G Automatically Converting Preferred Stock, the $1,750,000 Secured Convertible Notes and the associated warrants at their respective conversion and exercise prices, certain anti-dilution provisions applicable to previously outstanding warrants to acquire approximately 4,103,000 shares of the Company's Common Stock were triggered. Like many types of warrants commonly issued, these outstanding warrants to acquire shares of the Company's Common Stock included weighted average anti-dilution provisions which result in a lowering of the exercise price, and an increase in the number of warrants to acquire shares of the Company's Common Stock any time shares of common stock are issued (or options or other securities exercisable or convertible into common stock) for a price per share less than the then exercise price of the warrants. As a result of the Preferred Stock Investment and the issuance of the Series G Preferred Stock and the Secured Convertible Notes, the exercise price was lowered from approximately $1.39 to $0.66 per share on these warrants and the number of shares issuable upon exercise was proportionally increased from approximately 4,103,000 shares to 6,836,000 shares. As stated previously, all of these warrants were exercised on a cashless basis in connection with the March 2004 Private Offering of the Company's Common Stock.

Certain holders of Common Stock are subject to substantial restrictions on the transfer or sale of shares and also have certain "piggy-back" and demand registration rights which, with certain exceptions, require the Company to make all reasonable efforts to include within any of the Company's registration statements to sell such securities any shares that have been requested to be so included.

NOTE 10. STOCK OPTION PLANS

During 1995, the Company established the 1995 Stock Option Plan, which was amended (the "Amended Plan") by the Board of Directors in December 1996 and August 1997. Under the Amended Plan, a total of 1,582,000 common shares were reserved for issuance. Any incentive stock options granted under the Amended Plan were required to be granted at the fair market value of the Company's Common Stock at the date the option was issued.

Under the Company's 1998 Stock Option Plan (the "1998 Plan") a total of 3,400,000 common shares were reserved for issuance and provides for the grant of "incentive stock options" intended to qualify under Section 422 of the Code and stock options which do not so qualify. The granting of incentive stock options is subject to limitation as set forth in the 1998 Plan. Directors, officers, employees and consultants of the Company and its subsidiaries are eligible to receive grants under the 1998 Plan.

In January 2000, the Board adopted the 2000 Broad Based Employee Stock Option Plan (the "Broad Based Plan"). Under the Broad Based Plan, 850,000 shares of Common Stock were reserved for issuance. The intention of the Broad Based Plan is that at least 50% of the options granted will be to individuals who are not managers or officers of theglobe. In April 2000, the Company's 2000 Stock Option Plan (the "2000 Plan") was adopted by the Board of Directors and approved by the stockholders of the Company. The 2000 Plan authorized the issuance of 500,000 shares of Common Stock, subject to adjustment as provided in the 2000 Plan. The Broad Based Plan and the 2000 Plan provide for the grant of "incentive stock options" intended to qualify under Section 422 of the Code and stock options which do not so qualify. The granting of incentive stock options is subject to limitation as set forth in the Broad Based Plan and the 2000 Plan. Directors, officers, employees and consultants of the Company and its subsidiaries are eligible to receive grants under the Broad Based Plan and the 2000 Plan.

In September 2003, the Board adopted the 2003 Sales Representative Stock Option Plan (the "2003 Plan") which authorized the issuance of up to 1,000,000 non-qualified stock options to purchase the Company's Common Stock to sales representatives who are not employed by the Company or its subsidiaries. In January 2004, the Board amended the 2003 Plan to include certain employees and consultants of the Company.

The Company's Board of Directors adopted a new benefit plan entitled the 2004 Stock Incentive Plan (the "2004 Plan") on August 31, 2004. An aggregate of 7,500,000 shares of the Company's Common Stock may be issued pursuant to the 2004 Plan. Employees, consultants, and prospective employees and consultants of theglobe and its affiliates and non-employee directors of theglobe are eligible for grants of non-qualified stock options, stock appreciation rights, restricted stock awards, performance awards and other stock-based awards under the 2004 Plan.

On December 1, 2004, based upon approval of the stockholders of the Company, the 2000 Plan was amended and restated to (i) increase the number of shares reserved for issuance under the 2000 Plan by 7,500,000 shares to a total of 8,000,000 shares and (ii) to remove a previous plan provision that limited the number of options that may be awarded to any one individual.

In accordance with the provisions of the Company's stock option plans, nonqualified stock options may be granted to officers, directors, other employees, consultants and advisors of the Company. The option price for nonqualified stock options shall be at least 85% of the fair market value of the Company's Common Stock. In general, options granted under the Company's stock option plans expire after a ten-year period and in certain circumstances options, under the 1995 and 1998 plans, are subject to the acceleration of vesting. Incentive options granted to stockholders who own greater than 10% of the total combined voting power of all classes of stock of the Company must be issued at 110% of the fair market value of the stock on the date the options are granted. A committee selected by the Company's Board of Directors has the authority to approve optionees and the terms of the stock options granted, including the option price and the vesting terms.

A total of 5,584,750 (unaudited) stock options were granted during the six months ended June 30, 2005, including grants of 650,000 stock options to non-employees. A total of 1,285,000 (unaudited) stock options were granted during the six months ended June 30, 2004, including grants of 215,000 (unaudited) stock options to non-employees.

As discussed in Note 4, "Acquisitions and Dispositions," pursuant to the agreement and plan of merger in connection with the acquisition of SendTec on September 1, 2004, the Company issued an aggregate of 3,974,165 replacement options to acquire shares of theglobe's Common Stock for each of the issued and outstanding options to acquire shares of SendTec common stock held by employees of SendTec. Of these replacement options, 3,273,668 have exercise prices of $0.06 and 700,497 have exercise prices of $0.27 per share. The Company also agreed to grant an aggregate of 225,000 options to employees of SendTec and 25,000 options to a consultant of SendTec at an exercise price of $0.34 per share under similar terms as other stock option grants of theglobe. The Company also granted 1,000,000 stock options at an exercise price of $0.27 per share in connection with the establishment of a bonus option pool pursuant to which various employees of SendTec could vest in such options if SendTec exceeds forecasted operating income, as defined, of $10.125 million, for the year ending December 31, 2005. Due to the contingent nature of the 1,000,000 bonus pool stock options, no amounts have been recognized in the results of operations for the years ended December 31, 2004.

Reference should be made to Note 16, "Subsequent Events," for discussion of the Company's intent to terminate and cancel certain stock options issued to members of the management of SendTec in connection with the sale of the assets and business of SendTec.

Excluding the aforementioned stock options issued in connection with the acquisition of SendTec, a total of 2,525,430 stock options were granted during the year ended December 31, 2004, including grants of 390,000 stock options to non-employees. Options were granted during 2003 for a total of 4,407,450 shares of Common Stock, of which 500,000 options were granted pursuant to an individual nonqualified stock option agreement and not pursuant to any of the plans described above. During 2002, a total of 5,347,500 stock options were granted, of which 5,175,000 were granted pursuant to individual nonqualified stock options agreements and not pursuant to any of the plans described above.

The Company applies APB Opinion No. 25 in accounting for grants to employees pursuant to stock option plans and, accordingly, compensation cost of $339,870 (unaudited) was recorded during the six months ended June 30, 2005, primarily related to vesting of prior year employee option grants with below-market exercise prices. During the year ended December 31, 2004, $421,952 was recognized for stock options granted to employees at exercise prices below fair market value, including those issued in connection with the SendTec acquisition. During the year ended December 31, 2003, $233,750 was recognized for stock options granted to employees at exercise prices below fair market value. No stock options were granted to employees with exercise prices below fair market value during 2002. In addition, $28,000 (unaudited), $17,188 and $152,884 of stock compensation expense was recorded during the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003, respectively, as a result of the accelerated vesting of stock options issued to certain terminated employees. Compensation cost recognized in connection with stock options granted in recognition of services rendered by non-employees was $139,597 (unaudited), $463,775, $225,609, and $13,000 for the six months ended June 30, 2005 and the years ended December 31, 2004, 2003 and 2002, respectively.

In 2000, the Company repriced a group of stock options issued to its employees. The Company is accounting for these re-priced stock options using variable accounting in accordance with FIN No. 44. No compensation expense was recorded in connection with the re-priced stock options during the six months ended June 30, 2005 and 2004 (unaudited). The stock based compensation recorded in connection with these re-priced stock options was a credit of $22,666 for the year ended December 31, 2004 and expense of $30,933 for the year ended December 31, 2003. There was no compensation charge relating to the re-priced options during the year ended December 31, 2002. At June 30, 2005 and December 31, 2004, a total of 29,060 (unaudited) and 42,010 options remained outstanding which were being accounted for in accordance with FIN No. 44.

Stock option activity during the periods indicated was as follows:

                                                                                       Weighted
                                                    Options            Total           Average
                                                    Vested            Options       Exercise Price
                                                  ----------        ------------    ---------------
Outstanding at December 31, 2001                                       3,104,349         $5.77

Granted                                                                5,347,500          0.02
Exercised                                                                     --            --
Canceled                                                              (2,480,409)         3.31
                                                                     -----------
Outstanding at December 31, 2002                   5,870,749           5,971,440          0.63
                                                  ==========
Granted                                                                4,407,450          0.80
Exercised                                                               (429,000)         0.28
Canceled                                                                  (7,080)         1.07
                                                                     -----------
Outstanding at December 31, 2003                   8,475,232           9,942,810          0.72
                                                  ==========
Granted                                                                7,749,595          0.30
Exercised                                                               (639,000)         0.29
Canceled                                                              (1,069,220)         0.96
                                                                     -----------
Outstanding at December 31, 2004                  11,784,625          15,984,185          0.51
                                                  ==========
Granted (unaudited)                                                    5,584,750          0.12
Exercised (unaudited)                                                   (218,226)         0.01
Canceled (unaudited)                                                  (1,048,742)         0.62
                                                                     -----------
Outstanding at June 30, 2005 (unaudited)          16,292,472          20,301,967         $0.41
                                                  ==========         ===========         =====

Options available at December 31, 2002                                 4,259,547
                                                                      ==========
Options available at December 31, 2003                                 1,359,177
                                                                      ==========
Options available at December 31, 2004                                10,203,732
                                                                      ==========
Options available at June 30, 2005 (unaudited)                         4,850,294
                                                                      ==========

The weighted average exercise prices and remaining lives of outstanding stock options and weighted average exercise prices of vested stock options as of June 30, 2005 were as follows (unaudited):

                            Options Outstanding     Options Vested
                            -------------------  --------------------
                            Weighted  Weighted              Weighted
                 Number      Average   Average    Number     Average
    Range      Outstanding    Life      Price     Vested      Price
-------------  -----------  --------  ---------  ---------  ---------
$ .02 -$ .02     4,875,000       7.1  $    0.02  4,875,000  $    0.02
  .035-  .035      200,000       6.9       0.035   200,000       0.035
  .04 -  .05        47,500       6.7       0.05     38,765       0.05
  .06 -  .06     3,089,674       8.0       0.06  2,093,781       0.06
  .11 -  .13     5,473,750       9.8       0.12  4,293,438       0.12
  .14 -  .18       145,000       8.3       0.15    117,500       0.14
  .22 -  .34     1,874,973       6.1       0.28    726,760       0.27
  .37 -  .49       639,430       9.3       0.42    526,187       0.42
  .52 -  .54       318,000       9.1       0.52    130,500       0.52
  .56 -  .56     1,650,000       7.9       0.56  1,650,000       0.56
  .63 -  .65        85,000       7.9       0.63     63,754       0.63
  .90 - 1.03       392,500       8.6       0.98    362,036       0.99
 1.14 - 1.29       328,500       6.6       1.23    293,198       1.23
 1.33 - 1.47       152,500       8.2       1.41    109,220       1.41
 1.50 - 1.52       526,500       8.3       1.50    308,693       1.50
 1.59 - 1.59        12,640       4.7       1.59     12,640       1.59
 1.72 - 2.50        38,500       5.9       2.25     38,500       2.25
 4.50 - 6.69       332,500       3.2       4.69    332,500       4.69
15.75 -15.75       120,000       3.5      15.75    120,000      15.75
               -----------                      ----------
                20,301,967                      16,292,472
               ===========                      ==========

The weighted average exercise prices and remaining lives of outstanding stock options and weighted average exercise prices of vested stock options as of December 31, 2004 were as follows:

                            Options Outstanding     Options Vested
                            -------------------  --------------------
                            Weighted  Weighted              Weighted
                 Number      Average   Average    Number     Average
    Range      Outstanding    Life      Price     Vested      Price
-------------  -----------  --------  ---------  ---------  ---------
$ .01 -$ .02     5,075,000       7.5  $    0.02  4,875,000  $    0.02
  .035-  .035      200,000       7.4       0.035   200,000       0.035
  .04 -  .05        47,500       7.2       0.05     32,825       0.05
  .06 -  .06     3,273,668       8.4       0.06  1,979,873       0.06
  .14 -  .14       105,000       8.3       0.14    105,000       0.14
  .23 -  .34     2,045,497       6.5       0.28    555,748       0.28
  .37 -  .49       750,430       9.8       0.42    493,394       0.43
  .52 -  .54       327,000       9.5       0.52    101,737       0.53
  .56 -  .56     1,650,000       8.4       0.56  1,650,000       0.56
  .63 -  .65       210,000       8.4       0.63    178,128       0.63
  .90 - 1.03       625,000       9.1       0.97    489,844       0.98
 1.14 - 1.29       428,500       7.5       1.24    290,230       1.24
 1.33 - 1.47       212,500       8.7       1.41    122,501       1.41
 1.50 - 1.52       526,500       8.8       1.50    202,755       1.50
 1.59 - 1.59        16,590       5.2       1.59     16,590       1.59
 1.72 - 2.50        38,500       6.3       2.25     38,500       2.25
 4.50 - 6.69       332,500       3.7       4.69    332,500       4.69
15.75 -15.75       120,000       4.0      15.75    120,000      15.75
               -----------                      ----------
                15,984,185                      11,784,625
               ===========                      ==========

NOTE 11. COMMITMENTS AND CONTINGENCIES

NETWORK COMMITMENTS

The Company and its subsidiaries are a party to various network service agreements which provide for specified services, including the use of secure data transmission facilities, capacity and other network carrier services. The term of the agreements are generally for one year, with the term of several agreements extending to three or five years. Certain of the agreements contain early cancellation penalties. Commitments under such network service agreements, exclusive of regulatory taxes, fees and charges, are as follows:

                Year ending December 31:

                         2005                            $2,063,000
                         2006                               873,000
                         2007                               503,000
                         2008                               202,000
                         2009                                12,000
                         Thereafter                              --
                                                         ----------
                                                         $3,653,000
                                                         ==========

Commitments for minimum usage requirements of approximately $43,000 are included in the total commitments amount for the year ended December 31, 2005. The Company has recently terminated all other minimum usage requirement commitments for which it was obligated under previous network carrier agreements.

PURCHASE OBLIGATIONS

Effective January 31, 2005, the Company formally terminated its contract with a supplier of VoIP telephony handsets and agreed to settle the unconditional purchase obligation under such contract, which totaled approximately $3,000,000. The settlement provided for (i) a cash payment of $200,000, (ii) the return of 35,000 VoIP handset units from the Company's inventory, and (iii) the issuance of 300,000 shares of theglobe.com Common Stock. The value attributed to the loss on the settlement of the contractual obligation of $406,750 has been included in the accompanying consolidated statement of operations for the year ended December 31, 2004.

EMPLOYMENT AGREEMENTS

On August 1, 2003, the Company entered into employment agreements with its Chairman and Chief Executive Officer, President and Vice President of Finance (its former Chief Financial Officer). The three agreements, which are for a period of one year and automatically extend for one day each day until either party notifies the other not to further extend the employment period, provide for annual base salaries totaling $650,000 and annual bonuses based on pre-tax operating income, as defined, for an annual minimum of $100,000 in total. The agreements also provide for severance benefits under certain circumstances, as defined, which in the case of the Chairman and Chief Executive Officer and the President, include lump-sum payments equal to ten times the sum of the executive's base salary and the highest annual bonus earned by the executive, and in the case of the Vice President of Finance, include lump-sum payments equal to two times the sum of the executive's base salary and the highest annual bonus earned by the executive. In addition, these severance benefits also require the Company to maintain insurance benefits for a period of up to ten years, in the case of the Chairman and Chief Executive Officer and the President, and up to two years, in the case of the Vice President of Finance, substantially equivalent to the insurance benefits existing upon termination. Effective June 1, 2004, the annual base salary of the Vice President of Finance was reduced to $140,000.

Effective in March 2005, the Company discontinued paying Mr. Egan's base salary, at his request. The Company is obligated to pay all such deferred salary amounts to Mr. Egan upon his demand. At June 30, 2005, deferred base salary payable to Mr. Egan totaled approximately $80,800 (unaudited).

As discussed in Note 4, "Acquisitions and Dispositions," as part of the SendTec acquisition transaction on September 1, 2004, certain executives of SendTec entered into new employment agreements with SendTec. The employment agreements each have a term of five years and automatically renew for an additional year at expiration unless either party provides the requisite notice of non-renewal. The agreements provide for total base salaries of $900,000 per annum and also contain certain non-compete provisions for periods as specified by the agreements.

On October 4, 2004, the Company entered into a new employment agreement with its current Chief Technical Officer which provides for a base salary of $150,000 per year. The agreement has a term of two years and automatically renews for an additional two years unless either party provides the requisite notice of non-renewal. The agreement also contains certain non-compete provisions and provides for specified severance payments.

As discussed in Note 4, "Acquisitions and Dispositions," as part of the Tralliance acquisition on May 9, 2005, the existing CEO and CFO of Tralliance entered into employment agreements, which include certain non-compete provisions, whereby each would agree to remain in the employ of Tralliance for a period of two years in exchange for annual base compensation totaling $400,000 (unaudited) plus participation in a bonus pool based upon the pre-tax income of the venture.

SEVERANCE AGREEMENT

In the second quarter of 2002, severance benefits of $699,833 were recorded and paid. In connection with his termination, the former Chief Executive Officer was paid $625,000 on May 31, 2002, reflecting the terms of his severance package. Additionally, options to purchase 425,000 shares of the Company's Common Stock at an exercise price of $0.035 per share (the closing price on May 6, 2002) valued at $13,000 (calculated using Black-Scholes) were granted on May 6, 2002, further reflecting the terms of his severance package. These options immediately vested upon grant and have a life of ten years.

OPERATING LEASES

The Company leases facilities under noncancelable operating leases. These leases generally contain renewal options and require the Company to pay certain executory costs such as maintenance and insurance. Rent expense for the years ended December 31, 2004, 2003 and 2002 totaled approximately $691,000, $326,000 and $73,000, respectively.

Effective September 1, 2003, the Company entered into a sublease agreement for office space with a company controlled by our Chairman. The lease term is for approximately four years with base rent of approximately $284,000 during the first year of the sublease. Per the agreement, base rent increases by approximately $23,000 per year thereafter. Rent expense for the year ended December 31, 2004, as noted in the preceding paragraph included approximately $334,000 of expense related to this sublease.

The approximate future minimum lease payments under noncancelable operating leases with initial or remaining terms of one year or more at December 31, 2004, were as follows:

                2005                            $  867,000
                2006                               717,000
                2007                               433,000
                2008                               232,000
                2009                               232,000
                Thereafter                          39,000
                                                ----------
                                                $2,520,000
                                                ==========

Tralliance Corporation, which was acquired May 9, 2005, subleases office space in New York City on a month-to-month basis from an entity controlled by its President and Chief Executive Officer for $3,160 per month.

TERMINATION OF 401(K) PLAN

During November 2002, the Company terminated its 401k plan.

SendTec, which was acquired on September 1, 2004, maintained a SIMPLE IRA savings plan (the "Plan") for the benefit of all of SendTec's eligible employees who had completed six months of service. The Plan allowed employees to make certain tax deferred voluntary contributions and discretionary contributions by SendTec. Approximately $33,000 in Plan contributions were made by SendTec since its acquisition by theglobe. The Plan was terminated December 31, 2004.

LETTER OF CREDIT

At both June 30, 2005 (unaudited) and December 31, 2004, the Company had $20,000 in outstanding standby letters of credit used to support an agreement with one of its telecommunications carriers.

LITIGATION

On and after August 3, 2001 and as of the date of this filing, the Company is aware that six putative shareholder class action lawsuits were filed against the Company, certain of its current and former officers and directors (the "Individual Defendants"), and several investment banks that were the underwriters of the Company's initial public offering. The lawsuits were filed in the United States District Court for the Southern District of New York.

The lawsuits purport to be class actions filed on behalf of purchasers of the stock of the Company during the period from November 12, 1998 through December 6, 2000. Plaintiffs allege that the underwriter defendants agreed to allocate stock in the Company's initial public offering to certain investors in exchange for excessive and undisclosed commissions and agreements by those investors to make additional purchases of stock in the aftermarket at pre-determined prices. Plaintiffs allege that the Prospectus for the Company's initial public offering was false and misleading and in violation of the securities laws because it did not disclose these arrangements. On December 5, 2001, an amended complaint was filed in one of the actions, alleging the same conduct described above in connection with the Company's November 23, 1998 initial public offering and its May 19, 1999 secondary offering. A Consolidated Amended Complaint, which is now the operative complaint, was filed in the Southern District of New York on April 19, 2002. The action seeks damages in an unspecified amount. On February 19, 2003, a motion to dismiss all claims against the Company was denied by the Court. On October 13, 2004, the Court certified a class in six of the approximately 300 other nearly identical actions and noted that the decision is intended to provide strong guidance to all parties regarding class certification in the remaining cases. Plaintiffs have not yet moved to certify a class in theglobe.com case.

The Company has approved a settlement agreement and related agreements which set forth the terms of a settlement between the Company, the Individual Defendants, the plaintiff class and the vast majority of the other approximately 300 issuer defendants. Among other provisions, the settlement provides for a release of the Company and the Individual Defendants for the conduct alleged in the action to be wrongful. The Company would agree to undertake certain responsibilities, including agreeing to assign away, not assert, or release certain potential claims the Company may have against its underwriters. The settlement agreement also provides a guaranteed recovery of $1 billion to plaintiffs for the cases relating to all of the approximately 300 issuers. To the extent that the underwriter defendants settle all of the cases for at least $1 billion, no payment will be required under the issuers' settlement agreement. To the extent that the underwriter defendants settle for less than $1 billion, the issuers are required to make up the difference. It is anticipated that any potential financial obligation of the Company to plaintiffs pursuant to the terms of the settlement agreement and related agreements will be covered by existing insurance. The Company currently is not aware of any material limitations on the expected recovery of any potential financial obligation to plaintiffs from its insurance carriers. Its carriers are solvent, and the Company is not aware of any uncertainties as to the legal sufficiency of an insurance claim with respect to any recovery by plaintiffs. Therefore, we do not expect that the settlement will involve any payment by the Company. If material limitations on the expected recovery of any potential financial obligation to the plaintiffs from the Company's insurance carriers should arise, the Company's maximum financial obligation to plaintiffs pursuant to the settlement agreement would be less than $3.4 million. On February 15, 2005, the Court granted preliminary approval of the settlement agreement, subject to certain modifications consistent with its opinion. The Court ruled that the issuer defendants and the plaintiffs were required to submit a revised settlement agreement which provides for a mutual bar of all contribution claims by the settling and non-settling parties and does not bar the parties from pursuing other claims. The issuers and plaintiffs have submitted to the Court a revised settlement agreement consistent with the Court's opinion. The revised settlement agreement has been approved by all of the issuer defendants that are not in bankruptcy. The underwriter defendants have submitted limited objections to the revised settlement agreement, such as an objection that it seeks to impose the cost of identifying and notifying class members on the underwriters, and an objection that it does not provide the underwriters with sufficient time to gather the information sought by the claims administrator. There is no assurance that the Court will grant final approval to the settlement. If the settlement agreement is not approved and the Company is found liable, we are unable to estimate or predict the potential damages that might be awarded, whether such damages would be greater than the Company's insurance coverage, and whether such damages would have a material impact on our results of operations or financial condition in any future period.

On December 16, 2004, the Company, together with its wholly-owned subsidiary, voiceglo Holdings, Inc., were named as defendants in NeoPets, Inc. v. voiceglo Holdings, Inc. and theglobe.com, inc., a lawsuit filed in Los Angeles Superior Court. The Company and its subsidiary were parties to an agreement dated May 6, 2004, with NeoPets, Inc. ("NeoPets"), whereby NeoPets agreed to host a voiceglo advertising feature on its website for the purpose of generating registered activations of the voiceglo product featured. Consideration to NeoPets was to include specified commissions, including cash payments based on registered activations, as defined, as well as the issuance of Common Stock of theglobe.com and additional cash payments, upon the attainment of certain performance criteria. NeoPets' complaint asserts claims for breach of contract and specific performance and seeks payment of approximately $2.5 million in cash, plus interest, as well as the issuance of 1,000,000 shares of theglobe.com Common Stock. On February 22, 2005, the Company and voiceglo answered the complaint and asserted cross-claims against NeoPets for fraud and deceit, rescission, breach of contract, breach of the implied covenant of good faith and fair dealing and set-off. NeoPets answered the cross-claims on March 24, 2005.

During 2004, the Company recorded amounts due for commissions pursuant to the terms of the agreement totaling approximately $246,000. On August 5, 2005, the Company, together with voiceglo Holdings, Inc., its wholly-owned subsidiary, and NeoPets (collectively "the Parties") agreed to amicably resolve their dispute and entered into a settlement agreement (the "Settlement Agreement"). Under the terms of the Settlement Agreement, the Parties agreed to dismiss the lawsuit, release each other from all claims and to terminate their May 6, 2004 website advertising agreement in consideration for voiceglo Holdings, Inc. making cash payments totaling $200,000 to NeoPets within thirty days of the date of the Settlement Agreement.

On July 3, 2003, an action was commenced against one of the Company's subsidiaries, Direct Partner Telecom, Inc. ("DPT"). Global Communications Consulting Corp. v. Michelle Nelson, Jason White, VLAN, Inc., Geoffrey Amend, James Magruder, Direct Partner Telecom, Inc., et al. was filed in the Superior Court of New Jersey, Monmouth County, and removed to the United States District Court for the District of New Jersey on September 16, 2003. Plaintiff is the former employer of Michelle Nelson, an employee of theglobe and a former consultant of DPT. Plaintiff alleges that while Nelson was its employee, she provided plaintiff's confidential and proprietary trade secret information, to among others, DPT and certain employees, and diverted corporate opportunities from plaintiff to DPT and the other named defendants. Plaintiff asserts claims against Nelson including breach of fiduciary duty, breach of the duty of loyalty and tortious interference with contract. Plaintiff also asserts claims against Nelson and DPT, among others, for contractual interference, tortious interference with prospective economic advantage and misappropriation of proprietary information and trade secrets. Plaintiff seeks injunctive relief and damages in an unspecified amount, including punitive damages. The Answer to the Complaint, with counterclaims, was served on October 20, 2003, denying plaintiff's allegations of improper and unlawful conduct in their entirety. The parties reached an amicable resolution of this matter, including a mutual release of all claims, which was filed with the Court in April 2004.

The Company is currently a party to certain other legal proceedings, claims, disputes and litigation arising in the ordinary course of business, including those noted above. The Company currently believes that the ultimate outcome of these other proceedings, individually and in the aggregate, will not have a material adverse affect on the Company's financial position, results of operations or cash flows. However, because of the nature and inherent uncertainties of litigation, should the outcome of these actions be unfavorable, the Company's business, financial condition, results of operations and cash flows could be materially and adversely affected.

NOTE 12. RELATED PARTY TRANSACTIONS

Certain directors of the Company also serve as officers and directors of Dancing Bear Investments, Inc. ("Dancing Bear"). Dancing Bear is a stockholder of the Company and an entity controlled by our Chairman.

As discussed more fully in Note 7, "Debt," in connection with a demand convertible promissory note in the amount of $2,000,000 due the Company's Chairman and his spouse, the Company paid interest totaling approximately $17,500 during the year ended December 31, 2004.

Interest expense on the $1,750,000 Convertible Notes due E&C Capital Partners, LLLP together with certain affiliates of our Chairman totaled approximately $108,200, excluding the amortization of the discount on the Notes, during the year ended December 31, 2003. The interest remained unpaid at December 31, 2003, and was included in accrued expenses in the accompanying consolidated balance sheet. Interest expense related to the $1,750,000 Convertible Notes totaled approximately $32,000 during the year ended December 31, 2004. As a result of the conversion of the $1,750,000 Convertible Notes into the Company's Common Stock in March 2004, all interest accrued was paid by the Company during the year ended December 31, 2004.

During the year ended December 31, 2004, the Company paid approximately $151,200 to an entity controlled by the Chairman's son-in-law for the production of a commercial advertisement. The costs related to the production of the commercial advertisement were recorded as sales and marketing expense during the six months ended June 30, 2004. During the six months ended June 30, 2005, payments of approximately $4,300 (unaudited) in reimbursements of marketing expenses incurred on the Company's behalf were made to the Chairman's son-in-law.

Several entities controlled by our Chairman have provided services to the Company and various of its subsidiaries, including: the lease of office and warehouse space; and the outsourcing of customer service and warehouse functions for the Company's VoIP operation. During the first quarter of 2005, an entity controlled by our Chairman also began performing human resource and payroll processing functions for the Company and several of its subsidiaries. During the years ended December 31, 2004 and 2003, a total of approximately $566,000 and $383,000 of expense was recorded related to these services, respectively. During the six months ended June 30, 2005, approximately $185,000 (unaudited) of expenses related to these services were recorded. Approximately $126,000 (unaudited), $5,300 and $70,000 related to these services was included in accounts payable and accrued expenses at June 30, 2005, December 31, 2004 and 2003, respectively.

Additionally, included in other current assets in the accompanying Consolidated Balance Sheet at December 31, 2004, was approximately $90,000 advanced to a newly formed entity in which E&C Capital Partners, LLLP has an ownership interest. The entity was to provide marketing services to theglobe's VoIP telephony services division. The entity ceased operations in January 2005. Additional advances of approximately $2,000 (unaudited) were made to the entity during January 2005. E&C Capital Partners LLLP has represented to theglobe that the amounts owed, which approximate $92,000 (unaudited) as of June 30, 2005 will be repaid prior to the end of 2005.

Reference should be made to Note 16, "Subsequent Events," for details regarding the $4,000,000 Note Purchase Agreement entered into with entities controlled by the Company's Chairman and Chief Executive Officer and the Company's President on April 22, 2005. Approximately $41,000 (unaudited) of interest expense related to the borrowings under the Note Purchase Agreement was recognized during the six months ended June 30, 2005 and was included in accrued expenses as of that date in the accompanying consolidated balance sheet.

Tralliance Corporation, which was acquired May 9, 2005, subleases office space in New York City on a month-to-month basis from an entity controlled by its President and Chief Executive Officer for $3,160 per month.

STOCKHOLDERS' AGREEMENT

In connection with the acquisition of SendTec, certain of the SendTec executives (whom collectively received approximately 82% of the shares of theglobe.com Common Stock and Preferred Stock issued in the Merger), theglobe and the Company's Chairman and Chief Executive Officer and President (individually and on behalf of certain affiliated entities) entered into a Stockholders' Agreement. Pursuant to the terms of the Stockholders' Agreement, the SendTec executives granted an irrevocable proxy to vote their shares to E&C Capital Partners LLLP, an affiliate of the Company's Chairman and Chief Executive Officer, on all matters (including the election of directors) other than with respect to certain potential affiliated transactions involving the Company's Chairman and Chief Executive Officer or President. After giving effect to the grant of the proxy (and excluding outstanding options, warrants and convertible stock held or controlled by the Chairman and Chief Executive Officer), at August 31, 2005, the Chairman and Chief Executive Officer has voting power over approximately 95.6 million shares of theglobe representing approximately 48 % of the issued and outstanding voting securities of the Company. The SendTec executives were also granted certain pre-emptive rights involving potential new issuances of securities by theglobe, together with a co-sale right to participate in certain qualifying sales of stock by the Chairman and Chief Executive Officer and the President and their affiliates. In addition, the Chairman and Chief Executive Officer and President and their affiliates were granted a right of first refusal on certain sales (generally, in excess of 10 million shares) by the SendTec executives, together with the right to "drag-along" the SendTec executives with regard to certain major sales of their stock or a sale or merger of theglobe.

In 1997, the Chairman, the former Co-Chief Executive Officers, two Directors of the Company and Dancing Bear (an entity controlled by the Chairman) entered into a Stockholders' Agreement (the "Stockholders' Agreement") pursuant to which the Chairman and Dancing Bear or certain entities controlled by the Chairman and certain permitted transferees (the "Chairman Group") agreed to vote for certain nominees of the former Co-Chief Executive Officers or certain entities controlled by the former Co-Chief Executive Officers and certain permitted transferees (the "Former Co-Chief Executive Officer Groups") to the Board of Directors and the Former Co-Chief Executive Officer Groups agreed to vote for the Chairman Group's nominees to the Board, who would represent up to five members of the Board. Additionally, pursuant to the terms of the Stockholders' Agreement, the former Co-Chief Executive Officer and the two Directors granted an irrevocable proxy to Dancing Bear with respect to any shares acquired by them pursuant to the exercise of outstanding Warrants transferred to each of them by Dancing Bear. Such shares would be voted by Dancing Bear, which is controlled by the Chairman, and would be subject to a right of first refusal in favor of Dancing Bear upon certain private transfers. The Stockholders' Agreement also provided that if the Chairman Group sold shares of Common Stock and Warrants representing 25% or more of the Company's outstanding Common Stock (including the Warrants) in any private sale, the Former Co-Chief Executive Officer Groups and the two Directors of the Company would be required to sell up to the same percentage of their shares as the Chairman Group's sales. If either the Chairman Group sold shares of Common Stock or Warrants representing 25% or more of the Company's outstanding Common Stock (including the Warrants) or the Former Co-Chief Executive Officer Groups sold shares or Warrants representing 7% or more of the shares and Warrants of the Company in any private sale, each other party to the Stockholders' Agreement, including entities controlled by them and their permitted transferees, had the option to sell up to the same percentage of their shares. Effective March 28, 2003, the Stockholders' Agreement was terminated.

NOTE 13. SEGMENTS AND GEOGRAPHIC INFORMATION

The Company applies the provisions of SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes annual and interim reporting standards for operating segments of a company. SFAS No. 131 requires disclosures of selected segment-related financial information about products, major customers and geographic areas. Effective with the May 9, 2005 acquisition of Tralliance, the Company was organized in four operating segments for purposes of making operating decisions and assessing performance: the computer games division, the Internet services division, the marketing services division and the VoIP telephony services division. The computer games division consists of the operations of the Company's magazine publications and the associated websites and the operations of Chips & Bits, Inc., its games distribution business. The Internet services division consists of the newly acquired operations of Tralliance. The marketing services division consists of the operations of the Company's subsidiary, SendTec. The VoIP telephony services division is principally involved in the sale of telecommunications services over the Internet to consumers.

The chief operating decision maker evaluates performance, makes operating decisions and allocates resources based on financial data of each segment. Where appropriate, the Company charges specific costs to each segment where they can be identified. Certain items are maintained at the Company's corporate headquarters ("Corporate") and are not presently allocated to the segments. Corporate expenses primarily include personnel costs related to executives and certain support staff and professional fees. Corporate assets principally consist of cash and cash equivalents. Subsequent to its acquisition on September 1, 2004, SendTec provided various intersegment marketing services to the Company's VoIP telephony services division. Prior to the acquisition of SendTec, there were no intersegment transactions. The accounting policies of the segments are the same as those for the Company as a whole.

The following table presents financial information regarding the Company's different segments:

                                 Six Months Ended June 30,             Year Ended December 31,
                               ----------------------------   ----------------------------------------
                                    2005          2004            2004          2003          2002
                               ------------   -------------   ------------  ------------  ------------
                                         (UNAUDITED)
NET REVENUE:
Computer games                  $ 1,116,775    $  1,474,874   $  3,107,637  $  4,736,032  $  7,245,276
Marketing services               18,469,603              --     13,408,183            --            --
VoIP telephony services             163,385         207,353        391,154       548,081            --
Intersegment eliminations          (324,717)             --       (865,942)           --            --
                                -----------    ------------   ------------  ------------  ------------
                                $19,425,046    $  1,682,227   $ 16,041,032  $  5,284,113  $  7,245,276
                                ===========    ============   ============  ============  ============

INCOME (LOSS) FROM OPERATIONS:
Computer games                 $   (978,738)  $   (312,011)   $   (442,286) $    120,907  $   (411,626)
Marketing services                2,029,406             --       1,197,884            --            --
VoIP telephony services          (6,127,717)    (6,766,254)    (20,538,124)   (5,116,437)       (1,196)
Internet services                  (213,574)            --              --            --            --
Corporate expenses               (1,804,182)    (2,002,442)     (3,675,492)   (3,817,549)   (2,527,966)
                               ------------    -----------    ------------   -----------  ------------
   Loss from operations          (7,094,805)    (9,080,707)    (23,458,018)   (8,813,079)   (2,940,788)
   Other income (expense), net   (3,308,411)      (936,952)       (815,183)   (2,221,318)      338,127
                               ------------    -----------    ------------   -----------  ------------
   Consolidated loss before
     income tax                $(10,403,216)  $(10,017,659)   $(24,273,201) $(11,034,397) $ (2,602,661)
                               ============    ===========    ============   ===========  ============

DEPRECIATION AND AMORTIZATION:
Computer games                 $     15,438    $     4,788    $     10,606  $     62,208  $     85,327
Marketing services                  349,368             --         227,270            --            --
VoIP telephony services             548,576        516,399       1,355,532       258,334            --
Internet services                    18,800             --              --            --            --
Corporate expenses                   19,157         13,506          32,138         9,200         3,253
                               ------------    -----------    ------------  ------------  ------------
                               $    951,339    $   534,693    $  1,625,546  $    329,742  $     88,580
                               ============    ===========    ============  ============  ============

CAPITAL EXPENDITURES:
Computer games                 $     20,500    $    26,607    $     55,845  $         --  $     32,250
Marketing services                  108,580             --          40,324            --            --
VoIP telephony services             148,304      1,633,397       2,537,133     2,366,047            --
Corporate                                --         36,521          50,040        58,744            --
                               ------------    -----------    ------------  ------------  ------------
                               $    277,384    $ 1,696,525    $  2,683,342  $  2,424,791  $     32,250
                               ============    ===========    ============  ============  ============


                                 June 30,                   December 31,
                               ------------    ----------------------------------------
                                   2005            2004          2003          2002
                               ------------    ------------  ------------  ------------
                                (UNAUDITED)
IDENTIFIABLE ASSETS:
Computer games                 $  1,378,652    $  2,000,230  $  1,957,714  $  2,602,834
Marketing services               25,846,914      24,764,361            --            --
VoIP telephony services           2,584,635       3,497,698     4,251,082       164,960
Internet services                   643,278              --            --            --
Corporate assets                  1,156,243       3,754,876       963,282       279,191
                               ------------    ------------  ------------  ------------
                               $ 31,609,722    $ 34,017,165  $  7,172,078  $  3,046,985
                               ============    ============  ============  ============

The Company's historical net revenues have been earned primarily from customers in the United States. In 2003, VoIP telephony services net revenue was primarily attributable to the sale of telephony services outside of the United States. Telephony services revenue derived from Thailand represented approximately $458,000 or 9% of consolidated net revenue for the year ended December 31, 2003. In addition, all significant operations and assets are based in the United States.

Revenue generated by two customers of SendTec represented approximately 43% (unaudited) of consolidated net revenue reported for the six months ended June 30, 2005. Revenue generated by two customers of SendTec since its acquisition date, or September 1, 2004, represented approximately 44% of consolidated net revenue reported for the year ended December 31, 2004.

NOTE 14. VALUATION AND QUALIFYING ACCOUNTS - ALLOWANCE FOR DOUBTFUL ACCOUNTS

                     Balance
                        At        Additions      Additions                    Balance
                    Beginning     Charged To     Charged To                  At End Of
Period Ended        Of Period      Expense     Other Accounts  Deductions      Period
-----------------  -----------  -------------  --------------  -----------   ----------
June 30, 2005
(Unaudited)        $   274,013  $         --   $        --    $    (26,324) $  247,689
December 31, 2004  $   112,986  $    198,537   $     9,750    $    (47,260) $  274,013
December 31, 2003  $   128,613  $    114,888   $        --    $   (130,515) $  112,986
December 31, 2002  $ 3,203,295  $         --   $        --    $ (3,074,682) $  128,613

NOTE 15. SUMMARY OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                      Quarter Ended
                               ---------------------------
                                  June 30,       March 31,
                                    2005           2005
                                ------------  -------------
Net revenue                     $  9,986,318  $   9,438,728
Operating expenses                13,349,063     13,170,788
Loss from operations              (3,362,745)    (3,732,060)
Net loss                          (6,453,219)    (3,965,573)
Net loss applicable to common
   stockholders                   (6,453,219)    (3,965,573)

Basic and diluted net loss per
   share                        $      (0.04) $       (0.02)

                                                        Quarter Ended
                               ------------------------------------------------------------
                                December 31,   September 30,      June 30,       March 31,
                                    2004          2004             2004            2004
                               -------------  ------------    -------------   -------------
Net revenue                    $  10,660,697  $  3,698,108    $     826,230   $     855,997
Operating expenses                18,914,508     9,821,608        6,128,867       4,634,067
Loss from operations              (8,253,811)   (6,123,500)      (5,302,637)     (3,778,070)
Net loss                          (8,385,886)   (5,869,656)      (5,355,961)     (4,661,698)
Net loss applicable to common
   stockholders                   (8,385,886)   (5,869,656)      (5,355,961)     (4,661,698)

Basic and diluted net loss per
   share                       $       (0.05) $      (0.04)   $       (0.04)  $       (0.07)

                                                        Quarter Ended
                               ------------------------------------------------------------
                                December 31,   September 30,      June 30,       March 31,
                                    2003            2003           2003            2003
                               -------------  -------------   -------------   -------------
Net revenue                    $   1,492,237  $   1,447,784   $   1,101,810   $   1,242,282
Operating expenses                 6,239,271      3,776,319       2,295,895       1,785,707
Loss from operations              (4,747,034)    (2,328,535)     (1,194,085)       (543,425)
Net loss                          (5,077,665)    (2,517,614)     (2,757,371)       (681,747)
Net loss applicable to common
   stockholders                   (5,077,665)   (10,137,614)     (2,757,371)     (1,181,747)

Basic and diluted net loss per
   share                       $       (0.10) $       (0.23)  $       (0.09)  $       (0.04)

Net loss applicable to common stockholders for the 2003 quarterly periods includes the preferred dividend impact of the beneficial conversion features of the preferred stock and warrants issued.

                                                         Quarter Ended
                                 ------------------------------------------------------------
                                  December 31,    September 30,     June 30,      March 31,
                                      2002            2002            2002           2002
                                 --------------  ---------------  -------------  ------------
Net revenue                      $   2,009,701   $    1,698,278   $  1,684,942   $ 1,852,355
Operating expenses                   1,873,157        2,225,921      3,330,776     2,756,210
Income (loss) from operations          136,544         (527,643)    (1,645,834)     (903,855)
Net income (loss)                       16,922         (492,046)    (1,633,429)     (506,108)
Net loss applicable to common
    stockholders                        16,922         (492,046)    (1,633,429)     (506,108)

Basic and diluted net loss per
   share                         $          --   $        (0.02)  $      (0.05)  $     (0.02)

NOTE 16. SUBSEQUENT EVENTS

The following transactions and/or events were completed subsequent to December 31, 2004, the date of the Company's most recent audited financial statements and, therefore, were not reflected in the accompanying consolidated financial statements as of December 31, 2004 and for the periods then ended.

On April 22, 2005, E&C Capital Partners, LLLP and E&C Capital Partners II, Ltd. (the "Noteholders"), entities controlled by the Company's Chairman and Chief Executive Officer, entered into a Note Purchase Agreement (the "Agreement") with theglobe pursuant to which they acquired secured demand convertible promissory notes (the "Convertible Notes") in the aggregate principal amount of $1,500,000. Under the terms of the Agreement, the Noteholders were also granted the optional right, for a period of 90 days from the date of the Agreement, to purchase additional Convertible Notes such that the aggregate principal amount of Convertible Notes issued under the Agreement may total $4,000,000 (the "Option"). On June 1, 2005, the Noteholders exercised a portion of the Option and acquired an additional $1,500,000 of Convertible Notes. On July 18, 2005, the Noteholders exercised the remainder of the Option and acquired an additional $1,000,000 of Convertible Notes.

The Convertible Notes are convertible at the option of the Noteholders into shares of the Company's Common Stock at an initial price of $0.05 per share. Through August 31, 2005, an aggregate of $600,000 of Convertible Notes were converted by the Noteholders into an aggregate of 12,000,000 shares of the Company's Common Stock. Assuming full conversion of all Convertible Notes, an additional 68,000,000 shares of the Company's Common Stock would be issued to the Noteholders. The Convertible Notes provide for interest at the rate of ten percent per annum and are secured by a pledge of substantially all of the assets of the Company. The Convertible Notes are due and payable five days after demand for payment by the Noteholders. Based upon its current financial position, the Company would not have the resources to pay the Convertible Notes following any such demand.

As the Notes were immediately convertible into common shares of the Company at issuance, an aggregate of $3,000,000 of non-cash interest expense was recorded during the 2005 second quarter and $1,000,000 was recorded during the 2005 third quarter as a result of the beneficial conversion features of the Convertible Notes. The value attributed to the beneficial conversion features was calculated by comparing the fair value of the underlying common shares of the Convertible Notes on the date of issuance based on the closing price of our Common Stock as reflected on the OTCBB to the conversion price and was limited to the aggregate proceeds received from the issuance of the Convertible Notes.

Reference should be made to Note 4, "Acquisitions and Dispositions," for details regarding the Company's acquisition of Tralliance Corporation on May 9, 2005.

On August 10, 2005, the Company entered into an asset purchase agreement, as amended on August 23, 2005 (the "Purchase Agreement") with RelationServe Media, Inc. ("RelationServe") whereby the Company agreed to sell all of the business and substantially all of the net assets of its SendTec marketing services subsidiary to RelationServe for $37,500,000 in cash, subject to certain net working capital adjustments. In addition, on August 23, 2005, the Company entered into a Redemption Agreement with six members of the management of SendTec (the "Redemption Agreement") to redeem approximately 28.9 million shares of theglobe Common Stock owned by such management for approximately $11.6 million in cash. The closing of the redemption of these shares is contingent on, and will occur immediately after, the closing of the Purchase Agreement. The Company also anticipates that it will be terminating and canceling certain options and warrants held by these six members of management for approximately $400,000 in cash. These shares and related options and warrants were issued to SendTec management in connection with theglobe's acquisition of SendTec. The Company further expects to terminate or cancel the options of a few other employees of SendTec and enter into severance bonus arrangements with others for cash payments totaling approximately $500,000. The closing of the asset sale is subject to the satisfaction of a number of closing conditions including distribution of this information statement, of which these financial statements are a part, describing the asset sale to our stockholders, with the closing anticipated to occur approximately 20 days thereafter.

At June 30, 2005, the carrying amount of SendTec's assets and liabilities, net of the elimination of intercompany receivables and payables, was as follows:

                Cash                     $  3,926,000
                Accounts receivable         7,386,000
                Prepaid and other
                  current assets              393,000
                Fixed assets                  903,000
                Non-compete agreements      1,500,000
                Goodwill                   11,710,000
                Other assets                   29,000
                Accounts payable           (6,651,000)
                Accrued expenses           (2,105,000)
                Deferred revenue             (138,000)
                                         ------------
                                         $ 16,953,000
                                         ============

In September 2005, the Company failed to make the principal and interest payments on the $1.0 million promissory note issued in connection with the SendTec acquisition by the September 1, 2005 due date (and related grace period) and as a result is currently in default under the promissory note (see Note 7, "Debt"). Upon default, the Company is required to pay a default interest rate of 15% per annum and to pay the noteholders' collection costs, if any.

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

None.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk. Interest rate risk refers to fluctuations in the value of a security resulting from changes in the general level of interest rates. Investments that we classify as cash and cash equivalents have original maturities of three months or less and therefore, are not affected in any material respect by changes in market interest rates. Marketable securities at June 30, 2005, of $42,736 are classified as available-for-sale and stated at fair value. At June 30, 2005, debt outstanding includes approximately $4.1 million of fixed rate instruments with an aggregate average interest rate of 8.51% and approximately $48,000 of variable rate instruments with an aggregate average interest rate of 6.78%. All but approximately $7,000 of principal of the variable rate debt outstanding, as of the end of the 2005 second quarter, matures within the next twelve months.

Foreign Currency Risk. We transact business in U.S. dollars. Our exposure to changes in foreign currency rates has been limited to a related party obligation payable in Canadian dollars, which totals approximately $48,000 (U.S.) at June 30, 2005. Foreign currency exchange rate fluctuations do not have a material effect on our results of operations.


               WHERE YOU CAN FIND MORE INFORMATION ABOUT THEGLOBE

theglobe files annual, quarterly and special reports, proxy statements and other information with the SEC. These materials can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a World Wide Web site at http://www.sec.gov that contains annual and quarterly reports, proxy and other information that are filed electronically with the SEC.

                   INFORMATION ABOUT SENDTEC, INC. ("SENDTEC")

                                SENDTEC BUSINESS

For a description of SendTec's business, please refer to "Description of Business - Our Marketing Services Business' included elsewhere herein.

                    SELECTED SENDTEC, INC. FINANCIAL DATA (1)

The selected balance sheet data as of December 31, 2004 and 2003 and as of June 30, 2005 and the selected operating data for the years ended December 31, 2004, 2003 and 2002 and the six months ended June 30, 2005 and June 30, 2004 have been derived from SendTec's unaudited financial statements included elsewhere herein. The selected balance sheet data as of December 31, 2002, 2001 and 2000 and as of June 30, 2004 and the selected operating data for the years ended December 31, 2001 and 2000 have been derived from SendTec's unaudited financial statements not included herein. The selected SendTec financial data presented below, together with the accompanying notes, should be read in conjunction with SendTec's unaudited financial statements and related notes and SendTec's Management's Discussion and Analysis of Financial Condition and Results of Operation contained elsewhere in this Information Statement.

                            Six Months Ended
                                June 30,                       Year Ended December 31,
                           ------------------    -------------------------------------------------
                            2005(2)    2004       2004(2)    2003      2002      2001      2000
                           --------  --------    --------  --------  --------  --------  ---------
                                                      (In thousands)
Operating Data:
Net revenue                $ 18,470  $ 13,922    $ 32,652  $ 15,441  $  8,569  $  3,586  $  3,883
Gross profit                  5,800     4,740      10,089     6,751     3,316     1,622     1,573
Operating expenses            3,771     2,875       7,171     4,130     2,988     2,655     1,640
Income (loss) from
   operations                 2,029     1,865       2,918     2,621       328    (1,034)      (67)
Net income (loss)             1,275     1,134       1,722     1,603       178      (966)        6

Balance Sheet Data
  (at end of period):

Total assets               $ 30,538  $  8,060    $ 27,649   $ 7,458  $  4,244  $  1,973  $  3,837

(1) Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on the net income
(loss) previously reported by SendTec, Inc. ("SendTec").

(2) On September 1, 2004, theglobe acquired 100% of the issued and outstanding capital stock of SendTec for a total purchase price of approximately $18.4 million. For financial reporting purposes, theglobe's purchase price was "pushed down" into the accounts of SendTec, resulting effectively in a recapitalization of SendTec as of September 1, 2004. The allocation of theglobe's purchase price to the SendTec acquired assets resulted in the establishment of goodwill and intangible assets related to non-compete agreements of $11.7 million and $1.8 million, respectively, on SendTec's balance sheet as of the date of acquisition. The balance sheet data presented above at June 30, 2005 and December 31, 2004 reflects such purchase price allocation. Amortization expense related to the non-compete intangibles of $180 thousand and $120 thousand is included in the operating data results above for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF SENDTEC'S FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

BASIS OF PRESENTATION OF FINANCIAL STATEMENTS; GOING CONCERN

Certain matters discussed below under "Liquidity and Capital Resources" related to the liquidity and financial condition of theglobe, SendTec's parent company, raise substantial doubt about theglobe's and SendTec's ability to continue as going concerns. In addition, theglobe received a report from its independent accountants, relating to its December 31, 2004 audited financial statements containing an explanatory paragraph stating that its recurring losses from operations and its accumulated deficit raise substantial doubt about its ability to continue as a going concern. As SendTec is a wholly-owned subsidiary of theglobe, such going concern doubt also extends to SendTec. SendTec's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, SendTec's financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should it be unable to continue as a going concern.

OVERVIEW

SendTec was incorporated in February 2000 in the State of Florida and commenced operations on that date. Originally, SendTec incorporated under the name prizecrazy.com and was envisioned to become a free consumer gaming website that monetized consumer traffic on the website through online "cost per impression" or "CPM" advertising. Because of a significant decline in the pricing of online CPM advertising during this period of time, the prizecrazy.com website development was abandoned and the company modified its business strategy so as to become a direct response marketing services company. In conjunction with this change in strategy, prizecrazy.com changed its name to DirectNet Advertising.net ("DNA") to better define the company's operational focus.

At the time, DNA was one of only a few online marketing services companies that was providing performance-based (i.e. cost-per-action, cost per lead, cost per sale) advertising solutions to advertising clients. As part of its marketing services offering, DNA also began developing proprietary software to facilitate the tracking of actions online for its advertisers and its distribution network. Today, SendTec's Results, Optimization, Yield ("ROY") online tracking software provides the company with a unique competitive advantage by enabling SendTec to optimize campaigns and by enabling advertising clients and distribution partners to access real-time conversion information. In February of 2002, DNA acquired 100% of the stock of iFactz, Inc. ("iFactz") in a merger transaction. iFactz has developed software that enables the tracking of online response to distinct sources of offline advertising. The iFactz software provides an excellent complementary platform for DNA's ROY tracking software and enables DNA to offer a complete technology tracking solution for online and offline direct response marketing. During this same period of time, DNA changed its name to SendTec, Inc. to better define itself in the market.

Today, SendTec is a direct response marketing services and technology company. SendTec provides customers a complete offering of direct marketing products and services to help them market their products both on the Internet ("online") and through traditional media channels such as television, radio and print advertising ("offline"). By utilizing SendTec's marketing products and services, SendTec's clients seek to increase the effectiveness and the return on investment of their advertising campaigns. SendTec's online and offline direct marketing products and services include strategic campaign development, creative development, creative production and post-production, media buying and tracking, campaign management, campaign analysis and optimization, technology systems implementation and integration for campaign tracking and many other agency type services.

On September 1, 2004, theglobe acquired all of the issued and outstanding shares of the capital stock of SendTec for consideration consisting of: (i) $6.0 million in cash, (ii) the issuance of an aggregate of 17,500,024 shares of theglobe's common stock, (iii) the issuance of an aggregate of 175,000 shares of theglobe's Series H Automatically Converting Preferred Stock (which was subsequently converted into approximately 17,500,500 shares of theglobe's common stock), and (iv) the issuance of a subordinated promissory note in the amount of $1 million. In addition, warrants to acquire shares of theglobe's common stock would be issued to the former shareholders of SendTec when and if SendTec exceeds forecasted operating income, as defined, of $10.125 million, for the year ending December 31, 2005. The number of earn-out warrants would range from an aggregate of approximately 250,000 to 2,500,000 (if actual operating income exceeds the forecast by at least 10%). If and to the extent the warrants are earned, the exercise price of the performance warrants would be $0.27 per share and they will be exercisable for a period of five years. theglobe also issued an aggregate of approximately 4,000,000 replacement options to acquire theglobe's common stock for each of the issued and outstanding options to acquire SendTec shares held by the former employees of SendTec. The total consideration paid by theglobe to acquire SendTec was valued at approximately $18.4 million. For financial accounting purposes, theglobe's purchase price was "pushed down" into the accounts of SendTec, resulting effectively in a recapitalization of SendTec as of September 1, 2004. The allocation of theglobe's purchase price to the SendTec acquired assets also resulted in the establishment of goodwill and intangible assets related to non-compete agreements of $11.7 million and $1.8 million, respectively, on SendTec's balance sheet at the date of acquisition.

Due to the weak financial condition and liquidity of theglobe, SendTec's parent company (see the "Liquidity and Capital Resources" section for further details), theglobe's management during the first quarter of 2005 engaged financial advisors to assist theglobe in connection with raising capital through a private placement of equity securities in either theglobe or its SendTec wholly-owned subsidiary or alternatively in selling either part or all of theglobe's businesses or assets, including its SendTec business. On August 10, 2005, theglobe entered into an asset purchase agreement, as amended on August 23, 2005 (the "Purchase Agreement") with RelationServe Media, Inc. ("RelationServe") whereby theglobe and SendTec agreed to sell all of the business and substantially all of the net assets of SendTec to RelationServe for $37.5 million in cash, subject to certain net working capital adjustments. In addition, on August 23, 2005, theglobe entered into a Redemption Agreement with six members of the management of SendTec (the "Redemption Agreement") to redeem approximately 28.9 million shares of theglobe's common stock owned by such management for approximately $11.6 million in cash. The closing of the redemption of these shares is contingent on, and will occur immediately after, the closing of the Purchase Agreement. theglobe also anticipates that it will be terminating and canceling certain options and warrants held by these six members of management for approximately $0.4 million in cash. These shares and related options and warrants were issued to SendTec management in connection with theglobe's acquisition of SendTec. theglobe further expects to terminate or cancel the options of a few other employees of SendTec and enter into severance bonus arrangements with others for cash payments totaling approximately $0.5 million. The closing of the asset sale is subject to the satisfaction of a number of closing conditions including distribution of a definitive information statement describing the asset sale to theglobe's stockholders, with the closing anticipated to occur approximately 20 days thereafter.

Due to the acquisition of SendTec by theglobe on September 1, 2004, the presentation and discussions below are not in all respects comparable to the discussion of SendTec (and the marketing services segment) contained in theglobe's consolidated financial statements and related Management's Discussion and Analysis of Financial Condition and Results of Operations found elsewhere in this document.

SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2004

NET REVENUE: Net Revenue totaled $18.5 million for the six months ended June 30, 2005 as compared to $13.9 million for the six months ended June 30, 2004. SendTec's net revenue was primarily generated from three areas: online performance advertising, offline direct response television media buying and online and offline strategic marketing services. The increase of $4.6 million in total net revenue as compared to the first half of 2004 was primarily attributable to increased online performance advertising revenue. Online performance advertising revenue totaled $16.0 million for the six months ended June 30, 2005 as compared to $12.3 for the six months ended June 30, 2004. The 30% increase in online performance advertising resulted from the addition of several new online advertising clients. Online performance advertising revenue comprised approximately 87.0% and 88.7% of SendTec's total net revenue for the six months ended June 30, 2005 and 2004, respectively.

COST OF REVENUE: Cost of revenue consists of third party vendor costs for research, production and post production services plus all third party vendor fees incurred to acquire advertising media, including the actual cost of the media. Cost of revenue totaled $12.7 million for the six months ended June 30, 2005 as compared to $9.2 million for the same period of the prior year. Approximately 98.4% of the increase in cost of revenue as compared to the first half of 2004 resulted from an increase in cost of revenue related to online performance advertising. This increase was directly attributable to the increase in online performance based advertising revenue in the six months ended June 30, 2005, as compared to the same period in 2004. Cost of revenue related to online performance advertising represented approximately 95.4% and 94.2% of SendTec's total cost of revenue for the six months ended June 30, 2005 and 2004, respectively. Additionally, cost of revenue resulting from online performance advertising was approximately 75.3% and 70.1% of online performance advertising revenue for the six months ended June 30, 2005 and 2004, respectively.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES: Selling, general and administrative expenses consist primarily of salaries and related personnel costs of sales, operations and general and administrative employees. This expense category also includes costs for facilities rent, legal and professional services, server hosting and bandwidth services, marketing services and other general corporate overhead. Selling, general and administrative expenses totaled $3.4 million for the six months ended June 30, 2005 as compared to $2.7 million for the six months ended June 30, 2004. Employee salaries, commissions and benefits represented approximately 77.7% and 78.4% of total selling, general and administrative expenses for the six months ended June 30, 2005 and 2004 respectively. Approximately $0.5 million of the total increase in selling, general and administrative expenses as compared to the six months ended June 30, 2004 resulted from increased salaries, commissions and benefits paid to employees. The increase in employee costs was primarily a result of an increase in the number of employees as compared to the first half of 2004. SendTec employed 58 and 41 at the end of June 30, 2005 and 2004 respectively.

DEPRECIATION AND AMORTIZATION: Depreciation and amortization expense totaled $0.3 million for the six months ended June 30, 2005. The $0.2 million increase from the same period of the prior year resulted principally from the amortization of non-compete intangibles recorded as a result of the acquisition of SendTec by theglobe.com.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

NET REVENUE: Net Revenue totaled $32.7 million for the year ended December 31, 2004 as compared to $15.4 million for the year ended December 31, 2003. SendTec's net revenue was primarily generated from three areas: online performance advertising, offline direct response television media buying and online and offline strategic marketing services. The increase of $17.3 million in total net revenue as compared to 2003 was primarily attributable to increased online performance advertising revenue. Online performance advertising revenue totaled $28.4 million during 2004 as compared to $12.3 during 2003. The 131% increase in online performance advertising resulted from the addition of several new online advertising clients and a $7.3 million increase in the revenue generated by SendTec's largest existing online performance advertising client. Online performance advertising revenue represented approximately 87.0% and 79.5% of SendTec's total net revenue in 2004 and 2003, respectively.

COST OF REVENUE: Cost of revenue consists of third party vendor costs for research, production and post production services plus all third party vendor fees incurred to acquire advertising media, including the actual cost of the media. Cost of revenue totaled $22.6 million for 2004 as compared to $8.7 million for 2003. The increase in cost of revenue related to online performance advertising accounted for the entire increase in total cost of revenue as compared to the year ended December 31, 2003. The increase was directly attributable to the increase in online performance based advertising revenue in 2004 as compared to 2003. Cost of revenue related to online performance advertising represented approximately 95.1% and 85.3% of SendTec's total cost of revenue for 2004 and 2003, respectively. Additionally, online performance advertising cost of revenue was approximately 75.6% and 60.4% of online performance advertising revenue during 2004 and 2003, respectively.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES: Selling, general and administrative expenses consist primarily of salaries and related personnel costs of sales, operations and general and administrative employees. This expense category also includes costs for facilities rent, legal and professional services, server hosting and bandwidth services, marketing services and other general corporate overhead. Selling, general and administrative expenses totaled $6.8 million for the year ended December 31, 2004 as compared to $3.9 million for the year ended December 31, 2003. Employee salaries, commissions and benefits represented approximately 76.7% and 80.9% of total selling, general and administrative expenses in 2004 and 2003, respectively. Approximately $2.0 million of the $2.9 million increase in selling, general and administrative expenses as compared to 2004 resulted from increased salaries, commissions and benefits paid to employees. This increase in employee costs was principally due to the increase in the number of employees between 2003 and 2004. SendTec employed 51 and 32 at the end of 2004 and 2003, respectively. Additionally, professional fees increased $0.3 million in 2004 as compared to 2003 primarily due to legal, accounting and investment banking fees related to the acquisition of SendTec by theglobe.com on September 1, 2004.

DEPRECIATION AND AMORTIZATION: Depreciation and amortization expense totaled $0.4 million for the year ended December 31, 2004. The $0.2 million increase from the prior year was primarily due to the amortization of non-compete intangibles recorded as a result of the acquisition of SendTec by theglobe.com and an increase in depreciation expense as a result of capital expenditures related to SendTec's new office facility.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

NET REVENUE: Net Revenue totaled $15.4 million for the year ended December 31, 2003 as compared to $8.6 million for the year ended December 31, 2002. SendTec's net revenue was principally generated from three areas: online performance advertising, offline direct response television media buying and online and offline strategic marketing services. The increase of $6.8 million in total net revenue as compared to 2002 was primarily attributable to increased online performance advertising revenue. Online performance advertising revenue totaled $12.3 million for 2003 as compared to $7.0 for 2002. The 76% increase in online performance advertising revenue resulted from the addition of several new online advertising clients and a $3.3 million increase in the revenues generated by SendTec's largest existing online performance advertising client. Online performance advertising revenue represented approximately 79.5% and 81.4% of SendTec's total net revenue in 2003 and 2002, respectively.

COST OF REVENUE: Cost of revenue consists of third party vendor costs for research, production and post production services plus all third party vendor fees incurred to acquire advertising media, including the actual cost of the media. Cost of revenue totaled $8.7 million for 2003 as compared to $5.3 million for 2002. Approximately $3.0 million of the total increase in cost of revenue as compared to the prior year resulted from the increase in online performance advertising cost of revenue. The increase in online performance advertising cost of revenue was directly attributable to the increase in online performance based advertising revenue as compared to 2002. Online performance advertising cost of revenue represented approximately 85.3% and 84.1% of total cost of revenue during 2003 and 2002, respectively. Additionally, cost of revenue resulting from online performance advertising represented approximately 60.4% and 63.3% of online performance advertising revenue in 2003 and 2002, respectively.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES: Selling, general and administrative expenses consist primarily of salaries and related personnel costs of sales, operations and general and administrative employees. This expense category also includes costs for facilities rent, legal and professional services, server hosting and bandwidth services, marketing services and other general corporate overhead. Selling, general and administrative expenses totaled $3.9 million for the year ended December 31, 2003 as compared to $2.7 million for the year ended December 31, 2002. Employee salaries, commissions and benefits represented approximately 80.9% and 78.7% of total selling, general and administrative expenses in 2003 and 2002, respectively. Approximately $1.0 million of the total increase in selling, general and administrative expenses as compared to 2002 resulted from increased salaries, commissions and benefits paid to employees. The increase in employee costs was primarily a result of an increase in the number of SendTec employees from 2002 to 2003 and discretionary year-end bonuses of approximately $0.5 million in 2003. SendTec employed 32 and 26 at the end of 2003 and 2002, respectively.

LIQUIDITY AND CAPITAL RESOURCES

CASH FLOW ITEMS

SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2004

As of June 30, 2005, SendTec had approximately $3.9 million in cash and cash equivalents as compared to $3.1 million at December 31, 2004. Net cash provided by operating activities was $2.7 million for the six months ended June 30, 2005 compared to net cash of $0.1 million used in operating activities for the same period of the prior year. The period-to-period increase in net cash provided by operating activities was due mainly to the favorable impact of working capital changes, related principally to income taxes payable and accrued expenses, in 2005 compared to 2004. During the six months ended June 30, 2005, SendTec made cash advances totaling $1.5 million to theglobe, its parent company, and made advances related to the providing of advertising services totaling $0.3 million to an affiliated wholly-owned subsidiary of theglobe.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

As of December 31, 2004, SendTec had approximately $3.1 million in cash and cash equivalents as compared to $3.3 million at December 31, 2003. Net cash provided by operating activities was $2.9 million and $2.2 million for the years ended December 31, 2004 and 2003, respectively. The period-to-period increase in net cash provided by operating activities was related primarily to favorable working capital changes in 2004 compared to 2003. During the year ended December 31, 2004, SendTec made cash advances totaling $1.8 million to theglobe, its parent company, and made advances related to the providing of advertising services totaling $1.0 million to an affiliated wholly-owned subsidiary of theglobe.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

As of December 31, 2003, SendTec had approximately $3.3 million in cash and cash equivalents as compared to $1.2 million at December 31, 2002. Net cash provided by operating activities was $2.2 million and $0.7 million for the years ended December 31, 2003 and 2002, respectively. The period-to-period increase in net cash provided by operating activities was related primarily to higher net income earned in 2003 compared to 2002.

FUTURE AND CRITICAL NEED FOR CAPITAL

SendTec's parent company, theglobe, continues to incur substantial consolidated net losses and its management believes that theglobe will continue to be unprofitable and use cash in its operations for the foreseeable future. theglobe's consolidated net losses and cash usage during its recent past and projected future periods relate primarily to the operation of its VoIP telephony services business and to a lesser extent to corporate overhead expenses and the operations of its computer games business. SendTec has contributed net income and cash flow since being acquired on September 1, 2004, and management expects that SendTec will continue to be profitable and provide positive cash flow in future periods.

During the first quarter of 2005, theglobe's management began actively re-evaluating theglobe's primary business lines, particularly in view of theglobe's critical need for cash and the overall net losses of theglobe. Since that time, management, with the assistance of its financial advisors has explored a number of strategic alternatives for theglobe and/or its component businesses, including continuing to operate the businesses, selling certain businesses or assets, or entering into new businesses.

As part of the re-evaluation process, theglobe, during the first quarter of 2005, made the decision to discontinue using its SendTec business to perform marketing services for its VoIP telephony business, and to instead dedicate 100% of SendTec's marketing resources to support and grow SendTec's own third party revenue producing customer base. A significant part of the rationale for theglobe's acquisition of SendTec in September 2004 related to the perceived synergies initially thought to be obtainable by having SendTec effectively function as the marketing department for theglobe's VoIP telephony business. By the first quarter of 2005, it became apparent that this marketing strategy was not viable and that the initially perceived synergies would not be realized. It was at this point in time that the continued ownership of SendTec became less strategically important to theglobe and theglobe's management concluded that the best alternative for theglobe was to actively pursue a sale of its SendTec business.

theglobe's consolidated cash and cash equivalents balance at September 6, 2005, was approximately $2.7 million. theglobe has no access to credit facilities with traditional third party lenders and there can be no assurance that theglobe would be able to raise equity capital within a short-term timeframe.

As discussed earlier in the "Overview" section of this Management's Discussion and Analysis of Financial Condition and Results of Operations, on August 10, 2005, theglobe and SendTec entered into a definitive agreement to sell the business and substantially all of the net assets of SendTec to RelationServe. If theglobe is not successful in consummating the RelationServe asset sale or in entering into another financing, sale, or business transaction that otherwise infuses sufficient additional cash resources into theglobe by no later than sometime during the fourth quarter of 2005, theglobe's management believes that theglobe will no longer be able to pay its current financial obligations on a timely basis. In this event, theglobe would likely be required to temporarily or permanently shutdown certain of its unprofitable businesses, including its VoIP telephony services business and implement company-wide cost reduction programs. There can be no assurance that theglobe would be successful in implementing such restructuring plans so that theglobe and its wholly-owned subsidiary, SendTec, could continue to operate as going concerns in the future.

      MANAGEMENT'S DISCUSSION OF CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Our estimates, judgments and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

Certain of our accounting policies require higher degrees of judgment than others in their application. These include revenue recognition, valuation of customer receivables, valuation of goodwill, intangible assets and other long-lived assets and capitalization of computer software costs. Our accounting policies and procedures related to these areas are summarized below.

REVENUE RECOGNITION

Revenue from the distribution of Internet advertising is recognized when Internet users visit and complete actions at an advertiser's website. Revenue consists of the gross value of billings to clients, including the recovery of costs incurred to acquire online media required to execute client campaigns. Recorded revenue is based upon reports generated by SendTec's tracking software.

Revenue derived from the purchase and tracking of direct response media, such as television and radio commercials, is recognized on a net basis when the associated media is aired. In many cases, the amount SendTec bills to clients significantly exceeds the amount of revenue that is earned due to the existence of various "pass-through" charges such as the cost of the television and radio media. Amounts received in advance of media airings are deferred and included in deferred revenue in the accompanying balance sheet.

Revenue generated from the production of direct response advertising programs, such as infomercials, is recognized on the completed contract method when such programs are complete and available for airing. Production activities generally take eight to twelve weeks and SendTec usually collects amounts in advance and at various points throughout the production process. Amounts received from customers prior to completion of commercials are included in deferred revenue and direct costs associated with the production of commercials in process are deferred and included within other current assets in the accompanying balance sheet.

VALUATION OF CUSTOMER RECEIVABLES

Provisions for the allowance for doubtful accounts are made based on historical loss experience adjusted for specific credit risks. Measurement of such losses requires consideration of SendTec's historical loss experience, judgments about customer credit risk, and the need to adjust for current economic conditions.

GOODWILL AND INTANGIBLE ASSETS

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that certain acquired intangible assets in a business combination be recognized as assets separate from goodwill. SFAS No. 142 requires that goodwill and other intangibles with indefinite lives should no longer be amortized, but rather tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of the asset has decreased below its carrying value.

Our policy calls for the assessment of the potential impairment of goodwill and other identifiable intangibles with indefinite lives whenever events or changes in circumstances indicate that the carrying value may not be recoverable or at least on an annual basis. Some factors we consider important which could trigger an impairment review include the following:

o significant under-performance relative to historical, expected or projected future operating results;

o significant changes in the manner of our use of the acquired assets or the strategy for our overall business; and

o     significant negative industry or economic trends.

When we determine that the carrying value of goodwill or other identified intangibles with indefinite lives may not be recoverable, we measure any impairment based on a projected discounted cash flow method.

LONG-LIVED ASSETS

SendTec's long-lived assets, other than goodwill, primarily consist of property and equipment, capitalized costs of internal-use software and values attributable to covenants not to compete.

Long-lived assets held and used by SendTec and intangible assets with determinable lives are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." We evaluate recoverability of assets to be held and used by comparing the carrying amount of the assets, or the appropriate grouping of assets, to an estimate of undiscounted future cash flows to be generated by the assets, or asset group. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair values are based on quoted market values, if available. If quoted market prices are not available, the estimate of fair value may be based on the discounted value of the estimated future cash flows attributable to the assets, or other valuation techniques deemed reasonable in the circumstances.

CAPITALIZATION OF COMPUTER SOFTWARE COSTS

SendTec capitalizes the cost of internal-use software which has a useful life in excess of one year in accordance with Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Subsequent additions, modifications, or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred. Capitalized computer software costs are amortized using the straight-line method over the expected useful life, or three years.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In May 2005, the FASB issued SFAS No. 154, "Accounting for Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 applies to all voluntary changes in accounting principles and requires retrospective application to prior periods' financial statements of changes in accounting principles. This statement also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SendTec does not expect the adoption of this standard to have a material impact on its financial condition, results of operations or liquidity.

In March 2005, the FASB issued Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations," an interpretation of FASB Statement No. 143, "Accounting for Asset Retirement Obligations." The interpretation clarifies that the term conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The effective date of this interpretation is no later than the end of fiscal years ending after December 15, 2005. SendTec is currently investigating the effect, if any, that FIN 47 would have on SendTec's financial position, cash flows and results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. SendTec does not expect the adoption of this standard to have a material impact on its financial condition, results of operations, or liquidity.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." This standard replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The standard requires companies to expense the fair value of stock options on the grant date and is effective for annual periods beginning after June 15, 2005. In accordance with the revised statement, the expense attributable to stock options granted or vested subsequent to January 1, 2006 will be required to be recognized. The precise impact of the adoption of SFAS No. 123R cannot be predicted at this time because it will depend on the levels of share-based payments that are granted in the future and whether the related compensation expense is allocated to SendTec by theglobe for the SendTec employees participating in the Parent Company's stock option plans. However, SendTec believes that the adoption of this standard may have a significant effect on SendTec's results of operations or financial position.

In December 2003, the FASB issued FIN No. 46-R "Consolidation of Variable Interest Entities." FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets forth the criteria to be used in determining whether an investment in a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. SendTec believes that currently, it does not have any material arrangements that meet the definition of a variable interest entity which would require consolidation.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instrument consists of obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, whose shares are mandatorily redeemable. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective from the start of the first interim period beginning after June 15, 2003. The adoption of this standard did not have a material impact on SendTec's results of operations or financial position.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments Hedging Activities." This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 became effective during the third quarter of 2003 and did not have a material impact on SendTec's results of operations or financial position.

                                  SendTec, Inc.

                                                                            Page

Financial Statements (Unaudited)

    Balance Sheets                                                          FF-1

    Statements of Operations                                                FF-2

    Statements of Stockholders' Equity                                      FF-3

    Statements of Cash Flows                                                FF-4

    Notes to Unaudited Financial Statements                                 FF-5

                                  SENDTEC, INC.
                                 BALANCE SHEETS
                                   (UNAUDITED)

                                                              June 30,               December 31,
                                                                2005             2004            2003
                                                            -----------     -----------     -----------
                                     Assets
Current Assets
   Cash and cash equivalents                                $ 3,926,426     $ 3,098,932     $ 3,263,255
   Accounts receivable                                        7,385,596       6,620,382       3,456,493
   Prepaid expenses                                             390,767         648,823         102,565
   Other current assets                                           2,600          34,557          33,739
                                                            -----------     -----------     -----------
     Total current assets                                    11,705,389      10,402,694       6,856,052

Goodwill                                                     11,709,952      11,702,317              --
Intangible assets                                             1,500,000       1,680,000              --
Property and equipment, net of accumulated depreciation
   of $276,638, $107,270 and $607,690 at June 30, 2005
   and December 31, 2004 and 2003, respectively                 902,969         963,757         558,433
Due from parent company                                       3,283,350       1,800,000              --
Due from affiliated company                                   1,408,151       1,084,253              --
Other assets                                                     28,604          15,593          43,277
                                                            -----------     -----------     -----------
     Total assets                                           $30,538,415     $27,648,614     $ 7,457,762
                                                            ===========     ===========     ===========

        Total Liabilities And Stockholders' Equity

Current Liabilities
   Accounts payable                                         $ 6,650,682     $ 6,383,502     $ 2,882,902
   Accrued expenses and other current liabilities             2,104,667       1,083,543         104,530
   Deferred revenue                                             138,585         575,950         144,343
   Income taxes payable to Parent Company                     1,196,029         431,873              --
   Income taxes payable                                              --              --         797,000
   Deferred tax liabilities                                          --              --          39,000
                                                            -----------     -----------     -----------
     Total Current Liabilities                               10,089,963       8,474,868       3,967,775

Stockholders' Equity
   Preferred stock                                                   --              --              --
   Common stock                                                       1               1           4,377
   Additional paid-in capital                                18,398,019      18,398,019       2,486,489
   Treasury stock, at cost                                           --              --         (75,580)
   Notes receivable - common stock                                   --              --         (55,350)
   Retained earnings                                          2,050,432         775,726       1,130,051
                                                            -----------     -----------     -----------
     Total stockholders' equity                              20,448,452      19,173,746       3,489,987
                                                            -----------     -----------     -----------
     Total liabilities and stockholders' equity             $30,538,415     $27,648,614     $ 7,457,762
                                                            ===========     ===========     ===========

                  See notes to unaudited financial statements.



                                      FF-1

                                  SENDTEC, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                  Six Months Ended June 30,                     Year Ended December 31,
                                ------------------------------      ----------------------------------------------
                                    2005             2004               2004              2003            2002
                                ------------      ------------      ------------     ------------     ------------
Net Revenue:
   Third party customers        $ 18,144,886      $ 13,919,138      $ 31,396,583     $ 15,440,509     $  8,568,694
   Affiliated
     company (subsidiary
     of theglobe.com, inc.)          324,717             3,333         1,255,290               --               --
                                ------------      ------------      ------------     ------------     ------------
                                  18,469,603        13,922,471        32,651,873       15,440,509        8,568,694
                                ------------      ------------      ------------     ------------     ------------

Cost of Revenue                   12,669,759         9,182,070        22,563,049        8,689,941        5,253,067
                                ------------      ------------      ------------     ------------     ------------
      Gross Profit                 5,799,844         4,740,401        10,088,824        6,750,568        3,315,627

Operating Expenses:
   Selling, general
     and administrative            3,421,070         2,748,811         6,767,798        3,908,018        2,747,220
   Depreciation                      169,368           126,341           283,599          221,892          240,000
   Amortization
     of intangible assets            180,000                --           120,000               --               --
                                ------------      ------------      ------------     ------------     ------------
                                   3,770,438         2,875,152         7,171,397        4,129,910        2,987,220
                                ------------      ------------      ------------     ------------     ------------

Income from operations             2,029,406         1,865,249         2,917,427        2,620,658          328,407

Other Income (Expense):
   Interest income                    25,032            11,635            27,298               --               --
   Other income (expense)                 --           (19,974)          (19,974)          23,952           16,681
                                ------------      ------------      ------------     ------------     ------------
                                      25,032            (8,339)            7,324           23,952           16,681
                                ------------      ------------      ------------     ------------     ------------

      Income Before
        Provision For
        Income Taxes               2,054,438         1,856,910         2,924,751        2,644,610          345,088

Provision For Income Taxes           779,732           723,000         1,202,669        1,042,000          167,000
                                ------------      ------------      ------------     ------------     ------------
      Net Income                $  1,274,706      $  1,133,910      $  1,722,082     $  1,602,610     $    178,088
                                ============      ============      ============     ============     ============



                  See notes to unaudited financial statements.

                                  SENDTEC, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)

                                                                                            Notes       (Accumulated
                                                             Additional                   Receivable -     Deficit)
                                       Common Stock            Paid-In       Treasury       Common         Retained
                                  Shares         Amount        Capital         Stock         Stock         Earnings        Total
                                 ---------   ------------   ------------  ------------   ------------   ------------   ------------
Balance At
  December 31, 2001              2,362,267   $      2,362   $  1,913,504  $    (60,000)  $    (55,350)  $   (650,647)  $  1,149,869
   Issuance of common stock         15,555             15         34,985            --             --             --         35,000
   Issuance of common stock
     for iFactz                  2,000,000          2,000        538,000            --             --             --        540,000
   Repurchase of common
     stock for cash                     --             --             --          (580)            --             --           (580)
   Net income for the year              --             --             --            --             --        178,088        178,088
                                 ---------   ------------   ------------  ------------   ------------   ------------   ------------

Balance At
  December 31, 2002              4,377,822          4,377      2,486,489       (60,580)       (55,350)      (472,559)     1,902,377
   Repurchase of
     common stock
     stock for cash                     --             --             --       (15,000)            --             --        (15,000)
   Net income for the year              --             --             --            --             --      1,602,610      1,602,610
                                 ---------   ------------   ------------  ------------   ------------   ------------   ------------
Balance At
  December 31, 2003              4,377,822          4,377      2,486,489       (75,580)       (55,350)     1,130,051      3,489,987
   Issuance of
     common stock                    1,000              1          2,249            --             --             --          2,250
   Payoff of notes receivable           --             --             --            --         55,350             --         55,350
   Net income, eight months
      ended August 31, 2004             --             --             --            --             --        946,356        946,356
                                 ---------   ------------   ------------  ------------   ------------   ------------   ------------

Balance August 31, 2004
   - Before
       Recapitalization          4,378,822          4,378      2,488,738       (75,580)            --      2,076,407      4,493,943

   Recapitalization,
     September 1, 2004          (4,378,722)        (4,377)    15,909,281        75,580             --     (2,076,407)    13,904,077
                                 ---------   ------------   ------------  ------------   ------------   ------------   ------------

Balance After
  Recapitalization
  on September 1, 2004                 100              1     18,398,019            --             --             --     18,398,020

   Net income,
     four months ended
     December 31, 2004                  --             --             --            --             --        775,726        775,726
                                 ---------   ------------   ------------  ------------   ------------   ------------   ------------

Balance At
  December 31, 2004                    100              1     18,398,019            --             --        775,726     19,173,746

   Net income for the
     six months ended
     June 30, 2005                      --             --             --            --             --      1,274,706      1,274,706
                                 ---------   ------------   ------------  ------------   ------------   ------------   ------------

Balance At June 30, 2005               100   $          1   $ 18,398,019  $         --   $         --   $  2,050,432   $ 20,448,452
                                 =========   ============   ============  ============   ============   ============   ============

                  See notes to unaudited financial statements.



                                      FF-3

                                  SENDTEC, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                  Six Months Ended June 30,            Year Ended December 31,
                                 --------------------------    -----------------------------------------
                                     2005           2004          2004           2003             2002
                                 -----------    -----------    -----------    -----------    -----------
Cash Flows From
  Operating Activities
   Net income                    $ 1,274,706    $ 1,133,910    $ 1,722,082    $ 1,602,610    $   178,088
   Adjustments to
     reconcile net income
     to net cash and cash
     equivalents provided
     by (used in)
     operating activities:
      Depreciation
        and amortization             349,368        126,341        403,599        221,892        240,000
      Loss on disposal
        of property
        and equipment                     --         19,974         19,974             --             --
      Provision for bad debts             --             --             --             --         22,775
      Common stock issued
        for services                      --             --             --             --         10,000
      Changes in
        operating assets and
        liabilities:
         Accounts receivable        (765,214)      (786,497)    (3,272,112)    (1,313,958)    (1,131,961)
         Prepaid expenses
           and other assets          277,002        (62,774)      (519,392)      (105,004)       (19,228)
         Deferred tax assets              --         (1,000)            --        245,000        167,000
         Accounts payable            267,180        (98,326)     3,500,600      1,201,921        824,645
         Accrued expenses
           and other
           liabilities             1,013,489        291,046        210,375         34,444         29,451
         Deferred revenue           (437,365)        71,127        431,607       (446,587)       410,156
         Income taxes
           payable to
           Parent Company            764,156             --        431,873             --             --
         Income taxes payable             --       (797,000)            --        797,000             --
                                 -----------    -----------    -----------    -----------    -----------
            Net cash and
              cash equivalents
              provided by
              (used in)
              operating
              activities           2,743,322       (103,199)     2,928,606      2,237,318        730,926
                                 -----------    -----------    -----------    -----------    -----------
Cash Flows From
  Investing Activities
   Advances to
     parent company               (1,483,350)            --     (1,800,000)            --             --
   Advances to
     affiliated company             (323,898)            --       (976,030)            --             --
   Proceeds from
     sales of property
     and equipment                        --         10,000         10,000             --             --
   Purchase of property
     and equipment                  (108,580)      (310,865)      (384,499)      (144,146)       (89,472)
                                 -----------    -----------    -----------    -----------    -----------
            Net cash
              used by
              investing
              activities          (1,915,828)      (300,865)    (3,150,529)      (144,146)       (89,472)
                                 -----------    -----------    -----------    -----------    -----------
Cash Flows From
  Financing Activities
   Sale of common stock                   --          2,250          2,250             --         25,000
   Proceeds from payoff
     of notes receivable
     - common stock                       --             --         55,350             --             --
   Purchase of
     common stock                         --             --             --        (15,000)          (580)
                                 -----------    -----------    -----------    -----------    -----------
            Net cash
              provided by
              (used in)
               financing
               activities                 --          2,250         57,600        (15,000)        24,420
                                 -----------    -----------    -----------    -----------    -----------
   Net Increase (Decrease)
     In Cash and Cash
     Equivalents                     827,494       (401,814)      (164,323)     2,078,172        665,874

Cash and Cash
  Equivalents, Beginning           3,098,932      3,263,255      3,263,255      1,185,083        519,209
                                 -----------    -----------    -----------    -----------    -----------
Cash and Cash
  Equivalents, Ending            $ 3,926,426    $ 2,861,441    $ 3,098,932    $ 3,263,255    $ 1,185,083
                                 ===========    ===========    ===========    ===========    ===========


                        See notes to unaudited financial statements.



                                      FF-4

                                  SENDTEC, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  Nature Of Operations

SendTec, Inc. (the "Company" or "SendTec") was incorporated in February 2000 in the State of Florida and commenced operations on that date. SendTec incorporated under the name prizecrazy.com, originally planning a free consumer gaming website that monetized consumer traffic on its website through the sale of online advertising. Due to a significant decline in the pricing of online advertising at that time, the Company modified its business strategy to become a direct response marketing services company.

On September 1, 2004 the Company was acquired by theglobe.com, inc. ("theglobe" or the "Parent Company") and became a wholly-owned subsidiary of theglobe as of that date.

Reference should be made to Note 12, "Subsequent Event," regarding theglobe's and the Company's entrance into an asset purchase agreement, dated August 10, 2005, for the sale of the SendTec Business and substantially all of the net assets of SendTec to RelationServe Media, Inc. ("RelationServe").

The Company provides advertising and marketing services for its customers located throughout the United States of America. These services include distribution of internet advertising, purchase of direct response television media for customers, and production of television commercials for direct response advertising.

The accompanying financial statements include the accounts of SendTec and reflect all adjustments consisting only of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the period presented.

(b)  Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and assumptions relate to estimates of collectibility of accounts receivable, accruals, the impairment of long-lived assets and other factors. Actual results could differ from those estimates.

(c) Fair Value of Financial Instruments

The carrying amount of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and deferred revenue, approximate their fair value at June 30, 2005 and December 31, 2004 and 2003 due to their short maturities.

(d)  Receivables and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms generally requiring payment within 30 days from the invoice date. Follow-up correspondence is made if unpaid accounts receivable go beyond 30 days.

Payments on accounts receivable are allocated to the specific invoices identified on the customer's remittance advice.

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable approximate management's best estimate of the amounts that will be collected. Management individually reviews all accounts receivable balances that exceed the due date and estimates the portion, if any, of the balance that will not be collected. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to earnings and a credit to trade accounts receivable. Bad debt expense is not material to the financial statements.

(e) Unbilled Revenue

Included in accounts receivable at December 31, 2004 and 2003 is unbilled revenue of $994,686 and $1,058,590, respectively, and $103,600 at June 30, 2005.

(f) Goodwill and Intangible Assets

The Company accounts for goodwill and intangible assets in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and other intangibles with indefinite lives should no longer be amortized, but rather be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of the asset has decreased below its carrying value.

Goodwill is stated at cost. At June 30, 2005, December 31, 2004 and 2003, the Company had no other intangible assets with indefinite lives. Intangible assets subject to amortization, included in the accompanying balance sheets as of June 30, 2005 and December 31, 2004, were being amortized on a straight-line basis over their estimated useful lives or five years.

(g) Long-Lived Assets

Long-lived assets, including property and equipment and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." If events or changes in circumstances indicate that the carrying amount of an asset, or an appropriate grouping of assets, may not be recoverable, the Company estimates the undiscounted future cash flows to result from the use of the asset, or asset group. If the sum of the undiscounted cash flows is less than the carrying value, the Company recognizes an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the assets. Fair values are based on quoted market values, if available. If quoted market values are not available, the estimate of fair value may be based on the discounted value of the estimated future cash flows attributable to the assets, or other valuation techniques deemed reasonable in the circumstances.

Property and equipment is stated at cost, net of accumulated depreciation and amortization. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the related assets, as follows:

                Furniture and equipment               5-7 years
                Software                                3 years

The Company capitalizes the cost of internal-use software which has a useful life in excess of one year in accordance with Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Subsequent additions, modifications, or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred. Capitalized computer software costs are amortized using the straight-line method over three years.

(h) Revenue Recognition

Revenue from the distribution of Internet advertising is recognized when Internet users visit and complete actions at an advertiser's website. Revenue consists of the gross value of billings to clients, including the recovery of costs incurred to acquire online media required to execute client campaigns. Recorded revenue is based upon reports generated by the Company's tracking software.

Revenue derived from the purchase and tracking of direct response media, such as television and radio commercials, is recognized on a net basis when the associated media is aired. In many cases, the amount the Company bills to clients significantly exceeds the amount of revenue that is earned due to the existence of various "pass-through" charges such as the cost of the television and radio media. Amounts received in advance of media airings are deferred and included in deferred revenue in the accompanying balance sheet.


                                      FF-6

Revenue generated from the production of direct response advertising programs, such as infomercials, is recognized on the completed contract method when such programs are complete and available for airing. Production activities generally take eight to twelve weeks and the Company usually collects amounts in advance and at various points throughout the production process. Amounts received from customers prior to completion of commercials are included in deferred revenue and direct costs associated with the production of commercials in process are deferred and included within other current assets in the accompanying balance sheet.

(i)  Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that the tax change occurs. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

(j)  Stock-Based Compensation

In October 1995, SFAS No. 123, Accounting for Stock-Based Compensation, was issued and provided companies an alternative to accounting for stock-based compensation as prescribed under APB Opinion No. 25. SFAS No. 123 encourages, but does not require, companies to recognize compensation expense for stock-based awards based on their fair market value at the date of grant. SFAS No. 123 allows companies to continue to follow existing accounting rules (intrinsic value method under APB No. 25) provided that pro-forma disclosures are made of what net income would have been had the new fair value method been used. The required disclosures were amended in December 2002 with the issuance of SFAS No. 148, Accounting for Stock Based Compensation - Transition and Disclosure. The Company adopted the disclosure requirements of SFAS No.123 as amended by SFAS No. 148, but continues to account for stock-based compensation under APB No. 25.

Until its acquisition by theglobe on September 1, 2004, the Company had a stock-based compensation plan which is more fully described in Note 6, "Stock Option Plans." Upon its acquisition by theglobe, the employees of SendTec became eligible to participate in the stock option plans of theglobe. theglobe accounts for its stock option plans in accordance with the measurement provisions of APB No. 25 and has adopted the disclosure provisions of SFAS No. 148.

No stock compensation expense was reflected in net income for the six months ended June 30, 2005 or the years ended December 31, 2004, 2003 and 2002. There would have been no effect on net income for the eight months ended August 31, 2004 (the 2004 period prior to the Company's acquisition by theglobe) and the years ended December 31, 2003 and 2002 if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation. Had theglobe determined stock compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123 and allocated the compensation expense to the Company for its employees participating in theglobe's stock option plans, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                Six Months Ended       Year Ended
                                    June 30,          December 31,
                                      2005                2004
                               -------------------- ------------------
Net income, as reported         $      1,274,706    $    1,722,082
                               -------------------- ------------------
Stock-based compensation
   expense, net of tax                  (107,496)         (162,410)
                               -------------------- ------------------
Pro forma net income            $      1,167,210    $    1,559,672
                               ==================== ==================


                                      FF-7

(k)  Recently Issued Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting for Changes and Error Corrections, a Replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 applies to all voluntary changes in accounting principles and requires retrospective application to prior periods' financial statements of changes in accounting principles. This statement also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of this standard to have a material impact on its financial condition, results of operations or liquidity.

In March 2005, the FASB issued Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations," an interpretation of FASB Statement No. 143, "Accounting for Asset Retirement Obligations." The interpretation clarifies that the term conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The effective date of this interpretation is no later than the end of fiscal years ending after December 15, 2005. The Company is currently investigating the effect, if any, that FIN 47 would have on the Company's financial position, cash flows and results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of this standard to have a material impact on its financial condition, results of operations, or liquidity.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." This standard replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The standard requires companies to expense the fair value of stock options on the grant date and is effective for annual periods beginning after June 15, 2005. In accordance with the revised statement, the expense attributable to stock options granted or vested subsequent to January 1, 2006 will be required to be recognized. The precise impact of the adoption of SFAS No. 123R cannot be predicted at this time because it will depend on the levels of share-based payments that are granted in the future and whether the related compensation expense is allocated to the Company by theglobe for the SendTec employees participating in the Parent Company's stock option plans. However, the Company believes that the adoption of this standard may have a significant effect on the Company's results of operations or financial position.

In December 2003, the FASB issued FIN No. 46-R "Consolidation of Variable Interest Entities." FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets forth the criteria to be used in determining whether an investment in a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company believes that currently, it does not have any material arrangements that meet the definition of a variable interest entity which would require consolidation.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instrument consists of obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, whose shares are mandatorily redeemable. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective from the start of the first interim period beginning after June 15, 2003. The adoption of this standard did not have a material impact on the Company's results of operations or financial position.


                                      FF-8

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments Hedging Activities." This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 became effective during the third quarter of 2003 and did not have a material impact on the Company's results of operations or financial position.

(l) Reclassifications

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

NOTE 2 - GOING CONCERN CONSIDERATIONS

Certain matters related to the liquidity and financial condition of theglobe, SendTec's parent company, raise substantial doubt about theglobe's and SendTec's ability to continue as going concerns. theglobe has suffered recurring losses from operations since inception and theglobe's management believes that theglobe will continue to be unprofitable and use cash in its operations for the foreseeable future. theglobe's consolidated net losses and cash usage during its recent past and projected future periods relate primarily to the operations of its VoIP telephony services business and to a lesser extent to corporate overhead expenses and the operations of its computer games business. SendTec has contributed net income and cash flow since being acquired on September 1, 2004, and management expects that SendTec will continue to be profitable and provide cash flow in future periods. theglobe's consolidated cash and cash equivalents balance at September 6, 2005 was approximately $2.7 million. theglobe has no access to credit facilities with traditional third party lenders and there can be no assurance that theglobe would be able to raise equity capital within a short-term timeframe.

In addition, theglobe received a report from its independent accountants, relating to its December 31, 2004 audited financial statements containing an explanatory paragraph stating that its recurring losses from operations and its accumulated deficit raise substantial doubt about its ability to continue as a going concern. SendTec's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, SendTec's financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should it be unable to continue as a going concern.

As further discussed in Note 12, "Subsequent Event," on August 10, 2005, theglobe and SendTec entered into a definitive agreement to sell the business and substantially all of the net assets of SendTec to RelationServe. If theglobe is not successful in consummating the RelationServe asset sale or in entering into another financing, sale, or business transaction that otherwise infuses sufficient additional cash resources into theglobe by no later than sometime during the fourth quarter of 2005, theglobe's management believes that theglobe will no longer be able to pay its current financial obligations on a timely basis. In that event, theglobe would likely be required to temporarily or permanently shutdown certain of its unprofitable businesses, including its VoIP telephony services business and implement company-wide cost reduction programs. There can be no assurance that theglobe would be successful in implementing such restructuring plans so that theglobe and its wholly-owned subsidiary, SendTec, could continue to operate as a going concern in the future.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - RECAPITALIZATION UPON SENDTEC'S ACQUISITION BY THEGLOBE

On September 1, 2004, theglobe acquired SendTec. In exchange for all of the issued and outstanding shares of capital stock of SendTec. theglobe paid consideration consisting of: (i) $6,000,000 in cash, excluding transaction costs, (ii) the issuance of an aggregate of 17,500,024 shares of theglobe's common stock, (iii) the issuance of an aggregate of 175,000 shares of theglobe's Series H Automatically Converting Preferred Stock (which was subsequently converted into approximately 17,500,500 shares of theglobe's common stock effective December 1, 2004), and (iv) the issuance of a subordinated promissory note in the amount of $1,000,009 by theglobe. An aggregate of 3,974,165 replacement options to acquire theglobe common stock were also issued by theglobe for each of the issued and outstanding options to acquire SendTec shares held by the employees of SendTec as of the acquisition date.

For financial reporting purposes, theglobe's purchase price was "pushed down" into the accounts of SendTec, resulting effectively in a recapitalization of SendTec as of September 1, 2004.

In addition, warrants to acquire shares of theglobe common stock would be issued to SendTec stockholders when and if SendTec exceeds forecasted operating income, as defined, of $10.125 million, for the year ending December 31, 2005. The number of earn-out warrants may range from an aggregate of 250,000 to 2,500,000, if actual operating income exceeds the forecast by at least 10%. Because the number of warrants that may be earned is not yet determinable, no consideration related to this contingency was included in the determination of the SendTec purchase price.

As part of the SendTec acquisition transaction, certain executives of SendTec entered into new employment agreements with SendTec. The employment agreements each have a term of five years and automatically renew for an additional year at expiration unless either party provides the requisite notice of non-renewal. The agreements also contain certain non-compete provisions for periods as specified by the agreements. The $1,800,000 value assigned to the non-compete agreements is being amortized on a straight-line basis over 5 years. Annual amortization expense of the non-compete agreements is estimated to be $360,000 in 2005 through 2008 and $240,000 in 2009. The related accumulated amortization as of June 30, 2005 and December 31, 2004, was $300,000 and $120,000, respectively.

SendTec issued 100 shares of $0.01 par value common stock to theglobe to capitalize the new entity.

The preliminary SendTec purchase price allocation was as follows:

Cash                                  $   3,610,000
Accounts receivable                       5,534,000
Other current assets                        194,000
Fixed assets                              1,031,000
Non-compete agreements                    1,800,000
Goodwill                                 11,702,000
Other assets                                124,000
Assumed liabilities                      (5,597,000)
                                      ---------------
                                      $  18,398,000
                                      ===============

NOTE 4 - ACQUISITION OF IFACTZ

Effective February 2002, the Company acquired all of the outstanding shares of iFactz, Inc. (an entity with stockholders common to both entities) in exchange for 2,000,000 of the Company's shares. The value of the Company's shares was estimated to be $0.27 per share (based on a recent stock transaction) and totaled $540,000.

The sole asset of iFactz was developed software that tracks offline media sources. The Company allocated the full purchase price to software which is included as property and equipment in the accompanying balance sheet. Prior to SendTec's acquisition by theglobe, the software was being amortized on a straight-line basis using a five year life. Effective with the September 1, 2004 acquisition of SendTec by theglobe, the value attributed to the software is being amortized using the straight-line method over an estimated useful life of three years.

NOTE 5 - STOCKHOLDERS' EQUITY PRIOR TO THE ACQUISITION OF SENDTEC BY THEGLOBE

Preferred Stock

Prior to its acquisition by theglobe, SendTec had authorized a total of 10,000,000 shares of $0.001 par value preferred stock. No shares had been issued.

Common Stock

Prior to its acquisition by theglobe, SendTec had authorized a total of 100,000,000 shares of common stock with 4,377,822 shares issued as of December 31, 2003.

Treasury Stock

During 2003, the Company purchased 45,000 shares of its common stock from two stockholders for a total of $15,000. At December 31, 2003, the Company had a total of 346,028 shares with a total cost of $75,580 reported as treasury stock in the accompanying balance sheet.

Notes Receivable - Common Stock

Prior to 2003, the Company issued 205,000 shares of its common stock to three Company officers in exchange for promissory notes totaling $55,350. The value of the shares was based upon management's estimate of the fair value of the shares in June 2001. The notes were due in June 2006 with interest at the Mid-Term Applicable Federal Rate in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended. The notes receivable were repaid to the Company in 2004 prior to its acquisition by theglobe.

NOTE 6 - STOCK OPTION PLANS

SendTec Stock Option Plan

During 2000 the Company established the SendTec Stock Option Plan (SendTec Plan) which authorized the issuance of a maximum of 750,000 shares of the Company's common stock. Officers, key employees, directors and consultants were eligible for grants under the terms of the SendTec Plan. The maximum term of the stock options granted under the SendTec Plan was 10 years and most optionees vested in the options over a 24 month period.

Options under the SendTec Plan may be options which qualify under Section 422 of the Internal Revenue Code (incentive stock options) or options which do not qualify under Section 422 (nonqualified options).

The following table summarizes SendTec Plan option activity for the period from January 1, 2004 to August 31, 2004 and the year ended December 31, 2003:

2004 (January 1, thru August 31, 2004)                          Shares           Weighted Average
                                                                                  Exercise Price
                                                         ------------------------------------------
Stock option activity outstanding at beginning of year              318,200     $  2.25
Granted                                                             288,100     $  5.40
Expired or surrendered                                              (56,000)    $  2.25
                                                         ------------------------------------------
Outstanding at end of period                                        550,300     $  3.90
                                                         ==========================================

Exercisable at end of period                                         85,550     $  2.25
                                                         ==========================================

2003
Stock option activity outstanding at beginning of year               87,550     $  2.25
Granted                                                             241,150     $  2.25
Expired or surrendered                                              (10,500)    $  2.25
                                                         ------------------------------------------
Outstanding at end of year                                          318,200     $  2.25
                                                         ==========================================

Exercisable at end of year                                           52,050     $  2.25
                                                         ==========================================

The weighted average life of the options was five years. The estimated fair value of stock options at the time of the grant using the Black-Scholes option pricing model was as follows:

                                               August 31,       December 31,
                                                  2004              2003
                                           ------------------------------------
Fair value per option                      $           --     $          --
Assumptions:
  Annualized dividend yield                             0%                0%
  Expected volatility                                   0%                0%
  Risk free interest rate                               5%                4%
  Expected option terms (in years)                      5                 5

theglobe Stock Option Plans

Pursuant to the agreement and plan of merger in connection with the acquisition of the Company on September 1, 2004, theglobe issued an aggregate of 3,974,165 replacement options to acquire shares of theglobe's common stock for each of the issued and outstanding options to acquire shares of SendTec common stock held by employees of SendTec. Of these replacement options, 3,273,668 have exercise prices of $0.06 and 700,497 have exercise prices of $0.27 per share. theglobe also agreed to grant an aggregate of 225,000 options to employees of SendTec and 25,000 options to a consultant of SendTec at an exercise price of $0.34 per share under similar terms as other stock option grants of theglobe. theglobe also granted 1,000,000 stock options at an exercise price of $0.27 per share in connection with the establishment of a bonus option pool pursuant to which various employees of SendTec could vest in such options if SendTec exceeds forecasted operating income, as defined, of $10.125 million, for the year ending December 31, 2005.

theglobe is accounting for the replacement options issued in accordance with FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" ("FIN No. 44") which requires the value of the unvested portion of the stock options issued to be treated as deferred compensation to be recognized in the results of operations over the remaining vesting period. Had theglobe allocated the compensation expense related to the replacement options to the Company, additional expense of $329,310 and $234,231 would have been recognized for the six months ended June 30, 2005 and the year ended December 31, 2004.

NOTE 7 - COMMITMENTS

As discussed in Note 3, "Recapitalization Upon SendTec's Acquisition by theglobe," as part of the SendTec acquisition transaction on September 1, 2004, certain executives of SendTec entered into new employment agreements with SendTec. The employment agreements each have a term of five years and automatically renew for an additional year at expiration unless either party provides the requisite notice of non-renewal. The agreements provide for total base salaries of $900,000 per annum and contain certain non-compete provisions for periods as specified by the agreements.

The Company has noncancelable operating lease agreements for buildings and equipment. Future minimum lease payments required under the operating leases are as follows as of December 31, 2004:

Year Ending December 31,
   2005                           $    223,851
   2006                                229,447
   2007                                235,183
   2008                                241,063
   2009                                247,089
   Thereafter                           62,151
                                  ----------------
                                  $  1,238,784
                                  ================

Rent expense for all operating leases for the years ended December 31, 2004, 2003 and 2002 was approximately $208,000, $133,000 and $113,000, respectively, and $145,000 for the six months ended June 30, 2005.

NOTE 8 - INCOME TAXES

Subsequent to its acquisition by theglobe, SendTec is included in theglobe's consolidated income tax return. Income tax expense in the accompanying statements of operations has been determined in accordance with SFAS No. 109, "Accounting for Income Taxes," as if SendTec were a separate tax payer for all periods presented. All tax-related balances resulting from such income tax allocation are included in Income Taxes Payable to Parent Company in the accompanying balance sheet at June 30, 2005 and December 31, 2004.

The provision for income taxes consists of the following for:

                                                       December 31,
                          June 30,     -----------------------------------------
                            2005            2004            2003        2002
                      ----------------------------------------------------------
Current
   Federal            $     725,939    $ 1,145,347    $   681,000  $        --
   State                    124,266        196,060        116,000           --
                      ----------------------------------------------------------
                            850,205      1,341,407        797,000           --
Deferred
   Federal                  (60,173)      (118,460)       209,000      142,000
   State                    (10,300)       (20,278)        36,000       25,000
                      ----------------------------------------------------------
                            (70,473)      (138,738)       245,000      167,000
                      ----------------------------------------------------------
                      $     779,732    $ 1,202,669    $ 1,042,000   $  167,000
                      ==========================================================

The income tax expense differs from the amount computed using the statutory federal income tax rate as follows:

                                                                                     December 31,
                                                           June 30,    -----------------------------------------
                                                             2005           2004          2003          2002
                                                        --------------------------------------------------------
Income tax expense at federal statutory rate            $  698,509     $    994,416    $   899,000    $ 117,000
State tax expense, net of federal benefit                   75,218          116,016         96,000       13,000
Transaction expenses                                            --           82,620             --           --
Other                                                        6,005            9,617         47,000       37,000
                                                        --------------------------------------------------------
                                                        $  779,732     $  1,202,669    $ 1,042,000    $ 167,000
                                                        ========================================================

The primary components of deferred tax asset and liability amounts relate to differences in book/tax depreciation, amortization and accrued liabilities.

Deferred tax assets and/or liabilities have been included in Income Taxes Payable to Parent in the accompanying balance sheet as of June 30, 2005 and December 31, 2004.

During 2003 and the first eight months of 2004, the Company used federal and state net operating loss carryforwards to offset taxable income of approximately $602,000 and $4,894, respectively, prior to its acquisition by theglobe.

NOTE 9 - SIGNIFICANT CUSTOMERS

A significant portion of the Company's revenue is attributable to a small number of customers. Three customers accounted for approximately 56% of the Company's net revenue during the six months ended June 30, 2005. During the years ended December 31, 2004 and 2002, two customers accounted for approximately 59% and 47% of the Company's net revenue, respectively. During the year ended December 31, 2002, three customers accounted for approximately 63% of the Company's net revenue.

Amounts receivable from two of the Company's customers represented approximately $2,884,000, or 39%, of its total accounts receivable as of June 30, 2005. Three customers represented approximately $2,868,000, or 43%, of the Company's total accounts receivable as of December 31, 2004. Two customers represented approximately $2,021,000, or 58% of the Company's total accounts receivable as of December 31, 2003.

NOTE 10 - RETIREMENT PLAN

Effective January 1, 2003, the Company established a SIMPLE IRA savings plan
(Plan) for the benefit of all eligible employees who have completed six months of service. The Plan allowed employees to make certain tax deferred voluntary contributions. The Company contributed to the Plan such amounts as deemed appropriate. Contributions made by the Company totaled approximately $77,000 and $57,000 for the years ended December 31, 2004 and 2003, respectively. The Plan was terminated on December 31, 2004.

NOTE 11 - QUARTERLY FINANCIAL INFORMATION


                                     Quarter Ended
                             -------------------------------
                                June 30,       March 31,
                                  2005            2005
                             --------------- ---------------

Net revenue                  $   9,363,783    $  9,105,820
Gross profit                     3,173,068       2,626,776
Operating expenses               1,944,288       1,826,150
Income from operations           1,228,780         800,626
Net income                         767,620         507,086

                                                      Quarter Ended
                             ----------------------------------------------------------------
                             December 31,     September 30,      June 30,       March 31,
                                  2004            2004             2004            2004
                             ----------------------------------------------------------------

Net revenue                    $ 10,579,365    $  8,150,037     $   7,365,707   $   6,556,764
Gross profit                      2,923,025       2,425,398         2,342,662       2,397,739
Operating expenses                1,944,531       2,351,714         1,538,014       1,337,138
Income from operations              978,494          73,684           804,648       1,060,601
Net income (loss)                   642,650         (54,478)          487,905         646,005

                                                      Quarter Ended
                             ----------------------------------------------------------------
                              December 31,     September 30,      June 30,       March 31,
                                  2003            2003             2003            2003
                             ----------------------------------------------------------------
Net revenue                  $  4,054,839    $  4,356,283     $  3,466,091    $  3,563,296
Gross profit                    1,731,529       1,993,737        1,568,891       1,456,411
Operating expenses              1,476,017         987,309          833,717         832,867
Income from operations            255,512       1,006,428          735,174         623,544
Net income                        173,637         597,170          455,449         376,354


NOTE 12 - SUBSEQUENT EVENT

On August 10, 2005, the Company and theglobe entered into an asset purchase agreement, as amended on August 23, 2005 (the "Purchase Agreement") with RelationServe whereby the Company and theglobe agreed to sell all of the business and substantially all of the net assets of SendTec to RelationServe for $37,500,000 in cash, subject to certain net working capital adjustments. In addition, on August 23, 2005, theglobe entered into a Redemption Agreement with six members of the management of SendTec (the "Redemption Agreement") to redeem approximately 28.9 million shares of theglobe common stock owned by such management for approximately $11.6 million in cash. The closing of the redemption of these shares is contingent on, and will occur immediately after, the closing of the Purchase Agreement. theglobe also anticipates that it will be terminating and canceling certain options and warrants held by these six members of management for approximately $400,000 in cash. These shares and related options and warrants were issued to SendTec management in connection with theglobe's acquisition of SendTec. theglobe further expects to terminate or cancel the options of a few other employees of SendTec and enter into severance bonus arrangements with others for cash payments totaling approximately $500,000. The closing of the asset sale is subject to the satisfaction of a number of closing conditions including distribution of a definitive information statement describing the asset sale to theglobe's stockholders, with the closing anticipated to occur approximately 20 days thereafter.

                                     ANNEX A
                   (the Asset Purchase Agreement, as Amended)

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is entered into as of August 10, 2005, by and between RelationServe Media, Inc., a Nevada corporation, or a designated subsidiary thereof (the "BUYER"), theglobe.com, inc., a Delaware corporation ("GLOBE") and SendTec, Inc., a Florida corporation ("SELLER").

WHEREAS, Seller is engaged in the direct-response marketing business;

WHEREAS, Seller is a wholly-owned subsidiary of Globe;

WHEREAS, Seller and Globe desire that Seller sell, and Buyer desires to purchase, substantially all of the business and assets of Seller (the "BUSINESS") on the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein and intending to be legally bound, Buyer and Seller hereby agree as follows:

                     ARTICLE 1. SALE AND TRANSFER OF ASSETS.

1.1. Acquired Assets. Subject to the terms and conditions set forth herein, including, without limitation, satisfaction or waiver of the conditions set forth in Sections 9 and 10 hereof, at the Closing (as defined herein), Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in, to and under the business, rights, claims and assets (of every kind, nature and description, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever situated and whether or not reflected on the books and records of Seller) relating to or used in connection with, or necessary for the conduct of, the Business, except the Excluded Assets (as defined herein) (the "ACQUIRED ASSETS"), free and clear of any and all liens, security interests, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, material defects as to title or restrictions against the transfer or assignment thereof and encumbrances of any kind (collectively, "ENCUMBRANCES") except for such Encumbrances listed on
Schedule 1.1 hereto ("PERMITTED ENCUMBRANCES"). The Acquired Assets shall include, without limitation, the following:

(a) All tangible assets used in or necessary to the Business, whether owned or leased and whether located on the property of the Business or elsewhere, including, without limitation, all manufacturing, production, maintenance, testing and other machinery, motor vehicles, furniture, computers, printers and office equipment;

(b) All intangible assets used or useful in or necessary to the Business, including, without limitation: the name "SendTec" and all derivations thereof, all trade names, domain names, websites, service marks names, trade dress, logos, trade secrets, copyrights, designs, technical information, know-how, processes, techniques, research and development information, supplies, plans, proposals, technical data, computer software, financial, marketing and business data, pricing and cost information, business and marketing plans, formulas, devices, software or compilations of information; all patents, license rights and sublicense rights to all patents and trademarks, and other intangible assets registered in the name of Seller and currently used or proposed to be used by Seller or any of its Affiliates in connection with, or necessary or useful for the conduct of the Business, all registrations and applications therefore and all licenses (as licensee or licensor) and other agreements related thereto (the "INTELLECTUAL PROPERTY") all of which are listed on Schedule 5.11(a) hereto, and all of Seller's rights to use or allow others to use such Intellectual Property and all claims for infringement of any Intellectual Property, and intangible rights relating thereto;

(c) All current customer or client lists, files, documentation, records and related documentation used in connection with the Business, all of which customers (but not other information) are listed on Schedule 1.1(c) hereto;

(d) All of Seller's rights to the products, services and product or service line extensions of the Business, whether now existing or currently under development;

(e) All of the Seller's rights and interests arising under or in connection with Contracts (as defined in Section 5.14 hereof), all of which are listed on
Schedule 1.1(e) hereto;

(f) All franchises, licenses, permits, consents, authorizations, approvals and certificates, or any waiver of the foregoing, required by any person or organization including any Governmental Authority (as defined herein), held, used or otherwise possessed by Seller in connection with and/or necessary to the operation of the Business, to the extent transferable to Buyer under applicable laws, all of which are listed on Schedule 1.1(f) (the "PERMITS");

(g) All leases of equipment, machinery or other tangible personal property used in connection with and/or necessary to the operation of the Business, all of which are listed on Schedule 1.1(g) (the "PERSONAL PROPERTY LEASES" and the personal property subject to such leases to the extent of Seller's leasehold interest therein);

(h) All leases of real property used in connection with and/or necessary to the operation of the Business as listed on Schedule 1.1(h) (the "REAL PROPERTY LEASES", and the real property subject to such leases to the extent of Seller's leasehold interest therein, the "LEASED REAL PROPERTY");

(i) All goodwill and going concern value associated with the Business;

(j) All books of account, general, financial, Tax (as defined herein) and personal records, property records, purchasing and sales records, credit and collections records, personnel and payroll records, invoices, shipping records, warranties on all services, supplies and equipment, correspondence and other documents, files, papers, mailing lists, customer, licensee, representative and vendor lists, and all computer software, programs and data and any rights thereto owned, associated with or employed by Seller or its Affiliates used in, or relating to, the Business;

(k) All rights with respect to unemployment, workers' and workmen's compensation, and other similar insurance reserves and rebates relating to Transferred Employees (as defined herein);


(l) All amounts owing Seller or any of its Affiliates as of the Closing for services or products provided by the Business prior to the Closing, whether or not an invoice for such services or products has been submitted, including, without limitation, prepaid assets and expenses, insurance allocations, travel advances, rent and utility deposits and deposits for goods and services relating to the operation of the Business (the "ACCOUNTS RECEIVABLE") as listed on
Schedule 1.1(l);


(m) All cash, commercial paper, cash equivalents and marketable securities of the Business on hand or in any bank accounts or securities accounts owned by Seller, each of which is listed on Schedule 1.1(m).

(n) All customer deposits of the Business owned by Seller;

(o) All information services systems and computer hardware and software of the Business;

(p) All sales data, including all sales representatives, account books, logs and other documents reflecting sales strategies and appointments and suppliers' names of the Business and all sales and promotional materials used by Seller in connection with the Business;

(q) All of Seller's inventories of the Business existing on the Closing Date (as defined herein), including but not limited to, disposables, spare parts, materials, works-in-process, active shipments, ordered goods and supply items, that are (i) held for sale or rent, (ii) used in connection with the sale or rental or other Acquired Assets, (iii) parts used in the repair of Acquired Assets, or (iv) held by a third party under a rental arrangement whether located on the premises of either Seller, in transit to or from such premises, in warehouses, in premises of manufacturers (collectively "INVENTORY");

(r) All claims, causes of action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds, indemnity claims and rights under and pursuant to all warranties, service contracts, representations and guaranties made by suppliers of products, materials or equipment, or components thereof and third-party service providers), pertaining to or arising out of, the Business and inuring to the benefit of Seller with respect to the Business;

(s) All products, ideas or concepts of the Seller under research on or prior to the Closing Date that relate to the Business;

(t) All other assets, properties, rights and business of every kind and nature owned or held by Seller or its Affiliates which are used in the Business, or in which Seller has an interest, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement, except the Excluded Assets.

1.2. Excluded Assets. Notwithstanding the foregoing, the following assets relating to the Business are being retained by Seller, are expressly excluded from the purchase and sale contemplated hereby, and, as such, are not included in the Acquired Assets (the "EXCLUDED ASSETS"):


(i) All property and assets of Seller that are not related to the Business;


(ii) All insurance policies, other than rights to receive proceeds of insurance policies related to the Acquired Assets or the Business, and all rights of offset, counterclaims and insurance coverage thereunder;

(iii) All severance, pension, retirement and other employee benefit plans other than the right to any refunds or reimbursements thereunder;

(iv) All rights of Seller with respect to the claims, refunds, causes of action, rights of recovery, rights of set-off and all other rights and assets of every kind and nature related to the Excluded Liabilities (as defined below);

(v) All monies to be received by Seller and all other rights of Seller under this Agreement including, without limitation, the Purchase Price (as defined herein) and the other agreements, documents, and instruments executed or delivered in connection with this Agreement; and

(vi) The right to receive mail and other communications addressed to Seller relating to any of the assets described in the foregoing clauses (i) through (v) or the Excluded Liabilities.


                      ARTICLE 2. ASSUMPTION OF OBLIGATIONS.


2.1. Assumption of Certain Liabilities. Buyer is assuming only the following liabilities and obligations of Seller, and Buyer and Seller agree that there will be no other outstanding liabilities, to suppliers or otherwise, of the Business assumed by Buyer, other than those listed in this Section 2.1:

(a) The liabilities reflected on the Balance Sheet and all other liabilities of the Business incurred thereafter in the Ordinary Course; and

(b) All other liabilities and obligations of the Business and the Acquired Assets to the extent first arising or maturing (but only to the extent so maturing) after the Closing Date.

The liabilities and obligations of Seller identified in subsections (a) and (b) of this Section 2.1 are hereinafter collectively referred to as the "ASSUMED LIABILITIES."

2.2. Liabilities Not Assumed. With the exception of the Assumed Liabilities, Buyer shall not by execution and performance of this Agreement or otherwise, assume or otherwise be responsible in any way for any liability or obligation of any nature, whether absolute, contingent, accrued, or known or unknown, of Seller or any Affiliate of Seller whether or not relating to the Business.


                           ARTICLE 3. PURCHASE PRICE.


The total purchase price for the Acquired Assets to be paid to Seller by Buyer shall be Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) (the "PURCHASE PRICE") and shall be paid in the following manner:

3.1. Closing Payment. At the Closing (as defined herein), against delivery of appropriate instruments of sale, transfer, conveyance and assignment with respect to the Acquired Assets, Buyer shall deliver to Seller:

(a) Thirty-Six Million Five Hundred Thousand Dollars ($36,500,000) to be paid as follows at Closing:

(i) Thirty-Five Million Five Hundred Thousand Dollars ($35,500,000) (the "CLOSING AMOUNT") to be paid in immediately available funds by wire transfer to the bank account of Globe; and

(ii) One Million Dollars ($1,000,000) (the "ESCROW AMOUNT"), which shall be released pursuant to the terms of the that certain Escrow Agreement by and between Buyer, Globe and Proskauer Rose LLP (the "ESCROW AGENT"), dated as of the date hereof, substantially in the form of Exhibit A hereto (the "ESCROW AGREEMENT") and sent by wire transfer to the bank account of Globe; and

(b) One Million Dollars in cash ($1,000,000) (the "Holdback Cash"), which shall, together with the Escrowed Shares, be held by the Holdback Escrow Agent pursuant to the terms of the Holdback Escrow Agreement (as such terms are defined in Section 3.2 below).

3.2. Escrowed Shares.

(a) As additional protection for the Buyer in the event that the Buyer suffers any Losses for which the Buyer is entitled to indemnification hereunder, Globe shall, at the Closing, issue to the Buyer and deposit with Olshan Grundman Frome Rosenzweig & Wolosky, LLP (the "HOLDBACK ESCROW AGENT"), a number of shares of restricted common stock of Globe (the "ESCROWED SHARES") having an aggregate value of Seven Hundred and Fifty Thousand Dollars ($750,000) (valued at the average closing price of Globe common stock over a trailing ten (10) day period prior to the Closing, which shares shall be entitled to customary "piggyback" registration rights). Unless and until any Escrowed Shares are released to the Buyer pursuant to the Holdback Escrow Agreement (as defined below), the Buyer may not sell, assign, pledge, encumber or otherwise transfer such Escrowed Shares, nor shall the Buyer have the right to vote such Escrowed Shares.

(b) Partial Release of Holdback Cash. On the first to occur of: (i) the date that is six months after the Closing Date; or (ii) the date that Buyer receives audited financial statements of the Business for the fiscal year ended December 31, 2005 (the first of such dates being the "PARTIAL RELEASE DATE"), the parties shall cause the Holdback Escrow Agent to release from the Holdback Escrow Agreement (as defined below) and pay to Globe the sum of Seven Hundred Fifty Thousand Dollars ($750,000) in cash; provided, however, that if, on the Partial Release Date, the Buyer (A) shall have sustained indemnifiable Losses in excess of $100,000 that have already been satisfied by recourse against the Holdback Cash, (B) shall have pending any good faith Claims for indemnifiable Losses that are reasonably estimated by the Buyer to exceed


$100,000 in the aggregate or (C) shall have pending any good faith Claims for indemnifiable Losses that would, when Buyer's reasonable estimates thereof are aggregated with any indemnifiable Losses sustained by Buyer that have already been satisfied by recourse against the Holdback Cash, exceed $100,000, then such $750,000 sum shall not be paid to Globe on the Partial Release Date and the entire balance of the Holdback Cash remaining on the Partial Release Date shall continue to be held and disbursed by the Holdback Escrow Agent pursuant to the terms of the Holdback Escrow Agreement.


(c) Holdback Escrow Agreement. The Holdback Cash and the Escrowed Shares shall be held by the Holdback Escrow Agent pursuant to an Escrow Agreement substantially in the form of Exhibit B hereto (the "HOLDBACK ESCROW AGREEMENT") during the Indemnification Period (as defined herein). At the expiration of the Indemnification Period, (i) the then remaining balance of the Holdback Cash shall be paid to Globe and (ii) the then remaining number of Escrowed Shares shall be returned to Globe, whereupon such Escrowed Shares shall be cancelled and shall cease to be issued and outstanding. The Holdback Cash and Escrowed Shares shall not, to the extent permitted by law, be subject to claims of any creditors of Globe or Seller.

(d) Globe's Election. In the event that the Buyer suffers any Loss(es), for which the Buyer is entitled to indemnification hereunder for which the Holdback Cash shall not be sufficient to fully indemnify Buyer as provided in Article 11, Buyer shall have the right at the time of payment of any such Claim(s) to payment of the deficit by transfer to Buyer by the Holdback Escrow Agent of such number of the Escrowed Shares that shall have an aggregate Fair Market Value that is sufficient to pay such deficit. If the Fair Market Value of the Escrowed Shares is less than the amount required to be remitted to Buyer, then Seller and Globe shall be jointly and severally liable and shall be required at the time required for payment of such Claim(s) to immediately pay to the Buyer the difference between the Fair Market Value of the Escrowed Shares (or the then remaining Escrowed Shares) and the amount of such Loss(es) payable in respect of such Claim(s) (such difference, the "Share Value Deficit"); provided, however, that in no event shall more than an aggregate of $750,000 in value (whether in the transferred Escrowed Shares' Fair Market Value or in cash required to fund a Share Value Deficit) be payable in respect of any Loss(es) that cumulatively become payable for which the Holdback Cash shall not be sufficient to fully indemnify as provided in Article 11. In addition, in the event that the Buyer suffers any Loss(es) for which Buyer is entitled to indemnification hereunder for which the Escrowed Shares shall be paid to Buyer, Globe shall have the right to elect to pay all or a portion of such Loss(es) in cash in lieu of Escrowed Shares, provided, further, that Globe (i) gives prompt written notice of such election to Buyer prior to delivery of the Escrowed Shares to Buyer by the Holdback Escrow Agent, and (ii) pays to Buyer by wire transfer of immediately available funds an amount equal to the Fair Market Value of the Escrowed Shares that would have been released to Buyer had Globe not elected to pay such Loss(es) in cash.

3.3. Adjustments to Purchase Price.


(a) Closing Date Balance Sheet Adjustment. The Purchase Price shall be adjusted at Closing in accordance with the Closing Date Balance Sheet, as defined below, to the extent that Seller's Net Working Capital as reflected on the Closing Date Balance Sheet is more than or less than $0.


(b) Closing Date Balance Sheet. Seller shall prepare and deliver an estimated balance sheet dated as of the Closing Date (the "CLOSING DATE BALANCE SHEET"), as soon as practical, but in all cases, within one (1) Business Day (as defined herein) prior to the Closing Date. Such Closing Date Balance Sheet shall be prepared by Seller's accountants in accordance with GAAP applied consistently with past accounting practices of Seller. If the Closing Date Balance Sheet establishes that Seller's Net Working Capital is more or less than $0, then, in that event, the Purchase Price shall be increased or decreased dollar-for-dollar (the "ADJUSTMENT") by the amount of the excess or deficiency. Thus, for example, if the Closing Date Balance Sheet shows Net Working Capital of $250,000, the Purchase Price shall be increased by $250,000. If, on the other hand, the Closing Date Balance Sheet shows Net Working Capital of less than $0, the Purchase Price shall be reduced to the extent of such deficit.

3.4. Post-Closing Audit Adjustment. Buyer shall direct the preparation of an audit of the Closing Date Balance Sheet and shall deliver the same to the Globe and Seller prior to March 31, 2006. To the extent that the audited Closing Date Balance Sheet shows a different Net Working Capital as of the Closing Date than the estimate previously prepared by Seller, Globe and Seller shall be responsible to pay to Buyer the amount of any deficit by which Net Working Capital is less than the estimate, and Buyer shall pay to Seller, any greater amount by which the audited Closing Date Balance Sheet Net Working Capital exceeds the estimate within 15 days of delivery of the audited Closing Date Balance Sheet to Seller.

3.5. Allocation of Purchase Price. The parties hereto agree that the taxable purchase of the Acquired Assets shall be an "applicable asset acquisition" governed by Section 1060 of the Code. The parties hereto further agree that the Purchase Price shall be allocated in accordance with Schedule 3.5 hereto (as may be later adjusted in accordance with Section 3.3). Each of Buyer and Seller agrees to complete IRS Form 8594 consistently with such allocation and, if requested by the other, to furnish the other with a copy of such Form prepared in draft form no less than 45 days prior to the filing due date of such Form. None of Buyer, Seller or Seller's Affiliates shall file any return or take a position with any taxing authority or in connection with any tax related litigation that is inconsistent with this Section 3.5, unless required to do so pursuant to a determination within the meaning of Section 1313(a) of the Internal Revenue Code (the "CODE").

                               ARTICLE 4. CLOSING.

4.1. Closing. The closing of the transactions contemplated hereby (the "CLOSING") shall be held at such date, time and place as Buyer and Seller mutually agree but in any event prior to October 31, 2005 (the "CLOSING DATE").

4.2. Deliveries at Closing. Upon satisfaction or waiver of all conditions set forth herein, at the Closing:


(a) Seller shall duly execute and deliver to the Buyer bills of sale and instruments of assignment and transfer as may be necessary to vest in the Buyer good and marketable title to all of the Acquired Assets, in each case subject to no Encumbrance, and for assumption of the Assumed Liabilities.


(b) The Buyer shall deliver or cause to be delivered the Closing Amount to Seller.

(c) The Escrow Amount shall be released to Seller pursuant to the terms of the Escrow Agreement.

(d) The Holdback Amount shall be delivered into escrow for the Indemnification Period under the Holdback Escrow Agreement.

(e) Each of the parties thereto shall execute and deliver each of the documents, instruments or agreements required to be executed and delivered pursuant to Sections 9 and 10 hereof.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF SELLER AND GLOBE. The Seller and Globe, jointly and severally, represent and warrant to the Buyer as of the date hereof (except as otherwise indicated) as follows, provided, however, that Seller's and Globe's representations and warranties contained in Section 5.3(b) or (c) (as it relates to Seller and/or the Business), 5.5 (as it relates to Seller and/or the Business) 5.6, 5.7, 5.8, 5.9 (as it relates to Seller and/or the Business), 5.10 (as it relates to Seller and/or the Business) 5.11, 5.12, 5.13, 5.14, 5.15, 5.16 (as it relates to Seller and/or the Business), 5.17, 5.18, 5.19 and 5.20 (collectively, the "Operational Representations") shall not be deemed to have been made upon execution by Globe hereof, and shall only be deemed made when, and if, comparable representations and warranties are made by Seller Management (as defined in Section 9.11) to Globe (and as to which representations and warranties by Seller Management Buyer shall also be entitled to rely upon hereunder provided, however, neither Seller nor Globe shall be required to obtain Seller Management consent to any such reliance), which may be made in the Globe Redemption Agreement (as defined in Section 9.10) or in any another document or agreement, relating to such matters, and upon obtaining such management representations, the Operational Representations shall be deemed to be made by Globe:

5.1. Organization; Authority. (a) Globe is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida (i.e., Seller is organized and its status is "active"). Seller and Globe are each duly licensed or qualified to do business as a foreign entity, and are each in good standing in each jurisdiction where such qualification is necessary as listed on Schedule 5.1, which, with respect to Seller, are the only jurisdictions in which qualifications are required in connection with the operation of the Business. True and complete copies of the charter and bylaws, including any amendments thereto through the date hereof (certified as of a recent date hereof by the Secretary of each Seller), of each of Seller and Globe have been delivered to Buyer.


(b) Seller and Globe each have all requisite corporate power and authority to
(i) execute and deliver this Agreement, the other Transaction Documents to which each is a party (the "SELLER TRANSACTION DOCUMENTS") and any related agreements to which either of them is a party and to perform the transactions contemplated hereby and thereby (the "CONTEMPLATED TRANSACTIONS"), (ii) to use its corporate name, (iii) to operate its business and to carry on its business as presently conducted, and (iv) to own, lease and otherwise hold its properties and assets. All of the issued and outstanding capital stock of Seller is owned beneficially and of record by Globe.


5.2. Authority Relative to the Transaction Documents. Seller and Globe have all requisite corporate authority and power to execute and deliver this Agreement and the other Seller Transaction Documents to which it is or will become a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Seller Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all required corporate and stockholder action on the part of Seller and by all required corporate and stockholder action on the part of Globe and no other corporate, shareholder or other proceedings on the part of Seller or Globe (other than stockholder approval by the stockholders of Globe) are necessary to authorize this Agreement or the other Seller Transaction Documents or to consummate the Contemplated Transactions. The Seller Transaction Documents have been duly and validly executed and delivered by Seller and Globe as applicable, and, assuming the Seller Transaction Documents have been duly authorized, executed and delivered by Buyer, the Seller Transaction Documents constitute the valid and binding agreement of Seller and Globe enforceable against Seller and Globe in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

5.3. Non-Contravention. Except as listed on Schedule 5.3, the execution and delivery by Seller and Globe of this Agreement and the Seller Transaction Documents and the consummation by the Seller and Globe of the Contemplated Transactions will not (a) violate or conflict with any provision of their respective charters or bylaws, each as amended to date; (b) conflict with or result in the breach or termination of (or constitute a default for any event which, with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by, or maturity of, or result in the creation of any Encumbrance pursuant to any of the terms, conditions or provisions of, any Contract which either Seller or Globe is a party; (c) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance; or (d) violate any statute, law, ordinance, guideline, interpretation, judgment, decree, order, regulation or rule of any Governmental Authority (as defined herein). The execution and delivery of this Agreement by Seller and Globe and the performance of this Agreement, the Seller Transaction Documents and the related or Contemplated Transactions by Seller and Globe will not require filing or registration with, or the issuance of any Permit by, any Person or Governmental Authority under any applicable Law (other than any obligations to file an Information Statement and other reports as required by the Exchange Act (as defined herein) or any contracts to which Seller and Globe is a party. The Contemplated Transactions will not violate or conflict with any contract, agreement, or understanding relating to the acquisition of Seller by Globe.

5.4. Compliance with Law. Except as set forth on Schedule 5.4, the Business has been conducted in accordance with all applicable Laws (except, in each such case, for any non-compliance that individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect). Seller has complied with, and is in compliance with (a) all Laws applicable to Seller or any of its properties and (b) all terms and provisions of all Contracts to which Seller is a party, or to which the Acquired Assets or the Business is subject (except, in each such case, for any non-compliance that individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect). Except as set forth in Schedule 5.4 hereto, neither Seller nor Globe has committed, been charged with, or been under investigation with respect to, nor does there exist, any violation of any provision of any Law with respect to the Acquired Assets or the Business. Neither the Seller nor Globe is subject to any decree, injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority which could impair its ability to consummate the transactions contemplated hereby or adversely affect Buyer's ownership of the Acquired Assets or conduct of the Business from and after Closing.


5.5. SEC Documents; Financial Statements. (a) Since August 30, 2004, Globe has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements included in the SEC Documents ("SEC FINANCIAL STATEMENTS") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The SEC Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Seller and Globe (as it relates to Seller and the Business) as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As at the respective dates of the SEC Financial Statements, there were no material liabilities or obligations of Seller (whether absolute or contingent) except for those liabilities and obligations reflected on or adequately reserved for therein. To the knowledge of the executive officers of Globe, no information provided by or on behalf of Seller to Buyer or which is included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are or were made, not misleading.


 (b) Certain Financial Information. Globe has delivered to Buyer complete and correct copies of (i) audited financial statements for Seller as of and for the calendar year ended December 31, 2004 and the related statements of income and cash flows for the periods ending on such date; and (ii) the unaudited financial statements for Seller as of and for the 6-month period ended June 30, 2005 (the "BALANCE SHEET DATE") and the related statements of income and cash flows for the periods ending on such dates (the "SELLER FINANCIAL STATEMENTS", and together with the SEC Financial Statements, the "FINANCIAL STATEMENTS"), copies of which are attached as Exhibit 5.8(b) hereto. The unaudited balance sheet of Seller as of the Balance Sheet Date is hereinafter referred to as the "BALANCE SHEET". Each of the Seller Financial Statements has been prepared in accordance with GAAP, applied on a consistent basis throughout the relevant periods (except as may be otherwise indicated in such Seller Financial Statements or the notes thereto), and fairly presents in all material respects the assets, liabilities and financial position of Seller as of such dates and for the periods indicated subject, in the case of unaudited financial statements, to normal year end adjustments. Since the Balance Sheet Date, there has been no change in any of the significant accounting policy practices or procedures of Seller or Globe.


5.6. Absence of Certain Changes and Events. Since the Balance Sheet Date, Seller's business has been conducted only in the ordinary course of business consistent with past practice of Seller (the "ORDINARY Course"). Without limiting the foregoing, except as set forth on Schedule 5.6, since the Balance Sheet Date, there has not been, occurred or arisen:

(a) any material adverse change in the operations (as now conducted or as presently proposed to be conducted), assets, liabilities, earnings, business, properties, rights, net worth, or condition (financial or otherwise) of Seller, nor are any such changes threatened, anticipated or contemplated;

(b) any sale, lease or other disposition of any properties or assets of Seller, or any transaction that is material to the business of Seller entered into or carried out, except in the Ordinary Course;

(c) any material change made in the methods of doing business, nor has a Material Adverse Effect in the accounting principles or practices or the method of application of such principles or practices used by Seller or any change in depreciation or amortization policies or rates theretofore adopted occurred;

(d) any Encumbrance imposed or agreed to be imposed on or with respect to any of the Acquired Assets or capital stock of Seller, other than the Permitted Encumbrances;

(e) any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any Contract (as defined herein), other than any satisfaction by performance in accordance with the terms thereof in the Ordinary Course;

(f) any actual, threatened, anticipated or contemplated casualty, loss, damage or destruction (whether or not covered by insurance), conversion, termination, cancellation, default or taking by eminent domain or other action by any Governmental Authority that has had or could reasonably be expected to have a Material Adverse Effect;


(g) any adverse pending, threatened, anticipated or contemplated dispute of any kind with any contractor, subcontractor, customer, supplier, source of financing, employee, landlord, subtenant or licensee of Seller that is reasonably likely to result in any material reduction in the amount, or any change in the material terms or conditions, of business with any material customer, supplier or source of financing of Seller;


(h) any increase, other than in the Ordinary Course, in the compensation payable or to become payable to any of Seller's officers, employees, agents or consultants (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or the entering into with or modification of any employment contract or other agreement concerning the compensation of any officer, or employee, or the making of any loan to, or engagement in any transaction with, any officers, directors or shareholders of Seller, or the establishment of any new, or the modification of any existing, employee benefit, compensation or stock plan of Seller that affects the employees of Seller;

(i) capital expenditures or commitments therefore by Seller in excess of $10,000 in the aggregate for additions, alterations or modifications to the property, plant or equipment of Seller;

(j) the incurrence of any material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) or the incurrence or entering into of any transaction, contract or commitment by Seller with respect to its business, other than items incurred or entered into (as the case may be) in the Ordinary Course;

(k) any payment, discharge or satisfaction of any claim, Encumbrance or liability by Seller other than in the Ordinary Course (whether absolute, accrued, contingent or otherwise and whether due or to become due);

(l) any labor trouble, problem or grievance that has had or could reasonably be expected to have a Material Adverse Effect;

(m) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset or Intellectual Property of Seller other than in the Ordinary Course;

(n) any cancellation of any Indebtedness (as defined herein) or claims or any amendment, termination, diminution or waiver of any rights of material value to Seller;

(o) any change in the customers or the personnel of Seller other than such routine changes which occur in the Ordinary Course;

(p) any material decrease in the level of maintenance of any material tangible assets of Seller from that level generally in effect prior to the date hereof;

(q) any material failure to operate the business of Seller in the Ordinary Course, including, but not limited to, any failure by Seller to make capital expenditures or investments in Seller or any failure to pay trade accounts payable consistent with past practice;


 (r) any pending, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description (including, without limitation, the enactment of any Laws (as defined herein)) that has had or could reasonably be expected to have a Material Adverse Effect; and


(s) any agreement or understanding, whether in writing or otherwise, for Seller to take any of the actions specified in (a) through (r) above.

5.7. Title to Properties.

(a) Acquired Assets. Seller has, and is transferring to Buyer, good, clear and valid record and marketable title to, and possession of, all of the Acquired Assets owned by Seller, free and clear of any Encumbrances (other than Permitted Encumbrances). Seller has, and is transferring to Buyer, valid and subsisting leasehold interests or licenses in, and possession of, all of the Acquired Assets that are leased by Seller. Seller has the full right, power and authority to sell, convey, transfer, assign and deliver the Acquired Assets, without the need to obtain the consent or approval of any third party, except as listed on
Schedule 5.7(a). At and as of the Closing, Seller will convey the Acquired Assets to Buyer by deeds, bills of sale, certificates of title and other instruments of assignment and transfer effective in each case to vest in Buyer, and Buyer will have, good and valid record and marketable title to all of the Acquired Assets, free and clear of any and all Encumbrances, except for Permitted Encumbrances. The Acquired Assets are, in all material respects, in good condition and repair and are adequate and sufficient for Seller's intended purposes, ordinary wear and tear excepted. The Acquired Assets will transfer to Buyer under this Agreement (and other documents contemplated hereby), and constitute, all of the material assets and properties (personal and mixed, tangible and intangible) and rights necessary or desirable to permit Buyer to conduct the Business consistent with Seller's past business practice.

(b) Leases. (i) Schedule 1.1(h) contains a list of all material agreements under which real property is leased by Seller and used in connection with the Business. All of the Leased Real Property including any buildings, structures and appurtenances thereon, are, to Seller's knowledge, in good operating condition and repair, are in such condition as to permit surrender by Seller to the lessors thereof without any material cost or expense for repair or restoration if any of the Real Property Leases were terminated on the date hereof, are adequate and suitable for the uses for which intended by Seller, each has adequate rights of ingress and egress for operation of the Business in the Ordinary Course and there does not exist any condition that interferes in any material may with the use or the economic value thereof.


(ii) Schedule 1.1(g) contains a list of all leases or material agreements under which Seller, with respect to the Business, is lessee of or holds or operates any items of machinery, equipment, motor vehicles, computer equipment, printers, office furniture or fixtures owned by any third party, true, complete and correct copies (or, in the case of oral leases or agreements, descriptions) of which leases and agreements have been furnished to Buyer. Seller are the owners and holders of all of the leasehold estates purported to be granted by such leases or agreements and all other leases or agreements under which Seller are lessee of or hold or operate any such items owned by a third party, and each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. There is not under any of such leases any existing default or, to the knowledge of Seller, event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a default thereunder. Except as provided on Schedule 5.7(c)(ii) hereto, to Seller's knowledge, each of the items of machinery, equipment, printers, office furniture and fixtures covered by the Personal Property Leases is in good operating condition and repair, is in such condition as to permit surrender thereof by Seller to the lessors without any material cost or expense for repair or restoration if such leases were terminated on the date hereof, is suitable for the uses for which intended by Seller in the Ordinary Course and there does not exist any condition that interferes in any material way with the use or economic value thereof.


5.8. Absence of Liabilities. Except for the Assumed Liabilities, and except as set forth on Schedule 5.8 there are no material liabilities or obligations of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, and whether due or to become due) probable of assertion relating to the Business except for:

(a) liabilities set forth or reflected (or reserved against) in the Balance Sheet that have not been paid or discharged since the date thereof;

(b) liabilities arising under agreements or other commitments listed on Schedule 5.8(b) hereto;

(c) current liabilities arising in the Ordinary Course subsequent to the Balance Sheet Date, that are accurately reflected on its books and records in a manner consistent with past practice; or

(d) the Excluded Liabilities, which shall be retained by Seller.

5.9. Consents; Transferability of Licenses, Etc.

(a) Except as set forth on Schedule 5.9(a) hereto, no consent, approval or authorization of, or registration, qualification or filing with, any Person or Governmental Authority is required for the execution and delivery by Seller and Globe of this Agreement and the Seller's Transaction Documents or for the consummation by Seller of the Contemplated Transactions. Except as set forth on
Schedule 5.9(a), no consent of any third party is required for the transfer of the Acquired Assets as provided in this Agreement.


5.10. Litigation, etc. Except as set forth on Schedule 5.10 hereto, no claim, action, suit, proceeding or investigation whether civil or criminal, in law or equity, before any arbitration or Governmental Authority is pending or threatened in writing: (i) against Seller, (ii) relating to or affecting the ability of Seller to execute this Agreement or the Seller's Transaction Documents or consummate the transactions contemplated herein or therein, or
(iii) which questions the validity of this Agreement or any of the Seller's Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor to Seller's and Globe's knowledge is there any basis for any such action, suit, proceeding or investigation. None of the matters set forth in
Schedule 5.10 hereto, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


5.11. Intellectual Property.

(a) Schedule 5.11(a) hereto sets forth a complete and accurate list of all Intellectual Property, which is the only intellectual property or other proprietary rights of any kind or nature necessary to permit Buyer to carry on the business of Seller after the Closing as presently conducted by Seller.
Schedule 5.11(a) also includes a complete and accurate list of all United States and foreign patent, copyright, trademark, service mark, trade dress, domain name and other registrations and applications, indicating for each the applicable jurisdiction, registration number (or application number), and date issued or filed, and all unregistered Intellectual Property. Except to the extent set forth in Schedule 5.11(a), Seller owns or has the sole and exclusive right to use all of the Intellectual Property used or necessary for use in connection with the business of Seller as presently conducted or proposed to be conducted, and the consummation of the transactions contemplated by the Transaction Documents will not alter or impair any such right. All Intellectual Property is valid, subsisting, in full force and effect, enforceable and has not been abandoned as of the date hereof. Except as has not or would not reasonably be expected to have a Material Adverse Effect, Seller has taken all action necessary or desirable to maintain and protect each item of Intellectual Property. The Intellectual Property of Seller is free and clear of any Encumbrances other than Permitted Encumbrances and, except as set forth on
Schedule 5.11(a), is fully assignable by Seller to any Person, without payment, consent of any person or other condition or restriction. Seller does not use any Intellectual Property in connection with the Business other than as set forth on
Schedule 5.11(a). No registered Intellectual Property has been or is now involved in any cancellation, dispute or litigation, and, to the knowledge of Seller, no such action is threatened. Except as set forth in Schedule 5.11(a), no patent of Seller included in the Intellectual Property has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) License Agreements. Schedule 5.11(b) sets forth a complete and accurate list of all licenses, sublicenses, consent, royalty or other agreements concerning Intellectual Property to which Seller is a party or by which any of the assets of Seller is bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) relating to the Business (collectively, "LICENSE AGREEMENTS"). All of the License Agreements are valid and binding obligations of Seller enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity, and to Seller's knowledge, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Seller under any such License Agreement. Seller has performed all obligations required to be performed by it, and Seller is not in default (or alleged to be in default) under any Contract relating to any of the foregoing in any way that would or reasonably could be expected to have a Material Adverse Effect. No party to any Contract relating to Intellectual Property has given Seller notice of its intention to cancel, terminate or fail to renew such License Agreement.

(c) No Infringement. Seller has taken all commercially reasonable steps to maintain, police and protect the Intellectual Property of Seller. Except as disclosed in Schedule 5.11(c), (i) to the knowledge of Seller, the conduct of Seller's businesses as currently conducted does not infringe or otherwise impair or conflict with ("INFRINGE") any Intellectual Property rights of any Person, and the Intellectual Property rights of Seller are not being Infringed by any Person; and to the knowledge of Seller (ii) there is no litigation or order pending or outstanding, or to the knowledge of Seller, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Seller's use of any Intellectual Property owned by a third party, and, to the knowledge of Seller, there is no valid basis for the same.


(d) Royalties. No royalties, honoraria or other fees are payable by Seller to any Person for the use of or right to use any Intellectual Property, except as set forth in Schedule 5.11(d).

5.12. Permits. The Permits listed in Schedule 5.12 constitute all of the licenses, permits, certificates, approvals, exemptions, franchises, registrations, variances, accreditations or authorizations currently used in or required for the operation of the Business as operated by Seller prior to the Closing Date except for any Permits the absence of which would not have a Material Adverse Effect. The Permits are valid and in full force and effect and there are no pending proceedings which could result in the termination, revocation, limitation or impairment of any of the Permits. Seller has not received notice of any violations in respect of any of the Permits.

5.13. Labor and Employment Matters; ERISA Matters.

(a) Schedule 5.13 contains a list of each employee of Seller (such employees, the "SELLER EMPLOYEES"). Except as set forth on Schedule 5.16, there are no employment, consulting, severance or indemnification contracts between Seller and any of the Seller Employees. Seller either has paid to date or will pay within the normal payroll cycle after the Closing Date all accrued wages, salary, commissions, vacation and sick pay accrued on or before the Closing Date for all of the Seller Employees and, agents and representatives of Seller. Seller is in compliance with Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

(b) Except as set forth on Schedule 5.13(b), Seller maintains no employee welfare benefit plans or employee pension benefit plans (within the meaning of Section 3(1) or Section 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Seller shall be solely liable for all obligations with respect to all employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) of which Seller is or ever has been a party or by which it is or ever has been bound.


(c) To Globe's knowledge, there are no pending investigations involving Seller by the U.S. Department of Labor or any other Governmental Agency. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against Seller. No collective bargaining agreement or modification thereof is currently being negotiated by Seller. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of Seller. No material labor dispute with Seller Employees exists or, to the knowledge of Globe, is imminent.


5.14. Contracts, Etc. Schedule 1.1(e) sets forth a complete and accurate list of all written Contracts to which Seller is a party. As used in this Agreement, the word "CONTRACT" means:

(a) agreement for the purchase, sale, lease, or license of services, products, or assets that are not cancelable without penalty and that require total future payments in excess of $50,000 in any fiscal year in any instance, or entered into other than in the Ordinary Course (but excluding, for the avoidance of doubt, any such agreement whereby payments are contingent in nature);

(b) agreements to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or to supply all of a particular customer's or customers' requirements for a certain service or product;

(c) agreement or other commitment pursuant to which any Person has agreed to indemnify or hold harmless any other Person;

(d) employment agreement, consulting agreement, or agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control;

(e) agreement with any current or former Affiliate, shareholder, officer, director, employee, or consultant, or with any Person in which any such Affiliate, shareholder, officer, director, employee, or consultant has an interest;

(f) joint venture or teaming agreement;

(g) agreement with any domestic or foreign government or agency or executive office thereof or any subcontract and any third party relating to a contract between such third party and any domestic or foreign government or agency or executive office thereof; or

(h) agreement imposing non-competition or exclusive dealing obligations.

Seller has delivered to the Buyer true, correct and complete copies of all such Contracts, together with all amendments, modifications and supplements thereto. Each of the Contracts listed on Schedule 5.14 hereto is in full force and effect, the Seller is not in breach of any of the provisions of any such Contract (to the extent that any such breach has or could reasonably be expected to have a Material Adverse Effect), nor to Seller's knowledge is Seller or any other party to any such Contract in default thereunder, nor to Seller's knowledge does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder. Seller has performed in all material respects with all obligations required to be performed by Seller to date under each such Contract. Except as set forth in Schedules 5.14(a) and 5.14(b), no approval or consent of any Person is needed in order that the Contracts continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and no such


Contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the Seller thereunder or give additional rights to any other party thereto or shall in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or the Seller's Transaction Documents.


5.15. Environmental Matters. Except as set forth on Schedule 5.15: (a) Seller is in material compliance with all applicable Environmental Laws; (b) there is no Environmental Claim pending against the Seller with regard to the Acquired Assets, Leased Real Property, or Business; (c) Seller has obtained all material Permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws with regard to the Acquired Assets or Business (the "ENVIRONMENTAL PERMITS") and is in material compliance with their requirements; (d) to the knowledge of Seller, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials (as defined herein) are being or have been treated, stored or disposed of on any real property Seller currently owns or leases for the Business other than in material compliance with applicable Environmental Laws; (e) Seller has not undertaken or completed any investigation or assessment or remedial or response action relating to any release, discharge or disposal of or contamination with Hazardous Materials at any site, location or operation of Seller, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (f) there have been no actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Materials (the "ENVIRONMENTAL CLAIMS") against Seller that remain outstanding or unresolved.

5.16. Taxes. Except as set forth on Schedule 5.16 hereto:

(a) Neither Globe nor Seller nor any member of a Relevant Group has failed to file any Tax return required to be filed, which failure could result in the imposition of any Encumbrance (other than Permitted Encumbrances) on or against the Acquired Assets, the Business or the Buyer or in any liability to the Buyer, as transferee or otherwise. All Taxes imposed on the Seller or any member of a Relevant Group, the non-payment of which could result in an Encumbrance (other than Permitted Encumbrances) on or against the Acquired Assets, the Business or the Buyer or in any liability to the Buyer, as transferee or otherwise, have been or will prior to the Closing Date be paid by the Seller. All deposits required to be made by the Seller or any member of a Relevant Group in respect of any material Tax, including, without limitation, withholding taxes, have been or will be made in a timely fashion. There are no material Tax deficiencies or claims asserted against Seller or any member of a Relevant Group the non payment of which could result in any Encumbrances (other than a Permitted Encumbrance) on or against the Acquired Assets or in any liability to Buyer, as transferee or otherwise, nor is there any basis for any such deficiency or claim;

(b) Neither Globe nor Seller is not party to any Tax allocation or sharing agreement or understanding that could, under any circumstances, require any payment by Buyer, any of its subsidiaries or any affiliate thereof after the Closing Date;


(c) No waiver of any statute of limitations relating to Taxes has been executed or given by Seller. There are no Encumbrances with respect to Taxes upon any of the Acquired Assets or the Business. All required Tax returns relating to the Business, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects; and


(d) No Tax return of either Globe or Seller is currently under audit by the IRS or by any other taxing authority. Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of Globe, threatening to assert against either Globe or Seller any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith or any adjustment that would have a Material Adverse Effect.

5.17. Insurance. Schedule 5.17 lists all insurance Policies and binders of liability, theft, fidelity, life, fire, product liability, health, unemployment, workers' and workmen's compensation, errors and omissions and other types of insurance, self insurance practices and performance bonds covering Seller (collectively, the "POLICIES"). Seller maintains such policies of insurance with financially sound and reputable insurance companies, funds, or underwriters, of the kinds required to cover such risks and are in such amounts and with such deductibles and exclusions as are consistent with prudent business practice of a comparable business. Seller warrants that all such Policies (a) are valid, enforceable and in full force and effect, (b) are sufficient for compliance by Seller with all requirements of Law and all Contracts to which it is a party and
(c) provide that they will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All premiums with respect to such Policies are currently paid, and no basis exists for early termination thereof on the part of the insurer. Seller is not in default with respect to its obligations under any of such Policies, nor has Seller received any notification or other indication from any insurer or agent of any intent to cancel or not to renew or increase the premiums on any such Policies. To Seller's knowledge no facts or circumstances exist which would relieve the insurer under any Policy of its obligation to satisfy in full any valid claim of the Seller thereunder. Seller has not, during the last 5 fiscal years, been denied or had revoked or rescinded any policy of insurance.

5.18. Suppliers and Customers. Schedule 5.18 identifies each contractor, subcontractor, customer and supplier of Seller that in each case is material to the Business. Schedule 5.18 lists the products and services supplied by Seller to such customer. Except as set forth on Exhibit 5.18, there are (i) no customers of Seller accounting for more than 10% of the gross revenues of its business for the last twelve-month period, and (ii) no sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to Seller, with respect to which alternative sources of supply are not readily available on comparable terms and conditions. No material supplier or material customer of the business of Seller has, during the past 12 months, cancelled or otherwise terminated its services or supplies to Seller or its use or purchase of the products or services of Seller, or has communicated any threat in writing to Seller to do so. Neither Seller nor Globe has any knowledge that any such supplier or customer intends to cancel, reduce or otherwise terminate its relationship with Seller or the usage or purchase of the products of Seller, or that the transactions contemplated by this Agreement will result in any such cancellation, reduction or termination.


5.19. Subsidiaries. Seller has no subsidiaries or equity investments in any other corporation, association, partnership, joint venture or other entity.


5.20. Certain Line Items and Related Items.

(a) Accounts Receivable. To Seller's knowledge, all Receivables of Seller received in connection with the Business have arisen only from bona fide transactions entered into in the Ordinary Course, are the legal and binding claims of Seller, free and clear of all Encumbrances (other than Permitted Encumbrances), have been recorded in accordance with GAAP and are not and shall not be subject to any counterclaim, set-off or defense (except to the extent reserved against). Since the Balance Sheet Date, no customer has notified Seller, orally or in writing, that they intend to assert any material right to a discount, allowance or chargeback with respect to any products or services. The Receivables are current as of the date hereof. Seller has delivered to the Buyer a complete and accurate aging list of all Receivables as of a date not more than 5 days prior to the Closing Date.

(b) Accounts Payable. The accounts payable related to Seller, as reflected on the Financial Statements or thereafter and recorded by Seller, have arisen only from bona fide transactions entered into in the Ordinary Course. All payment terms in connection therewith are consistent with past practices of Seller.

5.21. Potential Conflicts of Interest. Except for compensation to regular employees of Seller, and as set forth on Schedule 5.21, neither Seller nor any officer, director or stockholder of the Seller, nor any Affiliate, (a) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person that is a competitor, lessor, lessee, customer or supplier of Seller; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Seller is using with respect to the Business; (c) is a party to any transaction with Seller providing for the furnishing of services by, or rental or real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such Affiliate; or (d) has any cause of action or other claim whatsoever related to Seller against, or owes any amount related to Seller to, Seller, except for claims in the Ordinary Course, such as for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements.

5.22. Broker. Except as set forth in Schedule 5.23, neither Seller nor Globe has not retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of this Agreement or the Transaction Documents or the transactions contemplated by this Agreement.

5.23. Delaware Reincorporation. Seller and Globe have been provided with information regarding the planned Reincorporation Merger (as defined below) and consent thereto.


5.24. Seller Acquisition Agreements. Globe has not asserted any claim against the "Company" or any "Company Shareholder", as such terms are defined in that certain Agreement and Plan of Merger by and among theglobe.com, inc, Seller, Inc., and Seller Acquisition, Inc. dated August 30, 2004 (the "GLOBE AGREEMENT"), for breach of any of the representations, warranties, or covenants in the Globe Agreement and, to the knowledge of Globe, Globe has no basis to assert any such claim.


             ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF THE BUYER.


The Buyer represents and warrants to the Seller as follows:


6.1. Organization of the Buyer; Authority. The Buyer is corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the other Transaction Documents to which it is a party (the "BUYER TRANSACTION DOCUMENTS") and any related agreements to which it is a party and to perform the Contemplated Transactions.

6.2. Corporate Approval; Binding Effect. The Buyer has obtained all necessary corporate action, authorizations and approvals required for the execution and delivery of the Buyer Transaction Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement and each of such Buyer Transaction Documents have been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

6.3. Non-Contravention. The execution and delivery by the Buyer of the Buyer Transaction Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provisions of the charter or bylaws of the Buyer, each as amended to date; (b) conflict with or result in the breach or termination of (or constitute a default for any event which, with notice or lapse of time or both would constitute a default) under, or accelerate the performance required by, any contract, lease, agreement, commitment or other instrument or restriction of any kind to which the Seller is a party, or result in a violation of any Law of any Governmental Authority applicable to the Buyer, or (ii) on the ability of the Buyer to perform its obligations hereunder or under the Transaction Documents.

6.4. Governmental Consents. Except as set forth in Schedule 6.4 hereto, no consent, approval or authorization of, or registration, qualification or filing with, any Governmental Authority is required for the execution and delivery by the Buyer of this Agreement and the Buyer Transaction Documents to which it is a party or for the consummation by the Buyer of the transactions contemplated hereby or thereby.

6.5. Broker. Except as set froth in Schedule 6.5, the Buyer has not retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of this Agreement or of the transactions contemplated by this Agreement.

6.6. Litigation, etc. Except as set forth on Schedule 6.6 hereto, no claim, action, suit, proceeding or investigation whether civil or criminal, in law or equity, before any arbitration or Governmental Authority is pending or threatened in writing: (i) against Buyer, (ii) relating to or affecting the ability of Buyer to execute this Agreement or the Buyer's Transaction Documents or consummate the transactions contemplated herein or therein, or (iii) which questions the validity of this Agreement or any of the Buyer's Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor to Buyer's knowledge is there any basis for any such action, suit, proceeding or investigation. None of the matters set forth in Schedule 6.6 hereto, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


6.7. Financing. Buyer has received financing commitments in an amount of at least $30,000,000.

6.8. Reincorporation Merger. Buyer has approved a reincorporation of Buyer to the State of Delaware by virtue of a merger of Buyer with and into its wholly-owned Delaware subsidiary named RelationServe, Inc. (the "REINCORPORATION MERGER"). The Reincorporation Merger has been approved by the Board of Directors and the stockholders of Buyer, and will be effective upon the filing of certificates of merger with the Delaware and Nevada Secretary of State. The Reincorporation Merger is expected to occur following the date of execution of this Agreement and prior to the Closing Date. Upon effectiveness of the Reincorporation Merger, the representations and warranties, covenants and conditions of Buyer made herein, and to be made at Closing, and the term "Buyer," as used in this Agreement, will, for all purposes, mean RelationServe, Inc., as Buyer, and as public parent holding company of the businesses owned and operated by Buyer. Following the effective time of the Reincorporation Merger, RelationServe, Inc. shall change its name to RelationServe Media, Inc. and each of the representations and warranties contained herein shall continue to be true and correct, except that references to the Nevada incorporation of Buyer shall be replaced with Delaware and the Delaware corporation shall be bound by all the covenants and conditions of Buyer as stated herein.

                              ARTICLE 7. COVENANTS

7.1. Operations Prior to the Closing Date.

Except as set forth on Schedule 7.1 and except as otherwise permitted by the prior written consent of Buyer, during the period from the date of this Agreement to the Closing Date: (i) the business of Seller shall be conducted only in, and neither Globe nor the Seller shall take any action except in, the Ordinary Course; and (ii) Globe and Seller shall use their reasonable best efforts to preserve the business of Seller substantially intact, to preserve the value of the assets and properties, wherever located, that are material to Seller in existence on the date hereof, to comply with all Laws and requirements of any Governmental Authority applicable to Seller and to preserve the present relationships of Seller with customers, suppliers and other persons with which Seller has business relations. By way of amplification and not limitation, except as contemplated by this Agreement, Seller shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do, or propose or agree to do, any of the following, except as set forth on Schedule 7.1 hereto and except as permitted by the prior written consent of Buyer:


(a) either (i) split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its Capital Stock, or (ii) purchase, redeem or otherwise acquire any shares of Capital Stock or the Capital Stock of any of its subsidiaries or any other securities thereof or any rights, warrants, or options to acquire any such shares or other securities. Buyer understands and agrees that Globe relies upon Seller to meet Globe's liquidity needs and that, prior to Closing, Globe will continue to cause Seller to distribute funds to Globe;


(b) issue, deliver, sell, pledge or otherwise encumber any shares of its Capital Stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(c) amend its charter or bylaws or other comparable organizational documents, as applicable;

(d) agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture or other entity or division thereof or (y) any assets that individually or in the aggregate are material to Seller, except for purchases of inventory in the Ordinary Course;

(e) either (i) incur any Indebtedness or guarantee any Indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the Ordinary Course consistent with the Ordinary Course, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than Seller or any direct or indirect subsidiary of Seller or to officers and employees of Seller or any of its subsidiaries for travel, business or relocation expenses in the Ordinary Course;

(f) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise, other than the payment discharge, settlement or satisfaction in the Ordinary Course of liabilities reflected or reserved against in, or contemplated by, the Financial Statements, incurred since the date of such Financial Statements in the Ordinary Course, or which do not in the aggregate have a Material Adverse Effect;

(g) either (i) amend (other than as required by Laws) any benefit plan of Seller in any material respect, (ii) increase the compensation or bonus opportunity of any employee of Seller, except for any increases in the Ordinary Course, or
(iii) grant any additional equity based compensation to any employee of Seller, except for grants in the Ordinary Course;

(h) make or agree to make any new capital expenditure or capital expenditures which individually is in excess of $10,000 or in the aggregate are in excess of $25,000;

(i) make any change to its accounting methods, principles or practices, except as may be required by GAAP;

(j) make any tax election with respect to Seller;


(k) sell (except in the Ordinary Course), assign, pledge, dispose of or encumber any of the assets or properties of Seller;


(l) fail to defend or initiate any matter or proceed with any matter before any governmental, regulatory or administrative authorities that is necessary to protect Seller;

(m) fail to (i) maintain the assets or properties of Seller in customary repair, order and condition in all respects, (ii) maintain insurance for Seller reasonably comparable in all material respects to that in effect on the date of this Agreement or (iii) in the event of a casualty, loss or damage to any of the assets or properties of Seller prior to the Closing Date for which the Seller are insured, either repair or replace such damaged assets or, at the option of the Buyer, transfer the proceeds of such insurance to the Buyer;

(n) fail to comply with all Laws and all material contractual obligations applicable to Seller;

(o) terminate, replace, settle any dispute under, amend or otherwise modify any material Contract or waive any of the obligations of the parties (other than the Seller's) to such material Contracts or the Seller's rights under any of such agreements relating to the Business; or

(p) enter into or agree to any contract, commitment, arrangement or understanding in relation to the Business which, if entered into on the date hereof, would be required to be disclosed on a Schedule to this Agreement, unless disclosed to Buyer.

7.2. Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Articles 5 or 6 of this Agreement inaccurate as of the Closing Date. Each party hereto shall promptly notify the other of any proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of the Contemplated Transactions. Globe and Seller shall promptly notify the Buyer of
(a) any proceeding that may be threatened, brought, asserted or commenced against it which if such proceeding had arisen prior to the date hereof would have been required to be disclosed to Buyer hereunder; (b) any fact which, if known on the date of this Agreement, would have been required to be set forth or disclosed pursuant to this Agreement; and (c) any actual, impending or threatened breach of any of the representations and warranties contained in this Agreement and with respect to the latter, shall use their best efforts to remedy such actual, impending or threatened breach.

7.3. Notification by the Seller of Certain Matters. During the period prior to the Closing Date, the Seller will promptly advise the Buyer in writing of (a) any adverse change in the Business, (b) any written notice or other formal communication from any third Person alleging that the consent of such third Person is or may be required in connection with the Contemplated Transactions and (c) any material default under any Contract or event of which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date.


7.4. Access to Information. From and after the date hereof, the Seller shall give, or cause to be given, to Buyer and its representatives, employees and financing sources, timely access to all of its the titles, contracts, books, records, files, documents, and personnel as the Buyer shall reasonably request, furnish to the Buyer all such information concerning its business and affairs as the Buyer reasonably may request and cause its independent public accountants to permit Buyer and its representatives to examine all records and working papers in order to permit an independent accounting firm selected by the Buyer to conduct an audit of the Business's financial statements in a diligent manner.


7.5. No Negotiation. (a) Except as specifically set forth in this Section 7.5 hereof, until the earlier of the Closing or the termination of this Agreement pursuant to Article 12 hereof (the "EXCLUSIVITY PERIOD"), neither Globe nor Seller shall, directly or indirectly, individually or through any of their respective officers, directors, stockholders, employees, representatives, agents, affiliates, or otherwise (collectively, the "REPRESENTATIVES") initiate, solicit or encourage, or respond to (other than to say that they are contractually obligated not to respond, and referring such party to public disclosure regarding this Agreement, but shall not otherwise respond, including, without limitation, by way of furnishing non-public information or assistance) any proposals, inquiries or offers from any person or entity, including, but not limited to, any stockholder of Globe or Seller ("THIRD-PARTY"), or enter into any confidentiality agreement, due diligence agreement, letter of intent, purchase agreement, merger agreement or other arrangement, regarding any proposed sale of all or any portion of the Acquired Assets or control thereof, whether by means of a sale or exchange of shares, sale of assets, whether in whole or in part, merger, recapitalization, liquidation or otherwise ("THIRD-PARTY ACQUISITION"). Except as specifically set forth in this Section 7.5, during the Exclusivity Period, neither Globe nor Seller shall have, and shall take reasonable efforts to cause their Representatives not to have, any discussions, conversations, negotiations or other communications relating to any Third-Party Acquisition with any Third-Party expressing interest therein, and shall immediately discontinue negotiations with any Third-Party with which it heretofore has engaged in negotiations or discussions regarding any Third-Party Acquisition (an "EXISTING POTENTIAL ACQUIROR"). During the Exclusivity Period, Globe and Seller immediately shall notify Buyer of all terms of any written inquiry, contact, communication, or proposal by any Third-Party with respect to any Third-Party Acquisition that is received by either of them or any of their Representatives (including the response thereto), and promptly (within 72 hours of receipt) shall provide Buyer with a copy of any such written inquiry, contact, communication or proposal. With respect to any oral inquiry, contact, communication or proposal, Globe and Seller shall document the same in writing (including the response thereto) and reasonably promptly provide Buyer with a copy of the same. Seller agrees that: if this Agreement is terminated by Seller as a result of its acceptance of a Superior Proposal, then upon the earlier of such termination or acceptance, Globe and Seller immediately shall become obligated to pay and shall pay to Buyer by wire transfer (in immediately available funds) liquidated damages in the amount of One Million Dollars ($1,000,000) (the "FEE"), which Globe and Seller acknowledge is reasonable under the circumstances and designed to compensate Buyer for the lost opportunity to consummate the Contemplated Transactions. This Fee will serve as the exclusive remedy to Buyer hereunder in the event of payment required as a result of the arrangements set forth herein, including, but not limited to, Buyer's damages relative to its efforts, expenses and costs incurred in evaluating the Contemplated Transactions. The parties acknowledge that the foregoing provisions do not necessarily require Globe or Seller to provide Buyer a written summary of on-going discussions with a third party, nor shall Seller be required to document to Buyer any oral inquiry, contact, communication or proposal that does not materially change any inquiry, contact, communication or proposal previously provided by Buyer.


(b) The parties acknowledge that prior to the Closing, in response to a bona fide unsolicited written proposal for a Third-Party Acquisition that did not result from the breach of this Section 7.5 (a "THIRD-PARTY PROPOSAL") and following delivery to Buyer of notice and a copy of the Third-Party Proposal in compliance with its obligations under Section 7.5 hereof, Globe and Seller may participate in discussions or negotiations with or furnish information (pursuant to a confidentiality agreement with customary terms comparable to those in place with Buyer or already in place with regard to Existing Potential Acquirors) to any Third-Party which makes a bona fide written Third-Party Proposal if, and only if, prior to taking such action: (A) a majority of Globe's Board of Directors determines in good faith (after consultation with its financial advisors) that the transactions contemplated by such Third-Party Proposal are capable of being completed and that such Third-Party Proposal is or is reasonably expected to result in a Superior Transaction (as defined herein) and
(B) a majority of Globe's Board of Directors determines in good faith (after receiving the advice of outside legal counsel) that the failure to pursue such Superior Proposal would likely result in a reasonable possibility of a breach of their fiduciary duties as directors under applicable law and (C) Sellers comply in all material respects with the information and notice obligations set forth in this Section 7.5.

(c) For purposes of this Agreement, "SUPERIOR PROPOSAL" means a bona fide Third-Party Proposal to purchase at least a majority of the outstanding equity securities of either Globe or Seller pursuant to a stock purchase agreement, tender offer or exchange offer or to effect any merger, consolidation, business combination or sale of all or substantially all of the Acquired Assets, recapitalization or similar transaction involving the Seller, on terms which a majority of Globe's Board of Directors determines in good faith (after consultation with its financial advisors) to be superior to Globe and its shareholders (in their capacity as shareholders) from a financial point of view (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to (i) the transactions contemplated hereby and (ii) any alternative proposed by Buyer in accordance with Section 7.5(d) (taking into account the same factors, including whether it is reasonably capable of being consummated) (any such transaction being referred to herein as a "SUPERIOR TRANSACTION").

(d) Seller and Buyer agree that, notwithstanding anything to the contrary herein, prior to the Closing, Globe and Seller, and/or their Board of Directors, may take the actions otherwise prohibited by Section 7.5(a), subject to the conditions of and as limited by Section 7.5(b)

(e) Buyer agrees that nothing contained in this Section 7.5 shall prohibit Globe from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, with respect to any tender offer or from making any disclosure to Globe shareholders which the Board of Directors determines, on the advice of counsel, that it is required to disclose under applicable law.

(f) If at any time prior to the Closing, a Superior Proposal is received by the Seller and the Board of Directors of Globe determines in good faith (after receiving the advice of outside legal counsel) that it is necessary to withhold or withdraw its recommendation of the Contemplated Transaction (as defined herein) and to enter into an agreement to effect the


Superior Proposal in order to comply with its fiduciary duties to its shareholders under applicable law, then the Globe Board of Directors may withhold or withdraw its recommendation of this Transaction; provided that the Globe Board of Directors may not withdraw its recommendation pursuant to this
Section 7.5(f) unless and until (i) four (4) Business Days have elapsed following delivery to Buyer of a written notice of such determination by the Board of Directors of Globe, and during such four (4) Business Day period Globe has fully cooperated with Buyer, including, without limitation, informing Buyer of the terms and conditions of such Superior Proposal and the identity of the Third-Party making such Superior Proposal and providing to Buyer copies of all documents required by Section 7.5(a), with the intent of enabling the parties hereto the opportunity to Buyer to negotiate and attempt to agree to a modification of the terms and conditions of this Agreement to provide at least equivalent value to the Seller as determined in the reasonable and good faith exercise of the discretion of the Board of Directors of Globe, so that the transactions contemplated hereby may be effected; and (ii) at the end of such four (4) Business Day period the Third-Party Proposal continues in the good faith judgment of the Board of Directors of Globe to constitute a Superior Proposal compared to the Contemplated Transaction or any other offer made by Buyer and the Board of Directors of Globe confirms its determination (after receiving the advice of outside legal counsel) that it is necessary to withhold or withdraw its recommendation of the Transaction and enter into an agreement to effect the Superior Proposal to comply with its fiduciary duties to its shareholders under applicable law.


(g) Notwithstanding anything herein to the contrary, this Section 7.5 shall survive the termination of this Agreement.

7.6. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Articles 8 and 9 of this Agreement.

7.7. Escrowed Funds. On the date hereof, the Buyer shall place the Escrow Amount into escrow pursuant to the Escrow Agreement. Prior to Closing, the Escrow Amount shall only be payable to Seller pursuant to Section 12.2 hereof.

7.8. Confidentiality. Prior to, on and after the Closing Date and for a period of two (2) years thereafter, Globe, Seller and Buyer agree to (and shall cause their respective Affiliates and representatives to) maintain the confidentiality of all confidential or proprietary information of Seller and Buyer, and agree not to, directly or indirectly, disclose any such confidential or proprietary information except to the extent that disclosure of any portion thereof is required by law or determined to be necessary to comply with any legal or regulatory order, regulation or requirement or to the extent the information becomes generally available to the public other than as a result of a disclosure by Seller or Buyer.

7.9. Expenses. Except as otherwise set forth herein, Buyer on the one hand, and Globe and Seller on the other hand, shall each bear their own respective expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement and the Transaction Documents and in connection with all obligations required to be performed by each of them under this Agreement and the Transaction Documents, whether or not the transactions contemplated hereby and thereby are consummated.


7.10. Public Announcements. Globe, Seller and Buyer shall consult with each other before issuing any press release, public announcement or other public statement concerning the contemplated Transactions or any transaction contemplated by this Agreement or any of the Transaction Documents, and shall not issue any such public announcement, press release or public statement prior to such consultation, except as may be required by law. Copies of any such announcement or filings shall be delivered to the other parties hereto prior to release.


7.11. Information Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, Globe shall, with the assistance of Buyer, prepare and mail the information statement to be sent to the stockholders of Globe in connection with obtaining stockholder approval of the Contemplated Transactions (as amended or supplement, the "Information Statement"). Buyer and Globe will cooperate with each other in the preparation of the Information Statement. Without limiting the generality of the foregoing, (i) Globe will provide Buyer with a reasonable opportunity to review and comment on the Information Statement and (ii) Buyer will furnish to Globe true and correct information relating to it and its arrangements with Seller Management required by applicable securities laws to be set forth in the Information Statement.

(b) Globe agrees that none of the information supplied or to be supplied by Globe for inclusion or incorporated by reference in the Information statement will, at the date it is first mailed to the stockholders of Globe, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances under which they are made, not misleading.

(c) Globe shall use its reasonable best efforts, after consultation with buyer, to resolve all SEC comments with respect to the Information Statement as promptly as practicable after receipt thereof. Each of Buyer and Globe agree to correct any information provided by it for use in the Information Statement which shall have become false or misleading. Globe shall as soon as reasonably practicable notify Buyer of the receipt of any comments from or other correspondence with the SEC staff with respect to the Information Statement and any request by the SEC for any amendment to the Information Statement or for additional information (and promptly deliver a copy of such comments, correspondence or request to Buyer). Globe shall use its reasonable best efforts to cause the Information Statement to be mailed to Globe's stockholders as promptly as practicable after the Information Statement is cleared by the SEC.

7.12. Stockholder Approval. Glove shall obtain stockholder approval of the Contemplated Transactions by written consent within seven (7) days following the date hereof.

7.13. Operational Representations. Globe shall use its reasonable best efforts (but shall not be required to incur any separate payment therefore) to secure the Operational Representations as to which Globe and Seller (and/or Buyer for the purpose of any of the rights of Buyer under any of the Management Agreements, including, without limitation, any escrowed property provided by Seller Management) shall be beneficiaries. The foregoing shall not require the Seller or Globe to procure the agreement of Seller Management that their Operational Representations may be relied upon by management.


7.14. Availability of Financing. Buyer shall use its reasonable best efforts to provide that there shall have been funded into one or more escrow accounts within thirty (30) days of the date of this Agreement not less than $30,000,000 which shall be available to Buyer for the purposes of the Purchase Price payable at the Closing pursuant to this Agreement, without condition other than as relate to closing of the Contemplated Transactions, execution and delivery by Buyer of definitive securities purchase and related agreements (including, without limitation, perfection of any security interest in and to any Acquired Assets), and issuance of securities to the purchasers thereof. In the event that within such thirty (30) day period, Seller shall not have been provided evidence that such funds have been received in escrow, Seller and Globe may, at any time thereafter, (i) terminate this Agreement and receive the Termination Fee (as defined herein); (ii) terminate Section 7.5 hereof and seek an alternative transaction which Seller and Globe shall have the right to close such transaction without any liability to Buyer for payment of a Fee under Section 7.5; and/or (iii) take no action.

                       ARTICLE 8. POST-CLOSING COVENANTS.

8.1. Transferred Employees.

(a) Offer of Employment. Subject to and in accordance with the provisions of this Section 8.1, Buyer shall, effective upon the Closing, offer full-time employment to each of the Seller employees employed by Seller as of the Closing Date that Buyer, in its sole discretion, elects to offer employment, as listed on Schedule 5.16 hereof, on terms and conditions substantially equivalent to the terms and conditions of employment and benefits for current employees of Buyer in similar job classifications and grades. Buyer shall hire all of the Seller employees who accept such offer. Buyer will deliver to Seller a list of all of the Seller employees who have accepted an offer of employment from Buyer promptly after the Closing. Each of the Seller employees who actually becomes a full-time employee of Buyer upon the Closing is hereinafter referred to as a "TRANSFERRED EMPLOYEE."

(b) Transition. The employment of each Transferred Employee by Seller shall end effective as of the close of business on the day before the Closing Date and the employment of the Transferred Employees by Buyer shall commence at or after 12:01 a.m. on the Closing Date.

(c) Retention of Employees Prior to Closing. Seller shall expend its reasonable efforts to assist Buyer in securing the employment on the Closing Date of the Seller employees; provided, however, that Seller shall not be required to incur any financial obligation beyond continuing to pay for current employee compensation and benefits prior to the Closing in connection with the foregoing unless otherwise required by this Agreement.


(d) Compensation and Benefits of Transferred Employees. Coverage for Transferred Employees under Buyer's benefit plans and programs shall commence as of 12:01 a.m. on the Closing Date. Buyer shall give each Transferred Employee credit for such Transferred Employee's years of most recent continuous service (including time during approved leaves of absences of less than 26 weeks) with Seller for purpose of determining participation and benefit levels under all of Buyer's vacation policies and benefit plans and programs, unless otherwise prohibited by law or the terms of any of Buyer's benefit plans and programs, and shall give each Transferred Employee credit for any accrued vacation time to which each Transferred Employee would be entitled immediately prior to Closing under Seller's current vacation policy. Seller shall retain responsibility for any claims under their health insurance policies made by Transferred Employees arising out of insurable losses incurred or claims accrued on or prior to the Closing Date.


(e) Employees Other than Transferred Employees. Seller shall retain responsibility for Employees that are neither offered nor accepted employment with Buyer and for employees of the Business listed on Schedule 8.1(e).

(f) All liabilities or obligations to any Seller Employee resulting from Buyer's failure to offer employment to any Seller Employee shall be and remain the sole responsibility and liability of the Seller.

8.2. Access.

(a) After the Closing Date, Globe and Seller agree to make available to the Buyer for inspection and copying at the Buyer's expense, at reasonable times upon request, any records and documents relating to the Business which were not delivered to the Buyer at Closing and were retained by Globe or Seller which, at the time of such request, are in the possession or control of the Seller and all Tax returns. In addition, Globe and Seller agree to provide reasonable assistance in the collection of information or documents and make available to Buyer any financial data and other information retained by Seller relating to Seller, and will make available such former employees of the Business that at the time shall be employed by Globe or Seller, as Buyer shall from time to time reasonably request, in connection with claims or actions brought by or against third parties based on events or circumstances concerning Seller and to permit Buyer to prepare any Tax returns and in connection with any examination by any Governmental Authority of Tax returns relating to the Business or Seller, as applicable, for periods from and after the Closing Date. Seller's reasonable expenses in connection therewith shall be reimbursed by Buyer. Seller and its principals shall cooperate with Buyer and its accountants in the preparation of all financial statements contemplated by this Agreement or required to be filed by Buyer under applicable Law. Such cooperation shall include, but not be limited to, issuing representation letters to the Buyer's accountants with respect to all financial statements of Globe and Seller covering dates or periods on or prior to the Closing Date.

(b) Subsequent to the Closing Date, Buyer shall provide Globe and Seller with such assistance (including provision of records) as may reasonably be requested by Globe and Seller in connection with the preparation of any Tax Return, the response to any audit or other examination by any Governmental Authority, or an judicial or administrative proceedings relating to any liability for Taxes.

8.3. Covenant Not to Compete.

(a) Seller and Globe acknowledge and recognize the highly competitive nature of the industry in which Seller and the Business operate. Accordingly, in consideration of the premises contained herein and the consideration to be received hereunder, neither Globe nor Seller shall, during the Non-Competition Period (as defined below), anywhere in North America:


(i) directly or indirectly engage, whether or not such engagement shall be as a member, partner, stockholder, affiliate or other participant, in any Competitive Business (as defined herein), or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit, (ii) knowingly or intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Buyer and any other person or entity, including, without limitation, any customer, supplier, employee or consultant of Buyer with respect to the Business, (iii) induce any employee of Buyer to terminate his or her employment with Buyer or to engage in any Competitive Business in any manner described in the foregoing clause (i) or (iv) affirmatively assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i). Anything contained in this Section 8.3 to the contrary notwithstanding, an investment by Globe or Seller in any publicly traded company in which either Globe or Seller and their affiliates exercise no operational or strategic control and which, collectively, constitutes less than 5% of the capital of such entity shall not constitute a breach of this Section 8.3.


(b) As used herein, "NON COMPETITION PERIOD" shall mean the period commencing on the Closing Date hereof and terminating 5 years from the Closing Date.

(c) "COMPETITIVE BUSINESS" shall mean any business engaged in the development, sales and support of online and offline direct-response marketing services or that is substantially similar to the services and products offered by the Seller as of the date hereof.

(d) Seller and Seller understand that the foregoing restrictions may limit their ability to earn income in a business similar to that of the Buyer, following Closing but they nevertheless acknowledge that they have received and will receive sufficient consideration and other benefits provided hereunder to clearly justify such restrictions.

(e) Globe, Seller and Buyer recognize and acknowledge that the restrictions set forth herein are reasonable as to form and scope. Notwithstanding the foregoing, it is the desire and intent of the parties that the provisions of this Section
8.3 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 8.3 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to (i) delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made or
(ii) otherwise to render it enforceable in such jurisdiction.

(f) Each of Buyer, Globe and Seller acknowledges and understands that the provisions of this Section 8.3 are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Section 8.3 would cause the Buyer irreparable harm. In the event of a breach or threatened breach by Globe or Seller of the provisions of this Agreement, the Buyer shall be entitled to an injunction restraining Globe and Seller from such breach without requirement to post bond or otherwise prove damage. Nothing contained in this
Section 8.3 shall be construed as prohibiting the Buyer from or limiting the Buyer in pursuing any other remedies available for any breach or threatened breach of this Agreement.


8.4. Nondisparagement. After the Closing Date, none of the parties will disparage any other party hereto or any of such party's managers, directors, officers, employees, representatives or agents, successors or assigns.


8.5. Forwarding of Inquiries. After the Closing Date, Globe and Seller shall forward, in a reasonable and prompt manner, all inquiries relating to the Business to such persons, offices or locations as the Buyer shall designate in writing.

8.6. Name Change. From and after the Closing Date Seller shall not use for any commercial purposes a name containing "Seller" or any derivative thereof, in any manner and for any purpose whatsoever.

8.7. Further Assurances. At any time and from time to time after the Closing Date, each party shall, without further consideration, execute and deliver to the other such other instruments of transfer and assumption and shall take such other action as the other may reasonably request to carry out the transactions contemplated by this Agreement. Globe and Seller agree to perform all acts that are reasonably within their purview, authority and/or ability and deliver all documents reasonably requested by Buyer to perfect and confirm Buyer's rights to the Acquired Assets, including, without limitation, the Intellectual Property being transferred to Buyer hereunder, including documents for filing with the U.S. Patent and Trademark Office, the U.S. Copyright Office, Network Solutions, Inc., and other administering parties or offices concerning intellectual property.

8.8. Taxes; Tax Treatment. All sales Taxes and transfer Taxes incurred in connection with the Contemplated Transactions shall be borne by Seller.

8.9. Collection of Accounts Receivable. After the Closing Date, Seller shall use commercially reasonable efforts to collect any Accounts Receivable that were generated in connection with the Business prior to the Closing Date which shall be retained by Buyer for its own accounting, Globe and Seller shall promptly remit to Buyer (within 2 business days) any payments on Accounts Receivable received by Seller or Globe after the Closing Date. After the Closing Date, Buyer shall have the right to notify any customers who owe Seller any amounts properly payable to Buyer to send their payments directly to Buyer.

ARTICLE 9. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligation of the Buyer to consummate the Closing and to make all payments of the Purchase Price shall be subject to the satisfaction at or prior to the Closing of each of the following the parties shall have (A) to meet our obligations to deliver, (B) sign our management conditions (to the extent noncompliance is not waived in writing by the Buyer):

9.1. Representations and Warranties True at Closing; Compliance with Covenants; Corporate Approvals.

(a) The representations and warranties made by Globe and Seller in or pursuant to this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date);


(b) Globe and Seller shall each have performed and complied in all material respects with all of their covenants, obligations and conditions under this Agreement to be performed or complied with by each of them on or prior to the Closing;


(c) all corporate approvals necessary to authorize the Contemplated Transactions shall have been obtained by Globe and Seller.

The Buyer shall have received a certificate, executed by an executive officer of each or Globe and Seller and dated as of the Closing Date, to the foregoing effect and certifying to (x) the adoption and copies of resolutions of the Board of Directors and shareholders, each Seller approving the Contemplated Transactions; (y) the incumbency of officers of each of Globe and Seller who are executing this Agreement or any of the Seller's Transaction Documents or certificates contemplated hereunder; and (z) attached copies of Seller's charter and bylaws.

(d) Globe and Seller shall deliver to Buyer (i) a certificate of good standing of Globe and Seller, as of the most recent practicable date, from the Secretary of State of the states of incorporation of each of Globe and Seller; and (ii) certificates from the Secretary of State of the appropriate official in each state in which such Globe and Seller is qualified to do business to the effect that Globe and Seller are in good standing in such state; in each case, dated as of a date not more than 5 Business Days prior to the Closing Date.

9.2. Consents. Globe, Seller and Buyer shall have obtained all necessary consents of third parties to the Contemplated Transactions, including, without limitation, any consents required by the Contracts and any required consents of any creditors, lessors, suppliers and Governmental Authorities, including, without limitation, those set forth in Schedules 5.9(a) and 5.9(b), copies of which shall have been delivered to Buyer;

9.3. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body: (a) in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or (b) in connection with any claim for damages in excess of $5,000 against the Seller.

9.4. Release of Encumbrances. All Encumbrances (other than Permitted Encumbrances) shall have been released on or prior to Closing.

9.5. Governmental Permits and Approvals. The parties shall have received all necessary Permits and approvals from any Governmental Authority.

9.6. Opinion of Counsel. Proskauer Rose LLP, counsel to Seller, and Delaware counsel to Seller, shall have delivered to the Buyer a written opinion, addressed to the Buyer and dated the Closing Date, substantially in the form of Exhibit C hereto (the "SELLER'S OPINIONS").

9.7. Documents of Transfer. The Seller shall have delivered to Buyer all documents of transfer representing all of the Acquired Assets, duly endorsed in blank or with duly executed powers attached, in proper form for transfer and with required transfer stamps, if any, affixed.


9.8. Records. Seller shall have delivered to Buyer all of the minute books, stock ledgers and similar records of Seller.


9.9. Holdback Escrow Agreement. Seller and Escrow Agent shall have delivered a duly executed copy of the Holdback Escrow Agreement to Buyer.

9.10. Management Agreements. Each of the individuals listed on Schedule 9.11 hereto shall have delivered to Buyer a duly executed copy of that certain: (a) Representation Certification substantially in the form annexed hereto as Exhibit D hereto; (b) Employment Agreement, substantially in the form annexed hereto as Exhibit E hereto; and (c) Stock Agreement, substantially in the form annexed hereto as Exhibit F hereto; and (d) Escrow Agreement, substantially in the form of Exhibit G hereto, between each of the individuals listed on Schedule 9.11, and Buyer, dated as of the date hereof, (the "MANAGEMENT AGREEMENTS").

9.11. Seller Management. Paul Soltoff, Eric Obeck, Donald Gould, Harry Greene, Irvine Brechner, Nadine Brechner, and Allen Vance (collectively, "Seller Management") shall have executed and delivered to Globe a Securities Redemption Agreement providing for, among other things, the repurchase of certain shares of the common stock of Globe held by Seller Management on terms acceptable to Globe (the "Redemption Agreement").

9.12. Termination Agreement. Seller Management shall have executed and delivered to Globe a Termination Agreement providing for, among other things, the cancellation of certain options and warrants on terms acceptable to Globe (the "Termination Agreement").

9.13. No Material Adverse Change. There shall not have occurred a Material Adverse Effect since the date hereof.

9.14. Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Buyer in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Buyer and its counsel and the Buyer shall have received the originals or certified or other copies of all such records and documents as the Buyer may reasonably request.

9.15. Operational Representations. Globe shall have received the Operational Representations from Seller Management (but shall not be required to incur any separate payment therefore) in form and substance satisfactory to Globe on which Buyer shall be able to rely for the purpose of any of the rights of Buyer under any of the Management Agreements, including, without limitation, against any escrowed property. The foregoing shall not require the Seller or Globe to procure the agreement of Seller Management that their Operational Representations may be relied upon by management.

9.16. Fairness Opinion. Globe shall have received a favorable fairness opinion from Thomas Weisel Partners.

      ARTICLE 10. CONDITIONS PRECEDENT TO OBLIGATIONS OF GLOBE AND SELLER.


The obligation of Globe and Seller to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by Globe and Seller):


10.1. Representations and Warranties True at Closing; Compliance with Covenants; Corporate Approvals.

(a) The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date);

(b) Buyer shall have performed and complied with all of its covenants, obligations and conditions under this Agreement that are to be performed or complied with by it at or prior to the Closing;

(c) all corporate approvals necessary to authorize the Contemplated Transactions shall have been obtained by Buyer; and

(d) Buyer shall have delivered a certificate of good standing of Buyer, as of the most recent practicable date, from the Secretary of State of the state of incorporation of Buyer.

Seller shall have received a certificate, executed by an executive officer of Buyer and dated as of the Closing Date, to the foregoing effect and certifying to: (a) the adoption and copies of resolutions of the Board of Directors of Buyer approving the Contemplated Transactions; (y) the incumbency of officers of Buyer who are executing this Agreement or any of the Buyer Transaction Documents or certificates contemplated hereunder; and (z) attached copies of the Buyer's charter and bylaws.

10.2. Consents. Globe, Seller and Buyer shall have obtained any necessary consents of third parties to the Contemplated Transactions including, without limitation, any consents required by the Contracts and any required consents of any creditors, suppliers and Governmental Authorities, including, without limitation, those set forth in Schedules 5.9(a) and 5.9(b).

10.3. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

10.4. Governmental Permits and Approvals. The parties shall have received all necessary approvals from any Governmental Authority.

10.5. Purchase Price. Buyer shall have delivered to Seller the Closing Amount to Seller and delivered to the Escrow Agent the Holdback Amount.


10.6. Escrow Agreement. Buyer and Escrow Agent shall have delivered a duly executed copy of the Holdback Escrow Agreement to Buyer and deposited the Holdback Amount with the escrow agent therefore.


10.7. Seller Management. Seller Management shall have executed and delivered to Globe the Redemption Agreement and the Termination Agreement, each on terms acceptable to Globe.

10.8. Options and Warrants. Certain Persons (as designated by Globe) whose options and/or warrants to purchase Globe common stock shall have agreed to the termination of such options and/or warrants on terms reasonably satisfactory to Globe

10.9. Opinion of Counsel. Olshan Grundman Frome Rosenzweig & Wolosky, LLP, counsel to Buyer, shall have delivered to the Seller and Globe a written opinion, addressed to the Seller and Globe, and dated the Closing Date, substantially in the form of Exhibit H hereto (the "BUYER'S OPINION").

10.10. Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to Seller in connection with the transactions contemplated by this Agreement (including expiration of the applicable waiting period after distribution of the Information Statement to Globe's stockholders) shall be satisfactory in all reasonable respects to Seller and their counsel, and Seller shall have received the originals or certified or other copies of all such records and documents as the Seller may reasonably request.

10.11. Operational Representations. Globe shall have received the Operational Representations from Seller Management in form and substance satisfactory to Globe.

10.12. Fairness Opinion. Globe shall have received a favorable fairness opinion from Thomas Weisel Partners.

                          ARTICLE 11. INDEMNIFICATION.


11.1. Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement, the Transaction Documents or otherwise made in writing in connection with the Contemplated Transactions (in each case except as affected by the transactions contemplated by this Agreement) shall be deemed material and, notwithstanding any pre-Closing investigations, examinations, or prior knowledge of Buyer or any due diligence conducted by Buyer, shall be deemed to have been relied on by the Buyer and shall survive the consummation of the transactions contemplated hereby and the payment of the Purchase Price until 5:00 p.m. EST on the date that is one year and forty-five days following the Closing Date (such period, the "INDEMNIFICATION PERIOD"), and thereafter until resolved if a claim in respect thereof has been made prior to such date), except that (i) any representation of Globe or Seller with respect to Tax matters, environmental matters and employee benefit matters shall survive until expiration of the statute of limitations applicable to claims with respect to such matters, and (ii) any representation of Globe or Seller with respect to title matters shall survive for five years. Each representation and warranty made by Globe or Seller or the Buyer in this Agreement shall expire on the last day, if any, that Claims (as defined herein) for breaches of such representation or warranty may be made pursuant to this
Article 11, except that any such representation or warranty that has been made the subject of a Claim prior to such expiration date shall survive with respect to such Claim until the final resolution of such Claim pursuant to this Article 11.


11.2. Indemnity by Globe, Seller and Their Affiliates. Regardless of any pre-Closing investigations, examinations or prior knowledge of the Buyer or any due diligence conducted by Buyer, each of Globe and Seller, severally and not jointly, agrees to indemnify and hold Buyer and its Affiliates and their respective officers, directors, stockholder, employees and agents (collectively, the "Buyer Indemnified Group") harmless from and with respect to any and all losses, assessments, liabilities, claims, damages, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' and accountants' fees and disbursements ("LOSSES") related to, or arising directly or indirectly out of:

(a) any failure to perform or breach by either Globe or Seller of any representation or warranty (other than an Operational Representation, which is addressed in clause (d) below), covenant, obligation or undertaking made by either Globe or Seller in any Transaction Document (including the Schedules and Exhibits hereto or thereto), or in any other statement, certificate or other instrument delivered pursuant hereto or thereto, or any misrepresentation contained therein;

(b) the ownership or operation of the Business prior to the Closing Date other than Assumed Liabilities;

(c) the Excluded Assets and all liabilities other than Assumed Liabilities; and

(d) any breach of an Operational Representation made by Globe or Seller, but only to the extent that such breach of an Operational Representation is not also a breach of the corresponding Operational Representation made by Seller Management in the Redemption Agreement (or other agreement that contains Operational Representations) by Seller Management.

11.3. Indemnity by the Buyer. The Buyer agrees to indemnify and hold Seller harmless from and with respect to any and all Losses related to, or arising directly or indirectly out of, any failure to perform or breach by the Buyer of any representation or warranty, covenant, obligation or undertaking made by the Buyer in any Transaction Document (including the Schedules and Exhibits hereto and thereto), or in any other statement, certificate or other instrument delivered pursuant hereto and as a result of Buyer's ownership and operation of the Business following Closing.

11.4. Claims.


(a) Notice. Any party seeking indemnification hereunder (the "INDEMNIFIED PARTY") shall promptly notify the other party hereto (the "INDEMNIFYING PARTY") of any action, suit, proceeding, claim, demand, assessment, judgment, cost, expense or breach (a "CLAIM") with respect to which the Indemnified Party claims indemnification hereunder, by delivering a written notice thereof together with a statement setting forth such information with respect to such Claim as the Indemnified Party shall then have (an "INDEMNIFICATION NOTICE") provided that failure of the Indemnified Party to give an Indemnification Notice shall not relieve the Indemnifying Party of its obligations under this Section 11.4 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby in its ability to defend the suit, action, claim, proceeding or investigation for which such indemnification is sought by reason of such failure.


(b) Third-Party Claims. If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "THIRD-PARTY CLAIM"), the Indemnifying Party shall be entitled to participate in the defense of such Third-Party Claim after receipt of the Indemnification Notice from the Indemnified Party, as follows. Within 30 days after receipt of the Indemnification Notice of a particular matter from the Indemnified Party, the Indemnifying Party may assume the defense of such Third-Party Claim, in which case the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third-Party Claim, if and only if the following conditions are satisfied:

(i) the Indemnifying Party shall have confirmed in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third-Party Claim;

(ii) the Indemnifying Party retains counsel that is acceptable to the Indemnified Party, which acceptance shall not be unreasonably withheld or delayed; and

(iii) the Indemnified Party is kept reasonably informed of such action, suit or proceeding at all stages thereof whether or not it is represented by separate counsel.

However, notwithstanding the preceding sentence, if (a) the Indemnifying Party fails or refuses to defend the Claim then Indemnified Party may defend and/or settle such Claim, after giving notice of proposed settlement to the Indemnifying Party, on such terms as the Indemnified Party may reasonably deem appropriate and no such action taken by the Indemnified Party in defending or settling such Claim will release the Indemnifying Party of any obligation hereunder. Except under the circumstances described in the preceding sentence, the Indemnified Party will not enter into any settlement agreement without the consent of the Indemnifying Party which consent shall not be unreasonably withheld or delayed. The Indemnifying Party will not, without the prior written consent of the Indemnified Party (which will not be unreasonably withheld), enter into any settlement of a Claim, if pursuant to or as a result of such settlement, injunctive or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities or obligations with respect to such Claim, with prejudice. The Indemnified Party and the Indemnifying Party will cooperate with the each other in the defense, compromise or settlement of any Claim for which indemnification is sought.

(c) Limitation on Indemnity. Other than any amounts that are payable pursuant to
Section 3.3 or Section 3.4 hereof which amounts shall be payable in full, an Indemnifying Party shall be liable under Section 11.4(a) hereof for Claims only if the aggregate amount of all Claims against Globe and Seller, collectively, on the one hand, or against Buyer, on the other hand, exceed $175,000, and in such case, such the Indemnifying Party shall be liable only for Indemnification of an amount that is in excess of $75,000 (for the absence of doubt, and by way of example, a $200,000 Claim shall be entitled to $125,000 in indemnification payments).


11.5. Cooperation. If requested by the Indemnifying Party, the Indemnified Party shall cooperate to the extend reasonably requested in the defense or prosecution of any suit, action, demand, assessment, judgment, claim, proceeding or investigation for which such Indemnifying Party is being called upon to indemnify the Indemnified Party pursuant to this Article 11, and the Indemnified Party shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearing, trials and appeals as may be reasonably requested in connection therewith and, if appropriate, the Indemnified Party shall make any counterclaim against the party asserting such suit, action, demand, assessment, judgment, claim, proceeding or investigation or any cross-complaint against any person in connection therewith and the Indemnified Party further agrees to take such other actions as reasonably may be requested by an Indemnifying Party to reduce or eliminate any Loss for which the Indemnifying Party would have responsibility, but the Indemnifying Party will reimburse the Indemnified Party for any fees or expenses incurred by it in so cooperating or acting at the request of the Indemnifying Party.

11.6. Buyer's Right of Offset; Sole Recourse Against Seller/Globe. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, Buyer and each other member of the Buyer Indemnified Group shall have, as their sole and exclusive recourse for Losses against Seller and Globe, the right to (i) offset Losses against the Holdback Cash and the Escrowed Shares pursuant to the Holdback Escrow Agreement; (ii) to require payment of the Share Value Deficit as provided in Section 3.2(d); and
(iii) to require payment arising in connection with any adjustment under Section
3.3 or Section 3.4 hereof. Buyer shall provide written notice to the Seller at least 2 days prior to the date of such offset. The foregoing shall not constitute a limitation on or prevent Buyer from exercising any rights as against any Seller Management or for intentional fraud.

11.7. Remedies Exclusive. The remedies provided in this Article 11 shall be the sole and exclusive remedies, and shall preclude assertion by an Indemnified Person of any and all other remedies against an Indemnified Party.

11.8. Insurance. The amount of any indemnification under this Article 11 shall be reduced by any amount recovered by the Indemnified Party (net of reasonable expenses incurred in obtaining such recovery) under any insurance policy or from any Third Party (which recovery the Indemnified Party shall use it reasonably commercial efforts to pursue, but shall not be obligated to commence litigation) and by the amount of any direct and immediate income tax benefit, related to the indemnified Loss obtained by the Indemnified Party. If, after an indemnification payment has been made with respect to a Loss, the Indemnified Party has any recovery, or obtains any income Tax benefit, with respect to that Loss, the Indemnified Party shall promptly pay to the Indemnifying Party the amount of that recovery or income Tax benefit, net of reasonably expenses incurred in obtaining recovery.

11.9. Adjustment. Any payment of indemnification amount under this Article 11 shall be accounted for as an adjustment to the Purchase Price.


                             ARTICLE 12. TERMINATION


12.1. Termination. (a) Anything contained in the Transaction Documents to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

(i) by the mutual consent of Buyer, Globe and Seller; or

(ii) by Buyer or Seller (the "TERMINATING PARTY") if the Closing shall not have occurred on or before 11:59 p.m. on October 31, 2005 (or such later date as may be mutually agreed to by Buyer and the Seller); provided that if the Closing shall not have occurred as a result of the willful act or omission of one of the parties, then such Terminating Party may not terminate this Agreement pursuant to this Section 12.1(a).

(b) Globe and Seller may, on or prior to the Closing Date, terminate this Agreement without liability if:

(i) there shall have been a material breach of any representations or warranties set forth in this Agreement on the part of Buyer or if any representations or warranties of Buyer shall have become untrue, provided that neither Globe nor Seller have materially breached any of their obligations hereunder;

(ii) there shall have been a material breach by Buyer of any of its covenants of agreements hereunder and such breach would materially and adversely affect the ability Buyer or Seller to consummate the transactions contemplated by this Agreement, and Buyer has not cured such breach within 10 Business Days after notice by Seller thereof setting forth in reasonable detail the nature of such breach; provided that neither Globe nor Seller has materially breached any of their obligations hereunder; or


(iii) any condition to Closing set forth in Article 10 shall not have been fulfilled by Buyer or waived by Seller by the Closing Date.


(c) Buyer may, on or prior to the Closing Date, terminate this Agreement without liability if:

(i) there shall have been a material breach of any representations or warranties set forth in this Agreement on the part of either Globe or Seller or if any representations or warranties of either Globe or Seller shall have become untrue to the extent it would have a Material Adverse Effect provided that Buyer has not materially breached any of its obligations hereunder;

(ii) there shall have been a material breach by Seller or Globe of one or more of their respective covenants or agreements hereunder having a Material Adverse Effect on Seller or the Business or materially adversely affecting (or materially delaying) the ability of Seller and Buyer to consummate transactions contemplated by this Agreement, and neither Globe nor Seller has cured such breach within 10 Business Days after notice by Buyer thereof setting forth in reasonable detail the nature of such breach, provided that Buyer has not materially breached any of its obligations hereunder;

(iii) any condition to Closing set forth in Article 9 shall not have been fulfilled or waived by Buyer by the Closing Date.

12.2. Certain Termination Rights.

(a) Notwithstanding anything to the contrary contained herein, in the event that: (A) none of the events in 12.1(c)(i)-(iii) has occurred and Seller terminates this Agreement pursuant to Section 12.1(b); or (B) in the event that Seller terminates this Agreement pursuant to Section 7.14, Buyer shall immediately pay to Seller the Escrow Amount (the "TERMINATION FEE") which Buyer and Globe acknowledge is reasonable under the circumstances and designed to compensate Seller and Globe for the lost opportunity to consummate the Contemplated Transactions. The termination Fee will serve as the exclusive remedy to Globe, Seller and any Affiliates hereunder in the event of a breach by Buyer, including, but not limited to, damages relative to their efforts, expenses and costs incurred in evaluating the Contemplated Transactions.

(b) This Agreement may be terminated by Globe or Seller pursuant to Section 7.5 and as provided therein.

12.3. Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 12.(a)(ii), 12.1(b) or 12.2 shall give written notice of such termination to the other party to this Agreement specifying the reason for such termination.

12.4. Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 12.1, each party shall pay all expenses incurred by it in connection with this Agreement, and no party shall have any further obligations or liability for any damages or expenses under this Agreement. In the event of any termination, all further obligations of the parties under this Agreement (other than those set forth in Sections 7.10, 7.11 and provisions which by their terms are intended to survive termination, including, without limitation, this Article 12) shall be terminated without further liability of any party to the other; provided, however, that nothing contained herein shall be construed to prevent any parties hereto from pursuing any remedy available at law or in equity for any breach, violation, default or other failure of performance of any other party hereto prior to Closing.

                              ARTICLE 13. GENERAL.

13.1. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

If to the Seller:

theglobe.com, inc.
110 East Broward Boulevard
Suite 1400
Ft. Lauderdale, FL 33301

with copies to:


Proskauer Rose LLP
2255 Glades Road
Suite 340W
Boca Raton, FL 33434
Attn: Donald E. "Rocky" Thompson II, Esq. Fax: 561-241-7145

If to the Buyer, to:

RelationServe Media, Inc.
6700 North Andrews Avenue
Ft. Lauderdale, FL 33309
Attn: Mandee Heller Adler
Fax: 954-202-6160

with copies to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attn: Harvey J. Kesner, Esq.
Fax: 212-451-2222

Any such notice shall be effective (a) if delivered personally, when received,
(b) if sent by overnight courier, when receipted for, (c) if mailed, five (5) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched; provided that notice is sent simultaneously via another permitted method.

13.2. Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

13.3. Expenses, Taxes. Except as otherwise specifically set forth herein, each party shall pay its own fees and expenses incident to the preparation and carrying out of this Agreement, whether or not the Contemplated Transactions are consummated (other than any excise, sales, use or transfer Taxes or any other such Taxes which are payable or arise as a result of execution of this Agreement or the transfer of the Acquired Assets to the Buyer pursuant to this Agreement, which shall be paid by Seller).

13.4. Partial Invalidity. If any term or provision of this Agreement or the application hereof to any person, property or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.


13.5. Amendment, Modification and Waiver. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto. The waiver by one party of the performance of any covenant, condition or promise shall not invalidate this Agreement, nor shall it be considered a waiver by such party of any other covenant, condition or promise. The delay in pursuing any remedy or in insisting upon full performance for any breach or failure of any covenant, condition or promise shall not prevent a party from later pursuing any remedies or insisting upon full performance for the same or any similar breach or failure.


13.6. Headings. The various section headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

13.7. Construction. This Agreement shall be construed according to its fair meaning and neither for nor against any party hereto irrespective of which party caused the same to be drafted. Each of the parties acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

13.8. Governing Law. The validity and construction of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

13.9. Arbitration of Disputes.

(a) Any controversy or claim arising out of, relating to, or in connection with, this Agreement or the Seller Transaction Documents, or the breach, termination or validity thereof, shall be settled by arbitration in accordance with the Center for Public Resources for Non-Administered Arbitration by a sole arbitrator. The Parties expressly waive any right to punitive, exemplary or similar damages and the arbitrator is expressly prohibited from awarding any such damages. Judgment upon the award rendered by the Arbitrator shall be entered by an court having jurisdiction thereof. The seat of the arbitration shall be Broward County, Florida.

(b) In order to facilitate the comprehensive resolution of related disputes, and upon request of any party to the arbitration proceeding, the arbitrator may, within 90 days of his or her appointment, consolidate the arbitration proceeding involving any of the parties relating to this Agreement or any Seller Transaction Documents. The arbitration shall not consolidate such arbitrations unless he or she determines that (i) there are issues of fact or law common to the two proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) on party would be prejudiced as a result of such consolidation through undue delay or otherwise. In the case of a consolidated proceeding, the arbitration shall be conducted in the manner provided in subparagraph (a) of this paragraph.

13.10. Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.


13.11. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This agreement shall be fully assignable by Buyer to any majority-owned subsidiary of Buyer formed for the purpose of acquiring the Business and the Acquired Assets from Seller. Except as provided herein, neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto.


13.12. Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

13.13. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Seller and the Buyer and their respective shareholders, any rights or remedies under or by reason of this Agreement.

13.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE 14. CERTAIN DEFINITIONS. As used herein the following terms not otherwise defined have the following respective meanings:

"AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified Person and shall include (a) any Person who is a director or beneficial holder of at least 10% of any class of the then-outstanding capital stock (or other shares of beneficial interest) of such Person and family members of any such Person, (b) any Person of which such Person or an Affiliate of such Person under clause (a) hereof shall, directly or indirectly, either beneficially own at least 10% of any class of the then outstanding capital stock (or other shares of beneficial interest) or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, family members of such Person.

"BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day on which banks in New York City are authorized by law or other governmental action to close.

"ENVIRONMENTAL CLAIM" shall mean any written claim, action, demand, order, or notice by or on behalf of, any Governmental Authority or person alleging potential liability arising out of, based on or resulting from the violation of any applicable Environmental Law or Environmental Permit or relating to any Hazardous Materials.

"ENVIRONMENTAL LAWS" shall mean all Laws that are applicable to Seller relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to (A) the Releases or threatened releases of Hazardous Materials or materials containing Hazardous Materials or (B) the manufacture, generation, handling, treatment, storage, transport, disposal or handling of Hazardous Materials or materials containing Hazardous Materials.


14.1. "FAIR MARKET VALUE" shall mean the average for the ten (10) trading days immediately preceding the date of determination of the daily high and low prices of publicly traded shares of stock, rounded to the nearest cent, on the principal national securities exchange on which shares of stock are listed (if the shares of stock are so listed), or on the Nasdaq Stock Market (if the shares of stock are regularly quoted on the Nasdaq Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by Buyer, or as determined by the Board in a manner consistent with the provisions of the Code.

"GOVERNMENTAL AUTHORITY" shall mean any domestic or foreign federal, state or local agency, authority, board, bureau, court, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers, in each case, to the extent having jurisdiction over the Seller or Globe, as applicable

"HAZARDOUS MATERIALS" shall mean all substances, matters and other particles defined or listed as "hazardous" or "toxic" under Environmental Laws or that are otherwise regulated by Environmental Laws.

"INDEBTEDNESS" shall mean as applied to any Person, (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured,
(b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the sellers or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability of such Person in respect of banker's acceptances or letters of credit, (g) all interest, fees and other expenses owed with respect to indebtedness described in the foregoing clause (a), (b), (c), (d), (e) or (f) above, and (h) all indebtedness referred to in clause (a), (b), (c), (d), (e), (f) or (g) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.


"INTELLECTUAL PROPERTY" shall mean all intangible assets used in or necessary to the conduct of the business of Seller, including, without limitation: the name "Seller" and all derivations thereof, all trade names, domain names, websites, service marks names, trade dress, logos, trade secrets, copyrights and registrations and applications therefore, designs, technical information, know-how, processes and techniques, research and development information, and supplies, plans, proposals, technical data, computer software, financial, marketing and business data, pricing and cost information, and business and marketing plans, formulas, devices, software or compilations of information; patents, license rights and sublicense rights to all patents and trademarks, and other intangible assets registered in the name of Seller or any of its Affiliates and currently used by Seller in connection with, or necessary for the conduct of the business of Seller, all applications therefore and all licenses (as licensee or licensor) and other agreements related thereto as described on
Schedule 5.12(a) hereto, and all of Seller's rights to use or allow others to use such names, all registrations and applications for registration and all claims for infringement of any intellectual property and intangible rights relating thereto.


"IRS" shall man the United States Internal Revenue Service.

"LAWS" shall mean any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute or treaty or any order of any Governmental Authority, or any license, franchise, consent, approval, permit or similar right granted under any of the foregoing including, without limitation, all federal, state and local privacy laws, rules and regulations, and all other applicable laws of similar tenor and effect, all laws relating to occupational health and safety, equal employment opportunities, fair employment practices and discrimination, privacy, security and exchange of information, the Sarbanes Oxley Act of 2002, the Digital Millennium Copyright Act, the CAN-SPAM Act of 2003, the Children's Online Protection Act, the Children's Online Privacy Protection Act, the Protection of Children from Sexual Predators Act, rules and regulations promulgated by the Federal Trade Commission and the Federal Communications Commission, and other laws, rules, and regulations, applicable to the Business or any of its properties or assets.

"MATERIAL ADVERSE EFFECT" shall mean circumstance, change in, or effect on the Business, or the Seller that, individually or in the aggregate: (a) is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, employee relationships, customer or supplier relationships, results of operations or the financial condition or prospects of the Business or (b) would materially and adversely affect the ability to operate or conduct the Business in the Ordinary Course.

"NET WORKING CAPITAL" shall mean the current assets minus the current liabilities, in each case acquired by the Buyer, less intercompany transactions.

"PERMITS" shall mean all franchises, licenses, permits, consents, authorizations, approvals and certificates, or any waiver of the foregoing, required by any person or organization including any Governmental Authority (as defined herein), and held, used or otherwise possessed by Seller in connection with and/or necessary to the operation of the business of Seller, to the extent transferable to Buyer under applicable Laws as listed on Schedule 4.13.


"PERMITTED ENCUMBRANCES" means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established; (ii) rights reserved to any Governmental Authority to regulate the affected property; (iii) statutory liens of banks and rights of set-off; (iv) as to leased assets, interests of the lessors and sublessors thereof and liens affecting the interests of the lessors and sublessors thereof; (v) inchoate materialmen's, mechanics', workmen's, repairmen's or other like liens arising in the Ordinary Course; (vi) liens incurred or deposits made in the Ordinary Course in connection with workers' compensation and other types of social security; (vii) licenses of trademarks or other intellectual property rights granted by the Seller in the Ordinary Course and not interfering in any material respect with the Ordinary Course of the Business of Seller; and (viii) as to real property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reverter, encroachments, easement, rights of way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Laws, under any contract or otherwise, that do not, individually or in the aggregate, have a Material Adverse Effect on Seller's use thereof as currently used in the Ordinary Course.


"PERSON" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a limited liability company, a government or political subdivision thereof or a governmental agency (including without limitation, any federal, state, local or municipal regulatory or administrative body).

"PRE-CLOSING TAX PERIOD" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

"RELEASE" shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment, including the movement of Hazardous Materials through the air, soil, surface water or groundwater.

"RELEVANT GROUP" shall mean any combined, consolidated, affiliated, unitary or similar group of which either Seller is or was a member.

"TAX" shall mean any federal, state, local, foreign and other income, profits, franchise, capital, withholding, unemployment insurance, social security, occupational, production, severance, gross receipts, value added, sales, use, excise, real and personal property, ad valorem, occupancy, transfer, employment, disability, workers' compensation or other similar tax, duty or other governmental charge (including all interest and penalties thereon and additions thereto).

"TRANSACTION DOCUMENTS" shall mean this Agreement, the Bill of Sale and other documents and agreements of even date herewith or delivered at Closing.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered as a sealed instrument as of the 10th day of August, 2005.

                                    SELLERS:

                               theglobe.com, inc.

                                      By:
Title:

                                  SENDTEC, INC.

                                      By:
Title:

                                     BUYER:

                            RELATIONSERVE MEDIA, INC.

                                      By:
Title:

                                 AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment") is entered into as of this 23rd day of August, 2005, by and among RelationServe Media, Inc., a Nevada corporation ("Buyer"), theglobe.com, inc., a Delaware corporation ("Globe") and SendTec, Inc., a Florida corporation ("Seller"). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement (as defined below).

                                    RECITALS:

WHEREAS, Buyer, Globe and Seller are parties to that certain Asset Purchase Agreement dated as of August 10, 2005 (the "Asset Purchase Agreement"); and

WHEREAS, Buyer, Globe and Seller desire to amend the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment.

(a) Section 7.14 of the Asset Purchase Agreement is deleted in its entirety;

(b) Section 8.3(b) of the Asset Purchase Agreement shall delete the words "5 years" and insert the words "12 months" in their place;

(c) Section 8.3(c) of the Asset Purchase Agreement shall be deleted in its entirety and shall be replaced with the following:

"Competitive Business" shall mean: (i) any advertising agency or similar business that, in either case, is primarily engaged in, and derives the majority of its annual revenues from, managing or procuring Internet-based advertising services on behalf of third-parties in exchange for a fee; or (ii) any business engaged in the development, sale, or support of offline (i.e. non-Internet) direct-response marketing technology on behalf of third-parties. Notwithstanding anything herein to the contrary, Competitive Business shall not include the delivery by Globe (or any of its Affiliates) of marketing services and/or products (including without limitation, the sale or licensing of marketing tools, the generation of leads and/or the sale, licensing, acquisition or sharing of data), which services and products are understood and agreed to involve marketing activities and not the management or procurement of advertising services.

(d) Section 8.3(d) shall be amended to replace the first word thereof with "The Globe";


(e) Section 8.3(g) shall be added to the Asset Purchase Agreement as follows:


"The Globe and Seller agree that during the Non Competition Period, neither of them shall, directly or indirectly:

(i) solicit, raid, entice or induce any present or former (since September 1, 2004) client, customer or vendor of the Seller ("Customer") or of Buyer to become a client, customer or vendor of any other person or entity for any Competitive Business, or authorize, encourage or assist the taking of such actions by any other person or entity; or

(ii) solicit, raid, entice or induce any employee, agent, consultant, advisor, independent contractor or person otherwise engaged by Seller at any time since September 1, 2004 or of Buyer ("Personnel") to become employed or otherwise engaged by any other person or entity for the purpose of any Competitive Business or rendering services the same as, or similar to, those services as from time-to-time had been provided by such Personnel to or on behalf of Seller or Buyer or authorize, encourage or assist the taking of such actions by any other person or entity; or

(iii) contact or communicate with any Customer or Personnel for any business purpose restricted hereby without the presence or prior consent of Buyer.";

(f) Section 8.6 shall be amended by deleting the word "Seller" within the parenthetical and replacing it with the word "SendTec";

(g) The preamble of ARTICLE 5, "REPRESENTATIONS AND WARRANTIES OF SELLER AND GLOBE" preceding the individual section paragraphs of Article 5 thereof is deleted in its entirety and shall be replaced with the following: "The Seller and Globe, jointly and severally, represent and warrant to the Buyer as of the date hereof (except as otherwise indicated) as follows:";

(h) Each of the specific representations that are set forth on Exhibit A hereto shall replace the identical numbered representation and warranty that is set forth in Article 5 of the Asset Purchase Agreement, with each such identical numbered representation and warranty (or subparagraph thereof as the case may be) amended in its entirety to read as set forth on Exhibit A hereto and all representations and warranties that are not included on Exhibit A (including any subparagraphs) remaining unchanged and in full force and effect.

(i) Notwithstanding Section 11.1 or anything else to the contrary in the Asset Purchase Agreement, the parties agree that the representations and warranties set forth on Exhibit A attached hereto, as well as each other representation and warranty made by Seller Management in the Redemption Agreement, may be updated by any member(s) of Seller Management prior to Closing in accordance with
Section 7(a) of the Redemption Agreement (without any liability to Globe) for the period between the date they are first deemed given pursuant to Article 5 of the Asset Purchase Agreement (which is understood and agreed to be the date hereof) and the Closing Date (including for this purpose, the closing of the Redemption Agreement) for any schedules or changes to the Operational Representations made to Globe pursuant to the Redemption Agreement, provided that (i) Buyer is informed in writing of such updating under the Redemption Agreement and (ii) proceeds to Closing without claiming that such update is a breach of an Operational Representation as opposed to an update thereof. If any one or more of such Operational Representations is updated by any member(s) of Seller Management pursuant to the Redemption Agreement, then the Operational Representations set forth on Exhibit A hereto and, to the extent not set forth on Exhibit A, the Asset Purchase Agreement, shall, without further action, be automatically updated to precisely match the updated Operational Representation(s) made by such member(s) of Seller Management, with all other representations and warranties not so revised continuing in full force and effect unchanged.


(j) Section 9.10 is deleted in its entirety and shall be replaced with the following: "Management Agreements. Each of the individuals listed on Schedule
9.10 hereto shall have delivered to Buyer a duly executed copy of that certain:
(a) Representation Certification substantially in the form annexed hereto as Exhibit D hereto; (b) Employment Agreement, substantially in the form annexed hereto as Exhibit E hereto; and (c) Stock Agreement, substantially in the form annexed hereto as Exhibit F hereto. In addition, Seller Management shall have executed and delivered to Buyer an escrow agreement on terms and conditions satisfactory to Buyer, including, without limitation, terms providing for a minimum of 200,000 shares of Buyer's common stock being placed in escrow for the purpose of permitting Buyer to satisfy any losses suffered by Buyer as a result of the breach by any member(s) of Seller Management of any one or more Operational Representations set forth in the Redemption Agreement (the agreements referred to in this Section 9.10 being collectively referred to herein as the "Management Agreements")."


(k) Section 10.7 is deleted in its entirety and shall be replaced with the following: "Seller Management. Seller Management shall have executed and delivered to Globe the Redemption Agreement and the Termination Agreement, each on terms acceptable to Globe. Seller Management shall have executed and delivered an escrow agreement on terms and conditions satisfactory to Globe and Seller, including, without limitation, terms providing for a minimum of 200,000 shares of Buyer's common stock being placed in escrow for the purpose of permitting Buyer to satisfy any losses suffered by Buyer as a result of the breach by any member(s) of Seller Management of any one or more Operational Representations set forth in the Redemption Agreement (the "Management Escrow Agreement")."

(l) Section 11.1 is amended by deleting the words "and employee benefit matters" in (i) and inserting the word "and" between "Tax matters" and "environmental matters" and deleting the "'" between such phrases.


 (m) Section 11.1 is amended by deleting ", and (ii) any representation of Globe or Seller with respect to title matters shall survive for five years".


(n) Section 11.2 (d) is deleted in its entirety and shall be replaced with the following: "subject to Section 11.10 hereof, any breach of any representation or warranty that is also made by any member of Seller Management in the Redemption Agreement (an "Operational Representation")."; and

(o) Section 11.10 shall be added to the Asset Purchase Agreement as follows: "In the event that a Claim is made against Globe or Seller that is in whole or in part based upon breach of an Operational Representation, Globe shall give prompt written notice thereof to Seller Management in accordance with the requirements of the Redemption Agreement, with notice thereof to Buyer, identifying the basis therefore. Buyer agrees that Buyer's first recourse for breach of any Operational Representation shall be pursuant to the Redemption Agreement, the Management Escrow Agreement and any Seller Management property then held in escrow under the Management Escrow Agreement (collectively, "Escrow Property"). In the event that Buyer is able to satisfy in full any Claim for breach of an Operational Representation against the Escrow Property, then Buyer's sole recourse shall be against such Escrow Property. If, however, the value of the Escrow Property is less than the amount of the losses arising from the breach of an Operational Representation by any member(s) of Seller Management, then Buyer shall be entitled to recourse against the Holdback Cash and the Escrowed Shares then in the possession of the Holdback Escrow Agent, with such rights as are provided in Section 3.2(d). Seller and Globe agree that without the prior written consent of Buyer, neither Seller nor Globe shall modify or amend the Redemption Agreement, nor waive any rights thereunder, if such action would have an adverse effect on Buyer's rights. Buyer agrees that without the prior written consent of Seller and Globe, Buyer shall not modify, waive, or amend any of Buyer's rights under or with respect to the Redemption Agreement, the Escrow Agreement or the Escrow Property.


2. Ratification. Except as specifically provided in this Amendment, the Asset Purchase Agreement is ratified and confirmed as written and shall remain in full force and effect. The provisions of Article 8 of the Asset Purchase Agreement and other provisions which by their terms are intended to have effect following the Closing Date, as amended hereby, shall survive the Closing for the periods set forth. To the extent that this Amendment incorporates any terms or requires reference to external facts or conditions, the provisions of Section 13.2 "Entire Agreement" are hereby amended for the purposes of such incorporation and references.

3. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

4. Governing Law. This Amendment shall be governed by the internal laws of the State of Delaware without regard to principles of conflicts of law.

                        [SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                     BUYER:

                            RELATIONSERVE MEDIA, INC.

                                      By:
Title:

                                     GLOBE:

                               theglobe.com, inc.

                                      By:
Title:

                                     SELLER:

                                  SENDTEC, INC.

                                      By:
Title:

                                    EXHIBIT A

5.3 Non-Contravention. Except as listed on Schedule 5.3, the execution and delivery by Seller and Globe of this Agreement and the Seller Transaction Documents and the consummation by the Seller and Globe of the Contemplated Transactions will not . . . ; (b) conflict with or result in the breach or termination of (or constitute a default for any event which, with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by, or maturity of, or result in the creation of any Encumbrance pursuant to any of the terms, conditions or provisions of, any Contract which either Seller or Globe is a party; (c) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance (except a Permitted Encumbrance). [except as noted above, remainder of 5.3 is unchanged].

5.5 [unchanged].

5.6 Absence of Certain Changes and Events. Since June 30, 2005 (the "Balance Sheet Date"), the business of Seller has been conducted only in the ordinary course of business consistent with past practice of Seller (the "Ordinary Course"). Without limiting the foregoing, except as set forth on Schedule 5.6, since the Balance Sheet Date, there has not been, occurred or arisen:

(a) any material adverse change, taken as a whole, in the assets, liabilities, financial condition or results of operation of Seller;

(b) any sale, lease or other disposition of any properties or assets of Seller in excess of $10,000 individually or in the aggregate except in the Ordinary Course;

(c) any material change in the methods of doing business that has had or would reasonably be expected to have a Material Adverse Effect (as defined below);

(d) any material change in the accounting principles or practices or the method of application of such principles or practices used by Seller, or any change in depreciation or amortization policies or rates previously adopted, that has had or would reasonably be expected to have a Material Adverse Effect;

(e) any Encumbrance imposed or agreed to be imposed on or with respect to any of the Acquired Assets other than Permitted Encumbrances;

(f) any material modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any Contract, other than any satisfaction by performance in accordance with the terms thereof in the Ordinary Course;

(g) any casualty, loss, damage or destruction (whether or not covered by insurance), or taking by eminent domain or other action by any Governmental Authority, that has had or would reasonably be expected to have a Material Adverse Effect;

(h) any adverse pending, or threatened dispute of any kind with any contractor, subcontractor, customer, supplier, employee, landlord, subtenant or licensee of Seller that is reasonably likely to result in any material reduction in the amount, or any change in the material terms or conditions or any material customer, supplier or other relationship of Seller that has had, or would reasonably be expected to have a Material Adverse Effect;


(i) other than in the Ordinary Course, any increase in the compensation payable or to become payable to any of Seller's officers, employees, agents or consultants (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or the entering into or modification of any employment contract or other agreement concerning the compensation of any officer, or employee, or the making of any loan to, or engagement in any transaction with, any officers, directors or shareholders of Seller, or the establishment of any new, or the modification of any existing, employee benefit, compensation or stock plan of Seller that affects the employees of Seller;


(j) any capital expenditure or commitment therefor by Seller in excess of $25,000 in the aggregate for additions, alterations or modifications to the property, plant or equipment of Seller;

(k) the incurrence or entering into of any transaction, contract or commitment by Seller with respect to its business, other than items incurred or entered into (as the case may be) in the Ordinary Course;

(l) any payment, discharge or satisfaction of any claim, Encumbrance or liability by Seller in excess of $25,000 individually or in the aggregate, other than in the Ordinary Course;

(m) any organized labor strike or grievance that has had or could reasonably be expected to have a Material Adverse Effect;

(n) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset or Intellectual Property of Seller in excess of $25,000 individually or in the aggregate other than in the Ordinary Course;

(o) any cancellation of any Indebtedness or claims or any amendment, termination, diminution or waiver of any rights of material value to Seller in excess of $25,000 individually or in the aggregate; and

(p) any agreement or understanding, whether in writing or otherwise, for Seller to take any of the actions specified in (a) through (o) above.

For purposes of this Schedule, the term "Material Adverse Effect" shall mean any material adverse effect on the business, operations, financial condition, or results of operations of the Business.


5.7 Title to Properties.


(a) Acquired Assets. Seller has, and upon Closing, will transfer to Buyer, good, clear and valid title to, and possession of, all of the Acquired Assets owned by Seller, free and clear of any Encumbrances (other than Permitted Encumbrances). Seller has, and upon Closing, will transfer to Buyer, valid and subsisting leasehold interests or licenses in, and possession of, all of the Acquired Assets that are leased by Seller. Seller has the full right, power and authority to sell, convey, transfer, assign and deliver the Acquired Assets, without the need to obtain the consent or approval of any third party, except as listed on
Schedule 5.7(a). At and as of the Closing, Seller will convey the Acquired Assets to Buyer by deeds, bills of sale, certificates of title and other instruments of assignment and transfer effective in each case to vest in Buyer, and Buyer will have, good and valid title to all of the Acquired Assets, free and clear of any and all Encumbrances, except for Permitted Encumbrances. The Acquired Assets are, in all material respects, in good condition and repair and are adequate and sufficient for Seller's intended purposes, ordinary wear and tear excepted. The Acquired Assets will transfer to Buyer under this Agreement (and other documents contemplated hereby), and constitute, all of the material assets and properties (personal and mixed, tangible and intangible) and rights necessary or desirable to permit Buyer to conduct the Business consistent with Seller's past business practice.

(b) Leases. (i) Schedule 1.1(h) contains a list of all material agreements under which real property is leased by Seller and used in connection with the Business. All of the Leased Real Property including any buildings, structures and appurtenances thereon, are, to Seller's knowledge, in good operating condition and repair, ordinary wear and tear excepted, are in such condition as to permit surrender by Seller to the lessors thereof without any material cost or expense for repair or restoration if any of the Real Property Leases were terminated on the date hereof, are adequate and suitable for the uses for which intended by Seller, each has adequate rights of ingress and egress for operation of the Business in the Ordinary Course and there does not exist any condition that interferes in any material way with the use or the economic value thereof.

(ii) Schedule 1.1(g) contains a list of all leases or material agreements under which Seller, with respect to the Business, is lessee of or holds or operates any items of machinery, equipment, motor vehicles, computer equipment, printers, office furniture or fixtures owned by any third party, true, complete and correct copies (or, in the case of oral leases or agreements, descriptions) of which leases and agreements have been furnished to Buyer. Seller is the owner and holder of all of the leasehold estates purported to be granted by such leases or agreements and all other leases or agreements under which Seller is lessee of or holds or operates any such items owned by a third party, and each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. There is not under any of such leases any existing default or, to the knowledge of Seller, event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a default thereunder. Except as provided on Schedule 5.7(c)(ii) hereto, to Seller's knowledge, each of the items of machinery, equipment, printers, office furniture and fixtures covered by the Personal Property Leases is in good operating condition and repair, is in such condition as to permit surrender thereof by Seller to the lessors without any material cost or expense for repair, ordinary wear and tear excepted, or restoration if such leases were terminated on the date hereof, is suitable for the uses for which intended by Seller in the Ordinary Course and there does not exist any condition that interferes in any material way with the use or economic value thereof.

5.8 Absence of Liabilities. Except for the Assumed Liabilities, and except as set forth on Schedule 5.8 there are no material liabilities or obligations of Seller of any nature (whether liquidated, unliquidated, accrued, absolute or contingent (within the meaning of GAAP), and whether due or to become due) probable of assertion relating to the Business except for:

(a) liabilities set forth or reflected (or reserved against) in the Balance Sheet that have not been paid or discharged since the date thereof;

(b) liabilities or obligations arising under agreements or other commitments listed on Schedule 5.8(b);

(c) current liabilities arising in the Ordinary Course subsequent to the Balance Sheet Date, that are accurately reflected on its books and records in a manner consistent with past practice; or

(d) the Excluded Liabilities (which shall be retained by Seller); or

(e) liabilities or obligations that do not or would not, either individually or in the aggregate, have a Material Adverse Effect

5.9 [unchanged]

5.10 [unchanged]

5.11 Intellectual Property.

(a) Schedule 5.11(a) hereto sets forth a complete and accurate list of all registered Intellectual Property used in the Business as presently conducted by Seller and any applications therefor. Except to the extent set forth in Schedule 5.11(a), Seller owns or has the right to use all of the Intellectual Property used in the Business as presently conducted, and the consummation of the transactions contemplated by the Transaction Documents will not alter or impair any such right. All Intellectual Property is valid, subsisting, in full force and effect, enforceable (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity), and has not been abandoned as of the date hereof. Except as has not or is not reasonably likely to have a Material Adverse Effect, Seller has taken all reasonable action to maintain and protect each item of Intellectual Property. The Intellectual Property is free and clear of any Encumbrances other than Permitted Encumbrances and, except for generally commercially available, non-custom, off-the-shelf software application programs, or except as set forth on Schedule 5.11(a), is fully assignable by Seller to any Person, without payment, consent of any person or other condition or restriction. No registered Intellectual Property has been or is now involved in any cancellation, dispute or litigation, and, to the knowledge of Seller, no such action is threatened. Except as set forth in Schedule 5.11(a), no patent of Seller included in the Intellectual Property has been or is now involved in any interference, reissue, re-examination or opposition proceeding.



(b) License Agreements. Schedule 5.11(b) sets forth a complete and accurate list of all licenses, sublicenses, consents, royalties or other agreements concerning Intellectual Property to which Seller is a party or by which any of the assets of Seller is bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) relating to the Business (collectively, "License Agreements"). All of the License Agreements are valid and binding obligations of Seller enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity, and to Seller's knowledge, except for generally commercially available, non-custom, off-the-shelf software application programs, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Seller under any such License Agreement. Seller has performed all obligations required to be performed by it, and Seller is not in default (or alleged to be in default) under any Contract relating to any of the foregoing in any way that is reasonably likely to have a Material Adverse Effect. No party to any Contract relating to Intellectual Property has given Seller notice of its intention to cancel, terminate or fail to renew such License Agreement.

(c) No Infringement. Except as disclosed in Schedule 5.11(c): (i) to the knowledge of Seller, the conduct of Seller's businesses as currently conducted does not infringe any Intellectual Property rights of any Person, and the Intellectual Property rights of Seller are not being infringed by any Person, except for such infringements in (i) or (ii) that would not have a Material Adverse Effect; and (ii) there is no litigation or order pending or outstanding, or, to the knowledge of Seller, threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Seller's use of any Intellectual Property owned by a third party, and, to the knowledge of Seller, there is no valid basis for the same.

(d) Royalties. No royalties, honoraria or other fees are payable by Seller to any Person for the use of or right to use any Intellectual Property, except as set forth in Schedule 5.11(d).


(e) Intellectual Property. For purposes of this Section 5.11, the term "Intellectual Property" includes the following that are owned by or licensed to
Seller: (i) all domain names, websites, service marks, trade dress, logos, copyrights; (ii) computer software; (iii) trade secrets; (iv) confidential and proprietary (A) technical information, (B) know-how, processes, (C) techniques,
(D) research and development information, and (E) business and marketing plans;
(v) patents; (vi) license rights and sublicense rights to all patents and trademarks; (vii) other intangible assets registered in the name of Seller or any Affiliate currently used by Seller in connection with business of Seller; and (viii) all registrations and applications of patents, copyrights, trademarks and service marks, and all licenses (as licensee or licensor) and other agreements related thereto.

5.12 Permits. The Permits (as defined below) listed in Schedule 5.12 constitute all of the material licenses, permits, certificates, approvals, exemptions, franchises, registrations, variances, accreditations or authorizations currently used in or required for the operation of the Business as operated by Seller prior to the Closing Date except for any Permits the absence of which would not have a Material Adverse Effect. The Permits are valid and in full force and effect and there are no pending proceedings against Seller which could result in the termination, revocation, limitation or impairment of any of the Permits. Seller has not received notice of any violations in respect of any of the Permits. For purposes of this Schedule, the term "Permits" means all franchises, licenses, permits, consents, authorizations, approvals and certificates, or any waiver of the foregoing, issued or granted by any Governmental Authority, to the extent transferable to Buyer under applicable Laws as listed on Schedule 4.13.


5.13 Labor and Employment Matters.

(a) Schedule 5.13 contains a list of each employee of Seller (such employees, the "Seller Employees"). Except as set forth on Schedule 5.13, there are no employment, consulting, severance or indemnification contracts between Seller and any of the Seller Employees. Except as provided on Schedule 5.13, Seller has paid all accrued wages, salary, and commissions, and paid or made available all vacation and sick pay, accrued as of the date of this Agreement for all of the Seller Employees, agents and representatives of Seller. Seller is in material compliance with Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

(b) Seller maintains no employee welfare benefit plans or employee pension benefit plans (within the meaning of Section 3(1) or Section 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Seller shall be solely liable for all obligations with respect to all employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) of which Seller is or ever has been a party or by which it is or ever has been bound.

(c) To Globe's knowledge, there are no pending investigations against Seller by the U.S. Department of Labor or any other Governmental Agency. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against Seller. No collective bargaining agreement or modification thereof is currently being negotiated by Seller. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of Seller. No material labor dispute with Seller Employees exists or, to the knowledge of Globe, is imminent.

5.14 Contracts. Schedule 5.14 sets forth a complete and accurate list of all written Contracts to which Seller is a party. As used in this Agreement, the word "Contract" means:

(a) agreement for the purchase, sale, lease, or license of services, products, or assets that are not cancelable without penalty and that require total future payments in excess of $75,000 in any fiscal year in any instance, or entered into other than in the Ordinary Course (but excluding, for the avoidance of doubt, any such agreement whereby payments are contingent in nature);

(b) agreements to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or to supply all of a particular customer's or customers' requirements for a certain service or product;

(c) agreement or other commitment pursuant to which any Person has agreed to indemnify or hold harmless any other Person;

(d) agreement with any current or former Affiliate, shareholder, officer, director, employee, or consultant, or with any Person in which any such Affiliate, shareholder, officer, director, employee, or consultant has an interest;

(e) joint venture or teaming agreement;

(f) agreement with any domestic or foreign government or agency or department thereof; or

(g) agreement imposing non-competition or exclusive dealing obligations.

Seller has delivered to the Buyer true, correct and complete copies of all such Contracts, together with all amendments, modifications and supplements thereto. Except as provided in Schedule 5.14, each of the Contracts listed on Schedule
5.14 hereto is in full force and effect, the Seller is not in breach of any of the provisions of any such Contract (to the extent that any such breach has or is reasonably likely to have a Material Adverse Effect), nor, to Seller's knowledge, is Seller or any other party to any such Contract in material default thereunder, nor, to Seller's knowledge, does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder that is reasonably likely to have a Material Adverse Effect. Seller has performed in all material respects all obligations required to be performed by Seller to date under each such Contract. Except as set forth in Schedules 5.14(a) and 5.14(b), no approval or consent of any Person is needed in order that such Contracts continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and no such Contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the Seller thereunder or give additional rights to any other party thereto or shall in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or the Seller's Transaction Documents.

5.15 Environmental Matters. Except as set forth on Schedule 5.15: (a) Seller is in material compliance with all applicable Environmental Laws; (b) there is no Environmental Claim pending against the Seller with regard to the Acquired Assets, including, without limitation, the Seller's leasehold interest in the current St. Petersburg, Florida location of Seller, or Business; (c) Seller has obtained all material Permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws with regard to the Acquired Assets or Business (the "Environmental Permits") and is in material compliance with their requirements; (d) to the knowledge of Seller, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any real property Seller currently owns or leases for the Business other than in material compliance with applicable Environmental Laws; (e) Seller has not undertaken or completed any investigation or assessment or remedial or response action relating to any release, discharge or disposal of or contamination with Hazardous Materials at any site, location or operation of Seller, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (f) there have been no actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Materials (the "Environmental Claims") against Seller that remain outstanding or unresolved.


5.16 [unchanged]


5.17 Insurance. Schedule 5.17 lists all insurance policies and binders of liability, theft, fidelity, life, fire, product liability, health, unemployment, workers' and workmen's compensation, errors and omissions and other types of insurance, self insurance practices and performance bonds covering Seller (collectively, the "Policies"). All of such Policies are valid, enforceable and in full force and effect. All premiums with respect to such Policies are currently paid, and no basis exists for early termination thereof on the part of the insurer. Seller is not in default with respect to its obligations under any of such Policies, nor has Seller received any written notification from any insurer or agent of any intent to cancel or not to renew or increase the premiums on any such Policies. To Seller's knowledge, no facts or circumstances exist which would relieve the insurer under any Policy of its obligation to satisfy in full any valid claim of the Seller thereunder. Seller has not, during the last 5 fiscal years, been denied or had revoked or rescinded any policy of insurance.

5.18 Suppliers and Customers. Schedule 5.18 identifies each contractor, subcontractor, customer and supplier of Seller that in each case is material to the Business. For purposes of this Section, a material customer is one that produced more than 10% of Seller's revenues during the last year and a material supplier is one to which Seller paid more than $75,000 during the last year.
Schedule 5.18 lists the products and services supplied by Seller to each material customer. Except as set forth on Exhibit 5.18, there are no material suppliers, or sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to Seller, with respect to which alternative sources of supply are not readily available on comparable terms and conditions. No material supplier or material customer of the business of Seller has, during the past 12 months, cancelled or otherwise terminated its services or supplies to Seller or its use or purchase of the products or services of Seller, or has communicated any threat in writing to Seller to do so. No such supplier or customer has given Seller written notice that it intends to cancel, reduce or otherwise terminate its relationship with Seller or the usage or purchase of the products of Seller, or that the transactions contemplated by this Agreement will result in any such cancellation, reduction or termination.

5.19 [unchanged]

5.20 Certain Line Items and Related Items.

(a) Accounts Receivable. To Seller's knowledge, all accounts receivable of Seller received in connection with the Business (the "Receivables") have arisen only from bona fide transactions entered into in the Ordinary Course, are the legal and binding claims of Seller, free and clear of all Encumbrances (other than Permitted Encumbrances), have been recorded in accordance with GAAP and are not subject to any counterclaim, set-off or defense (except to the extent reserved against). Since the Balance Sheet Date, no customer has given Seller written notice that it intends to assert any material right to a discount, allowance or chargeback with respect to any products or services, except for any discounts, allowances or chargebacks that have not had and would not reasonably be expected to have a Material Adverse Effect. The Receivables are current as of the date hereof. Seller has delivered to the Buyer a complete and accurate aging list of all Receivables as of a date not more than 5 days prior to the date of this Agreement.


(b) Accounts Payable. The accounts payable related to Seller, as reflected on the Financial Statements or thereafter and recorded by Seller, have arisen only from bona fide transactions entered into in the Ordinary Course. Except as provided in Schedule 5.20(b), all payment terms in connection therewith are consistent with past practices of Seller.

                                     ANNEX B
                           (the Redemption Agreement)

                              REDEMPTION AGREEMENT

This Redemption Agreement (this "Agreement") is made effective as of August 23, 2005, by and among theglobe.com, inc., a Delaware corporation (the "Corporation"), and Paul Soltoff ("Soltoff"), Eric Obeck ("Obeck"), Donald Gould ("Gould"), Harry Greene ("Greene"), Irvine and Nadine Brechner, as tenants by the entirety ("Brechner") and Allen Vance ("Vance") (each a "Shareholder" and collectively, the "Shareholders"). Michael Egan, Edward Cespedes, E&C Capital Partners LLLP and Dancing Bear Investments, Inc. (each, a "Globe Principal" and collectively, the "Globe Principals") are entering into this Agreement solely for the purposes of Sections 3(a) and 8(b) hereof.

                                    Recitals

A. Each Shareholder is the owner of that number of shares ("Shares") of the common stock, $.001 par value (the "Common Stock") of the Corporation as set forth opposite such Shareholder's name on Schedule A attached hereto and made a part hereof (collectively, the "Shares").

B. The Corporation owns all of the shares of capital stock of SendTec, Inc., a Florida corporation (the "Seller").

C. The Seller and the Corporation are parties to an Asset Purchase Agreement with RelationServe Media, Inc. (the "Buyer") providing for the sale by the Seller and the purchase by the Buyer or its designated subsidiary of substantially all of the Seller's assets (the "Asset Purchase Agreement"). A copy of the Asset Purchase Agreement has been furnished to the Shareholders.

D. The Corporation and the Shareholders, other than Vance, among others, are parties to a Stockholders' Agreement dated as of September 1, 2004 (the "Stockholders' Agreement").

E. The Shareholders have agreed to sell all 28,879,097 of their Shares of Common Stock in exchange for the consideration set forth opposite such Shareholder's name on Schedule A, and the Corporation has agreed to purchase and redeem the Shares upon the terms set forth herein. The Shareholders and the Corporation have negotiated the redemption price for the Shares on an arm's length basis taking into account the large block of Common Stock represented by the Shares and believe that the redemption price reflects the fair market value of such block of Shares.

F. In connection with the Asset Purchase Agreement, the Corporation has requested that the Shareholders, who hold or have held various management positions with the Seller, provide to the Corporation, in this Agreement, certain representations and warranties about the Seller, as set forth in Section 4(e) of this Agreement, and that the Seller and the Buyer (even though the Buyer is not a party to this Agreement) be entitled to rely on such representations solely to the extent, and subject to the terms and limitations, provided in this Agreement.

G. As security to the Buyer, and as the Buyer's sole remedy (except to the extent expressly provided in Section 9(d)) against the Shareholders with respect to any breach of the representations and warranties in Section 4(e), at the Closing (as such term is defined in the Asset Purchase Agreement), the Shareholders shall deposit or caused to be deposited certain assets (the "Escrow Assets") into escrow under an escrow agreement entered into as of the date of this Agreement among the Shareholders, the Buyer and Olshan Gundman Frome Rosenzweig & Wolosky LLP, New York, NY, as Escrow Agent (the "Escrow Agreement").

H. The Shareholders are willing to provide the representations and warranties in
Section 4(e) of this Agreement subject to the terms and limitations of this Agreement.

                                 Operative Terms

In consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Redemption of Shares. Concurrently with the Closing, the Corporation will purchase and redeem from each Shareholder, and each Shareholder will sell to the Corporation, the Shares listed on Schedule A as being owned by such Shareholder ("such Shareholder's Shares"), and each Shareholder will deliver to the Corporation all of the Shareholders' stock certificates representing such Shareholder's Shares, accompanied by appropriate stock transfer powers duly executed to the Corporation (the "Redemption").

2. Redemption Price. Concurrently with the Closing, the Corporation will pay to each Shareholder, as complete consideration for the Redemption of such Shareholder's Shares and such Shareholders' other obligations and undertakings under this Agreement, a cash payment in the amount set forth opposite such Shareholder's name on Schedule A (the "Redemption Price"). The parties intend that the transaction be a capital transaction and that Shareholders will obtain long term capital gains treatment with respect to the Redemption, and the parties shall report on their respective state and federal income tax returns the Redemption on such basis.

3. Other Agreements.

(a) Termination of Stockholders' Agreement. Each of the parties agrees that the Stockholders' Agreement shall be terminated concurrently with the closing of the Redemption without further right of, or obligation or restriction on, any party thereto.

(b) Directors' and Officers' Liability Insurance; and Indemnification. For so long as any of Michael Egan, Edward Cespedes and Robin Segaul Lebowitz is covered by a policy of directors and officers liability insurance with respect to his or her service as a current or former director and/or officer of the Corporation (a "D&O Policy"), but for not more than six (6) years following the Closing, Soltoff will be afforded the same coverage as is available to Mr. Egan, Mr. Cespedes and/or Ms. Segaul Lebowitz under such D&O Policy. Soltoff acknowledges that he has been provided with a copy of the Corporation's current D&O Policy.


4. Shareholders' Representations and Warranties. Each Shareholder represents and warrants to the Corporation that:


(a) Such Shareholder has the right, power and legal capacity to enter into and perform his or her obligations under this Agreement, and this Agreement constitutes, and each document or instrument to be executed by such Shareholder pursuant to the terms hereof will be, upon its execution and delivery, the valid and legally binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

(b) Such Shareholder exclusively owns all right, title and interest in and holds full legal, equitable and beneficial ownership of the Shares that are listed opposite such Shareholder's name on Schedule A, free and clear of any liens, security interests, encumbrances and restrictions on or conditions to transfer or assignment other than those set forth in the Stockholders' Agreement. There are no outstanding agreements or commitments of any nature obligating such Shareholder to transfer the Shares owned by such Shareholder or any interest therein to any other party. The sale, transfer and assignment to the Corporation of the Shares owned by such Shareholder shall transfer to the Corporation good and valid title to the Shares owned by such Shareholder, free and clear of any lien, security interest, encumbrance or restriction.

(c) The execution and delivery by such Shareholder of this Agreement and the performance of such Shareholder's obligations under this Agreement does not and will not (i) violate and law, rule or regulation to which such Shareholder is subject; or (ii) breach or violate any judgment, order, decree, mortgage, lease or other contract or commitment to which such Shareholder is a party or by which he or she is bound the violation or breach of which (in either clause (i) or (ii) above) could have an adverse effect on this Agreement or the transactions contemplated by this Agreement.

(d) There is no claim, suit, action, legal, administrative, or other proceeding pending or, to such Shareholder's knowledge, threatened, against such Shareholder with respect to this Agreement, the Shares, any interest therein or the transactions contemplated hereby.

(e) The representations and warranties on Schedule B attached to this Agreement and made a part hereof are correct to the best of such Shareholder's knowledge.

(f) By reason of the Shareholder's business or financial experience, or the business or financial experience of his or her professional advisor who is unaffiliated with and who is not compensated by the Corporation, such Shareholder has the ability to evaluate the business of the Corporation, the value of the Shares owned by the Shareholder, the tax consequences of the transactions contemplated by this Agreement and the sufficiency of the Redemption Price.

(g) Such Shareholder acknowledges that such Shareholder has had the opportunity to obtain additional information regarding the Corporation and its business, and has been given the opportunity to meet with officials of the Corporation and to have such officials answer any questions regarding the Corporation and its business and all such questions have been answered to such Shareholder's satisfaction.

5. Corporation's Representations and Warranties. The Corporation hereby represents and warrant to the Shareholders that:

(a) The Corporation has the right, power and legal capacity to enter into and perform its obligations under this Agreement.

(b) This Agreement has been duly authorized by all necessary corporate and other action on the part of the Corporation and constitutes, and each document or instrument to be executed by the Corporation pursuant to the terms hereof will be, upon its execution and delivery, the valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

(c) The execution and delivery by the Corporation of this Agreement and the performance of its obligations under this Agreement does not and will not: (i) violate any law, rule or regulation to which the Corporation is subject or by which it is bound; or (ii) breach or violate any judgment, order, decree, mortgage, lease or other contract or commitment to which the Corporation is a party or by which it is bound, the violation or breach of which (in either clause (i) or (ii) above) could have an adverse effect on this Agreement or the transactions contemplated by this Agreement.

(d) There is no claim, suit, action, legal, administrative, or other proceeding pending or, to the knowledge of the Corporation, threatened, against the Corporation with respect to this Agreement, the Shares or any interest therein or the transactions contemplated under this Agreement.

(e) Neither the entering into of this Agreement by the Corporation nor the purchase, redemption and payment by the Corporation of the Redemption Price to the Shareholders will violate the Delaware General Corporation Law.

6. Conditions Precedent to Obligations of the Shareholders. The obligation of the Shareholders to consummate the sale and purchase under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent satisfaction is not waived in writing by the Shareholders):

(a) The representations and warranties made by the Corporation in
Section 5 of this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing with the same effect as though such representations and warranties had been made or given at and as of the Closing (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date);

(b) The Corporation shall have performed and complied with all of its covenants, obligations and conditions under this Agreement that are to be performed or complied with by it at or prior to the Closing;


(c) The Shareholders shall have received a certificate, executed by an executive officer of the Corporation and dated as of the Closing Date, as defined in the Asset Purchase Agreement, reasonably satisfactory to the Shareholders, certifying the matters set forth in Section 6(a) and Section 6(b) and further certifying to: (i) the adoption of the board of directors of the Corporation of a resolution, that has not been amended, modified or rescinded, approving the transactions contemplated by this Agreement (the "Contemplated Transactions");
(ii) the incumbency of officers of the Corporation who are executing this Agreement or any of the documents with respect to the Contemplated Transactions or certificates contemplated hereunder; and (iii) the Corporation's charter and bylaws; and


(d) The Closing under the Asset Purchase Agreement will have occurred and such Closing will have taken place not later than November 30, 2005.

7. Conditions Precedent to Obligations of the Corporation. The obligation of the Corporation to consummate the purchase and redemption under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent satisfaction is not waived in writing by the Corporation):

(a) The representations and warranties made by the Shareholders in
Section 4 of this Agreement shall be true and correct in all material respects as of the date hereof and, as modified by any updates to the representations and warranties contained in Section 4(e) that have been furnished by the Shareholders to the Corporation, as of the Closing, with the same effect as though such representations and warranties (as modified by such updates) had been made or given at and as of the Closing (except for representations and warranties that speak as of a specific date, which, as modified by the updates described above, shall be true and correct in all material respects as of such specific date);

(b) The Shareholders shall have performed and complied with all of their covenants, obligations and conditions under this Agreement that are to be performed or complied with by them at or prior to the Closing;

(c) The Corporation shall have received a certificate, executed by the Shareholders, and dated as of the Closing Date, reasonably satisfactory to the Shareholders, certifying the matters set forth in Section 7(a) and Section 7(b); and (d) The Closing under the Asset Purchase Agreement will have occurred and such Closing will have taken place not later than November 30, 2005.

8. General Releases.

(a) By the Shareholders. At the Closing, each of the Shareholders will execute and deliver to the Corporation a general release containing the terms set forth in Schedule C.

(b) By the Corporation and the Globe Principals. At the Closing, the Corporation and each of the Globe Principals will execute and deliver to each Shareholder, and the Corporation shall cause the Seller to execute and deliver to each Shareholder, a general release containing the terms set forth in Schedule D.


9. Survival; Notice of Claims; Burden of Proof; and Limited Recourse.


(a) Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing; provided, however, that each of the representations and warranties in
Section 4(e) shall expire and be of no force or effect at 5:00 p.m. Eastern Time on the date that is one year and 45 days after the Closing Date (the "Survival Period"), except to the extent that, prior to the end of the Survival Period, the Shareholders' Representative (as defined in Section 10), shall have received notice of a claimed breach of a representation or warranty in Section 4(e), together with a reasonable summary of the facts or allegations then known to the Corporation that relate to such claim; provided, however, that the receipt by the Shareholders' Representative of notice of a breach of a representation or warranty in Section 4(e) prior to the expiration of the Survival Period, as required in the immediately preceding sentence, shall be an absolute condition precedent to the bringing of any claim with respect to such breach. In the event that notice of a claim is so received within the Survival Period, the Buyer shall be entitled to assert such claim of breach under the terms of the Escrow Agreement as the Buyer's sole and exclusive remedy (except to the extent expressly provided in Section 9(d)) against the Shareholders with respect to such breach.

(b) Notice of Claims; and Defense of Claims. In the event that the Buyer notifies the Corporation of a claim for breach of representation or warranty made by the Seller or the Corporation in the Asset Purchase Agreement, and the Corporation wishes to assert that such breach by the Seller or the Corporation resulted from the breach by the Shareholders (or any of them) of a corresponding representation in Section 4(e) of this Agreement, the Corporation shall give to the Shareholders' Representative prompt notice of such claim prior to the end of the Survival Period. In the case that such claim arises out of or is related to a claim of a third party, the Buyer or the Corporation shall give prompt notice to the Shareholders' Representative of such third party claim. The Shareholders will be entitled to participate in the defense of such third party claim at the cost of the Shareholders and, upon notice given by the Shareholder's Representative to the Corporation and the Buyer within a reasonable time after receipt by the Shareholders' Representative of the notice described in the immediately preceding sentence, the Shareholders shall be entitled to assume the defense of such third party claim, on behalf of the Corporation and the Buyer, with counsel reasonably satisfactory to the Buyer.

(c) Limited Remedies in Favor of the Corporation as to Section 4(e) Representations. None of the Shareholders shall be liable to the Corporation with respect to the breach of any representation or warranty in Section 4(e), except that the Shareholders shall reimburse the Corporation for fifty percent (50%) of the legal fees and costs incurred by the Corporation in proving a breach of one or more of the representations and warranties in Section 4(e) (provided, however, that the aggregate obligation of the Shareholders to reimburse the Corporation for legal fees and costs under this Section 9(c) shall not exceed Fifty Thousand Dollars ($50,000) and shall be payable only to the extent that the Corporation (rather than the Buyer) proves that the Shareholders have breached one or more of such representations and warranties).


(d) Limited Remedies in Favor of the Buyer as to Representations. The Buyer shall have no recourse against any or all of the Shareholders in the event of a breach of a representation in Section 4(a), (b), (c), (d), (f) or (g). In the event of a breach of a representation in Section 4(e), and subject to the terms and limitations of this Section 9, the sole remedy of the Buyer against the Shareholders with respect to the breach of such representation (except in the case of a fraudulent misrepresentation by the Shareholders as to such representation) shall be under the Escrow Agreement.

10. Termination.

(a) Events of Termination. This Agreement may be terminated at any time prior to the Closing:

(i) by the mutual written consent of the Corporation and Paul Soltoff (the "Shareholders' Representative"), with the consent of the Buyer, which consent of the Buyer shall be deemed to have been given if the Escrow Agreement is terminated prior to the Closing;

(ii) by the Corporation or by the Shareholders' Representative (the "Terminating Party") if the Closing under the Asset Purchase Agreement shall not have occurred on or before 11:59 p.m. Eastern Time on November 30, 2005 (or such later date as may be mutually agreed to by the Corporation and the Shareholders' Representative); or

(iii) by the Corporation or the Shareholders' Representative, upon any event of termination of the Asset Purchase Agreement.

(b) Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 10(a) shall give notice of such termination to the other party to this Agreement (which other party shall mean the Shareholders' Representative, in the case of a termination by the Corporation) specifying the reason for such termination.

(c) Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 10, all further obligations of the parties under this Agreement shall be terminated without further liability of any party to the other; provided, however, that nothing contained herein shall be construed to prevent any party hereto from pursuing any remedy available at law or in equity for any breach, violation, default or other failure of performance under this Agreement of any other party hereto prior to Closing.

11. Indemnification.

(a) Indemnification by the Shareholders. The Shareholders will, severally and not jointly, indemnify, defend and hold harmless the Corporation (which, for purposes of this Section 11(a) shall include each other "Released Party" (as defined in Schedule C hereto)) from and against all losses, liabilities, costs, damages and expenses (including reasonable attorneys' fees) (collectively, "Losses") incurred by the Corporation in connection with: (i) a breach by any Shareholder of any of his or her respective representations and warranties contained in this Agreement, subject to the limitations set forth in Section 9(c) with respect to any breach of the representations set forth in Section 4(e), or (ii) the failure of any Shareholder to comply with his or her covenants contained in this Agreement or his or her General Release.


(b) Indemnification by the Corporation. The Corporation will indemnify, defend and hold harmless the Shareholders (which, for purposes of this Section 11(b) shall include each other "Released Party" (as defined in Schedule D hereto)) from and against all losses, liabilities, costs, damages and expenses (including reasonable attorneys' fees) incurred by them (individually or collectively) in connection with: (i) a breach by the Corporation of any of its representations and warranties contained in this Agreement or (ii) the failure of the Corporation to comply with its covenants contained in this Agreement or the General Release.


12. General Provisions.

(a) Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, as follows:




   If to the Corporation:      theglobe.com, inc.
                               110 East Broward Boulevard
                               Suite 1400
                               Ft. Lauderdale, FL 33301
                               Attn: Edward Cespedes

   with a copy to:             Proskauer Rose LLP
                               2255 Glades Road
                               Suite 340W
                               Boca Raton, FL 33434
                               Attention:  Donald E. "Rocky" Thompson II, Esq.

   If to the Shareholders:     Paul Soltoff, as Shareholders' Representative
                               80 Sand Pine Drive N.E.
                               St. Petersburg, FL 33703

   with copies to:             Carlton Fields, P.A.
                               P.O. Box 3239 Tampa, Florida 33601
                               Attention:  Nathaniel L. Doliner, Attorney at Law


and


RelationServe Media, Inc. Attention: Chairman 6700 N. Andrews Avenue Ft. Lauderdale, FL 33309

and

Olshan Gundman Frome Rosenzweig & Wolosky LLP 65 East 55th Street New York, NY 10022 Attention: Harvey J. Kesner, Esq.

Any such notice shall be deemed given and received (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, or (c) if mailed, five (5) days after being mailed as described above.

(b) Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, representatives, administrators, successors, and assigns.

(c) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all proposals, communications, representations, warranties or agreements, either oral or written, between the parties hereto prior to the date hereof with respect to the subject matter hereof. No representations or warranties are being made by any or all of the Shareholders to the Corporation or the Buyer with respect to the Seller, this Agreement, the Asset Purchase Agreement or the transactions contemplated by this Agreement or the Asset Purchase Agreement except to the extent set forth in Section 4 and subject to the other terms and limitations of this Agreement.

(e) Further Assurances. Each of the parties hereto shall, at the requesting party's expense, take such further actions as are reasonably deemed by the requesting party to be necessary or desirable in order to effectively carry out the intent and purpose of this Agreement and the transactions contemplated hereby.

(f) Attorneys' Fees and Costs. If any legal action or other proceeding is brought by a party hereto for the enforcement of this Agreement, or because of an alleged breach, default or misrepresentation by the other party in connection with any provision of this Agreement, such party, if successful in such legal action or other proceeding, shall (subject to the terms and limitations in Section 9(c) with respect to the Corporation's right to recover legal fees and costs), be entitled to recover reasonable attorneys' fees and court costs incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.


(g) Construction. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the court interpreting or construing this Agreement shall not apply a presumption that the provisions hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the Agreement, it being agreed that all parties have participated in the preparation of all provisions of this Agreement.

(h) Governing Law. This Agreement shall be enforced, governed and interpreted by the laws of the State of Delaware without regard to Delaware's conflict of laws principles that would result in the application of the laws of any other jurisdiction.

(i) Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations and anticipated performance and execution of this Agreement occurred or shall occur in Broward County, Florida, and that, therefore, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought only in the courts of record of the State of Florida in Broward County or the United States District Court, Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; and (c) waives any objection which it may have to the laying of the venue of any such suit, action or proceeding in any of such courts.

(j) Amendments. This Agreement may be amended only in writing by the Corporation and the Shareholders and, to the extent that any amendment would adversely affect the rights of the Buyer, the Buyer.

(k) Limited Power of Attorney. The Shareholders hereby grant to the Shareholders' Representative a limited power of attorney to take actions on their behalf to the extent that the Shareholders' Representative is expressly granted the right to act or consent under this Agreement.

[Signatures begin on the next page]

The parties have executed this Redemption Agreement as of the day and year first above written.




CORPORATION:                   theglobe.com, inc.

                     By:___________________________________
                     Printed Name:_________________________
                     Title:________________________________





SHAREHOLDERS:

                                  Paul Soltoff

                                   Eric Obeck

                                  Donald Gould

                                  Harry Greene

                   Irv Brechner, as a tenant by the entireties

                 Nadine Brechner, as a tenant by the entireties

                                   Allen Vance

The undersigned are executing this Agreement solely for the purpose of agreeing to the provisions of Section 3(a) and 8(b) hereof.

GLOBAL PRINCIPALS:

                                 Michael S. Egan

                                 Edward Cespedes

                           E&C CAPITAL PARTNERS, LLLP

                     By:___________________________________
                     Printed Name:_________________________
                     Title:________________________________

                         DANCING BEAR INVESTMENTS, INC.

                     By:___________________________________
                     Printed Name:_________________________
                     Title:________________________________

                                   SCHEDULE A

               List of Shareholders, Shares, and Redemption Prices


--------------------------------------------------------------------------------------------------------------------
Name                                     Shares Owned Subject to
                                         Redemption under this Agreement                  Redemption Price
--------------------------------------------------------------------------------------------------------------------
Paul Soltoff                                          10,183,190                                 $4,091,731
--------------------------------------------------------------------------------------------------------------------
Eric Obeck                                             4,629,171                                  1,860,048
--------------------------------------------------------------------------------------------------------------------
Donald Gould                                           4,629,171                                  1,860,048
--------------------------------------------------------------------------------------------------------------------
Harry Greene                                           4,629,171                                  1,860,048
--------------------------------------------------------------------------------------------------------------------
Irv and Nadine Brechner, as                            4,629,171                                  1,860,048
tenants by the entireties
--------------------------------------------------------------------------------------------------------------------
Allen Vance                                              179,223                                     72,023
--------------------------------------------------------------------------------------------------------------------
Total:                                                28,879,097 Shares                         $11,603,946
--------------------------------------------------------------------------------------------------------------------

                                   Schedule B

                         Representations and Warranties

Note: Defined terms in this Schedule B that are not otherwise defined in this Schedule B shall be as defined in the Asset Purchase Agreement by and between theglobe.com, inc., SendTec, Inc. and RelationServe Media, Inc dated as of August 10, 2005 (as amended prior on or prior to the date of the Redemption Agreement), a copy of which has been furnished to the Shareholders (the "Asset Purchase Agreement").

5.3 Non-Contravention. Except as listed on Schedule 5.3, the execution and delivery by Seller of the Asset Purchase Agreement and the Seller's Transaction Documents and the consummation by the Seller of the Contemplated Transactions will not (a) [intentionally omitted] (b) conflict with or result in the breach or termination of (or constitute a default for any event which, with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by, or maturity of, or result in the creation of any Encumbrance pursuant to any of the terms, conditions or provisions of, any Contract which Seller is a party; or (c) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance (except a Permitted Encumbrance).

5.5 SEC Documents; Financial Statements.

(a) Since August 30, 2004, the Shareholders, in their capacity as management of the Seller (the "Seller Management") have overseen the preparation of and provided to Globe information with respect to the Seller for the purpose of inclusion by Globe in reports, schedules, forms, statements and other documents required to be filed by Globe with the Securities and Exchange Commission ("SEC") pursuant to Globe's reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing information provided by the Seller Management to Globe prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "Documents"). None of the Documents, at the time they were included in any reports, schedules, forms, statements, or other documents filed with the SEC, contained, with respect to the Seller, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Financial Statements. The (i) unaudited financial statements of the Seller as of and for the calendar year ended December 31, 2004 and the related statements of income and cash flows for the periods ending on such date (the "Annual Financial Statements"); and (ii) the unaudited financial statements for Seller as of and for the 6-month period ended June 30, 2005 (the "Balance Sheet Date") and the related statements of income and cash flows for the periods ending on such dates (the "Interim Financial Statements", and together with the Annual Financial Statements, the "Financial Statements"), have been prepared by and delivered to Globe have been prepared in accordance with GAAP, applied on a consistent basis throughout the relevant periods (except as may be otherwise indicated in such Seller Financial Statements or the notes thereto), and fairly present in all material respects the assets, liabilities and financial position of Seller as of such dates and for the periods indicated subject, in the case of unaudited financial statements, to normal year end adjustments and the absence of footnotes. Since the Balance Sheet Date, there has been no change made by Seller in any of the significant accounting policies, practices or procedures of Seller.


5.6 Absence of Certain Changes and Events. Since the Balance Sheet Date, the business of Seller has been conducted only in the ordinary course of business consistent with past practice of Seller (the "Ordinary Course"). Without limiting the foregoing, except as set forth on Schedule 5.6, since the Balance Sheet Date, there has not been, occurred or arisen:


(a) any material adverse change, taken as a whole, in the assets, liabilities, financial condition or results of operation of Seller;

(b) any sale, lease or other disposition of any properties or assets of Seller in excess of $10,000 individually or in the aggregate except in the Ordinary Course;

(c) any material change in the methods of doing business that has had or would reasonably be expected to have a Material Adverse Effect (as defined below);

(d) any material change in the accounting principles or practices or the method of application of such principles or practices used by Seller, or any change in depreciation or amortization policies or rates previously adopted, that has had or would reasonably be expected to have a Material Adverse Effect;

(e) any Encumbrance imposed or agreed to be imposed on or with respect to any of the Acquired Assets other than Permitted Encumbrances;

(f) any material modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any Contract, other than any satisfaction by performance in accordance with the terms thereof in the Ordinary Course;

(g) any casualty, loss, damage or destruction (whether or not covered by insurance), or taking by eminent domain or other action by any Governmental Authority, that has had or would reasonably be expected to have a Material Adverse Effect;

(h) any adverse pending, or threatened dispute of any kind with any contractor, subcontractor, customer, supplier, employee, landlord, subtenant or licensee of Seller that is reasonably likely to result in any material reduction in the amount, or any change in the material terms or conditions or any material customer, supplier or other relationship of Seller that has had, or would reasonably be expected to have a Material Adverse Effect;

(i) other than in the Ordinary Course, any increase in the compensation payable or to become payable to any of Seller's officers, employees, agents or consultants (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), or the entering into or modification of any employment contract or other agreement concerning the compensation of any officer, or employee, or the making of any loan to, or engagement in any transaction with, any officers, directors or shareholders of Seller, or the establishment of any new, or the modification of any existing, employee benefit, compensation or stock plan of Seller that affects the employees of Seller;


(j) any capital expenditure or commitment therefor by Seller in excess of $25,000 in the aggregate for additions, alterations or modifications to the property, plant or equipment of Seller;


(k) the incurrence or entering into of any transaction, contract or commitment by Seller with respect to its business, other than items incurred or entered into (as the case may be) in the Ordinary Course;

(l) any payment, discharge or satisfaction of any claim, Encumbrance or liability by Seller in excess of $25,000 individually or in the aggregate, other than in the Ordinary Course;

(m) any organized labor strike or grievance that has had or could reasonably be expected to have a Material Adverse Effect;

(n) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset or Intellectual Property of Seller in excess of $25,000 individually or in the aggregate other than in the Ordinary Course;

(o) any cancellation of any Indebtedness or claims or any amendment, termination, diminution or waiver of any rights of material value to Seller in excess of $25,000 individually or in the aggregate; and

(p) any agreement or understanding, whether in writing or otherwise, for Seller to take any of the actions specified in (a) through (o) above.

For purposes of this Schedule, the term "Material Adverse Effect" shall mean any material adverse effect on the business, operations, financial condition, or results of operations of the Business.

5.7 Title to Properties.

(a) Acquired Assets. Seller has, and, upon Closing, will transfer to Buyer, good, clear and valid title to, and possession of, all of the Acquired Assets owned by Seller, free and clear of any Encumbrances (other than Permitted Encumbrances). Seller has, and upon the Closing, will transfer to Buyer, valid and subsisting leasehold interests or licenses in, and possession of, all of the Acquired Assets that are leased by Seller. Seller has the full right, power and authority to sell, convey, transfer, assign and deliver the Acquired Assets, without the need to obtain the consent or approval of any third party, except as listed on Schedule 5.7(a). At and as of the Closing, Seller will convey the Acquired Assets to Buyer by deeds, bills of sale, certificates of title and other instruments of assignment and transfer effective in each case to vest in Buyer, and Buyer will have, good and valid title to all of the Acquired Assets, free and clear of any and all Encumbrances, except for Permitted Encumbrances. The Acquired Assets are, in all material respects, in good condition and repair and are adequate and sufficient for Seller's intended purposes, ordinary wear and tear excepted. The Acquired Assets will transfer to Buyer under this Agreement (and other documents contemplated hereby), and constitute, all of the material assets and properties (personal and mixed, tangible and intangible) and rights necessary or desirable to permit Buyer to conduct the Business consistent with Seller's past business practice.

(b) Leases.


(i) Schedule 1.1(h) contains a list of all material agreements under which real property is leased by Seller and used in connection with the Business. All of the Leased Real Property including any buildings, structures and appurtenances thereon, are in good operating condition and repair, ordinary wear and tear excepted, are in such condition as to permit surrender by Seller to the lessors thereof without any material cost or expense for repair or restoration if any of the Real Property Leases were terminated on the date hereof, are adequate and suitable for the uses for which intended by Seller, each has adequate rights of ingress and egress for operation of the Business in the Ordinary Course and there does not exist any condition that interferes in any material way with the use or the economic value thereof.

(ii) Schedule 1.1(g) contains a list of all leases or material agreements under which Seller, with respect to the Business, is lessee of or holds or operates any items of machinery, equipment, motor vehicles, computer equipment, printers, office furniture or fixtures owned by any third party, true, complete and correct copies (or, in the case of oral leases or agreements, descriptions) of which leases and agreements have been furnished to Buyer. Seller is the owner and holder of all of the leasehold estates purported to be granted by such leases or agreements and all other leases or agreements under which Seller is lessee of or holds or operates any such items owned by a third party, and each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. There is not under any of such leases any existing default or event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a default thereunder. Except as provided on Schedule 5.7(c)(ii) hereto, each of the items of machinery, equipment, printers, office furniture and fixtures covered by the Personal Property Leases is in good operating condition and repair, ordinary wear and tear excepted, is in such condition as to permit surrender thereof by Seller to the lessors without any material cost or expense for repair or restoration if such leases were terminated on the date hereof, is suitable for the uses for which intended by Seller in the Ordinary Course and there does not exist any condition that interferes in any material way with the use or economic value thereof.

5.8 Absence of Liabilities. Except for the Assumed Liabilities, and except as set forth on Schedule 5.8, there are no material liabilities or obligations of Seller of any nature (whether liquidated, unliquidated, accrued, absolute, or contingent (within the meaning of GAAP) and whether due or to become due) probable of assertion relating to the Business except for:

(a) liabilities set forth or reflected (or reserved against) in the Balance Sheet that have not been paid or discharged since the date thereof;


 (b) liabilities or obligations arising under agreements or other commitments listed on Schedule 5.8(b);


(c) current liabilities arising in the Ordinary Course subsequent to the Balance Sheet Date, that are accurately reflected on its books and records in a manner consistent with past practice;

(d) the Excluded Liabilities; or

(e) liabilities or obligations that do not or would not, either individually or in the aggregate, have a Material Adverse Effect.

5.9 Consents; Transferability of Licenses, Etc. Except as set forth on Schedule 5.9(a) hereto, no consent, approval or authorization of, or registration, qualification or filing with, any Person or Governmental Authority is required for the execution and delivery by Seller of the Asset Purchase Agreement or the Seller's Transaction Documents or for the consummation by Seller of the Contemplated Transactions. Except as set forth on Schedule 5.9(a), no consent of any third party is required for the transfer of the Acquired Assets as provided in this Agreement.

5.10. Litigation, etc. Except as set forth on Schedule 5.10 hereto, no claim, action, suit, proceeding or investigation whether civil or criminal, in law or equity, before any arbitration or Governmental Authority is pending or threatened in writing: (i) against Seller, (ii) relating to or affecting the ability of Seller to execute this Agreement or the Seller's Transaction Documents or consummate the transactions contemplated herein or therein, or
(iii) which questions the validity of this Agreement or any of the Seller's Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor is there any basis for any such action, suit, proceeding or investigation. None of the matters set forth in Schedule 5.10 hereto, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.11. Intellectual Property.

(a) Schedule 5.11(a) hereto sets forth a complete and accurate list of all registered Intellectual Property used in the Business as presently conducted by Seller and any applications pending therefor. Except to the extent set forth in
Schedule 5.11(a), Seller owns or has the right to use all of the Intellectual Property used in the Business as presently conducted, and the consummation of the transactions contemplated by the Asset Purchase Agreement will not alter or impair any such right. All Intellectual Property is valid, subsisting, in full force and effect, enforceable (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity), and has not been abandoned as of the date hereof. Except as has not or is not reasonably likely to have a Material Adverse Effect, Seller has taken reasonable action to maintain and protect each item of Intellectual Property. The Intellectual Property is free and clear of any Encumbrances other than Permitted Encumbrances and, except for generally commercially available, non-custom, off-the-shelf software application programs, or except as set forth on Schedule 5.11(a), is fully assignable by Seller to any Person, without payment, consent of any person or other condition or restriction. No Intellectual Property has been or is now involved in any cancellation, dispute or litigation, and no such action is threatened. Except as set forth in Schedule 5.11(a), no patent of Seller included in the Intellectual Property has been or is now involved in any interference, reissue, re-examination or opposition proceeding.


(b) License Agreements. Schedule 5.11(b) sets forth a complete and accurate list of all licenses, sublicenses, consents, royalties or other agreements concerning Intellectual Property to which Seller is a party or by which any of the assets of Seller is bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) relating to the Business (collectively, "License Agreements"). All of the License Agreements are valid and binding obligations of Seller enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity, and, except for the non-assignability of generally commercially available, non-custom, off-the-shelf software application programs, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Seller under any such License Agreement. Seller has performed all obligations required to be performed by it, and Seller is not in default (or alleged to be in default) under any Contract relating to any of the foregoing in any way that is reasonably likely to have a Material Adverse Effect. No party to any Contract relating to Intellectual Property has given Seller notice of its intention to cancel, terminate or fail to renew such License Agreement.


(c) No Infringement. Except as disclosed in Schedule 5.11(c): (i) the conduct of Seller's businesses as currently conducted does not infringe any Intellectual Property rights of any Person, and the Intellectual Property rights of Seller are not being infringed by any Person, except for such infringements in (i) or
(ii) that would not have a Material Adverse Effect; and (ii) there is no litigation or order pending or outstanding, or threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Seller's use of any Intellectual Property owned by a third party, and there is no valid basis for the same.

(d) Royalties. No royalties, honoraria or other fees are payable by Seller to any Person for the use of or right to use any Intellectual Property, except as set forth in Schedule 5.11(d).


(e) Intellectual Property. For purposes of this Section 5.11, the term "Intellectual Property" includes the following that are owned by or licensed to
Seller: (i) all domain names, websites, service marks, trade dress, logos, copyrights; (ii) computer software; (iii) trade secrets; (iv) confidential and proprietary (A) technical information, (B) know-how, processes, (C) techniques,
(D) research and development information, and (E) business and marketing plans;
(v) patents; (vi) license rights and sublicense rights to all patents and trademarks; (vii) other intangible assets registered in the name of Seller or any Affiliate currently used by Seller in connection with business of Seller; and (viii) all registrations and applications of patents, copyrights, trademarks and service marks, and all licenses (as licensee or licensor) and other agreements related thereto.

5.12 Permits. The Permits (as defined below) listed in Schedule 5.12 constitute all of the material licenses, permits, certificates, approvals, exemptions, franchises, registrations, variances, accreditations or authorizations currently used in or required for the operation of the Business as operated by Seller prior to the Closing Date except for any Permits the absence of which would not have a Material Adverse Effect. The Permits are valid and in full force and effect and there are no pending proceedings against Seller which could result in the termination, revocation, limitation or impairment of any of the Permits. Seller has not received notice of any violations in respect of any of the Permits. For purposes of this Schedule, the term "Permits" means all franchises, licenses, permits, consents, authorizations, approvals and certificates, or any waiver of the foregoing, issued or granted by any Governmental Authority, to the extent transferable to Buyer under applicable Laws as listed on Schedule 4.13.


5.13 Labor and Employment Matters.

(a) Schedule 5.13 contains a list of each employee of Seller (such employees, the "Seller Employees"). Except as set forth on Schedule 5.13, there are no employment, consulting, severance or indemnification contracts between Seller and any of the Seller Employees. Except as provided on Schedule 5.13, Seller has paid all accrued wages, salary, and commissions, and paid or made available all vacation and sick pay, accrued as of the date of this Agreement for all of the Seller Employees, agents and representatives of Seller. Seller is in material compliance with Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

(b) Seller maintains no employee welfare benefit plans or employee pension benefit plans (within the meaning of Section 3(1) or Section 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended (ERISA)).

(c) There are no pending investigations against Seller by the U.S. Department of Labor or any other Governmental Agency. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against Seller. No collective bargaining agreement or modification thereof is currently being negotiated by Seller. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of Seller. No material labor dispute with Seller Employees exists or is imminent.

5.14 Contracts. Schedule 5.14 sets forth a complete and accurate list of all written Contracts to which Seller is a party. As used in this Agreement, the word "Contract" means:

(a) agreement for the purchase, sale, lease, or license of services, products, or assets that are not cancelable without penalty and that require total future payments in excess of $75,000 in any fiscal year in any instance, or entered into other than in the Ordinary Course (but excluding, for the avoidance of doubt, any such agreement whereby payments are contingent in nature);


(b) agreements to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or to supply all of a particular customer's or customers' requirements for a certain service or product;


(c) agreement or other commitment pursuant to which any Person has agreed to indemnify or hold harmless any other Person;

(d) agreement with any current or former Affiliate, shareholder, officer, director, employee, or consultant, or with any Person in which any such Affiliate, shareholder, officer, director, employee, or consultant has an interest;

(e) joint venture or teaming agreement;

(f) agreement with any domestic or foreign government or agency or department thereof; or

(g) agreement imposing non-competition or exclusive dealing obligations.

Seller has delivered to the Buyer true, correct and complete copies of all such Contracts, together with all amendments, modifications and supplements thereto. Except as provided in Schedule 5.14, each of the Contracts listed on Schedule
5.14 hereto is in full force and effect, the Seller is not in breach of any of the provisions of any such Contract (to the extent that any such breach has or is reasonably likely to have a Material Adverse Effect), nor is Seller or any other party to any such Contract in material default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder that is reasonably likely to have a Material Adverse Effect. Seller has performed in all material respects all obligations required to be performed by Seller to date under each such Contract. Except as set forth in Schedules 5.14(a) and 5.14(b), no approval or consent of any Person is needed in order that such Contracts continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and no such Contract includes any provision the effect of which may be to enlarge or accelerate any obligations of the Seller thereunder or give additional rights to any other party thereto or shall in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by the Asset Purchase Agreement.

5.15 Environmental Matters. Except as set forth on Schedule 5.15: (a) Seller is in material compliance with all applicable Environmental Laws; (b) there is no Environmental Claim pending against the Seller with regard to the Acquired Assets, including, without limitation, the Seller's leasehold interest in the current St. Petersburg, Florida location of Seller, or Business; (c) Seller has obtained all material Permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws with regard to the Acquired Assets or Business (the "Environmental Permits") and is in material compliance with their requirements; (d) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any real property Seller currently owns or leases for the Business other than in material compliance with applicable Environmental Laws;
(e) Seller has not undertaken or completed any investigation or assessment or remedial or response action relating to any release, discharge or disposal of or contamination with Hazardous Materials at any site, location or operation of Seller, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (f) there have been no actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Materials (the "Environmental Claims") against Seller that remain outstanding or unresolved.


5.16 Taxes. Except as set forth on Schedule 5.16 hereto:


(a) Seller has not failed to file any Tax return required to be filed, which failure could result in the imposition of any Encumbrance (other than Permitted Encumbrances) on or against the Acquired Assets, the Business or the Buyer or in any liability to the Buyer, as transferee or otherwise. All Taxes imposed on the Seller, the non-payment of which could result in an Encumbrance (other than Permitted Encumbrances) on or against the Acquired Assets, the Business or the Buyer or in any liability to the Buyer, as transferee or otherwise, have been or will prior to the Closing Date be paid by the Seller. All deposits required to be made by the Seller in respect of any material Tax, including, without limitation, withholding taxes, have been or will be made in a timely fashion. There are no material Tax deficiencies or claims asserted against Seller the non payment of which could result in any Encumbrances (other than a Permitted Encumbrance) on or against the Acquired Assets or in any liability to Buyer, as transferee or otherwise, nor is there any basis for any such deficiency or claim;

(b) Seller is not a party to any Tax allocation or sharing agreement or understanding that could, under any circumstances, require any payment by Buyer, any of its subsidiaries or any affiliate thereof after the Closing Date;

(c) No waiver of any statute of limitations relating to Taxes has been executed or given by Seller. There are no Encumbrances with respect to Taxes upon any of the Acquired Assets or the Business. All required Tax returns relating to the Business, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate in all material respects; and

(d) No Tax return of Seller is currently under audit by the IRS or by any other taxing authority. Neither the IRS nor any other taxing authority is now asserting or threatening to assert against Seller any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith or any adjustment that would have a Material Adverse Effect.

5.17 Insurance. Schedule 5.17 lists all insurance policies and binders of liability, theft, fidelity, life, fire, product liability, health, unemployment, workers' and workmen's compensation, errors and omissions and other types of insurance, self insurance practices and performance bonds covering Seller (collectively, the "Policies"). All of such Policies are valid, enforceable and in full force and effect. All premiums with respect to such Policies are currently paid, and no basis exists for early termination thereof on the part of the insurer. Seller is not in default with respect to its obligations under any of such Policies, nor has Seller received any written notification from any insurer or agent of any intent to cancel or not to renew or increase the premiums on any such Policies; no facts or circumstances exist which would relieve the insurer under any Policy of its obligation to satisfy in full any valid claim of the Seller thereunder. Seller has not, during the last 5 fiscal years, been denied or had revoked or rescinded any policy of insurance.

5.18 Suppliers and Customers. Schedule 5.18 identifies each contractor, subcontractor, customer and supplier of Seller that in each case is material to the Business. For purposes of this Section, a material customer is one that produced more than 10% of Seller's revenues during the last year and a material supplier is one to which Seller paid more than $75,000 during the last year.
Schedule 5.18 lists the products and services supplied by Seller to each material customer. Except as set forth on Exhibit 5.18, there are no material suppliers, or sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to Seller, with respect to which alternative sources of supply are not readily available on comparable terms and conditions. No material supplier or material customer of the business of Seller has, during the past 12 months, cancelled or otherwise terminated its services or supplies to Seller or its use or purchase of the products or services of Seller, or has communicated any threat in writing to Seller to do so. No such supplier or customer has given Seller written notice that it intends to cancel, reduce or otherwise terminate its relationship with Seller or the usage or purchase of the products of Seller, or that the transactions contemplated by this Agreement will result in any such cancellation, reduction or termination.


5.19 Subsidiaries. Seller has no subsidiaries or equity investments in any other corporation, association, partnership, joint venture or other entity.

5.20 Certain Line Items and Related Items.

(a) Accounts Receivable. All accounts receivable of Seller received in connection with the Business (the "Receivables") have arisen only from bona fide transactions entered into in the Ordinary Course, are the legal and binding claims of Seller, free and clear of all Encumbrances (other than Permitted Encumbrances), have been recorded in accordance with GAAP and are not subject to any counterclaim, set-off or defense (except to the extent reserved against). Since the Balance Sheet Date, no customer has given Seller written notice that it intends to assert any material right to a discount, allowance or chargeback with respect to any products or services, except for any discounts, allowances or chargebacks that have not had and would not reasonably be expected to have a Material Adverse Effect. The Receivables are current as of the date hereof. Seller has delivered to the Buyer a complete and accurate aging list of all Receivables as of a date not more than 5 days prior to the date of this Agreement.

(b) Accounts Payable. The accounts payable related to Seller, as reflected on the Financial Statements or thereafter and recorded by Seller, have arisen only from bona fide transactions entered into in the Ordinary Course. Except as provided in Schedule 5.20(b), all payment terms in connection therewith are consistent with past practices of Seller.

[End of Schedule B]

                                   SCHEDULE C
                           RELEASE BY EACH SHAREHOLDER

For valuable and good consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder, on behalf of himself and his heirs, successors and assigns, does hereby forever release, acquit and discharge the Corporation, its officers, directors, assigns, attorneys, employees and agents (including specifically Edward Cespedes and Michael Egan), and their respective Affiliates (as defined in Rule 501 promulgated under the Securities Act of 1933), officers, directors, assigns, attorneys, employees, and agents (collectively, the "Released Parties") from all claims, benefits, rights demands, sums of money, causes of action, statutory claims, suits, damages, debts, obligations, trespasses, losses, expenses and liability whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued and whether due or to become due) (the "Liability") arising contemporaneously with or prior to the date hereof, or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the date hereof, including, but not limited to, any claim of breach of any fiduciary duty (including without limitation the duties of care and loyalty) by any Released Party in its, her or his capacity as an equity holder, member, manager, officer, employee, agent or representative of the Corporation.

Notwithstanding the foregoing, this General Release shall not apply to any of the Shareholders' respective rights under the Redemption Agreement and the Termination Agreement, both dated as of August ___, 2005, by and among the Corporation, SendTec and the Shareholders, (ii) the obligations and liabilities of the Corporation under that certain $1,000,009.09 Subordinated Promissory Note, dated as of September 1, 2004, made payable to Paul Soltoff in his capacity as the "Payees Representative," (iii) Liabilities arising from any breach by the Corporation of any representation or other term or provision of the Redemption Agreement, (iv) any claim by the Shareholder for indemnification as a director or former director or officer or former officer of the Corporation, the Seller or any of their Affiliates, or (v) any claims relating to the Shareholder's employment with the Corporation.

Further, subject to the terms of the next succeeding paragraph, the Shareholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against a Released Party based upon any matter released hereby.

This release shall be null and void and of no force or effect if, pursuant to a final, non-appealable determination of a court of competent jurisdiction, the Redemption Agreement is held to be null and void, or unenforceable, or the consideration paid under the Redemption Agreement to the releasing Shareholder is determined to violate the Delaware General Corporation Law, fraudulent transfer laws, or similar laws.

The Shareholder represents to the Released Parties that he, she or it has not assigned or transferred or purported to assign or transfer to any person or entity all or any part of, or any interest in, any claim, contention, demand, cause of action (at law or in equity) or Liability of any nature, character, or description whatsoever, which is or which purports to be released or discharged by this General Release.

[End of Schedule C]

                                   SCHEDULE D

           RELEASE BY THE CORPORATION, CERTAIN STOCKHOLDERS AND SELLER

For valuable and good consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation, SendTec, Michael S. Egan, Edward Cespides, E&C Capital Partners, LLLP, and Dancing Bear Investments, Inc., on behalf of itself or himself (individually and collectively) and its or his respective agents and Affiliates (as defined in Rule 501 promulgated under the Securities Act of 1933), and each of its or his respective successors and assigns (collectively, the "Releasing Parties"), does each hereby forever release, acquit and discharge each Shareholder, and his or her agents, heirs, successors and assigns (collectively, the "Released Parties") from all claims, benefits, rights demands, sums of money, causes of action, statutory claims, suits, damages, debts, obligations, trespasses, losses, expenses and liability whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued and whether due or to become due) (the "Liability") arising contemporaneously with or prior to the date hereof, or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the date hereof, including, but not limited to, any claim of breach of any fiduciary duty (including without limitation the duties of care and loyalty) by any Released Party in his capacity as an equity holder, member, manager, director, officer, employee, agent or representative of the Corporation, the Seller or any of their Affiliates.

Notwithstanding the foregoing this General Release shall not apply to any of the Corporation's respective rights under the Redemption Agreement and the Termination Agreement, both dated as of August ___, 2005, by and among the Corporation, SendTec and the Shareholders.

Further, each of the Releasing Parties hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against a Released Party based upon any matter released hereby.

This release shall be null and void and of no force or effect if, pursuant to a final, non-appealable determination of a court of competent jurisdiction, the Redemption Agreement is held to be null and void, or unenforceable, or the consideration paid under the Redemption Agreement to the Shareholders is determined to violate the Delaware General Corporation Law, fraudulent transfer laws, or similar laws.

The Corporation SendTec, Michael S. Egan, Edward Cespides, E&C Capital Partners, LLLP, and Dancing Bear Investments, Inc. each represents to the Released Parties that it or he has not assigned or transferred or purported to assign or transfer to any person or entity all or any part of, or any interest in, any claim, contention, demand, cause of action (at law or in equity) or Liability of any nature, character, or description whatsoever, which is or which purports to be released or discharged by this General Release.

[End of Schedule D]

                                     ANNEX C
                             (the Fairness Opinion)

                           THOMAS WEISEL PARTNERS LLC

                           PRIVILEGED AND CONFIDENTIAL

August 12, 2005

Board of Directors
Theglobe.com, Inc.
110 E. Broward Boulevard, 14th Floor
Ft. Lauderdale, FL 33301

Ladies and Gentlemen:

We understand that theglobe.com, Inc. a Delaware corporation ("Seller"), and RelationServe Media, Inc. a Nevada corporation ("Buyer"), entered into an Asset Purchase Agreement dated August 10, 2005 (the "Asset Purchase Agreement"), pursuant to which Seller will sell all the assets of its wholly-owned subsidiary, SendTec, Inc., a Florida corporation ("SendTec") (the "Transaction"). Pursuant to the Transaction, as more fully described in the Asset Purchase Agreement, we understand that Seller will receive cash consideration of $37,500,000 plus net working capital of SendTec at closing, estimated to be an amount of $2,800,000 as of 6/30/2005 (the "Transaction Consideration"). The terms and conditions of the Transaction are set forth in more detail in the Asset Purchase Agreement.

You have asked for our opinion as investment bankers as to whether the Transaction Consideration to be received by the Seller pursuant to the Transaction is fair to the Seller from a financial point of view, as of August 10, 2005.


In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller, including the consolidated financial statements for recent years and interim periods to March 31, 2005 and certain other relevant financial and operating data relating to Seller and SendTec made available to us from published sources and from the internal records of Seller and SendTec; (ii) reviewed the financial terms and conditions of the Asset Purchase Agreement; (iii) compared SendTec from a financial point of view with certain other companies which we deemed to be relevant; (iv) considered the financial terms, to the extent publicly available, of selected recent business combinations which we deemed to be comparable, in whole or in part, to the Transaction; (v) reviewed and discussed with representatives of the management of Seller and SendTec certain information of a business and financial nature regarding SendTec, furnished to us by them, including financial forecasts and related assumptions of Seller and SendTec;
(vi) made inquiries regarding and discussed the Transaction and the Asset Purchase Agreement and other matters related thereto with Seller's counsel; and
(vii) performed such other analyses and examinations as we have deemed appropriate.


In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for SendTec provided to us by the management of Seller and SendTec, upon their and your advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of Seller's and SendTec's management at the time of preparation as to the future financial performance of SendTec and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in SendTec's assets, financial condition, results of operations, business or prospects since the date of its last financial statements made available to us. We have relied on advice of counsel and independent accountants provided to Seller as to all legal and financial reporting matters with respect to SendTec, the Transaction and the Asset Purchase Agreement. We have assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of SendTec, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, August 10, 2005. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

Board of Directors
Theglobe.com
August 12, 2005
Page 2



We have further assumed with your consent that the Transaction will be consummated in accordance with the terms described in the Asset Purchase Agreement, without any further amendments thereto, and without waiver by Seller of any of the conditions to its obligations thereunder.

We have acted as financial advisor to Seller in connection with the Transaction and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Transaction. In the ordinary course of our business, we actively trade the equity securities of Seller and Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Transaction Consideration to be received by the Seller pursuant to the Transaction is fair to Seller from a financial point of view, as of August 10, 2005.

This opinion is directed to the Board of Directors of Seller in its consideration of the Transaction and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Transaction. Further, this opinion addresses only the financial fairness of the Transaction Consideration and does not address the relative merits of the Transaction and any alternatives to the Transaction, Seller's underlying decision to proceed with or effect the Transaction, or any other aspect of the Transaction. This opinion also does not address any related transaction between Seller or Buyer and the management of SendTec. This opinion may not be used or referred to by Seller, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion, in its entirety, in any proxy or information statement filed with the Securities and Exchange Commission in connection with the Transaction. In furnishing this opinion, we do no t admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.


                                Very truly yours,

                           THOMAS WEISEL PARTNERS LLC